SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Exabyte Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

      ☐ Fee paid previously with preliminary materials.

      ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

PRELIMINARY COPIES

JUNE 17, 2002

July 2, 2002

Dear Stockholder:

      You are invited to a Special Meeting of Stockholders, to be held on July 30, 2002 at Exabyte’s corporate headquarters. You will find information about the Special Meeting in the enclosed Notice of Special Meeting and Proxy Statement. In addition, you will also find enclosed a form of proxy and information on how to grant your proxy via mail, telephone or Internet. The subjects to be considered at the meeting are important to our Company’s future. I encourage you to vote by granting your proxy as soon as possible in order to ensure that your vote will be counted at the Special Meeting.

      On behalf of the Board of Directors and management, I thank you for your continued support of Exabyte during these challenging times.

Sincerely,

TOM WARD
President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on July 30, 2002

Dear Exabyte Stockholder,

      It is my pleasure to invite you to a Special Meeting of Stockholders.

      We will hold the meeting on Tuesday, July 30, 2002 at 9:00 am (Mountain Time), at Exabyte’s Corporate Headquarters, located at 1685 38th Street, Boulder, Colorado 80301. At our Special Meeting we will ask you to:

1. Ratify and approve the Series I Preferred Stock Purchase Agreement, the issuance of the Series I preferred and related matters;

2. Remove Section 4.6 of Exabyte’s By-laws;

3. Approve the grant of stock options to Tom Ward, our newly appointed President, Chief Executive Officer and Director, and the plan for the options; and

4. Amend Exabyte’s Restated Certificate of Incorporation to provide a mandatory conversion provision for both our Series G and Series H preferred stock.

      The accompanying Proxy Statement describes these items in greater detail.

      If you were a stockholder at the close of business on June 10, 2002 you are entitled to notice of, and you may vote, at this meeting.

      Whether or not you plan to attend Exabyte’s Special Meeting, we ask that you submit your proxy as soon as possible so that your shares can be voted at this meeting. You may vote by any of the following methods:

•	By granting your proxy over the Internet;

•	By granting your proxy by telephone;

•	By mailing a traditional proxy card; or

•	By voting in person.

Submitting your proxy will NOT prevent you from voting in person. Please review the instructions on the enclosed proxy card and in the Proxy Statement regarding each of the above voting options.

By order of the Board of Directors,

STEPHEN F. SMITH
Corporate Secretary

Boulder, Colorado

July 2, 2002

CHAPTER ONE General Information About the Special Meeting and Voting Procedures
Why Did You Send Me This Proxy Statement?
How Many Votes Do I Have?
What Vote Is Required to Hold a Valid Meeting and to Approve Each Proposal?
How Do I Vote by Granting a Proxy?
How Do I Direct My Vote If My Shares Are Held in a Brokerage Account or By a Bank or Other Nominee?
What Is the Purpose of the Telephone and Internet Procedures?
Are There Any Additional Costs If I Grant My Proxy by Telephone or Over the Internet?
How Will My Shares be Voted If I Grant My Proxy?
May I Revoke My Proxy?
Can I Still Vote in Person If I Have Already Granted My Proxy?
Who Pays the Costs of Soliciting These Proxies?
What Is the Deadline for Receipt of Stockholder Proposals and Nominations for Directors for Next Year’s Annual Meeting?
Do I Have Appraisal Rights for Any of the Matters to be Considered at the Special Meeting?
CHAPTER TWO Proposal 1 -- Ratification and Approval of Series I Preferred Stock Purchase Agreement, Issuance of the Series I Preferred and Related Matters
Summary of Series I Transactions, Series I Preferred Terms and Warrant Terms
Matters to be Approved by the Stockholders; Reasons for Seeking Stockholder Approval
Background of the Transaction
Our Reasons for the Transactions
Factors Considered by the Special Committee of the Board
Opinion of Financial Adviser
Our Directors and Executive Officers after the Transactions
Executive Officers
Interests of Directors, Executive Officers and 5% or Greater Beneficial Owners in the Series I Transactions
Accounting Treatment
United States Federal Income Tax Consequences
CHAPTER THREE Proposal 2 -- Removal of Section 4.6 of the By-laws
CHAPTER FOUR Proposal 3 -- Grant of Stock Options to Newly Appointed President, Chief Executive Officer and Director and the Plan for the Options
CHAPTER FIVE Proposal 4 -- Amendment of the Restated Certificate of Incorporation
CHAPTER SIX Beneficial Ownership and Corporate Information
Security Ownership of Certain Beneficial Owners
Beneficial Ownership Compliance
Compensation of Directors
Summary of Compensation
Officer Severance Program
Incentive Stock Plan
Stock Option Grants
Option Exercises and Year-End Holdings
Equity Compensation Plan Information
FINANCIAL DATA
OTHER MATTERS
APPENDIX A
APPENDIX A
LETTER TO SHAREHOLDERS
SELECTED FINANCIAL DATA
QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
CONSOLIDATED STATEMENTS OF CASH FLOWS
CONSOLIDATED STATEMENTS OF CASH FLOWS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SHAREHOLDER INFORMATION
DIRECTORS AND OFFICERS
PART I
Item 1. Financial Statements
CONSOLIDATED BALANCE SHEETS
CONSOLIDATED STATEMENTS OF OPERATIONS
CONSOLIDATED STATEMENTS OF CASH FLOWS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Item 3. Quantitative and Qualitative Disclosures About Market Risk
PART II
Item 5. Other Information
Item 6. Exhibits and Reports on Form 8-K
INFORMATION TO BE INCLUDED IN THE REPORT
PRO FORMA UNAUDITED COMBINED CONDENSED STATEMENT OF OPERATIONS
NOTES TO PRO FORMA UNAUDITED COMBINED CONDENSED STATEMENT OF OPERATIONS
BALANCE SHEETS
STATEMENTS OF OPERATIONS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
SIGNATURES
SERIES I PREFERRED STOCK PURCHASE AGREEMENT
SCHEDULE A PURCHASERS
EXHIBIT B FORM OF WARRANT
APPENDIX E
EXABYTE CORPORATION NONSTATUTORY STOCK OPTION AGREEMENT

PROXY STATEMENT

CHAPTER ONE General Information About the Special Meeting and Voting Procedures	1-1
Why Did You Send Me This Proxy Statement?	1-1
How Many Votes Do I Have?	1-1
What Vote Is Required to Hold a Valid Meeting and to Approve Each Proposal?	1-1
How Do I Vote by Granting a Proxy?	1-2
How Do I Direct My Vote If My Shares Are Held in a Brokerage Account or By a Bank or Other Nominee?	1-2
What Is the Purpose of the Telephone and Internet Procedures?	1-2
Are There Any Additional Costs If I Grant My Proxy by Telephone or Over the Internet?	1-2
How Will My Shares be Voted If I Grant My Proxy?	1-2
May I Revoke My Proxy?	1-3
Can I Still Vote in Person If I Have Already Granted My Proxy?	1-3
Who Pays the Costs of Soliciting These Proxies?	1-3
What Is the Deadline for Receipt of Stockholder Proposals and Nominations for Directors for Next Year’s Annual Meeting?	1-3
Do I Have Appraisal Rights for Any of the Matters to be Considered at the Special Meeting?	1-3
CHAPTER TWO Proposal 1 — Ratification and Approval of Series I Preferred Stock Purchase Agreement, Issuance of the Series I Preferred and Related Matters	2-1
Summary of Series I Transactions, Series I Preferred Terms and Warrant Terms	2-1
Matters to be Approved by the Stockholders; Reasons for Seeking Stockholder Approval	2-4
Offering will exceed 20% of outstanding stock	2-5
Possible change of control	2-5
Issuance of stock to a director or officer	2-5
By-law requirements	2-5
Transaction with a related party	2-5
Background of the Transaction	2-6
Our Reasons for the Transactions	2-9
Factors Considered by the Special Committee of the Board	2-10
Opinion of Financial Adviser	2-11
Our Directors and Executive Officers after the Transactions	2-12
Executive Officers	2-15
Interests of Directors, Executive Officers and 5% or Greater Beneficial Owners in the Series I Transactions	2-15
Accounting Treatment	2-16
United States Federal Income Tax Consequences	2-17
CHAPTER THREE Proposal 2 — Removal of Section 4.6 of the By-laws	3-1
CHAPTER FOUR Proposal 3 — Grant of Stock Options to Newly Appointed President, Chief Executive Officer and Director and the Plan for the Options	4-1
CHAPTER FIVE Proposal 4 — Amendment of the Restated Certificate of Incorporation	5-1
CHAPTER SIX Beneficial Ownership and Corporate Information	6-1
Security Ownership of Certain Beneficial Owners	6-1
Beneficial Ownership Compliance	6-7
Compensation of Directors	6-7

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Summary of Compensation	6-8
Officer Severance Program	6-9
Incentive Stock Plan	6-9
Stock Option Grants	6-10
Option Exercises and Year-End Holdings	6-11
Equity Compensation Plan Information	6-11
FINANCIAL DATA	6-12
OTHER MATTERS	6-13
APPENDIX A — Financial Information
APPENDIX B — Series I Stock Purchase Agreement, with Form of Warrant
APPENDIX C — Series I Certificate of Designation
APPENDIX D — Fairness Opinion
APPENDIX E — Nonstatutory Stock Option Agreement with Tom Ward

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CHAPTER ONE

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

AND VOTING PROCEDURES

Why Did You Send Me This Proxy Statement?

      We sent you this Proxy Statement and the enclosed proxy card because Exabyte’s Board of Directors is soliciting your proxy to vote at a Special Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote at the Special Meeting. However, you do not need to actually attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or grant your proxy by Internet or telephone.

      We intend to send this Proxy Statement, the attached Notice of Special Meeting and the enclosed proxy card on or about July 2, 2002 to all stockholders of record at the close of business on June 10, 2002, the record date for the Special Meeting. At the close of business on the record date for the Special Meeting, there were 33,383,576 shares of Exabyte common stock, 1,500,000 shares of Series G preferred stock, 9,650,000 shares of Series H preferred stock and 3,901,200 shares of Series I preferred stock entitled to vote on each matter to be voted upon at the meeting. However, Nasdaq National Market rules prohibit the 3,901,200 shares of Series I preferred stock outstanding from voting on Proposal 1. The Series I preferred may vote on any other matters voted upon at the Special Meeting. Our common stock and Series G, H and I preferred are the only classes of voting stock.

How Many Votes Do I Have?

      Each share of Exabyte common stock that you own entitles you to one vote on each matter to be voted on at the Special Meeting. The enclosed proxy card indicates the number of shares of Exabyte common stock that you own. Our Series G, H and I preferred stock vote together with the common stock except as indicated, and have such number of votes as provided by the terms of each Series. Series G and Series H vote on an as converted basis. As of the record date, the outstanding shares of Series G preferred stock had .83 vote per share; the outstanding shares of Series H preferred stock had one vote per share; and the outstanding shares of Series I preferred stock had one vote per share. (Any reference to a majority of the shares refers to a majority of the votes of the shares because Series G preferred has less than one vote per share.)

What Vote Is Required to Hold a Valid Meeting and to Approve Each Proposal?

      A quorum is necessary to hold a valid meeting. A quorum is reached when the holders of at least a majority of the outstanding stock are present in person or represented by proxy at the Special Meeting. The affirmative vote of a majority of the shares present, whether in person or by proxy, at the meeting will be sufficient to approve of Proposals 1 and 3, except that the Series I preferred stock will not vote in regard to Proposal 1. The affirmative vote of a majority of the outstanding shares of stock of Exabyte are required for approval of Proposal 2. The affirmative vote of a majority of the outstanding shares of common stock and the outstanding shares of Series G, H and I preferred stock voting together as one class, and the separate affirmative votes of a majority of the outstanding Series G preferred stock and a majority of the outstanding Series H preferred stock are required for approval of Proposal 4.

      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. If you indicate “ABSTAIN” on any proposal when granting your proxy, your shares will still count towards a quorum, but your vote on that proposal will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will also be counted towards a quorum but will not be counted as a vote either for or against a proposal. Therefore, broker non-votes will not be counted in determining the number of votes on Proposals 1 and 3 and will have the same effect on either Proposal 2 or Proposal 4 as a vote “AGAINST” the Proposal. Failure to vote on Proposals 2 and 4 is the same as not voting. (Broker non-votes occur when brokers do not vote on some matters because they have not been authorized to vote by the beneficial owners of the shares and do not have discretionary authority to vote on those matters.)

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How Do I Vote by Granting a Proxy?

      If you are a stockholder of record, you may direct your vote by granting a proxy. You can grant your proxy by mailing in your completed, signed and dated proxy card. In addition, you can grant your proxy over the Internet or by telephone, as permitted by Delaware law.

      Whether or not you plan to attend the Special Meeting, we urge you to grant your proxy by Internet or telephone, or by signing, dating and returning the enclosed proxy card.

Voting by Internet: If you wish to grant your proxy by Internet, you will need to visit our website at http://www.eproxyvote.com/exbt. At this site, enter your 14-digit Control Number (found on your proxy card) where requested, and follow the instructions provided by the website.

Voting by telephone: To grant your proxy by telephone, call our toll-free number 1-877-PRX-VOTE (1-877-779-8683) or call collect on a touch-tone phone (1-201-536-8073). Enter your 14-digit Control Number (found on your proxy card) when prompted and follow the recorded instructions.

Voting by mail: To vote by mail, indicate your voting preference(s) on the enclosed proxy card, sign and date the card, and return it in the postage-prepaid (for the United States only) envelope.

How Do I Direct My Vote If My Shares Are Held in a Brokerage Account or By a Bank or Other Nominee?

      If you are the beneficial owner of shares held for you in a brokerage account or by a bank or other nominee, you may direct your vote by submitting voting instructions to your broker, bank or nominee, which will grant a proxy in accordance with your instructions. To direct your vote, you should follow the instructions provided on the voting instructions card provided by your broker, bank or nominee.

      A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your broker or bank is participating in that program you may be able to direct the voting of your shares by telephone, by calling the telephone number shown on the voting form that you receive from your broker or bank, or over the Internet at the voting website of ADP Investor Communications (www.proxyvote.com). If your broker or bank participates in a different program and provides different instructions for directing your vote telephonically or over the Internet, you should follow those instructions instead.

What Is the Purpose of the Telephone and Internet Procedures?

      The telephone and Internet procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy instructions and to confirm that stockholders’ instructions have been properly recorded.

Are There Any Additional Costs If I Grant My Proxy by Telephone or Over the Internet?

      If you grant your proxy over the Internet, you should understand that there may be costs associated with electronic access that you must bear, such as usage charges from Internet access providers and telephone companies.

How Will My Shares be Voted If I Grant My Proxy?

      If you properly fill in your proxy card and send it to us in time to vote, the proxy holders named on your proxy card will vote your shares as you have directed. If you sign the proxy card but do not make specific choices the proxy holders will vote your shares as recommended by the Board as follows:

•	“FOR” ratification and approval of the Series I Preferred Stock Purchase Agreement, issuance of Series I preferred and related matters;

•	“FOR” removal of section 4.6 of the By-laws;

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•	“FOR” the grant of stock options to the newly appointed President, Chief Executive Officer and director and the Plan for the options; and

•	“FOR” amending the Restated Certificate of Incorporation to provide for a mandatory conversion provision for both the Series G and H Preferred Stock.

      At the time of mailing, we knew of no matters to be presented for consideration at the Special Meeting other than those discussed in this Proxy Statement. If any other matter is properly presented, the proxy holders will vote in accordance with their best judgment.

May I Revoke My Proxy?

      If you grant your proxy you may revoke it at any time before it is exercised at the Special Meeting by any one of the following three ways:

•	filing a written notice of revocation with the Corporate Secretary no later than the meeting date;

•	filing another executed proxy, which bears a later date, with the Corporate Secretary; or

•	attending the Special Meeting and voting in person. Please note that simply attending the Special Meeting will NOT revoke your proxy.

Can I Still Vote in Person If I Have Already Granted My Proxy?

      If you plan to attend the Special Meeting and vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a proxy issued in your name from the broker, bank or nominee indicating that you were the beneficial owner of the shares on June 10, 2002, the record date for voting. Granting your proxy will not affect your right to attend the Special Meeting and vote in person.

Who Pays the Costs of Soliciting These Proxies?

      Exabyte will pay all costs of soliciting these proxies, including preparing, assembling, printing and mailing the enclosed materials. Our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals. We may reimburse them for expenses.

What Is the Deadline for Receipt of Stockholder Proposals and Nominations for Directors for Next Year’s Annual Meeting?

      If you would like to present a proposal for possible inclusion in our proxy statement for the 2003 Annual Meeting of Stockholders, it must comply with the requirements of Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, including the requirement that we must receive it no later than December 9, 2002. Similarly, to present director nominations or stockholder proposals at the meeting, you must provide us with advance written notice, as indicated in our By-laws, by December 9, 2002. Proposals or nominations received after December 9, 2002 will be treated as untimely for purposes of inclusion in our 2003 proxy statement. A copy of our By-laws is available from the Corporate Secretary upon request.

Do I Have Appraisal Rights for Any of the Matters to be Considered at the Special Meeting?

      As a stockholder, you are not entitled to appraisal rights in the event you dissent from approval of any of Proposals 1 through 4 stated in the notice of the Special Meeting.

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CHAPTER TWO

PROPOSAL 1 — RATIFICATION AND APPROVAL OF SERIES I PREFERRED STOCK

PURCHASE AGREEMENT, ISSUANCE OF THE SERIES I PREFERRED
AND RELATED MATTERS

Summary of Series I Transactions, Series I Preferred Terms and Warrant Terms

     Purchase Agreement

      On May 17, 2002, we entered into the Series I Preferred Stock Purchase Agreement (the “Purchase Agreement”) with certain investors listed on Schedule A to the Agreement. The Purchase Agreement was amended on May 30, 2002 to add Tom Ward as a purchaser of Series I preferred and on June 7, 2002 to increase the number of shares of Series I preferred to be purchased by certain of the parties. (The Purchase Agreement is attached as Appendix B.) The Purchase Agreement provides for the sale of up to 10 million shares of Series I convertible preferred stock (“Series I preferred”) at $1.00 per share in two or more closings.

      The purchasers of the Series I preferred are some of the owners of our Series H preferred stock, including Meritage Private Equity Fund, L.P. (“Meritage Equity”), State of Wisconsin Investment Board (“SWIB”), and certain additional investors. The Purchase Agreement contains binding obligations for a first and second closing. The first closing under the Purchase Agreement occurred on May 17, 2002, and in that closing we sold 3,890,100 shares of Series I preferred for $3,890,100 and issued 11,100 shares of Series I preferred as an introduction fee. The second closing is subject to stockholder approval and concerns the sale of 4,509,900 shares of Series I preferred at $1.00 per share and the issuance of 26,400 shares of Series I preferred as an introduction fee. Any additional issuances of the authorized Series I preferred are subject to a provision of the Purchase Agreement explained below. The net proceeds of the first closing have been used for working capital, and the net proceeds of the second closing will be used for the same purpose. Please see “Our Reasons for the Transactions” below.

      As required by the Purchase Agreement, we adopted a new by-law provision, Section 4.7. This new section requires the approval by a majority vote of the then outstanding voting stock of the Company to grant stock options at less than 100% of the fair market value, reduce the exercise price of any stock option, sell convertible securities with certain downward adjustments, enter into an equity line or similar arrangement or sell common stock at a per share price to be fixed at a later time.

      Upon completion of the second closing for the Series I preferred stock, we are required by the Purchase Agreement to enlarge our Board to a total of eight directors, and one of the investors, Meritage Equity, will be permitted to designate the new director. This new director designee is Stephanie Smeltzer; information about Ms. Smeltzer is contained in “Our Directors and Executive Officers After the Transactions” below. Meritage Equity currently has one of its principals on our Board as a result of the merger of Ecrix Corporation into one of our subsidiaries in November 2001.

      The Purchase Agreement contains a price protection provision for the Series I preferred stock that applies if, for a period of 270 days from May 17, 2002, we sell or enter into an agreement to sell shares of our common stock, or issue options (other than pursuant to stock option plans adopted by our Board of Directors with exercise prices equal to or greater than the fair market value of the common stock at the date of grant) or other rights to receive shares of common stock, at a price per share that is less than the then-effective conversion price of the Series I preferred stock. The difference between the conversion price and the price in the dilutive issuance is payable in cash; or, subject to stockholder approval of the transactions contemplated by the Purchase Agreement, alternatively holders of the Series I preferred stock may exchange Series I preferred shares for securities issued in the dilutive issuance at the price reflected in the dilutive issuance.

      The Purchase Agreement also provides for the potential issuance of warrants in certain circumstances. Upon any redemption or other involuntary retirement of the Series I preferred by us, (other than pursuant to a conversion of Series I preferred or a reclassification or exchange of Series I preferred for other securities that preserves in all respects the benefits of the conversion rights of the Series I preferred shares), we have agreed to issue to each former holder of the Series I preferred shares so redeemed for no additional consideration,

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warrants (the “Warrants”) representing the right to acquire the number of shares of common stock equal to the shares of common stock issuable upon conversion of the shares of the redeemed Series I preferred at a per share price equal to the conversion price of the Series I preferred (which is currently $.5965) in effect on the date of redemption. The shares of common stock underlying the possible Warrants are referred to as the “Warrant Stock.”

      Under the Purchase Agreement, we have the right for up to 120 days from May 17, 2002 to issue all or any portion of the balance of the 10,000,000 authorized shares of Series I preferred that are not issued pursuant to the Purchase Agreement at one or more closings; provided, however, that:

(1) such additional issuances are on terms no less favorable to us than those set forth in the Purchase Agreement,

(2) the issuances are effective pursuant to a purchase agreement substantially identical to the Purchase Agreement, and

(3) any new investors are reasonably satisfactory to each of the purchasers under the Purchase Agreement.

Currently, we have identified no additional investors and have no current intention of offering additional Series I preferred.

      The Purchase Agreement also contains registration rights for the purchasers of the Series I preferred. We are required to use our best efforts to have a registration statement in effect for the possible resale of our common stock underlying the Series I preferred and the Warrants by 96 days after May 17, 2002 and to have in effect a registration statement for the possible resale of the Series I preferred and Warrants by 110 days after May 17, 2002. If either of these registration statements is not declared effective by the specified date, we are required to pay each purchaser of the Series I preferred in cash liquidated damages in an amount equal to 0.25% of the total purchase price of the shares purchased by the purchaser for each week after the required date that the registration statement is not declared effective.

      On April 23, 2002, because of our urgent need for cash, Meritage Equity loaned $1,000,000 to us under a bridge loan. The loan was used for working capital purposes. The loan has an interest rate of 18% per annum, compounded monthly, and will be converted automatically into shares of Series I preferred issued in the second closing under the Purchase Agreement. The principal amount and accrued interest due under the loan will be applied to the purchase price to be paid by Meritage Equity at the second closing under the Purchase Agreement. In any event, the loan has a maturity date of August 15, 2002. The maturity date was originally the earlier of June 30, 2002 or the first date subsequent to the date of the loan on which we received proceeds from the issuance of debt or equity securities. Meritage Equity agreed to amend the maturity date to correspond with the second closing so that we could obtain more cash in the first closing under the Purchase Agreement and satisfy equity requirements for a credit agreement with Silicon Valley Bank.

      The beneficial ownership before and after the second closing of the Purchase Agreement of Meritage Equity and related funds and of SWIB, which are significant stockholders of Exabyte, are set forth in a table under “Security Ownership of Certain Beneficial Owners and Management” below.

      As a condition to the second closing of the Purchase Agreement, the Series I investors require that Exabyte have entered into a new revolving credit facility to replace its existing facility with Congress Financial Corporation.

      As part of the Purchase Agreement, we paid $7,500 of legal and other transaction expenses of SWIB.

      The Purchase Agreement requires that Exabyte call a special meeting of its stockholders for the purpose of approving the transactions contemplated by the Purchase Agreement. We agreed to use our best efforts to obtain the stockholder approval within 90 days of May 17, 2002. This Special Meeting was called as a result of this provision in the Purchase Agreement and for the other reasons stated below.

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     Terms of Series I Preferred Stock

      The Series I preferred is senior to other Exabyte stock. The Series I preferred has a preferential liquidation value of the sum of $2.00 per share plus any unpaid accrued dividends. The liquidation value will increase to $3.00 per share on the earlier of January 1, 2007 or the date of a change in control (as defined in the Series I Certificate of Designation). If there is a change in control occurring prior to May 17, 2004, such step-up will not be effective until 30 days following the date of such change in control. The reason for this 30-day period is to allow Exabyte the option to redeem the shares of Series I preferred prior to the increase in the liquidation value if the Series I preferred is not otherwise exchanged or retired in connection with a change of control. After payment of the full liquidation preference of all shares of junior stock having a preference on liquidation over the common stock, the remaining funds and other assets of Exabyte legally available for distribution, if any, shall be distributed pro rata among the holders of the common stock and the Series G, H and I preferred on an as-converted basis.

      On the earlier of May 17, 2003 or the date of a change in control, we will have the right, but not the obligation, to redeem some or all shares of the then-outstanding Series I preferred at a price per share equal to the liquidation value. We may not redeem any shares of Series I preferred prior to the receipt of stockholder approval of the transactions contemplated by the Purchase Agreement.

      The Series I preferred stock will accrue dividends at a rate of 12% per annum. However, on the earlier of January 1, 2007 or the date of a change in control the dividend rate will increase to 15% per annum. In addition to the preferential dividend, holders of the Series I preferred are entitled to receive any dividends declared by the Board upon shares of common stock, whether in cash or other property, on an as-converted basis.

      Each share is convertible into common stock of Exabyte at a conversion price of $0.5965, which is subject to adjustment for any future stock splits, stock combinations, stock dividends, mergers or similar transactions affecting the Series I preferred stock. The conversion price is 80% of the average closing price of Exabyte common stock for the 30 trading days prior to May 7, 2002. Upon certain conditions noted in the Series I Certificate of Designation (attached as appendix C), the Series I preferred will automatically convert into common stock of Exabyte. This mandatory conversion provision is also discussed in Chapter Five. In no event will conversions of the Series I preferred issued in the first closing exceed 20% of our outstanding common stock or voting power unless and until stockholders approve issuances above the 20% threshold at this special meeting. Upon conversion of any shares of Series I preferred, any accrued but unpaid dividends on the converted Series I are to be paid in cash or, at the option of the holder, in shares of our common stock determined by dividing the total amount of the accrued but unpaid dividends by the conversion price then in effect.

      Each share of Series I preferred is entitled to a number of votes determined by dividing the original issue price of $1.00 by the closing price of the common stock on May 17, 2002, which was $1.00. The voting rights are to be adjusted for any stock splits, stock dividends or similar transactions affecting the common stock after May 17, 2002. Except as otherwise required by law and except as provided in the terms of the Series I preferred, the holders of Series I preferred vote with the common stock and not as a separate class.

      The terms of the Series I preferred also contain a requirement that we will not take any of the following actions without first obtaining the affirmative vote or written consent of the holders of not less than two-thirds of the outstanding shares of Series I preferred, which consent is not to be unreasonably withheld or delayed:

•	Any amendment of the rights, preferences, privileges or powers of the Series I preferred that adversely affects those rights, preferences, privileges or powers;

•	Any action that authorizes or issues shares of any stock having preferences superior to Series I preferred;

•	Any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to the Series I preferred;

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•	Any amendment to our certificate of incorporation that adversely affects the rights of the Series I preferred;

•	The declaration or payment of a dividend on common stock or other junior securities other than a dividend payable solely in shares of common stock; or

•	Any “Acquisition” or “Asset Transfer.” An Acquisition for this purpose includes any merger, business combination, reorganization or recapitalization of Exabyte in a single transaction or series of related transactions in which the stockholders of Exabyte immediately prior to the transaction own common stock representing less than 50% of Exabyte’s voting power immediately after such transaction or any transaction in which capital stock representing in excess of 50% of Exabyte’s voting power is transferred. An Asset Transfer means a sale, lease or other disposition of all or substantially all of the assets of Exabyte.

      The issuance of Series I preferred as a superior stock involves the following factors which affect our common stock:

•	The Series I preferred is entitled to dividends which have a priority over any dividends on common stock or other junior stock.

•	The dividend payable on the total of 8,437,500 shares of Series I preferred sold and to be sold in the aggregate under the Purchase Agreement is, at the initial rate of 12% per annum, $1,012,500 per year, which will be deducted in determining net income available to common shareholders and also could, if declared and paid, reduce our working capital.

•	The Series I preferred have a prior claim against our assets in the event of a liquidation or bankruptcy.

•	The Series I preferred at its current conversion price is convertible into 14,145,013 shares of our common stock. If the Series I preferred is converted, current stockholders will own a smaller percentage of our outstanding common stock.

•	Principal stockholders who are acquiring Series I preferred will have a percentage of the outstanding votes shown in the table under “Beneficial Ownership of Certain Beneficial Owners”. Certain of the Series I preferred purchasers may have the ability to influence our management or Board, and holders of Series I preferred have the power to veto any Acquisition or Asset Transfer as defined above.

•	The Series I purchasers have registration rights allowing them to sell shares of Series I preferred or common stock issued upon the conversion of Series I preferred in the market. We have filed registration statements concerning any possible resales of these securities. Depending on market conditions, availability of these shares for potential sale could affect the trading price of our common stock.

      The above summary descriptions of the Purchase Agreement and the terms of the Series I preferred are qualified in their entirety by reference to the Purchase Agreement and the Series I Certificate of Designation, each of which are appendices to this proxy statement.

Matters to be Approved by the Stockholders; Reasons for Seeking Stockholder Approval

      We are seeking stockholder approval of the Purchase Agreement, the transactions contemplated by the Purchase Agreement and removal of the limitation on the conversion of Series I preferred to 20% of our common stock at May 17, 2002. This approval encompasses, among other things, the following matters:

•	Ratification of the sale and issuance of 3,901,200 shares of Series I preferred in the first closing under the Purchase Agreement;

•	The issuance of 4,528,800 shares of Series I preferred in connection with the second closing under the Purchase Agreement;

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•	The removal of a limitation in the terms of the Series I preferred that the common stock issued upon the conversion of the Series I preferred cannot be greater than 20% of the outstanding shares of common stock or voting power at May 17, 2002;

•	The ability of Exabyte to redeem shares of Series I preferred, which is currently subject to Exabyte’s obtaining stockholder approval of the transactions contemplated by the Purchase Agreement;

•	The ability of Meritage Equity to designate a director to our Board, which is a condition to the second closing;

•	Approval of any change of control that may be deemed to exist by the issuance of the Series I preferred to Meritage Equity and related entities or other purchasers of the Series I preferred; and

•	The issuance of stock and warrants that may require approval under our By-laws.

      The reasons for seeking stockholder approval of these matters are explained below.

      Offering will exceed 20% of outstanding stock. Because our common stock is listed on the Nasdaq National Market, we must comply with Nasdaq rules on stockholder approval. One such rule requires that we obtain stockholder approval for sales of stock that could result in issuances of 20% or more of our outstanding common stock or voting power. The second closing under the Purchase Agreement, when combined with the first closing will result in a potential issuance exceeding this Nasdaq threshold. Therefore, we need your approval before we can complete the second closing.

      Possible change of control. Nasdaq also requires stockholder approval for stock issuances that will result in a change of control of the issuer. Nasdaq may consider the second closing to be a change in control because, after the second closing: (1) Meritage Equity and entities related to it will own beneficially an aggregate of 31% of Exabyte common stock (including common stock issuable upon conversion of the Series I and Series H preferred stock) and 21% of the outstanding voting power of Exabyte; and (2) representatives of Meritage Equity will fill two out of the eight seats on our Board. As described above, Meritage Equity has the right to designate an additional Board member under the Purchase Agreement. Meritage Equity currently has one representative, Mr. G. Jackson Tankersley, on our Board as a result of our acquisition of Ecrix Corporation in November 2001. In order to comply with Nasdaq’s rules, we need your approval of this transaction in the event the second closing involves a change in control.

      Issuance of stock to a director or officer. Nasdaq requires stockholder approval of an arrangement pursuant to which stock may be acquired by officers or directors, with a limited exception if the issuance involves, in our case, 25,000 or less shares. The second closing of the Purchase Agreement involves the issuance of shares to: (1) Meritage Equity and related funds, in which our director, Mr. Tankersley has an interest; (2) a partnership related to Mr. Juan A. Rodriguez who was the Interim President and Chief Executive Officer at the time of entering into the Purchase Agreement and currently is Chairman of the Board and Chief Technologist of Exabyte; and (3) Tom Ward who joined Exabyte as President and Chief Executive Officer on June 3, 2002. Your approval is required for these parties to participate in the second closing.

      By-law requirements. Section 4.6 of our By-laws requires the approval of the holders of a majority of our stock present at a duly convened meeting in order for us to issue stock options with a less-than-fair-market value (on the date of grant) exercise price and to sell or issue any security convertible, exercisable or exchangeable into shares of common stock at a price that is subject to downward adjustment based on the market price of the underlying common stock at the time of conversion, exercise or exchange of such security into common stock. The new Section 4.7 of our By-laws contains similar limitations. The issuance of warrants to purchase common stock upon any redemption of the Series I preferred and the price protection provision permitting the Series I preferred holders to participate in subsequent dilutive issuances may require stockholder approval under Sections 4.6 and 4.7 of the by-laws. By approving the Purchase Agreement and the transactions contemplated thereby, you are also approving any issuances of stock or stock options that require prior stockholder approval under our By-laws.

      Transaction with a related party. As explained in greater detail in the section titled “Interests of Directors, Officers and Greater Than Five Percent Holders in the Transaction” below, significant stockholders,

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officers and directors are purchasers of, or have an interest in, the Series I preferred stock. Although we are not required under Delaware corporate law to obtain stockholder approval for these types of transactions, we feel that asking our stockholders to approve this transaction is in the best interests of the company and our stockholders. First, obtaining stockholder approval potentially shifts the burden of proof to the plaintiff if the actions of our Board are challenged. Second, under Delaware law, transactions with directors, officers and related parties are less likely to be voidable if stockholders approve the transaction.

Background of the Transaction

      In order to increase the Company’s liquidity to pursue a restructuring, meet anticipated cash needs, achieve profitability and implement a new corporate strategy, at meetings held in mid-January, 2002, the Board discussed, among other things, the desirability of raising $5,000,000 to $10,000,000 of additional capital. The Board appointed Mr. Tankersley and Mr. Pardun to lead the efforts to find investors interested in investing in Exabyte. Mr. Tankersley indicated that Meritage Equity was willing to consider participating in a stock offering.

      On January 21, 2002, we announced a change in our executive officers. William L. Marriner resigned as Chairman, President and Chief Executive Officer. The Board elected Juan A. Rodriguez to serve as the Interim President and Chief Executive Officer while a search was conducted for a President and Chief Executive Officer position. The Board also elected A. Laurence Jones as Chairman of the Board. Our management and the Chairman immediately began consideration of a restructuring plan for Exabyte. On January 29, 2002, we announced a number of proactive steps to increase operating efficiencies. On February 19, 2002, we announced a reorganization of the engineering, sales and quality and customer satisfaction departments. As these steps were being implemented, our Board and management viewed addressing our cash needs, improving our credit facility, and finding a President and Chief Executive Officer, as part of an overall restructuring plan for Exabyte.

      In late January, 2002 we commenced discussions with Congress Financial Corporation about our relationship under a then existing line of credit. At the end of February, we commenced a search for a new lender that would provide a credit facility more beneficial to us and allow us to achieve our growth plans. Craig G. Lamborn, our Chief Financial Officer, contacted approximately 20 lending organizations during March, 2002. He received three proposals for a line of credit. One proposal was from the Silicon Valley Bank. All three proposals had terms that directly or indirectly required a significant additional equity investment in Exabyte.

      In early February, 2002, representatives of Meritage Equity contacted SWIB and Centennial Holdings VI, LLC, the sole general partner of Centennial Fund VI, L.P., both of which are significant stockholders of Exabyte, to determine whether they would have an interest in purchasing a new Series I of our preferred stock. SWIB stated a willingness to consider such an additional investment. Centennial Holdings did not immediately indicate whether it would purchase any of the possible new Series I preferred. In addition, during February and March, 2002, Meritage Equity contacted holders of our Series H preferred stock as potential investors in Series I preferred. In March and April, 2002, certain of the possible purchasers of Series I preferred conducted due diligence reviews of Exabyte. Discussions by Meritage Equity with possible investors continued until May 16, 2002, and commitments from proposed purchasers were received during this period.

      In early February, 2002, Meritage Equity also began discussions with SWIB and other larger potential purchasers of the terms of a possible sale of Series I preferred. Centennial Holdings provided to Meritage Equity public comparable information regarding the terms of private investments in public equity under similar circumstances. On February 12, 2002, Meritage Equity prepared a draft term sheet on terms more favorable to us than those stated in the information supplied by Centennial Holdings. The term sheet was distributed to SWIB, Centennial Holdings and Valley Ventures II, L.P., one of the holders of our Series H preferred stock. These potential investors negotiated the term sheet among themselves. On February 26, 2002, Meritage Equity prepared and distributed to potential purchasers a revised term sheet. From February 26 to April 11, 2002, Meritage Equity and the potential purchasers of the Series I preferred continued negotiations

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among themselves about the terms for a sale of Series I preferred. During this time, Meritage Equity kept the Board and management of Exabyte informed of its conversations with potential investors.

      At the Board meeting on April 11, Meritage Equity presented to our Board a preliminary term sheet signed by Meritage Equity and SWIB for an offering of up to $5,000,000 of Series I preferred. At that meeting the Board approved of the sale of Series I preferred in principle and appointed a special committee to evaluate and negotiate the terms of such a sale. The proposed members of the committee were William J. Almon, Sr., Peter D. Behrendt, A. Laurence Jones, Thomas E. Pardun and Juan A. Rodriguez.

      On April 16, 2002, Exabyte announced its results for the first quarter of 2002. We reported, among other things, that a combination of a 3% sequential growth in revenues, a higher gross margin before special charges and improved product quality contributed toward a decrease in losses from operations before special charges. During this earnings call, Mr. Rodriguez disclosed that Exabyte was pursuing the Series I financing.

      On April 18, 2002, two investment banking firms contacted Meritage Equity about introducing potential investors to the Series I preferred in exchange for an introduction fee. At approximately the same time a few other parties interested in Exabyte contacted us. After discussions by us with the Shemano Group, we signed a non-exclusive finder’s agreement on April 26, 2002; the agreement provides for a fee of 3% of the value of capital invested by that finder’s client. The finder introduced us to Crestview Capital Funds, and after conducting a due diligence review, Crestview committed to participate in the Series I preferred. In late April, 2002, Centennial Holdings declined to participate in the proposed Series I stock offering.

      On April 19, 2002, because of an immediate need for cash, we requested a bridge loan from Meritage Equity. On April 23, 2002, we entered into the bridge loan of $1,000,000 with Meritage Equity. The proceeds of the loan were used for working capital. As part of the loan, Exabyte signed a note purchase agreement providing for the grant of a 10-year warrant to Meritage Equity for 100,000 shares at an exercise price equal to the closing price on the date of the agreement, which was $0.83.

      Between April 26 and April 30, 2002, Stephen F. Smith, our General Counsel, informed committee members of lawyers with experience in representing special committees and arranged, at the request of members of the special committee, an interview of Faegre & Benson LLP by Mr. Jones. In phone discussions on April 30, 2002, the members of the committee concurred in the selection of Faegre & Benson LLP as counsel to the special committee.

      On May 1, 2002, our Board held a meeting, followed by a meeting of the special committee. At the Board meeting, Mr. Smith explained that interviews with counsel had been conducted on behalf of the special committee and the special committee had selected Faegre & Benson LLP to represent the committee. The Board also reviewed timing of the proposed sale of Series I preferred stock and requirements of Nasdaq for such an offering. The Board, including the members of the special committee, concurred that if a Series I preferred stock sale was to occur, the sale would be done in two phases because of Nasdaq requirements. Mr. Lamborn discussed the status of obtaining a credit facility with Silicon Valley Bank. A representative of Faegre & Benson LLP discussed the composition of the independent committee and the desire to have a committee that is both disinterested and independent from purchasers in the Series I offering. It was suggested that Mr. Rodriguez and Mr. Almon not participate in the special committee because of their possible interest in the Series I preferred transactions. Mr. Jones’ role at Exabyte was reviewed. After the discussion, the Board concurred that the special committee should consist of Mr. Behrendt, Mr. Jones and Mr. Pardun. A representative of Faegre & Benson also discussed that the special committee should be empowered to undertake its actions and that the empowerment included:

•	having full access to officers, employees, consultants, books and records;

•	the power to hire experts including attorneys and investment bankers with a budget to compensate its own attorneys and investment bankers;

•	the ability to negotiate the transaction with potential Series I investors, including the ability to recommend that there be no transaction and otherwise having the flexibility to fulfill its duties.

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The Board concurred that the committee should have this authority and be granted a budget of $100,000 for compensation of its investment bankers and attorneys.

      The special committee then met separately. The special committee considered four firms to act as a financial advisor, and received fee quotes from each. Details regarding the selection of the financial advisor can be found in “Opinion of Financial Advisor” below. At the May 1, 2002 meeting, the special committee also appointed Mr. Jones as chair of the committee and the lead negotiator on behalf of the committee. The committee reviewed and commented on certain provisions of the proposed Series I preferred stock and Nasdaq rules regarding voting rights and stockholder approval. The committee instructed its counsel to contact Meritage Equity on each of these matters.

      The special committee met again on May 3, 2002. Faegre & Benson LLP representatives provided information at that meeting on the duties of the committee and the methods to fulfill those duties. The committee discussed the status of negotiations of the Series I preferred offering including Nasdaq matters and various terms. The committee received a presentation from a representative of McDonald Investments regarding McDonald Investments’ qualifications and experience, its prior work for Ecrix Corporation and the scope of its proposed engagement. After deliberation, the committee engaged McDonald Investments to render a written opinion to the committee as to the fairness to Exabyte, from a financial point of view, of the consideration to be received from investors in the sale of Series I preferred.

      The special committee met again on May 7, 2002 to discuss its negotiations with the lead investors, Meritage Equity and SWIB. A representative from McDonald Investments met with the special committee to describe the fairness opinion process and commented on specific terms of the Purchase Agreement being negotiated with the investors. The committee discussed several terms of the Series I preferred, including the addition of a mandatory conversion provision. Counsel for the committee reviewed various issues involved in the terms about which the counsel had previously informed the committee. The special committee provided instructions to its counsel regarding negotiations of these terms and issues.

      On May 15, 2002, Nasdaq confirmed that the first closing under the Agreement would not be considered a change of control under Nasdaq’s rules. This conclusion allowed us to proceed forward with the first closing under the Purchase Agreement without stockholder approval if the special committee approved the terms of the offering.

      On May 16, 2002, the special committee held a meeting. It was noted that the committee had received numerous emails periodically updating them on negotiations and including draft documents, and that the committee had been provided a revised term sheet and the current documents for the proposed sale of Series I preferred. The representative of McDonald Investments reported on a financial analysis of the sale of Series I preferred and the status of the fairness opinion, which would be issued subject to a change in one term of the Series I preferred. The special committee considered and authorized negotiations to modify that term. The committee determined to pass resolutions providing for the sale of up to 8,000,000 shares of Series I preferred. After consideration of many factors, subject to obtaining the final fairness opinion of McDonald Investments, the committee found the terms of the Series I preferred stock offering as set forth in the proposed Purchase Agreement, the warrant and the Certificate of Designation of the Series I preferred stock to be fair and in the best interests of Exabyte and the stockholders of Exabyte, and the special committee recommended to the Board that we enter into and perform the transactions contemplated by the Purchase Agreement including the Certificate of Designation for the Series I preferred. The committee recommended approval of the sale of the $6,060,000 of Series I stock proposed to be purchased by the investors at this time. In addition, the Committee approved approximately $30,000 of Series I preferred issuable as an introduction fee and the sale of up to an additional $1,940,000 of Series I preferred if binding agreements were received on or before June 1, 2002 for such purchases.

      The final terms of the Series I preferred were then completed on May 16, 2002 in discussions with Meritage Equity who contacted the other proposed purchasers. On May 16, 2002, after the meeting of the special committee and upon receiving the recommendation of the special committee, the Board of Directors approved the Purchase Agreement and related documents and authorized the issuance of Series I preferred shares in the transactions contemplated by the Purchase Agreement. The Board further authorized the

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submission of these matters to the stockholders for approval as required by the Purchase Agreement and Nasdaq requirements. At the end of the day on May 16, 2002, the list of parties to sign the Purchase Agreement and purchase Series I preferred was finalized, subject to any additional transactions in accordance with the Purchase Agreement.

      McDonald Investments delivered its fairness opinion regarding the Series I preferred on May 17, 2002. The fairness opinion is discussed in greater detail under “Opinion of Financial Advisor” below. On May 17, 2002, as required by their terms, the holder of Series G preferred stock and the holders of a majority of the Series H preferred stock consented to the creation of the Series I preferred. Further, on May 17, 2002, the parties signed the Purchase Agreement, and the first closing under the Purchase Agreement was held for the sale of 3,890,100 shares of Series I preferred.

      On May 21, 2002, Silicon Valley Bank provided to us a commitment letter relating to a credit facility in the amount of $25,000,000. Prior to entering into the commitment letter, Silicon Valley Bank had required an equity investment of at least $4,500,000.

      On May 31, 2002, Exabyte announced the hiring of Tom Ward as President and Chief Executive Officer of Exabyte. On May 30, 2002, Mr. Ward entered into an agreement to purchase 1,200,000 shares of Series I preferred at $1.00 per share under the Purchase Agreement. Each of the other parties to the Purchase Agreement later agreed to the addition of Mr. Ward as a purchaser of Series I preferred stock.

      In late May, 2002, we also determined that we should complete our offering of Series I preferred prior to filing any registration statement for the resale of underlying common stock. At a meeting on June 5, 2002, the special committee considered and approved our offering up to an additional $1,000,000 of Series I preferred to the existing purchasers under the Purchase Agreement. The Board also approved of this action. After the Board meeting, Meritage Equity contacted the parties to the Purchase Agreement. On June 7, 2002, we agreed to amendments to the Purchase Agreement that increased the number of shares to be purchased at the second closing by 640,000 shares of Series I preferred at $1.00 per share. In connection therewith, the introduction fee to the Shemano Group was increased by $7,500 of Series I preferred.

      After negotiation of loan documents, the definitive agreements for a $25,000,000 credit facility were executed by Exabyte and Silicon Valley Bank on June      , 2002.

Our Reasons for the Transactions

      The special committee believes that there are a number of reasons for entering into the Series I transactions. Overall, the special committee believes that the transactions will create stockholder value and that they are vital for our success in the future. Some of the benefits are described below.

•	Immediate Cash Need. Despite what we see as an overall improving trend, we had an immediate need for cash. For instance, we had a backlog of orders to fill, but lacked the cash required to pay vendors so that the vendors would ship components and raw materials for our products. Without an immediate infusion of cash, we could not meet our sales goals for the quarter. With a sufficient amount of immediately available cash, we will have the opportunity to meet our goals for the quarter.

•	Continuing Need for Cash. We need the cash from the second closing under the Purchase Agreement for the same reasons. The Series I transactions were split into two closings as a result of Nasdaq requirements explained under “Matters to be Approved by the Stockholders; Reasons for Seeking Stockholder Approval.” We need to continue payments on accounts with our vendors, and we want to avoid paying off our existing $1,000,000 bridge loan with Meritage Equity in cash rather than Series I preferred issued in the second closing. Further, depending on our sales and financial results during the second and third quarters of 2002, some amount of the net proceeds from the second closing under the Purchase Agreement may provide a small cushion for unexpected developments affecting our cash.

•	Silicon Valley Bank. Silicon Valley Bank made additional funding of $4,500,000, consisting of equity and the $1,000,000 bridge loan which is to convert into Series I preferred at the second closing, a

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condition to its entering into a credit facility with us. This financing arrangement is a key factor in our plan to achieve profitability.

•	Limited Financing Alternatives. Because of our current financial condition, the Board believes that the Series I transactions are one of the best alternatives available to us.

•	Customer Relations. In general, customers are wary of purchasing from a company that has an unhealthy balance sheet, and they prefer to conduct business with a company that will be able to provide products and services in the future. The Series I transactions and Purchase Agreement will help us improve our balance sheet and give customers greater confidence in our products and services.

•	Nasdaq Stockholder Equity Requirement. The Nasdaq National Market requires for continued listing that as of November 1, 2002 and thereafter, we have a stockholders’ equity of at least $10,000,000. The Series I transactions improve significantly the possibility of our meeting this requirement.

Factors Considered by the Special Committee of the Board

      The special committee of our Board has approved the Purchase Agreement and determined the sales of Series I preferred under the Purchase Agreement are fair and in the best interest of Exabyte and our stockholders. During the course of its deliberations, the special committee considered, with the assistance of our management and its financial and other advisors, the following factors (this discussion of factors considered by the special committee is not intended to be exhaustive):

•	All of the reasons described under “Our Reasons for the Transactions” above;

•	Our financial condition, as well as our results of operations and prospects;

•	The potential uses of the proceeds from the Series I sales and the potential for additional debt facilities;

•	The requirement of potential lenders that we receive additional equity contributions in order to obtain a new credit facility;

•	Our limited ability to obtain other sources of cash;

•	The original terms of the proposed Series I preferred;

•	The final Purchase Agreement and terms of the Series I preferred;

•	The terms of our prior preferred stock offerings;

•	Advice rendered by the financial advisor and legal counsel to the special committee;

•	The fairness opinion from McDonald Investments Inc.;

•	Reports from Holland & Hart LLP (outside counsel of Exabyte) regarding Nasdaq’s rules;

•	By-law requirements for stockholder approval;

•	Discussions with management;

•	Stock price and volume performance for the prior year;

•	Stock ownership before and after the transaction;

•	Dilution to our current stockholders;

•	Accounting treatment of the sale of Series I preferred;

•	Income tax consequences to us with respect to the sale of Series I preferred;

•	Submission of the Purchase Agreement and transactions contemplated by it to the stockholders for approval;

•	The impact on us if the transactions are considered by Nasdaq to be a change in control; and

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•	The effect of filing a registration statement for all of the stock issued in the transactions.

      The special committee did not quantify or otherwise assign relative weights to the individual items described above. The special committee relied on the experience and expertise of its financial advisor for quantitative analysis of the financial terms of the transaction. In considering the factors described above, individual members of the special committee may have given different weight to different factors. The special committee considered all of these factors as a whole and believes that the factors favor the sale of Series I preferred under the Purchase Agreement.

Opinion of Financial Adviser

      The special committee engaged McDonald Investments, Inc. to render a written opinion to the committee as to the fairness to Exabyte, from a financial point of view, of the consideration to be received from investors in the sale of the Series I preferred. On May 17, 2002 McDonald Investments delivered its written opinion to the effect that, as of such date, based upon and subject to the various considerations set forth in the McDonald opinion, the total consideration to be received by Exabyte from the sale of $6,560,000 Series I preferred on the terms and conditions of the Purchase Agreement (the “Transaction”) was from a financial point of view, fair to Exabyte. The opinion of McDonald Investments was prepared prior to the sale of $1,200,000 of Series I preferred to Mr. Ward and the sale of an additional $640,000 of Series I preferred pursuant to amendments to the Purchase Agreement on June 7, 2002.

      In deciding whether to retain the services of McDonald Investments, the special committee considered its reputation, qualifications and experience in investment banking in general. As a customary part of its investment banking business it is regularly engaged in valuations of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes and rendering opinions of the type set forth in the fairness opinion. The special committee also considered the estimate of McDonald Investments’ fees, a comparison of that fee to proposals of other firms, and its familiarity with Exabyte which the special committee believed would result in less disruption of management at a critical juncture in Exabyte’s operations. The special committee also believed this familiarity would result in improved timing of rendering of the opinion and advice regarding the transactions, and perhaps a higher quality opinion in light of its knowledge of Exabyte. The special committee was aware that McDonald Investments had been an advisor to Ecrix Corporation in connection with the merger of Ecrix into a subsidiary of Exabyte and had issued a fairness opinion for that transaction. Also the special committee was informed that The Wallach Company, Inc., which was purchased by McDonald Investments on January 2, 2001, was engaged, and paid fees, regarding a private placement of Ecrix equity in July, 1999. Upon resolution of these independence matters satisfactory to the special committee, McDonald Investments was retained as the financial advisor. No restrictions were placed on the scope of the work that McDonald Investments was to perform and it did not receive compensation related to the successful completion of the Transaction.

      The full text of the written opinion of McDonald Investments dated May 17, 2002 which sets forth the assumptions made, matters considered, procedures followed and limitations on the review undertaken by McDonald Investments, Inc. in rendering its opinion, is attached as Appendix D to this proxy statement and is incorporated by reference in its entirety. We encourage you to read this opinion carefully and in its entirety. The opinion of McDonald Investments is addressed to the special committee and relates only to fairness, from a financial point of view, to Exabyte of the consideration to be received by Exabyte in the Transaction. The opinion does not address any other aspect of the Transaction and neither constitutes a recommendation to any stockholder as to any matters relating to the proposed Transaction or related transactions nor a recommendation to any stockholder as to how such stockholder should vote on the Transaction.

      McDonald Investments’ opinion was one of many factors considered by the special committee in its evaluation of the Transaction and should not be viewed as determinative of the views of the special committee, Board of Directors or management of Exabyte with respect to the Transaction or the aggregate consideration provided for in the Transaction.

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      Exabyte has agreed to pay McDonald Investments customary fees for its services in connection with its opinion to the special committee. In addition, Exabyte has agreed to reimburse McDonald Investments for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel, and to indemnify McDonald Investments and related parties against liabilities including liabilities under the federal securities laws, relating to, or arising out of, its engagement.

Our Directors and Executive Officers after the Transactions

     Directors

      There are currently seven directors on our Board. The Board is divided into three classes. One class is elected at each annual meeting of stockholders for a three-year term. Any vacancies on the Board (including a vacancy created by an increase in the size of the Board) can be filled by either a majority vote of the stockholders or a majority vote of the remaining directors. Any director elected to fill a vacancy serves for the remainder of the term of the class in which the person was elected.

      If the Series I transactions are approved by the stockholders, the Board will be increased to eight members and Ms. Stephanie Smeltzer, who has been designated by Meritage Equity, will be appointed by the Board as a director to continue in office until the 2003 Annual Meeting. Information regarding Ms. Smeltzer and our other directors is stated below.

      In the agreement for the Ecrix merger closed on November 9, 2001, we agreed that three persons designated by Ecrix would be appointed to the Exabyte Board. As a result of these actions, the following three Ecrix designees were elected to the Exabyte Board: Juan A. Rodriguez; G. Jackson Tankersley; and William J. Almon, Sr. We also agreed that Exabyte’s Board would continue to include three directors (or such greater number of directors as shall constitute the maximum number of members that represent a numerical minority of the Board) who are nominated by the Ecrix designees. Upon the death, resignation or removal of any Ecrix designee, Exabyte will cause the vacancy to be filled by a subsequent designee recommended by the remaining Ecrix designees then serving on the Board. However, that the total number of directors that may be designated by the Ecrix designees is subject to the following:

•	If at any time, the Exabyte Series H investors beneficially own less than 30% of the voting power of all classes of the Exabyte’s voting securities, the number of directors that Exabyte is obligated to include on the Board of Directors will be reduced so that the number of these designees expressed as a percentage of the entire Board of Directors is approximately equal to the percentage of the outstanding voting power then beneficially owned by the Series H investors rounded to the nearest whole directorship but in any event not a majority; provided, that if the Series H investors beneficially own less than 10% of the outstanding voting power of all classes of the Exabyte’s voting securities, the number of Ecrix designees is zero.

Director Continuing in Office Until the 2003 Annual Meeting

WILLIAM J. ALMON, SR.

      Mr. William J. Almon, Sr., age 69, has served on Exabyte’s Board of Directors since November 2001. Mr. Almon previously served on Ecrix’s Board of Directors from 1999 to November 2001. Mr. Almon spent 30 years with IBM holding Executive Positions in both software and hardware management. After IBM, he served as President of Conner Peripherals, Inc. from 1989 to 1993 and founded StorMedia Inc. in 1994. StorMedia filed for bankruptcy protection in 1998. Most recently, he was Managing Director of Netfish Technologies from 1999 to May 2001, when it was acquired by Iona Technologies PLC. He has served as a director of Read Rite Corporation (an independent supplier of magnetic recording heads for the hard disk drive market) since 1994, and Sigma Designs (a digital video decoding company marketing digital video decoding products for use with personal computers and other consumer information appliances) since 1994.

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STEPHANIE LEIGH SMELTZER

      Ms. Stephanie Leigh Smeltzer, age 33, will serve on Exabyte’s Board of Directors upon approval of the Series I preferred offering. Ms. Smeltzer has been an investment professional of Meritage Private Equity Funds, a Denver-based firm with more than $475 million of committed capital under management, since 2001. Previously, Ms. Smeltzer moved to Moscow, Russia in 1995 to establish the corporate financial practice for Arthur Andersen. She was an associate director with Arthur Andersen and stayed in Russia until 1998 after which she became an investment banker for the Wallach Company, a Denver-based investment boutique (which is now part of McDonald Investments), through 1999.

TOM WARD

      Mr. Tom Ward, age 45, joined Exabyte as its President, Chief Executive Officer and a director in June 2002. Mr. Ward founded Data Storage Marketing, a distributor of storage products, in 1987 and sold the company to General Electric in 1997. Mr. Ward founded Canicom in 1997, a call center company, which he sold to Protocol Communications, an integrated direct marketing company, in 2000, assuming the position of Chief Operating Officer until June, 2001. Mr. Ward began his career with Storage Technology Corporation serving in several roles in engineering and marketing. He later joined MiniScribe as Director of Sales for High Performance Products.

Directors Continuing in Office Until the 2004 Annual Meeting

PETER D. BEHRENDT

      Mr. Peter D. Behrendt, age 63, joined Exabyte in July 1987 as President and director. Mr. Behrendt was the Company’s Chairman of the Board from January 1992 until January 1998. He served as President until January 1997, and Chief Executive Officer from July 1990 until January 1997. Prior to joining the Company, Mr. Behrendt held various executive positions during 26 years with IBM, including director of quality and product assurance for the information systems and communications group and product manager of the electronic typewriter business. Mr. Behrendt was also responsible for product and business planning for IBM’s tape and disk offerings. Mr. Behrendt currently serves as Chairman of Troika Networks, a position he has held since September 2000. Troika Networks produces hardware and software for network management. He also serves as a director of Western Digital Corporation and Infocus Systems Corporation, as well as several private companies.

A. LAURENCE JONES

      Mr. A. Laurence Jones, age 49, has served as a director of Exabyte since May 1998, and was appointed non-executive Chairman of the Board from January 2002 to June 2002. He is currently the principal of Aegis Management, LLC, which provides high-level management consulting services. Mr. Jones served as President of Messagemedia, Inc., a provider of advanced messaging systems for Internet commerce, from March 1999 until January 2002. Previously, Mr. Jones served as an independent operating affiliate of McCown DeLeeuw and Co., a private equity firm, from January 1998 to February 1999 and served as chairman of SARCOM, a national IT services company. From 1993 to 1998 Mr. Jones served as President and Chief Executive Officer of Neodata Service, Inc., a direct marketing services company with lead investor Hicks, Muse, Tate and Furst. Mr. Jones also served as President and Chief Executive Officer of GovPX, Inc., a leading financial information services provider from 1991 to 1993. From 1987 to 1991 Mr. Jones was with Automatic Data Processing and from 1977 to 1987 he was with Wang Laboratories. Mr. Jones also serves as a director of CCI/ Triad, a private computer services company, Realm Corporation, a private real estate software company, and Fulcrum Analytics, a CRM services company.

G. JACKSON TANKERSLEY, JR.

      Mr. G. Jackson Tankersley, Jr., age 52, has served on Exabyte’s Board of Directors since November 2001. Mr. Tankersley previously served on Ecrix’s Board of Directors from 1996 until November 2001. He is a co-founder and principal of Meritage Private Equity Funds, a Denver-based firm with more than $475 million of committed capital under management. Previously, Mr. Tankersley co-founded The Centennial Funds in

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1981 and served as either its chief executive officer or chief investment officer until 1997. He began his career at Continental Illinois Bank in 1974 and joined its venture capital subsidiary in 1978. Mr. Tankersley also serves on the boards of directors of several private companies, some of which are Meritage portfolio companies.

Directors Continuing in Office until 2005 Annual Meeting of Stockholders

THOMAS E. PARDUN

      Mr. Thomas E. Pardun, age 58, has served as a director of Exabyte since April 1995. Mr. Pardun served as Chairman of the Board of Western Digital Corporation, an information storage provider, from January 2000 until December 2001, and Chairman of the Board and Chief Executive Officer of edge2net, Inc., a provider of voice, data and video services, from November 2000 until September 2001. Previously, Mr. Pardun was President of MediaOne International (previously U.S. West International, Asia-Pacific, a subsidiary of U.S. West, Inc.), an owner/operator of international properties in cable television, telephone services, and wireless communications companies, from May 1996 until his retirement in July 2000. Before joining U.S. West, Mr. Pardun was President of the Central Group for Sprint, as well as President of Sprint’s West Division and Senior Vice President of Business Development for United Telecom, a predecessor company to Sprint. Mr. Pardun also held a variety of management positions during a 19-year tenure with IBM, concluding as Director of product line evaluation. Mr. Pardun also serves as a director of Western Digital Corporation and it subsidiary companies, as well as MegaPath Networks.

JUAN A. RODRIGUEZ

      Mr. Juan A. Rodriguez, age 61, has served as a director and Chief Technologist of Exabyte since November 2001, was its interim President and Chief Executive Officer from January 2002 until June 2002, and has served as its Chairman of the Board since June 2002. Mr. Rodriguez co-founded Ecrix Corporation in 1996 and was its Chairman of the Board and Chief Executive Officer since 1996. Mr. Rodriguez co-founded Storage Technology Corporation in 1969 after several years as an IBM tape technology engineer. While at Storage Technology Corporation, he served in vice presidential and general manager roles over Engineering, Hard Disk Operations and Optical Disk Operations. In 1985, Mr. Rodriguez co-founded Exabyte Corporation, where he held the positions of chairman, president and CEO. Mr. Rodriguez also serves on the Board of Directors for Colorlink. Mr. Rodriguez is a professor for the University of Colorado College of Engineering.

     Board Committees and Meetings

      During fiscal 2001 (ended December 29, 2001), the Board held 22 meetings (including special and telephone meetings). The Board has two standing committees: an Audit Committee and a Compensation Committee. The Board has no standing Nominating Committee. Nominations to the Board are made by the entire Board. Except for Mr. Tankersley, each director attended at least 75% of the Board meetings and committee meetings (of those committees on which he served) that were held during his term in fiscal 2001.

      The Audit Committee meets with Exabyte’s independent auditors at least once a year to review the results of the annual audit and discuss the financial statements. The Audit Committee recommends to the Board the independent accountants to be retained and considers the auditors’ comments on controls, adequacy of staff and management performance, and other audit and financial control procedures. The Audit Committee, which is currently composed of Messrs. Jones, Behrendt and Pardun, met four times during fiscal 2001.

      The Compensation Committee determines officer and director compensation (including salaries, incentive compensation and stock options) as well as compensation levels for other employees when necessary, and performs other functions related to compensation that the Board assigns to it. The Compensation Committee, currently composed of Messrs. Almon, Jones, Pardun, and Tankersley, met twice during fiscal 2001.

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Executive Officers

      Biographical information for each of Exabyte’s executive officers is provided below.

      Tom Ward. Information regarding Mr. Ward, President and Chief Executive Officer, is set forth above under “Directors.”

      Juan Rodriguez. Information regarding Mr. Rodriguez, Chairman of the Board and Chief Technologist, is set forth above under “Directors.”

      Craig G. Lamborn, age 49, has served as Vice President, Chief Financial Officer since November 2001, when he was appointed in connection with the business combination with Ecrix. Prior to that, he served as Ecrix’s Vice President of Finance and CFO since 1998. Before joining Ecrix, Mr. Lamborn spent seven years as CFO of Kentek Information Systems, a manufacturer of high speed printers. Prior to Kentek, Mr. Lamborn held financial positions with McData Corporation and Union Pacific Corporation. Mr. Lamborn is a certified public accountant.

      Stephen F. Smith, age 52, joined the Company in June 1989 as Exabyte’s General Counsel, and currently holds this position. Mr. Smith was appointed Vice President and Chief Financial Officer in December 1997 and held that position until November 2001. Since then, Mr. Smith has held the position of Vice President of Business Development. Mr. Smith has also served as Secretary since February 1995. Prior to joining Exabyte, Mr. Smith held various positions at Storage Technology Corporation from 1977 to 1989, including General Counsel, Senior Counsel and Director of International Financial Operations.

      Executive officers serve at the discretion of the Board of Directors. There are no family relationships among any of the directors and officers.

Interests of Directors, Executive Officers and 5% or Greater Beneficial Owners in the Series I Transactions

      The purchasers of Series I preferred under the Purchase Agreement include one director, parties related to two other directors and certain principal stockholders of Exabyte. Tom Ward, Exabyte’s President, Chief Executive Officer and a director, has agreed to purchase $1,320,000 of Series I preferred in the second closing under the Purchase Agreement. Mr. Ward agreed to acquire these shares when he joined Exabyte on June 3, 2002.

      The Sama Partnership intends to purchase $500,000 of Series I preferred in the second closing under the Purchase Agreement. The Sama Partnership is a nominee name for a trust for the benefit of the children of Juan A. Rodriguez, the trustee of which is Mr. Rodriguez’ spouse. Mr. Rodriguez is the Chairman of the Board and Chief Technologist of Exabyte, and he was from January 20, 2002 to June 3, 2002 the Interim President and Chief Executive Officer of Exabyte.

      Meritage Equity and entities related to it intend to purchase an aggregate of 2,750,000 shares of Series I preferred under the Purchase Agreement. Meritage entities acquired $1,500,000 of Series I preferred stock in the first closing under the Purchase Agreement and will acquire an additional $1,250,000 of Series I preferred stock in the second closing. Meritage Equity also was a lead investor for the Series I offering. The purchase price in the second closing will be paid by converting an outstanding bridge loan of $1,000,000 into Series I preferred rather than Exabyte’s repaying that loan. This loan was made on April 23, 2002 to Exabyte to meet immediate cash needs. G. Jackson Tankersley, Jr., a director of Exabyte, has an approximately 1% interest in the Meritage entities that are purchasing Series I preferred.

      In addition, three parties related to Mr. Tankersley — Millenial Holdings LLC, The Millenial Fund and Tankersley Family Limited Partnership — are purchasing in the second closing a total of $80,000 of Series I preferred. Information regarding these parties is contained in notes to the table under “Security Ownership of Certain Beneficial Owners and Management” below.

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      State of Wisconsin Investment Board, a beneficial owner of 19.8% of the outstanding common stock of Exabyte, purchased 1,750,000 shares of Series I preferred in the first closing. SWIB does not intend to purchase any additional shares in the second closing.

      Information regarding the beneficial ownership of common stock by the purchasers described in this section, before and after the closings under the Purchase Agreement, are set forth under “Security Ownership of Certain Beneficial Owners and Management.”

Accounting Treatment

      Under the terms of the Purchase Agreement, Exabyte will issue a total of 8,437,500 shares of Series I preferred at a price of $1.00 per share, with 3,901,200 shares issued during the first closing on May 17, 2002 and the remaining 4,536,300 shares to be issued at the second closing upon shareholder approval. Due to a liquidating damages clause in the Purchase Agreement, the Series I preferred initially will be classified as mandatorily redeemable preferred stock on our balance sheet. The Series I preferred will be reclassified to permanent equity on the effectiveness of Exabyte’s shelf registration statements on Forms S-1 and S-3 for the resale of the Series I preferred and underlying common stock.

      The Series I preferred shares can convert into shares of common stock at a price of $.5965 per share. The difference between the conversion price of the Series I preferred and the fair value of our common stock on May 17, 2002 will result in a beneficial conversion feature in the amount of $2,639,000 for the shares issued pursuant to the first closing. This amount was calculated in accordance with EITF 98-5 “Accounting for Convertible Securities With Beneficial Conversion Features or Contingently Adjustable Conversion Features” and EITF 00-27 “Application of Issue No.98-5 to Certain Convertible Instruments.” The beneficial conversion feature will be reflected as a deemed dividend in the statement of operations during the second quarter of fiscal 2002 and for the year ended December 28, 2002. An additional beneficial conversion feature, at an amount yet to be determined, will result from the second closing of Series I preferred.

      In connection with the issuance of the Series I preferred, the holders of the Series I preferred received the right to receive, for no additional consideration, warrants to purchase shares of common stock for 10 years. The warrants are issuable upon any redemption or other involuntary retirement of Series I preferred by Exabyte (other than pursuant to a conversion of shares of Series I preferred or a reclassification or exchange of such shares for other securities that preserve in all respects the benefits of the conversion rights of the Series I preferred). The number of shares of common stock issuable upon exercise of the warrants will be equal to the number of shares of common stock issuable upon conversion of the Series I preferred redeemed at a per-share exercise price equal to the conversion price in effect on the date of such redemption. The issuance of these warrants represents a contingent beneficial conversion feature in accordance with EITF 98-5. Should the warrants be issued, the difference between the effective conversion price of the Series I preferred and the fair value of common stock will be recorded as a deemed dividend.

      Holders of the outstanding shares of Series I preferred, in preference to the holders of Exabyte’s other preferred and common stock, will be entitled to receive, when, as and if declared by the board of directors, dividends in an amount per share calculated at a compound annual rate of 12% of the original issue price of the Series I preferred. All dividends will be cumulative, whether or not declared, and will be payable quarterly in arrears. Commencing on the earlier of January 1, 2007 or the date of a change in control, the dividend rate will increase to 15% per annum. Upon conversion of any shares of Series I preferred, any accrued but unpaid dividends shall be paid in cash or, at the option of the holder, in shares of common stock at the conversion price per common share. The conversion of the dividends into common stock represents a contingent beneficial conversion feature in accordance with EITF 98-5. Should the dividends be converted into shares of common stock in conjunction with the conversion of Series I preferred, the difference between the effective conversion price of the Series I preferred and the fair value of common stock will be recorded as a deemed dividend.

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United States Federal Income Tax Consequences

      Under current federal tax law, Exabyte will not recognize any gain or loss for federal income tax purposes as a result of the issuance of the Series I preferred. In addition, Exabyte’s current stockholders will not, because of their current stockholdings of our common stock and Series G and H preferred stock, recognize any gain or loss for federal income tax purposes as a result of the issuance of the Series I preferred.

      Under federal income tax laws, a deemed dividend on preferred stock can occur at the time of the issuance of the stock if at that time, there is little or no likelihood that the preferred stock will participate in dividends with common stock or upon liquidation with common stock and it is more likely than not that the issuer will redeem the preferred stock. In that case, the issuer may be required to withhold taxes on the deemed dividend. At this time, Exabyte believes at least that it is likely that the Series I preferred will participate beyond its preferred interest upon any liquidation. Based upon this belief, Exabyte takes the position that no deemed dividend is made upon the issuance of the Series I preferred.

      The terms of the Series I preferred allow a Series I holder to be paid any accrued but unpaid dividends upon conversion or to convert such dividends into shares of common stock. Upon the conversion, Exabyte will be required to withhold taxes on the dividends at that time, regardless of which option is chosen. If the Series I holder chooses to convert the accrued but unpaid dividends into shares of common stock, Exabyte may be required to pay withholding amounts for taxes in cash.

      This discussion excludes any state, local or foreign tax consequences resulting from the Series I preferred’s issuance or terms.

THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSAL 1 TO RATIFY

AND APPROVE THE SERIES I PREFERRED STOCK PURCHASE AGREEMENT,
ISSUANCE OF SERIES I PREFERRED AND RELATED MATTERS.

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CHAPTER THREE

PROPOSAL 2 — REMOVAL OF SECTION 4.6 OF THE BY-LAWS

      Section 4.6 of Exabyte’s by-laws requires stockholder approval in order to amend or repeal it. As part of the terms of the Purchase Agreement, Exabyte added a provision to its by-laws which deals with substantially the same matters as Section 4.6 plus additional subjects relating to our stock. The new Section 4.7 in the by-laws requires the approval by a majority vote of the then outstanding voting stock of Exabyte to grant stock options at less than 100% of the fair market value, reduce the exercise price of any stock option, sell convertible securities with certain downward adjustments, enter into an equity line or similar arrangement or sell common stock at a per share price to be fixed at a later time. Section 4.6 was added to our by-laws in April, 2001 as part of the requirements of SWIB for its purchase of Series G preferred stock. In order to avoid repetitive by-law provisions and have one provision governing these stock matters, we are requesting stockholder approval to remove Section 4.6 of the by-laws.

      Upon stockholder approval, Section 4.6 of Exabyte’s by-laws will be removed. This Section is set forth below:

      4.6 Stock Options

Unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders, the corporation shall not (i) grant any stock options with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant; (ii) reduce the exercise price of any stock option granted under any existing or future stock option plan; or (iii) sell or issue any security convertible, exercisable or exchangeable into shares of common stock, having a conversion, exercise or exchange price per share which is subject to downward adjustment based on the market price of the underlying common stock at the time of conversion, exercise or exchange of such security into common stock (except for appropriate adjustments made to give effect to any stock split, stock dividend or other similar change in the corporation’s capital stock).

      The text of the new Section 4.7 follows the language required by Section 7.7 of the Purchase Agreement which is Exhibit A to this proxy statement. Please see that section of the Purchase Agreement for additional information on the new by-law section.

THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSAL 2

TO REMOVE SECTION 4.6 OF THE COMPANY’S BY-LAWS.

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CHAPTER FOUR

PROPOSAL 3 — GRANT OF STOCK OPTIONS TO NEWLY APPOINTED

PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
AND THE PLAN FOR THE OPTIONS

      As an inducement to have Tom Ward serve as our new Chief Executive Officer and Director, we have agreed to grant stock options to Mr. Ward pursuant to a Nonstatutory Stock Option Agreement (the “Plan”), dated June 3, 2002 between Exabyte and Mr. Ward. The Board believes that this inducement and the employment of Mr. Ward are in the best interests of Exabyte. The Plan is independent of our existing stock option plans, and is subject to stockholder approval. The terms of the Plan have been approved by our Compensation Committee.

      Effective upon stockholder approval, the Plan provides that as of the commencement of Mr. Ward’s employment with us, he will be granted an option to purchase 3,000,000 shares of our common stock. The option will be granted with an exercise price equal to the common stock’s fair market value as of the close on the date of the stockholder approval of the Plan. This option grant contains our normal vesting terms, providing for vesting during Mr. Ward’s employment at the rate of 2% per month from June 3, 2002, except that any remaining unvested options will be deemed to be fully vested as of December 30, 2005.

      The Plan also provides that, subject to stockholder approval, Mr. Ward will receive an additional option to purchase 4,000,000 common shares with a vesting schedule which accelerates based upon the market price for our common stock. The additional option will be granted with an exercise price equal to the common stock’s fair market value as of the close on the date of the stockholder approval of the Plan. The options will vest as follows:

•	All shares will be deemed to be fully vested as of June 5, 2007, provided that Mr. Ward is employed as the President and Chief Executive Officer of Exabyte at such time.

•	Mr. Ward will qualify for an accelerated vesting schedule (for such additional options) as follows, provided he is employed as the President and Chief Executive Officer of Exabyte at the time of any such acceleration event:

•	1,000,000 shares at such time as our stock price closes at or above $2.00 for 30 consecutive trading days;

•	1,000,000 shares at such time as our stock price closes at or above $4.00 for 30 consecutive trading days;

•	1,000,000 shares at such time as our stock price closes at or above $5.00 for 30 consecutive trading days; and

•	1,000,000 shares at such time as our stock price closes at or above $6.00 for 30 consecutive trading days.

      The Board or committee appointed by the Board will administer the Plan. All stock prices and option strike prices and number of option shares will be appropriately adjusted for stock splits or combinations, a stock dividend, a merger or similar events. The total number of shares subject to the Plan is 7,000,000 shares of common stock. Unless terminated earlier as provided in the Plan, Mr. Ward’s option to purchase common stock pursuant to the Plan will expire on June 2, 2012. The options under the Plan will terminate 90 days after termination of employment with Exabyte for any reason except in limited circumstances including disability or death, in which case the term of the options continues for an additional period of time. Mr. Ward’s employment with Exabyte may be terminated by Exabyte or him at any time for any reason.

      The Board has authority to amend the Plan and the options granted under the Plan except that stockholder approval is required for any change that would reduce the exercise price of the option and in the circumstances where stockholder approval is required to satisfy Nasdaq or securities exchange listing requirements or any requirement of an exemption from a provision of the securities laws relating to the liability of an officer or director for purchases and sales of securities within a six-month period.

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      The above description of the Plan is qualified in its entirety by reference to the full text of the Plan attached as Appendix E to this proxy statement.

      The stock options will be issued to Mr. Ward pursuant to certain exemptions from federal and state registration requirements. As a result, the stock options and underlying common stock are considered restricted securities under the Securities Act of 1933 and may not be offered or sold in the United States unless registered under such act or eligible for an exemption from registration.

      The issuance of the stock options will not be a taxable event until exercised by Mr. Ward. Upon exercise, any gain realized by Mr. Ward, that is a positive difference between the exercise price and the market value of the stock on the date of exercise, will be treated as income to Mr. Ward for tax purposes. The same amount will be available as a deduction for Exabyte at the time Mr. Ward exercises his stock options.

      We are seeking your approval of the Plan as required by Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers. Under certain circumstances that may arise with respect to Mr. Ward’s compensation, in order for us to obtain the maximum federal income tax deductions relating to such options, these provisions require that stockholders approve the material terms of such options.

      We also feel that because the Plan provides for the grant of such a significant number of shares, it is in the best interests of the company and our stockholders to seek your approval for the Plan. Even though Nasdaq generally excludes from its stockholder approval requirements options granted as an inducement essential to an individual entering into an employment contract, such as we have done with Mr. Ward, we feel that obtaining your approval for the grant is appropriate.

      The Board believes that the Plan was essential in attracting Mr. Ward to Exabyte and that stockholder approval of the Plan is essential in having him continue as the President and Chief Executive Officer of Exabyte.

THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSAL 3

TO APPROVE THE ISSUANCE OF STOCK OPTIONS TO OUR NEWLY APPOINTED PRESIDENT,
CHIEF EXECUTIVE OFFICER AND DIRECTOR AND THE PLAN FOR THE OPTIONS.

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CHAPTER FIVE

PROPOSAL 4 — AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION

      Mandatory Conversion of the Series I Preferred. The terms of the Series I preferred provide in Section 6(b) that: All outstanding shares of Series I preferred shall be automatically converted into our common stock at the then-effective Series I Conversion Rate at the close of business on the date on which all of the following conditions have been satisfied: (x) the closing sales price of the common stock on the Nasdaq National Market System has been at $4.00 or more per share (as appropriately adjusted for stock splits, stock dividends or similar transactions affecting the common stock after the Original Series I Issue Date) for a period of 30 consecutive trading days and the average daily trading volume of the common stock has exceeded 100,000 shares (as appropriately adjusted for stock splits, stock dividends or similar transactions affecting the common stock after the Original Series I Issue Date) during such period, (y) resales of the common stock issuable upon conversion of the Series I preferred are covered by an effective registration statement filed with the Securities and Exchange Commission at all times during such period of 30 consecutive trading days, and (z) all outstanding shares of the Corporation’s Series G preferred and Series H preferred are simultaneously converted into common stock in accordance with their respective terms.

      Currently, neither the Series G preferred nor the Series H preferred have a mandatory conversion provision. The absence of such mandatory conversion feature will prohibit us from enforcing the mandatory conversion provision in the terms of the Series I preferred, as the simultaneous mandatory conversion of the Series G and H preferred on their terms is a prerequisite to the mandatory conversion of the Series I preferred.

      Benefits to Exabyte of Mandatory Conversion. We would benefit from mandatory conversion of the Series I preferred by allowing us to avoid the continuing accrual of dividends at 12% (or after January 1, 2007 or a change of control, 15%) and to avoid the cash payment of the liquidation value upon liquidation of Exabyte or redemption of the Series I preferred if our common stock is trading at or above the stated market price threshold. A conversion of the Series I preferred also avoids 10-year warrants issuable if the Series I preferred is retired in certain other ways. Please see the description of Series I preferred in Chapter Two under “Summary of Series I Transactions, Series I preferred Terms and Warrant Terms.”

      We can realize similar benefits in regard to Series G and Series H preferred stock by adding the mandatory conversion provision to the terms of those Series.

      The provisions for Series G and Series H preferred will be substantially similar to the mandatory conversion provision for the Series I. If approved, the provisions will be as follows for each of the Series G and H preferred:

      Provision with respect to Series G. All outstanding shares of Series G Preferred shall be automatically converted into Common Stock at the then-effective Series G Conversion Rate at the close of business on the date on which all of the following conditions have been satisfied: (x) the closing sales price of the Common Stock on the Nasdaq National Market System has been at $4.00 or more per share (as appropriately adjusted for stock splits, stock dividends or similar transactions affecting the Common Stock after the Original Series G Issue Date) for a period of 30 consecutive trading days and the average daily trading volume of the Common Stock has exceeded 100,000 shares (as appropriately adjusted for stock splits, stock dividends or similar transactions affecting the Common Stock after the Original Series G Issue Date) during such period, and (y) resales of the Common Stock issuable upon conversion of the Series G Preferred are covered by an effective registration statement filed with the Securities and Exchange Commission at all times during such period of 30 consecutive trading days.

      Provision with respect to Series H. All outstanding shares of Series H Preferred shall be automatically converted into Common Stock at the then-effective Series H Conversion Rate at the close of business on the date on which all of the following conditions have been satisfied: (x) the closing sales price of the Common Stock on the NASDAQ National Market System has been at $4.00 or more per share (as appropriately adjusted for stock splits, stock dividends or similar transactions affecting the Common Stock after the Original Series H Issue Date) for a period of 30 consecutive trading days and the average daily trading volume of the Common Stock has exceeded 100,000 shares (as appropriately adjusted for stock splits, stock dividends or

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similar transactions affecting the Common Stock after the Original Series H Issue Date) during such period, and (y) resales of the Common Stock issuable upon conversion of the Series H Preferred are covered by an effective registration statement filed with the Securities and Exchange Commission at all times during such period of 30 consecutive trading days.

      The above amendments to the Amended and Restated Certificate of Incorporation will not be effective until approved by (1) the holders of a majority of the votes of each of the respective classes of preferred stock affected by such amendment, and (2) the majority of the outstanding common stock combined with the Series G, H and I preferred voting as a single class.

THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSAL 4 TO AMEND

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

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CHAPTER SIX

BENEFICIAL OWNERSHIP AND CORPORATE INFORMATION

Security Ownership of Certain Beneficial Owners

      The following tables provide certain information regarding the ownership of Exabyte’s common stock as of May 30, 2002 by:

•	each director;

•	each executive officer named in the Summary Compensation Table;

•	all of Exabyte’s directors and the executive officers named below as a group; and

•	all those known to be beneficial owners of more than five percent of Exabyte’s common stock.

      The following tables also show the total votes owned by each of these persons as of May 30, 2002 based upon each person’s ownership of outstanding common stock and outstanding shares of Series G, H and I preferred stock.

      The first table reflects beneficial ownership after the first closing under the Purchase Agreement, and the second table reflects beneficial ownership after the second closing under the Purchase Agreement.

After First Closing under Purchase Agreement

	Beneficial Ownership(1)

	Number of
	Common	Percent of	Percent of
Beneficial Owner	Shares	Total	Vote(16)

Meritage Investment Partners LLC(2)(7)	11,059,115	27.4%	20.6%
1600 Wynkoop Suite 300 Denver, CO 80202
State of Wisconsin Investment Board(3)	7,429,680	19.8%	13.0%
P.O. Box 7842 Madison, WI 53707
First Pacific Advisors, Inc.(4)	3,597,700	10.8%	7.5%
11400 West Olympic Boulevard Suite 1200 Los Angeles, CA 90064
Centennial Holdings VI, LLC(5)	4,472,691	12.5%	9.3%
1428 15th Street Denver, CO 80202
Kingsport Capital, LLC(15)	620,554	1.8%	*
95 Revere Drive Northbrook, IL 60062
Juan A. Rodriguez(6)(7)(14)	655,106	1.9%	*
William J. Almon, Sr.(6)(7)	1,126,701	3.3%	2.3%
Peter D. Behrendt(6)(8)	449,740	1.3%	*
A. Laurence Jones(6)	78,800	*	*
Thomas E. Pardun(6)	64,800	*	*
G. Jackson Tankersley, Jr.(6)(7)(9)	11,157,322	27.6%	21.1%
Stephen F. Smith(6)	228,964	*	*
Craig G. Lamborn(6)	122,073	*	*
Kelly J. Beavers(6)(10)	401,817	1.2%	*

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	Beneficial Ownership(1)

	Number of
	Common	Percent of	Percent of
Beneficial Owner	Shares	Total	Vote(16)

John D. Gardner(6)	102,068	*	*
K. John Stahl(6)	33,100	*	*
William L. Marriner(6)(11)(12)	767,662	2.3%	*
Farouk Al-Nasser(6)(12)	15,000	*	*
Manfred Benecken(6)(12)	3,800	*	*
All named Executive Officers and Directors as a group (13 persons)(13)	15,188,153	34.9%	25.6%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and by Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole power to vote and dispose of the shares indicated as beneficially owned. As required by Rule 13d-3(d), each beneficial owner named in the table is deemed to be the beneficial owner of shares that person has the right to acquire beneficial ownership of within 60 days of May 30, 2002. Applicable percentages are based on 33,375,176 shares outstanding on May 30, 2002, adjusted as required by Rule 13d-3(d)(1).

(2)	This information is based on a Schedule 13D, dated May 30, 2002, filed with the SEC by each of Meritage Private Equity Fund, LP, a private equity investment fund, and Meritage Investment Partners, LLC, a manager of private equity investment funds and the sole general partner of Meritage Private Equity Fund, LP, Meritage Private Equity Parallel Fund, LP and Meritage Entrepreneurs Fund, LP (collectively, the “Meritage Funds”). Meritage Investment Partners, LLC may be deemed to indirectly beneficially own all of the shares owned by the Meritage Funds. Includes: with respect to Meritage Private Equity Fund, LP, 3,896,889 shares of common stock issuable upon conversion of the same number of shares of Series H preferred stock, 87,680 shares of common stock issuable upon exercise of a warrant, and 2,204,862 shares of common stock issuable upon conversion of 1,315,200 shares of Series I preferred stock; with respect to Meritage Private Equity Parallel Fund, LP, 476,445 shares of common stock issuable upon conversion of the same number of shares of Series H preferred stock, 10,720 shares of common stock issuable upon exercise of a warrant, and 269,573 shares of common stock issuable upon conversion of 160,800 shares of Series I preferred stock; and with respect to Meritage Entrepreneurs Fund, LP, 71,111 shares of common stock issuable upon conversion of the same number of shares of Series H preferred stock, 1,600 shares of common stock issuable upon exercise of a warrant, and 40,235 shares of common stock issuable upon conversion of 24,000 shares of Series I preferred stock. G. Jackson Tankersley, Jr., a director of Exabyte, is the managing member of Meritage Investment Partners, LLC and may be deemed to indirectly beneficially own all of the shares owned by the Meritage Funds. Mr. Tankersley disclaims beneficial ownership of all such shares. Does not include 3,200 shares of common stock subject to options exercisable within 60 days of May 30, 2002 beneficially owned by Mr. Tankersley. Meritage Investment Partners, LLC is shown to have sole voting and dispositive power over all the shares.

(3)	Certain information is based on a Schedule 13G dated February 15, 2002 filed with the SEC by State of Wisconsin Investment Board, a government agency that manages public pension funds. Includes 1,250,000 shares of common stock issuable upon conversion of 1,500,000 shares of Series G preferred stock, and 2,933,780 shares issuable upon conversion of 1,750,000 shares of Series I preferred stock.

(4)	This information is based on a Schedule 13G, dated February 11, 2002, filed with the SEC by First Pacific Advisors, Inc. (“First Pacific”) and a Schedule 13G, dated February 11, 2002, filed with the SEC by FPA Capital Fund, Inc. (“FPA”), an investment fund managed by First Pacific. First Pacific is shown to have shared voting power over 1,323,400 shares, sole voting power over no shares and shared

6-2

dispositive power over all shares. FPA is shown to have sole voting and shared dispositive power over 1,650,000 shares.

(5)	Information is based in part on an amendment to Schedule 13G filed on February 14, 2002 (the “Centennial 13G”) with the SEC by each of Centennial Fund VI, L.P., a private equity investment fund and Centennial Holdings VI, LLC, a manager of private equity investment funds and the sole general partner of Centennial Fund VI, L.P. and Centennial Entrepreneurs Fund VI, L.P. (together the “Centennial VI Funds”). Centennial Holdings VI, LLC may be deemed to indirectly beneficially own all of the shares owned by the Centennial VI Funds. In the Centennial 13G, the reporting persons excluded from the number of shares over which they have voting and dispositive power all shares owned by Centennial Fund V, L.P., Centennial Entrepreneurs Fund V, Centennial Holdings I, LLC, and Centennial Holdings V, L.P. Centennial Holdings V, L.P. is the sole general partner of Centennial Fund V, L.P. and Centennial Entrepreneurs Fund V, L.P. and may be deemed to indirectly beneficially own all of the shares owned by those funds. Centennial Holdings V, L.P. disclaims beneficial ownership of all such shares. Includes: with respect to Centennial Fund V, LP, 291,262 shares of common stock issuable upon conversion of the same number of shares of Series H preferred stock; with respect to Centennial Entrepreneurs Fund V, LP, 8,738 shares of common stock issuable upon conversion of the same number of shares of Series H preferred stock; with respect to Centennial Fund VI, LP, 1,956,074 shares of common stock issuable upon conversion of the same number of shares of Series H preferred stock; with respect to Centennial Entrepreneurs Fund VI, LP, 58,682 shares of common stock issuable upon conversion of the same number of shares of Series H preferred stock; and with respect to Centennial Holdings 1, LLC, 39,121 shares of common stock issuable upon conversion of the same number of shares of Series H preferred stock.

(6)	Includes shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of May 30, 2002, as follows: Mr. Rodriguez, 277,000 shares; Mr. Almon, 16,701 shares; Mr. Behrendt, 198,400 shares; Mr. Jones, 78,800 shares; Mr. Pardun, 43,800 shares; Mr. Tankersley, 3,200 shares; Mr. Smith, 212,100 shares; Mr. Gardner, 99,068 shares; Mr. Stahl, 33,100 shares; Mr. Beavers, 103,500 shares; Mr. Lamborn, 122,073 shares; Mr. Marriner, 654,000 shares; Dr. Al-Nasser, 0 shares; and Mr. Benecken, 0 shares.

(7)	Includes shares underlying Series H preferred stock as follows: Meritage Investment Partners LLC, 4,444,445 shares; Centennial Holdings VI, LLC, 2,014,756 shares; Mr. Rodriguez, 250,000 shares; Mr. Almon, 1,000,000 shares; and Mr. Tankersley, 4,595,983 shares.

(8)	Includes 4,420 shares held by Mr. Behrendt’s spouse as custodian for the benefit of his children.

(9)	Includes the shares listed for Meritage Investment Partners LLC under footnote 2, as to which Mr. Tankersley has voting and dispositive power by virtue of being the managing member of Meritage Investment Partners, LLC. Mr. Tankersley disclaims beneficial ownership of such shares. Also includes the following shares held by the following entities: Millennial Holdings LLC, 29,853 shares of common stock and 76,881 shares of Series H preferred stock; The Millennial Fund, 12,212 shares of common stock and 21,773 shares of Series H preferred stock; and Tankersley Family Limited Partnership, 21,404 shares of common stock and 32,884 shares of Series H preferred stock. Mr. Tankersley is the managing member of Millennial Holdings LLC and sole general partner of Tankersley Family Limited Partnership and may be deemed to posses voting and dispositive power over shares held by such entities. Mr. Tankersley disclaims beneficial ownership of all such shares. The Millennial Fund is not a separate legal entity and Mr. Tankersley is the direct beneficial owner of all shares held in that name.

(10)	Includes 32,336 shares held by Mr. Beavers’ children and 6,687 shares held by Ecrix Investors, LLC, in which Mr. Beavers is the manager. Mr. Beavers disclaims beneficial ownership of the shares held by Ecrix Investors, LLC.

(11)	Includes 25,000 shares held by Mr. Marriner’s spouse.

(12)	Mr. Marriner ceased to be a director and executive officer in January 2002. Dr. Al-Nasser and Mr. Benecken ceased to be executive officers in March 2001.

(13)	Includes shares described in these notes, as applicable.

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(14)	Does not include 303,146 shares held by the Sama Partnership, a nominee name for a trust for the benefit of the children of Mr. Rodriguez, the trustee of which is Mr. Rodriguez’ spouse. Mr. Rodriguez disclaims beneficial ownership of all such shares.

(15)	Consists of common stock issuable upon the conversion of the following amounts of Series I preferred: with respect to Crestview Capital Fund, LP, 185,000 shares; and with respect to Crestview Capital Fund II, LP, 185,000 shares. Kingsport Capital, LLC, is the sole manager of the above described Crestview entities. As such, it may be deemed to indirectly beneficially own all of the shares owned by such Crestview entities.

(16)	The percent of vote is based only on votes of outstanding shares, without assuming any exercise of conversion or option rights.

After Second Closing under Purchase Agreement

	Beneficial Ownership(1)

	Number of
	Common	Percent of	Percent of
Beneficial Owner	Shares	Total	Vote(17)

Meritage Investment Partners LLC(2)(7)	13,154,671	31.0%	21.2%
1600 Wynkoop Suite 300 Denver, CO 80202
State of Wisconsin Investment Board(3)	7,429,680	19.8%	11.9%
P.O. Box 7842 Madison, WI 53707
First Pacific Advisors, Inc.(4)	3,597,700	10.8%	6.8%
11400 West Olympic Boulevard Suite 1200 Los Angeles, CA 90064
Centennial Holdings VI, LLC(5)	4,472,691	12.5%	8.5%
1428 15th Street Denver, CO 80202
Kingsport Capital, LLC(15)	2,095,557	6.0%	2.4%
95 Revere Drive Northbrook, IL 60062
Tom Ward(6)(16)	2,421,709	6.8%	2.7%
Juan A. Rodriguez(6)(7)(14)	655,106	1.9%	*
William J. Almon, Sr.(6)(7)	1,126,701	3.3%	2.1%
Peter D. Behrendt(6)(8)	449,740	1.3%	*
A. Laurence Jones(6)	78,800	*	*
Thomas E. Pardun(6)	64,800	*	*
G. Jackson Tankersley, Jr.(6)(7)(9)	13,386,995	31.4%	21.8%
Stephen F. Smith(6)	228,964	*	*
Craig G. Lamborn(6)	122,073	*	*
Kelly J. Beavers(6)(10)	401,817	1.2%	*
John D. Gardner(6)	102,068	*	*
K. John Stahl(6)	33,100	*	*
William L. Marriner(6)(11)(12)	767,662	2.3%	*
Farouk Al-Nasser(6)(12)	15,000	*	*

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	Beneficial Ownership(1)

	Number of
	Common	Percent of	Percent of
Beneficial Owner	Shares	Total	Vote(17)

Manfred Benecken(6)(12)	3,800	*	*
All named Executive Officers and Directors as a group (15 persons)(13)	19,839,535	41.2%	28.6%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and by Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole power to vote and dispose of the shares indicated as beneficially owned. As required by Rule 13d-3(d), each beneficial owner named in the table is deemed to be the beneficial owner of shares that person has the right to acquire beneficial ownership of within 60 days of May 30, 2002. Applicable percentages are based on 33,375,176 shares outstanding on May 30, 2002, adjusted as required by Rule 13d-3(d)(1).

(2)	This information is based on a Schedule 13D, dated May 30, 2002, filed with the SEC by each of Meritage Private Equity Fund, LP, a private equity investment fund, and Meritage Investment Partners, LLC, a manager of private equity investment funds and the sole general partner of Meritage Private Equity Fund, LP, Meritage Private Equity Parallel Fund, LP and Meritage Entrepreneurs Fund, LP (collectively, the “Meritage Funds”). Meritage Investment Partners, LLC may be deemed to indirectly beneficially own all of the shares owned by the Meritage Funds. Includes: with respect to Meritage Private Equity Fund, LP, 3,896,889 shares of common stock issuable upon conversion of the same number of shares of Series H preferred stock, 87,680 shares of common stock issuable upon exercise of a warrant, and 4,042,426 shares of common stock issuable upon conversion of 2,411,200 shares of Series I preferred stock; with respect to Meritage Private Equity Parallel Fund, LP, 476,445 shares of common stock issuable upon conversion of the same number of shares of Series H preferred stock, 10,720 shares of common stock issuable upon exercise of a warrant, and 494,216 shares of common stock issuable upon conversion of 294,800 shares of Series I preferred stock; and with respect to Meritage Entrepreneurs Fund, LP, 71,111 shares of common stock issuable upon conversion of the same number of shares of Series H preferred stock, 1,600 shares of common stock issuable upon exercise of a warrant, and 73,764 shares of common stock issuable upon conversion of 44,000 shares of Series I preferred stock. G. Jackson Tankersley, Jr., a director of Exabyte, is the managing member of Meritage Investment Partners, LLC and may be deemed to indirectly beneficially own all of the shares owned by the Meritage Funds. Mr. Tankersley disclaims beneficial ownership of all such shares. Does not include 3,200 shares of common stock subject to options exercisable within 60 days of May 30, 2002 beneficially owned by Mr. Tankersley. Meritage Investment Partners, LLC is shown to have sole voting and dispositive power over all the shares.

(3)	Certain information is based on a Schedule 13G dated February 15, 2002 filed with the SEC by State of Wisconsin Investment Board, a government agency that manages public pension funds. Includes 1,250,000 shares of common stock issuable upon conversion of 1,500,000 shares of Series G preferred stock, and 2,933,780 shares issuable upon conversion of 1,750,000 shares of Series I preferred stock.

(4)	This information is based on a Schedule 13G, dated February 11, 2002, filed with the SEC by First Pacific Advisors, Inc. (“First Pacific”) and a Schedule 13G, dated February 11, 2002, filed with the SEC by FPA Capital Fund, Inc. (“FPA”), an investment fund managed by First Pacific. First Pacific is shown to have shared voting power over 1,323,400 shares, sole voting power over no shares and shared dispositive power over all shares. FPA is shown to have sole voting and shared dispositive power over 1,650,000 shares.

(5)	Information is based in part on an amendment to Schedule 13G filed on February 14, 2002 (the “Centennial 13G”) with the SEC by each of Centennial Fund VI, L.P., a private equity investment fund and Centennial Holdings VI, LLC, a manager of private equity investment funds and the sole

6-5

general partner of Centennial Fund VI, L.P. and Centennial Entrepreneurs Fund VI, L.P. (together the “Centennial VI Funds”). Centennial Holdings VI, LLC may be deemed to indirectly beneficially own all of the shares owned by the Centennial VI Funds. In the Centennial 13G, the reporting persons excluded from the number of shares over which they have voting and dispositive power all shares owned by Centennial Fund V, L.P., Centennial Entrepreneurs Fund V, Centennial Holdings I, LLC, and Centennial Holdings V, L.P. Centennial Holdings V, L.P. is the sole general partner of Centennial Fund V, L.P. and Centennial Entrepreneurs Fund V, L.P. and may be deemed to indirectly beneficially own all of the shares owned by those funds. Centennial Holdings V, L.P. disclaims beneficial ownership of all such shares. Includes: with respect to Centennial Fund V, LP, 291,262 shares of common stock issuable upon conversion of the same number of shares of Series H preferred stock; with respect to Centennial Entrepreneurs Fund V, LP, 8,738 shares of common stock issuable upon conversion of the same number of shares of Series H preferred stock; with respect to Centennial Fund VI, LP, 1,956,074 shares of common stock issuable upon conversion of the same number of shares of Series H preferred stock; with respect to Centennial Entrepreneurs Fund VI, LP, 58,682 shares of common stock issuable upon conversion of the same number of shares of Series H preferred stock; and with respect to Centennial Holdings 1, LLC, 39,121 shares of common stock issuable upon conversion of the same number of shares of Series H preferred stock.

(6)	Includes shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of May 30, 2002, as follows: Mr. Rodriguez, 277,000 shares; Mr. Almon, 16,701 shares; Mr. Behrendt, 198,400 shares; Mr. Jones, 78,800 shares; Mr. Pardun, 43,800 shares; Mr. Tankersley, 3,200 shares; Mr. Smith, 212,100 shares; Mr. Gardner, 99,068 shares; Mr. Stahl, 33,100 shares; Mr. Beavers, 103,500 shares; Mr. Lamborn, 122,073 shares; Mr. Marriner, 654,000 shares; Dr. Al-Nasser, 0 shares; and Mr. Benecken, 0 shares.

(7)	Includes shares underlying Series H preferred stock as follows: Meritage Investment Partners LLC, 4,444,445 shares; Centennial Holdings VI, LLC, 2,014,756 shares; Mr. Rodriguez, 250,000 shares; Mr. Almon, 1,000,000 shares; and Mr. Tankersley, 4,595,983 shares.

(8)	Includes 4,420 shares held by Mr. Behrendt’s spouse as custodian for the benefit of his children.

(9)	Includes the shares listed for Meritage Investment Partners LLC under footnote 2, as to which Mr. Tankersley has voting and dispositive power by virtue of being the managing member of Meritage Investment Partners, LLC. Mr. Tankersley disclaims beneficial ownership of such shares. Also includes the following shares held by the following entities: Millennial Holdings LLC, 29,853 shares of common stock, 76,881 shares of common stock issuable upon conversion of the same number of Series H preferred stock, and 78,387 shares of common stock issuable upon conversion of 46,758 shares of Series I preferred; The Millennial Fund, 12,212 shares of common stock, 21,773 shares of common stock issuable upon conversion of the same number of Series H preferred stock; and 22,199 shares of common stock issuable upon conversion of 13,242 shares of Series I preferred; and Tankersley Family Limited Partnership, 21,404 shares of common stock, 32,884 shares of common stock issuable upon conversion of the same number of Series H preferred stock, and 33,529 shares of common stock issuable upon conversion of 20,000 shares of Series I preferred. Mr. Tankersley is the managing member of Millennial Holdings LLC and sole general partner of Tankersley Family Limited Partnership and may be deemed to posses voting and dispositive power over shares held by such entities. Mr. Tankersley disclaims beneficial ownership of all such shares. The Millennial Fund is not a separate legal entity and Mr. Tankersley is the direct beneficial owner of all shares held in that name.

(10)	Includes 32,336 shares held by Mr. Beavers’ children and 6,687 shares held by Ecrix Investors, LLC, in which Mr. Beavers is the manager. Mr. Beavers disclaims beneficial ownership of the shares held by Ecrix Investors, LLC.

(11)	Includes 25,000 shares held by Mr. Marriner’s spouse.

(12)	Mr. Marriner ceased to be a director and executive officer in January 2002. Dr. Al-Nasser and Mr. Benecken ceased to be executive officers in March 2001.

(13)	Includes shares described in these notes, as applicable.

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(14)	Does not include 1,141,369 shares (including 838,223 shares of common stock issuable on the conversion of 500,000 shares of Series I preferred) held by the Sama Partnership, a nominee name for a trust for the benefit of the children of Mr. Rodriguez, the trustee of which is Mr. Rodriguez’ spouse. Mr. Rodriguez disclaims beneficial ownership of all such shares.

(15)	Consists of common stock issuable upon the conversion of the following amounts of Series I preferred: with respect to Crestview Capital Fund, LP, 625,000 shares; with respect to Crestview Capital Fund II, LP, 605,000 shares; and with respect to Crestview Capital Offshore Fund, Inc. 20,000 shares. Kingsport Capital, LLC, is the sole manager of the above described Crestview entities. As such, it may be deemed to indirectly beneficially own all of the shares owned by such Crestview entities.

(16)	Includes 2,212,909 shares of common stock issuable upon conversion of 1,320,000 shares of Series I preferred.

(17)	The percent of vote is based only on votes of outstanding shares, without assuming any exercise of conversion or option rights.

Beneficial Ownership Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Exabyte’s directors and executive officers, as well as persons who own more than 10% of Exabyte’s common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

      To our knowledge, all such Section 16(a) filing requirements were complied with during fiscal 2001. This statement is based solely on a review of reports furnished to Exabyte and written representations that no other reports were required during fiscal 2001.

Compensation of Directors

      Each director who is not an employee of Exabyte receives $15,000 as an annual retainer for his services as a director. In addition, non-employee directors receive $1,500 for each Board meeting they attend in person and $250 for each committee meeting they attend in person, as well as for each telephone Board meeting in which they participate. These fees have remained unchanged from the previous year. Non-employee directors received an aggregate of $127,000 for their services rendered to Exabyte during fiscal 2001. Non-employee directors are also reimbursed for out-of-pocket travel expenses in connection with their attendance at Board meetings.

      In February 2002 the Board determined that future meeting fees would be paid out in shares of common stock instead of cash. Additionally, Mr. Tankersley elected to receive his annual retainer fee in shares of stock, in lieu of cash. The closing stock price on the day of each meeting will be used to determine the number of shares to be granted to each director. The total number of shares of common stock that each director accumulated in 2002 will be issued to each director at the end of the year as restricted securities.

      Non-employee directors receive options under the Incentive Stock Plan. On January 27th of each fiscal year, each non-employee director who has been a non-employee director for at least three months is automatically granted an option to purchase 5,000 shares of common stock. Each newly elected non-employee director, upon initial election to the Board, receives an option to purchase 10,000 shares. The exercise price of these options equals the fair market value of the stock on the date of grant. The options vest at the rate of 2% per month beginning one month following the date of grant. Directors are also eligible to receive discretionary grants of options under the Incentive Stock Plan. During fiscal 2001, options covering an aggregate of 127,934 shares were granted to non-employee directors as a group with a weighted average exercise price per share of $1.44. Of the options granted to directors, grants covering an aggregate of 92,934 shares were discretionary grants.

6-7

Summary of Compensation

      The following table provides, for fiscal 2001 (ended December 29, 2001), fiscal 2000 (ended December 30, 2000) and fiscal 1999 (ended January 1, 2000), certain summary information concerning compensation paid to or earned by Exabyte’s Chief Executive Officer, the two most highly compensated executive officers at the end of fiscal 2001 (who made in excess of $100,000 during fiscal 2001), and three former executive officers who ceased employment with Exabyte during fiscal 2001 and fiscal 2002 (collectively, the “Named Executive Officers”):

Summary Compensation Table

					Long-Term
					Compensation
					Awards

		Annual Compensation			Securities	All Other
					Underlying	Compensation
Name and Principal Position	Year	Salary($)(1)		Bonus($)	Options(#)(2)	($)(3)(4)

Juan A. Rodriguez(5)(6)	2001	28,409		0	200,000	262
Currently Chairman and Chief
Technologist; previously
Acting Chief Executive Officer
and President
Craig G. Lamborn(5)	2001	31,635		0	175,869	49
Vice President and Chief
Financial Officer
Stephen F. Smith	2001	194,306		0	275,000	7,698
Vice President, General Counsel	2000	217,692		0	45,000	1,518
and Secretary	1999	199,230		0	30,000	6,142
Kelly J. Beavers(5)	2001	33,995		0	150,000	55
Vice President, Marketing
John D. Gardner(7)	2001	228,274	(8)	0	192,538	6,730
Vice President, Sales
William L. Marriner(9)	2001	329,146		0	600,000	7,155
Former Chairman of the Board, Chief	2000	357,115		0	90,000	1,084
Executive Officer & President	1999	333,461		0	50,000	5,325
Farouk Al-Nasser(10)	2001	139,750	(11)	0	150,000	3,982
Former Vice President,	2000	267,317		0	60,000	3,406
General Manager	1999	238,844		0	40,000	8,392
Data Storage Products
Manfred Benecken(10)	2001	127,503	(11)	0	150,000	619
Former Vice President,	2000	217,692		0	45,000	4,993
General Manager	1999	197,115		0	30,000	2,268
Quality and Support Services

(1)	Includes amounts earned but deferred at the election of the Named Executive Officers under the 401(k) plan.

(2)	We have not granted any SARs or restricted stock awards.

(3)	As permitted by SEC rules, we have not shown amounts for certain perquisites where the amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.

(4)	Includes matching payments by Exabyte under the 401(k) plan for 2001 as follows: Mr. Rodriguez, $0; Mr. Lamborn, $0; Mr. Smith, $5,950; Mr. Beavers, $0; Mr. Gardner, $5,950; Mr. Marriner $5,950; Dr. Al-Nasser, $2,835; and Mr. Benecken, $0; as well as the dollar value of executive life insurance premiums paid by Exabyte in 2001 for the benefit of the Named Executive Officers as follows: Mr. Rodriguez, $262; Mr. Lamborn, $49; Mr. Smith, $1,748; Mr. Beavers, $55; Mr. Gardner, 780; Mr. Marriner $1,205; Dr. Al-Nasser, $1,147; and Mr. Benecken, $619.

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2000 compensation includes the dollar value of executive life insurance premiums paid by Exabyte in 2000 as follows: Mr. Smith, $1,518; Mr. Marriner, $1,804; Dr. Al-Nasser, $3,406; and Mr. Benecken, $1,811. Also includes $3,182 reimbursed to Mr. Benecken for various legal and auditing fees. There were no matching payments by Exabyte under the 401(k) plan for 2000.

1999 compensation includes matching payments by Exabyte under the 40l(k) plan for 1999 as follows: Mr. Smith, $4,000; Mr. Marriner, $4,000; Dr. Al-Nasser, $4,000; and Mr. Benecken, $0; as well as the dollar value of executive life insurance premiums paid by Exabyte in 1999 for the benefit of the Named Executive Officers as follows: Mr. Smith, $2,142; Mr. Marriner, $1,325; Dr. Al-Nasser, $4,392; and Mr. Benecken, $2,268.

(5)	Messrs. Rodriguez, Lamborn and Beavers became executive officers of Exabyte as a result of the business acquisition of Ecrix Corporation on November 9, 2001. All compensation amounts shown for these individuals include only compensation paid out after November 9, 2001.

(6)	Mr. Rodriguez was elected Acting Chief Executive Officer and President on January 20, 2002.

(7)	Mr. Gardner was elected as an executive officer on November 9, 2001. Prior to that date, Mr. Gardner did not serve as an executive officer of Exabyte.

(8)	Includes $109,387 in commissions paid to Mr. Gardner for 2001.

(9)	Mr. Marriner resigned his position as Chairman of the Board, Chief Executive Officer and President on January 20, 2002.

(10)	Messrs. Al-Nasser and Benecken were elected as executive officers on May 10, 1999. Prior to that date, they did not serve as executive officers of Exabyte. Effective March 15, 2001, Messrs. Al-Nasser and Benecken ceased to be executive officers of Exabyte.

(11)	Includes severance payments equal to 13 weeks of executive’s base compensation as of March 15, 2001.

      Tom Ward was elected as our President and Chief Executive Officer in June, 2002. He receives a base salary of $300,000 per annum, which will be reviewed no less frequently than annually, and he is eligible to receive a quarterly incentive bonus of up to $75,000 paid in common stock upon the achievement of mutually agreed goals. Mr. Ward also received stock options which are described in Chapter 4.

Officer Severance Program

      Exabyte has a severance program under which officers and other specified employees are eligible to receive severance payments in the event their employment is terminated within one year after certain changes in control of Exabyte. The amounts payable under the severance program vary depending upon the position of the terminated officer or employee. The severance program limits the amount payable to up to 12 months of compensation and further provides for the accelerated vesting of outstanding stock options held by the terminated officer or employee. Exabyte believes that the business acquisition of Ecrix Corporation did not constitute a change in control of Exabyte under this severance policy.

Incentive Stock Plan

      The Board adopted the Incentive Stock Plan in January 1987. As a result of a series of amendments, as of May 30, 2002 there were 9,500,000 shares of common stock authorized for issuance under the Incentive Stock Plan. The Incentive Stock Plan provides for the grant of both incentive stock options (which generally have a favorable tax treatment for the optionee) and non-statutory stock options to employees, directors and consultants. These grants are made at the discretion of the Board. The Incentive Stock Plan also provides for the non-discretionary grant of non-statutory stock options to our non-employee directors. As agreed, in connection with the sale of Series G preferred stock on April 12, 2001, we amended the Incentive Stock Plan to provide that, unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders, Exabyte shall not (i) grant any stock options with an exercise price that is less than 100% of the fair market value of the underlying stock on the grant; or (ii) reduce the exercise price of any stock option granted under the Incentive Stock Plan.

6-9

      As of May 30, 2002, options to purchase 5,062,727 shares were outstanding under the Incentive Stock Plan and 672,525 shares were available for future grant. As indicated above, we have also granted options outside of the Incentive Stock Plan to Mr. Ward.

Stock Option Grants

      The following table contains information for fiscal 2001 concerning the grant of stock options under the Incentive Stock Plan, except as noted, to the Named Executive Officers:

Option Grants in Last Fiscal Year

		Individual Grants
					Potential Realizable
	Number of	% of Total			Value at Assumed
	Securities	Options			Annual Rates of Stock
	Underlying	Granted to			Price Appreciation for
	Options	Employees			Option Term(3)
	Granted	in Fiscal	Exercise	Expiration
Name	(#)(1)	Year(2)	Price ($/SH)	Date	5%($)	10%($)

Juan A. Rodriguez	200,000	1.91	0.65	11/9/11	81,756	207,186
Craig G. Lamborn	150,000	1.43	0.65	11/9/11	61,317	155,389
	25,869	0.25	1.05	11/9/11	227	16,450
Stephen F. Smith	150,000	1.43	2.4375	2/2/11	229,939	582,712
	125,000	1.19	0.65	11/9/11	51,097	129,491
Kelly J. Beavers	150,000	1.43	0.65	11/9/11	61,317	155,389
John D. Gardner	20,000	0.19	2.4375	2/2/11	30,658	77,694
	65,000	0.62	1.04	4/12/11	42,513	107,736
	7,538	0.07	1.15	6/1/11	5,451	13,815
	100,000	0.95	0.65	11/9/11	40,878	103,593
William L. Marriner	300,000 (4)	2.86	2.4375	4/21/03	459,879	1,165,424
	300,000 (4)	2.86	0.65	4/21/03	122,634	310,779
Farouk Al-Nasser	150,000	1.43	2.4375	6/14/01	0	0
Manfred Benecken	150,000	1.43	2.4375	6/14/01	0	0

(1)	Exabyte does not have a plan that provides for the issuance of SARs. Options under the Incentive Stock Plan generally vest at the rate of 2% of the total grant per month, beginning one month from the date of grant, for a period of 50 months. Options may be either non-statutory or incentive stock options. The exercise price of options granted under the Incentive Stock Plan must be at least equal to the fair market value of the common stock on the date of grant. Options granted to executive officers and certain members of management are subject to an agreement with Exabyte which provides that, upon a change of control, options will fully vest unless the Board directs otherwise. The Board may not reprice options granted under the Incentive Stock Plan.

(2)	Based on options granted to Exabyte employees during fiscal 2001 to purchase 10,489,829 shares.

(3)	The potential realizable value is based on the term of the option at the date of grant (10 years in each case, with the exceptions of Messrs. Al-Nasser and Benecken, whose stock options granted pursuant to the Incentive Stock Plan expired on June 14, 2001). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term, and that the option is exercised and sold on the last day of the option term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with SEC rules, and do not reflect our estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of Exabyte’s common stock. The amounts reflected in this table may never be achieved.

(4)	As a result of Mr. Marriner’s resignation of his position in January 2002, a separation agreement was entered into between Exabyte and Mr. Marriner, which provides for the expiration of Mr. Marriner’s stock options on April 21, 2003.

6-10

Option Exercises and Year-End Holdings

      The following table provides information concerning the exercise of options during fiscal 2001 and unexercised options held as of the end of fiscal 2001 for the Named Executive Officers:

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
			Options at FY-End(#)(1)		at FY-End($)(2)
	Shares Acquired	Value
Name	on Exercise(#)	Realized($)	Exercisable/Unexercisable		Exercisable/Unexercisable

Juan A. Rodriguez	0	0	104,000/	96,000	36,400/	33,600
Craig G. Lamborn	0	0	91,451/	84,418	27,300/	25,200
Stephen F. Smith	0	0	140,600/	271,300	875/	42,875
Kelly J. Beavers	0	0	78,000/	72,000	27,300/	25,200
John D. Gardner	0	0	43,020/	185,268	700/	34,300
William L. Marriner	0	0	483,400/	586,600	2,100/	102,900
Farouk Al-Nasser	0	0	0/	0	0/	0
Manfred Benecken	0	0	0/	0	0/	0

(1)	Includes both “in-the-money” and “out-of-the-money” options. “In-the-money” options are options with exercise prices below the market price of Exabyte’s common stock (as noted) on December 29, 2001.

(2)	Fair market value of Exabyte’s common stock on December 28, 2001, the last trading day of fiscal 2001 ($1.00, based on the closing sales price reported on the Nasdaq National Market) less the exercise price of the option.

Equity Compensation Plan Information

      The following table provides information concerning our equity compensation plans as of May 30, 2002.

Number of
	Securities	Weighted-	Number of Securities
	to be Issued	average	Remaining Available for
	upon Exercise of	Exercise Price	Future Issuance under
	Outstanding	of Outstanding	Equity Compensation
	Options,	Options,	Plans (excluding
	Warrants and	Warrants and	securities reflected in
Plan Category	Rights(a)	Rights(b)	column(a))(c)

Equity compensation plans approved by security holders	5,062,727	4.1334	874,562 (1)
Equity compensation plans not approved by security holders(2)	8,389,398	1.8886	411,163

Total	13,452,125	6.0220	1,285,725

(1)	This amount includes shares under our Employee Stock Purchase Plan in which employees in general are eligible to participate.

(2)	These plans consist as of May 30, 2002 of the 1997 Non-Officers Stock Option Plan under which options may be granted to employees who are not officers or directors.

6-11

FINANCIAL DATA

Financial Statements and Other Financial Information

      Appendix A contains our 2001 annual report, our quarterly report on Form 10-Q for the quarter ended March 30, 2002, and our current report on Form 8-K dated June 14, 2002. Parts of those documents are incorporated into this proxy statement.

      The following information is incorporated by reference to our 2001 annual report:

1. The Company’s Consolidated Financial Statements

a. Report of Independent Accountants.

b. Consolidated Balance Sheet as of December 30, 2000 and December 29, 2001.

c. Consolidated Statements of Operations for the Fiscal Years Ended January 1, 2000, December 30, 2000 and December 29, 2001.

d. Consolidated Statements of Changes in Stockholders’ Equity for the Years Ended January 1, 2000, December 30, 2000 and December 20, 2001.

2. Quarterly Results of Operations (unaudited).

3. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

      The following information is incorporated by reference to our quarterly report on Form 10-Q for the quarter ended March 30, 2002:

1. Item 1. Financial Statements, which include the Company’s unaudited consolidated financial statements as of March 30, 2002 and for the three months then ended;

2. Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and

3. Item 3. Quantitative and Qualitative Disclosures About Market Risks.

      The information contained in our current report on Form 8-K dated June 14, 2002, concerning updated pro forma information on the merger of Ecrix Corporation into one of our subsidiaries, is incorporated by reference.

Recent Developments

      Since March 30, 2002, we have issued 3,901,200 shares of Series I preferred stock on May 17, 2002; (2) agreed to issue an additional 4,536,300 shares of Series I preferred stock in a second closing; and (3) granted a stock option to our new President and Chief Executive Officer on June 3, 2002. The first two transactions are explained in Chapter Two, and the third transaction is explained in Chapter Four of this proxy statement.

      As described in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Liquidity and Capital Resources — Financial Condition” in our 10-Q report for the quarter ended March 30, 2002, we have been and are continuing to investigate various strategic alternatives that could increase our liquidity.

Accountants

      Representatives of PricewaterhouseCoopers LLP will be present at the Special Meeting. Representatives of PricewaterhouseCoopers LLP will have the opportunity to make a statement at the Special Meeting if they desire, and are expected to be available to respond to appropriate questions from stockholders.

6-12

OTHER MATTERS

      The Board knows of no other proposals that will be presented for consideration at the Annual Meeting. If any other proposals are properly brought before the Annual Meeting, the proxy holders intend to vote on such proposals in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

STEPHEN F. SMITH
Corporate Secretary

6-13

APPENDIX A

TO
PROXY STATEMENT OF
EXABYTE CORPORATION

July 2, 2002

2001 ANNUAL REPORT

Quarterly Report on Form 10-Q

for the Quarter Ended March 30, 2002

Current Report on Form 8-K Dated June 14, 2002

APPENDIX A

EXABYTE CORPORATION

2001 ANNUAL REPORT

      This Appendix A includes information typically included in Exabyte Corporation’s Annual Report to Stockholders. Because this Appendix is intended to take the place of Exabyte’s 2001 Annual Report, Stockholders will not receive a separate Annual Report prior to the Annual Meeting.

Safe Harbor Disclaimer

      In addition to the historical information contained in this report, the following discussion contains forward-looking statements that involve future risks and uncertainties. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report. Risk factors that could cause or contribute to such differences include, but are not limited to, product development, competition, management of business and product transitions, media constraints, supplier dependence and market demand, as well as those included in the Company’s filings on Form 10-K and Forms 10-Q.

      In accordance with Rule 14a-3(c) under the Securities Exchange Act of 1934 (the “Exchange Act”), as adapted to the Summary Annual Report procedure, the information contained in this Appendix A is provided solely for the information of stockholders and the Securities and Exchange Commission. Such information shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A under the Exchange Act (except as provided in Rule 14a-3) or to the liabilities of Section 18 of the Exchange Act, unless, and only to the extent that, it is expressly incorporated by reference into the Proxy Statement of Exabyte Corporation being delivered to stockholders in connection with the 2001 Annual Meeting of Stockholders.

LETTER TO SHAREHOLDERS

Dear Fellow Shareholders:

      Exabyte stands at one of its most pivotal stages in its 17-year history. After several years of declining market share, revenues and earnings, we are re-focusing on our fundamental principles and are positioning the company for a return to revenue growth, earnings and market leadership.

      When the company was founded in 1985, it was predicated on two principles: technological superiority and customer satisfaction. Exabyte demonstrated these principles in 1987 when it launched a tape storage drive that delivered ten times more capacity than any other tape drive available at that time. Revenues grew from $3 million in 1987 to $234 million in 1991 and Fortune Magazine ranked Exabyte as the third fastest growing company in America.

      Now, as I rejoin Exabyte as its chief executive officer, shareholders will see a refocus on Exabyte’s founding principles of technological superiority and customer satisfaction. While 2001 was a difficult year, the merger with Ecrix, our new product roadmap, increased OEM sales, product outsourcing, and a return to a culture committed to customer satisfaction represents the platform for the new Exabyte.

The Year 2001

      Exabyte’s revenues for 2001 were $158.4 million, compared to $221.7 million in 2000. Net loss for 2001 was $35.4 million or $1.47 per share compared to a loss of $41.3 million or $1.83 per share the year prior. Sales were impacted by the economy, products reaching the end of their lifecycles and media supply constraints at the beginning of the year.

      We do not believe Exabyte’s 2001 revenue reflects the company’s true earning potential. Exabyte did witness growth in the fourth quarter of 2001. On a sequential basis, fourth quarter revenues increased by $1.4 million compared to the third quarter. Additionally, in November 2001, Exabyte announced an OEM agreement with IBM and its merger with Ecrix Corporation.

The Exabyte/ Ecrix Merger

      The Exabyte/ Ecrix merger provided Exabyte with new storage talent and an exciting new product line named VXA. The merger also brought Exabyte three new OEM customers: Compaq, Fujitsu and Apple Computer.

      Storage industry analyst and president of Freeman Reports Bob Abraham stated, “With virtually no product overlap between the two companies, this merger is classic synergy. It is an excellent move that extends Exabyte’s reach in the midrange storage markets and provides their OEMs a wider range of tape product offerings.”

A Roadmap to Success in 2002

      Since the merger, Exabyte has made significant enhancements to its product roadmaps.

      MammothTape: The current MammothTape drive, Mammoth-2 (M2), has already built a significant user base that continues to grow. On the eve of our planned introduction of Mammoth’s next-generation product, the Mammoth-3, Exabyte faced a difficult choice.

      Mammoth-3 represented a significant increase over Mammoth-2 specifications, but if Mammoth technology could be integrated with the new VXA technology, then Exabyte could develop an even more compelling product that would leapfrog the competition in price, performance and value. Exabyte’s choice was to either introduce Mammoth-3 at its current specifications, or take the time to develop an integrated product.

      Exabyte made the choice consistent with its tradition of innovation. Mammoth-3 development efforts will be redirected to integrate Mammoth technology and VXA technology. The new Mammoth-3 will offer dramatically superior price, performance and reliability features at a compressed capacity of 625 GB and a transfer rate of 60 MB/sec. In addition, Mammoth-3 is being engineered for backward read compatibility with both Mammoth-2 (M2) and VXA-3 tape drives.

      VXA: VXA tape technology is truly an evolution in tape data storage with a unique packet-based format that has proven its reliability in independent evaluations and reviews. Some reviewers even boiled VXA tapes or froze them in solid ice, by way of demonstrating that a standard VXA drive was still able to restore data from these damaged tapes. OEM customers including Compaq, Fujitsu, Apple Computer, and most recently, Toshiba have adopted VXA technology.

Markets of Opportunity

      New markets will yield tremendous opportunity for Exabyte’s product offerings: The DDS Replacement market, and the high-density 8mm and LTO automation market.

      DDS Replacement Market: The DDS replacement market was created when inherent limitations in DDS (DAT) technology prevented DDS manufacturers Hewlett-Packard, Sony and Seagate from developing a next-generation product. This has left millions of DDS users in need of a new tape storage alternative.

      According to a March 25, 2002 Gartner Dataquest report by Fara Yale, “Significant Shifts Affect the Tape Drive Market in 2001,” DDS shipments totaled more than 1.2 million units in 2001.

      VXA products are the ideal replacement for DDS technology because they are recognized for their reliability; they provide capacities that exceed DDS requirements; and they cost as much as, or less than certain DDS products.

      Additionally, Exabyte is introducing its second-generation VXA product, the VXA-2, in mid 2002. The VXA-2 is currently being evaluated by multiple OEMs, and several OEMs have already entered the final evaluation phase. OEM announcements pertaining to the adoption of VXA-2 products are expected throughout the year.

      High-Density 8mm Automation: The 8mm automation market is predicted to grow more than 98% in four years, from $155 million in 2001 to $300 million in 2005. Additionally, International Data Corporation (IDC) stated that more than 30% of all servers shipped in 2001 were rack mountable, highlighting the need for space-efficient rack mountable tape storage solutions.

      Exabyte will offer an extremely competitive solution to this market by utilizing MammothTape and VXA’s advanced reliability, capacity, performance and cost saving features. These products will be offered in rack mountable solutions with native Fibre Channel connectivity. They will also offer the highest densities at the lowest prices in the industry.

      LTO Automation: The market for high-end, half-inch automation products is expected to grow from $1.2 billion in 2001 to $1.8 billion in 2005.

      Linear Tape-Open (LTO) is a half-inch tape drive technology developed by IBM, Hewlett-Packard, and Seagate. As a relatively new technology, LTO has already outsold its half-inch competitors with more than 97,000 units shipped in 2001. Exabyte believes that LTO will continue to dominate the competitive half-inch tape drive market, and that LTO technology combined with Exabyte’s expertise in automation will provide compelling solutions for this lucrative automation market.

      Media: Media, or tape cartridge business represented 37% of total Exabyte revenue in 2001. We expect media sales to grow dramatically in 2002 with new product introductions.

      Services: As enterprise and SAN implementations become increasingly complex, Exabyte will offer multiple services including on-site integration; improving customer satisfaction and adding an additional Exabyte revenue stream.

The New Exabyte

      Exabyte is reinventing itself in 2002. The company’s goals are to increase sales in its target markets, manage costs, conserve capital and improve margins — ultimately improving shareholder value. Exabyte has already implemented some of these changes.

      In January, we announced a corporate restructuring that will trim at least 20% from our expense and operations budgets. In February, we announced a reorganization in engineering and sales to improve product quality as well as bring the executive management team closer to Exabyte’s OEM accounts in order to grow existing OEM business and drive new business.

      Exabyte’s most significant change is its transition to outsource most of its manufacturing through strategic partnerships. We are thrilled to have an industry leader like Hitachi manufacturing our tape drives. Solectron will manufacture Exabyte’s automation products and our tape cartridges will continue to be manufactured by Sony Corporation, as well as TDK, Matsushita Electric and Maxell. These partnerships are critical to the success of the new Exabyte.

      Also key to our success is growing new and existing business with our OEM, distributor and reseller channels: OEMs like IBM, Compaq, Fujitsu, Apple and Toshiba; distributors like Ingram Micro, Tech Data, Bell Microproducts, Digital Storage Media and Consan; and resellers like CDW, GE Access, Lockheed Martin and Insight. Exabyte is heavily committed to these customer accounts.

Playing to Win

      Exabyte has a history rich in innovation. We founded Exabyte in 1985 on the principle of technological superiority and customer satisfaction. In 2002, we will focus on the very same principles that awarded Exabyte so much success in its beginning. We will do this through product and technology leadership. We will do this through a strong OEM and channel focus. We will do this as a low cost product provider. And we will do this as the proven leader in the high-density 8mm, LTO automation and DDS Replacement markets.

      I believe Exabyte has been doing an excellent job at surviving under very difficult circumstances. But, there is a large difference between playing not to lose and playing to win.

      In 2002, we are playing to win.

Sincerely,

Juan A. Rodriguez

Interim President and Chief Executive Officer

SELECTED FINANCIAL DATA

      The selected financial data set forth below with respect to our consolidated statements of operations for the fiscal years ended January 3, 1998, January 2, 1999, January 1, 2000, December 30, 2000 and December 29, 2001 and with respect to the consolidated balance sheets as of January 3, 1998, January 2, 1999, January 1, 2000, December 30, 2000 and December 29, 2001 are derived from audited consolidated financial statements. The consolidated financial statements as of December 30, 2000 and December 29, 2001, and for the three years ended December 29, 2001 are included elsewhere in this report on Form 10-K and the selected financial data shown below are qualified by reference to such financial statements. There were 52 weeks in 1998, 1999, 2000 and 2001. There were 53 weeks in 1997.

	Fiscal Years Ended

	Jan. 3,	Jan. 2,	Jan. 1,	Dec. 30,	Dec. 29,
	1998	1999	2000	2000	2001

	(In thousands, except per share data)
Consolidated Statement of Operations Data:
Net sales	$335,684	$286,505	$222,827	$221,742	$158,438
Cost of goods sold	288,053	207,604	182,875	172,085	132,143

Gross profit	47,631	78,901	39,952	49,657	26,295
Operating expenses:
Selling, general and administrative	59,211	56,978	56,650	54,709	36,759
Research and development	40,909	29,888	35,725	36,530	25,184

Loss from operations	(52,489)	(7,965)	(52,423)	(41,582)	(35,648)
Other income (expense):
Gain from sale of investment	—	—	—	—	1,719
Interest income	2,164	2,394	2,646	1,057	86
Interest expense	(637)	(607)	(477)	(686)	(1,715)
Other	(2,161)	29	(934)	(1,213)	462

Loss before income taxes(1)	(53,123)	(6,149)	(51,188)	(42,424)	(35,096)
(Provision for) benefit from income taxes(2)	22,312	3,382	(37,219)	1,570	6
Equity in loss of investee	—	—	—	(414)	(343)

Net loss	$(30,811)	$(2,767)	$(88,407)	$(41,268)	$(35,433)

Basic and diluted net loss per share	$(1.38)	$(0.12)	$(3.97)	$(1.83)	$(1.47)

Common shares used in the calculation of basic and diluted net loss per share(3)	23,326	22,285	22,256	22,560	24,052

Consolidated Balance Sheet Data:
Working capital	$134,357	$116,953	$59,594	$27,023	$11,266
Total assets	221,346	207,836	127,276	103,792	83,230
Long-term obligations, excluding current portion	9,049	7,461	6,570	8,146	9,594
Stockholders’ equity	170,796	166,272	78,756	39,058	24,754

(1)	The Company recorded restructuring charges in 1997, 1999, 2000 and 2001, totaling $34,947,000, $2,446,000, $3,899,000 and $498,000, respectively. See Note 13 of Notes to Consolidated Financial Statements.

(2)	The Company recorded a full valuation allowance on all existing deferred tax assets in 1999. See Note 7 of Notes to Consolidated Financial Statements.

(3)	See Note 1 of Notes to Consolidated Financial Statements for an explanation of the determination of shares used in computing net loss per share.

QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

      The following tables set forth unaudited operating results for each quarter of fiscal 2000 and 2001. This information has been prepared on the same basis as the audited financial statements and, in the opinion of management, contains all adjustments consisting only of normal recurring adjustments, necessary for a fair presentation thereof. These unaudited quarterly results should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this annual report on Form 10-K. The operating results for any quarter are not necessarily indicative of results for any future period.

	Quarters Ended

	Apr. 1,	Jul. 1,	Sep. 30,	Dec. 30,
	2000	2000	2000	2000

	(In thousands, except per share data)
Net sales	$49,576	$51,314	$60,100	$60,752
Cost of goods sold	39,363	38,028	48,892	45,802

Gross profit	10,213	13,286	11,208	14,950
Selling, general and administrative	13,436	13,801	12,995	14,477
Research and development	10,360	9,366	9,244	7,560

Loss from operations(1)	(13,583)	(9,881)	(11,031)	(7,087)
Other income (expense):
Interest income	355	206	425	71
Interest expense	(87)	(109)	(86)	(404)
Other	(223)	296	(662)	(624)

Loss before income taxes	(13,538)	(9,488)	(11,354)	(8,044)
(Provision for) benefit from income taxes	(42)	(149)	49	1,712
Equity interest in net loss of investee	—	—	—	(414)

Net loss	$(13,580)	$(9,637)	$(11,305)	$(6,746)

Basic and diluted net loss per share	$(0.60)	$(0.43)	$(0.50)	$(0.30)

	As a Percentage of Net Sales

Net sales	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	79.4	74.1	81.4	75.4

Gross margin	20.6	25.9	18.6	24.6
Selling, general and administrative	27.1	26.9	21.6	23.8
Research and development	20.9	18.3	15.4	12.4

Loss from operations(1)	(27.4)	(19.3)	(18.4)	(11.6)
Other income (expense):
Interest income	0.7	0.4	0.7	0.1
Interest expense	(0.2)	(0.2)	(0.1)	(0.7)
Other	(0.4)	0.6	(1.1)	(1.0)

Loss before income taxes	(27.3)	(18.5)	(18.9)	(13.2)
(Provision for) benefit from income taxes	(0.1)	(0.3)	0.1	2.8
Equity in loss of investee	—	—	—	(0.7)

Net loss	(27.4)%	(18.8)%	(18.8)%	(11.1)%

(1)	In the quarter ended September 30, 2000, the Company recorded restructuring charges of $3,899,000 related to the planned closure of a wholly owned subsidiary. See Note 13 of Notes to Consolidated Financial Statements.

	Quarters Ended

	Mar. 31,	Jun. 30,	Sep. 29,	Dec. 29,
	2001	2001	2001	2001

	(In thousands, except per share data)
Net sales	$49,052	$39,412	$34,268	$35,706
Cost of goods sold	45,558	31,163	24,798	30,624

Gross profit	3,494	8,249	9,470	5,082
Selling, general and administrative	11,333	9,513	7,493	8,420
Research and development	8,901	5,291	5,492	5,500

Loss from operations(1)	(16,740)	(6,555)	(3,515)	(8,838)
Other income (expense):
Gain from sale of investment	—	1,719	—	—
Interest income	11	45	22	8
Interest expense	(502)	(412)	(431)	(370)
Other	31	(15)	55	391

Loss before income taxes	(17,200)	(5,218)	(3,869)	(8,809)
(Provision for) benefit from income taxes	(7)	(41)	23	31
Equity interest in net loss of investee	(343)	—	—	—

Net loss	$(17,550)	$(5,259)	$(3,846)	$(8,778)

Basic and diluted net loss per share	$(0.77)	$(0.23)	$(0.17)	$(0.32)

	As a Percentage of Net Sales

Net sales	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	92.9	79.1	72.4	85.8

Gross margin	7.1	20.9	27.6	14.2
Selling, general and administrative	23.1	24.1	21.9	23.6
Research and development	18.1	13.4	16.0	15.4

Loss from operations(1)	(34.1)	(16.6)	(10.3)	(24.8)
Other income (expense):
Gain on sale of investment	—	4.4	—	—
Interest income	—	0.1	0.1	—
Interest expense	(1.0)	(1.1)	(1.3)	(1.0)
Other	—	—	0.2	1.1

Loss before income taxes	(35.1)	(13.2)	(11.3)	(24.7)
(Provision for) benefit from income taxes	—	(0.1)	0.1	0.1
Equity in loss of investee	(0.7)	—	—	—

Net loss	(35.8)%	(13.3)%	(11.2)%	(24.6)%

(1)	In the quarter ended March 31, 2001, the Company recorded pre-tax restructuring charges of $498,000 related to a reduction in its workforce in order to reduce expenses, minimize ongoing cash consumption and to simplify the management structure. See Note 13 of Notes to Consolidated Financial Statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion contains forward-looking statements that involve future risks and uncertainties. We may achieve different results than those anticipated in these forward-looking statements. The actual results that we achieve may differ materially from any forward-looking statements due to such risks and uncertainties. We have attempted to identify forward-looking statements in bold print. Additionally, words such as “believes,” “anticipates,” “expects,” “intends,” “plans” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. We undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section above entitled “Risk Factors.”

Overview and Recent Developments

      We are a leading provider of information storage products, including tape drive products, automated tape libraries and recording media. Our strategic focus is data backup and archival applications for workstations, midrange computer systems and networks. Computer manufacturers and resellers require a variety of storage products which vary in price, performance, capacity and form-factor characteristics as their needs for reliable data backup and archival storage increase. Our strategy is to offer a number of products to address a broad range of these requirements.

      Our tape drive products are based on VXA®, 8mm and MammothTape™ technologies and our tape library products are based upon VXA®, 8mm, MammothTape™, DLTtape™, LTO™ Ultrium™, and Advanced Intelligent Tape™(AIT™) technologies.

      We market our products worldwide to resellers and original equipment manufacturers (“OEMs”). We also provide repair services directly to OEMs and to our resellers’ customers.

      Our reseller channel customers purchase products for resale and they may provide services to their customers, such as:

—	distribution;

—	financial terms and conditions;

—	pre-sales, sales and/or post sales system upgrades; or

—	other value-added products and/or services.

      Even though we have no obligation to do so, we support some reseller channel customers by providing marketing and technical support directly to them or their consumers. As a result, we may incur certain additional costs for these sales. Other costs and risks associated with our reseller channel customers may include:

—	inventory price protections;

—	stock rotation obligations;

—	short term marketing promotions; and

—	customer and consumer rebates.

      OEM customers incorporate our products as part of their own systems, which they then sell to their customers under their own brand name. We work closely with our OEM customers during early product development stages to help ensure our products will readily integrate into the OEM’s systems.

      The sales cycle for an OEM typically covers many months. During this time, the OEM may:

—	evaluate the technology;

—	qualify the product specifications;

—	verify our compliance with product specifications;

—	integrate the product into its system; and

—	publicly announce the integration. This step typically occurs toward the end of the sales cycle before volume shipments of our products are made to the OEM.

Business Combination

      On November 9, 2001, Exabyte Corporation (“Exabyte”) and Ecrix Corporation (“Ecrix”) completed a previously announced business combination (the “Acquisition”). The Acquisition was effected pursuant to the terms of an Agreement and Plan of Merger, dated as of August 22, 2001, among Exabyte, Ecrix, Bronco Acquisition, Inc., a wholly-owned subsidiary of Exabyte, certain lenders and certain investors named therein (the “Acquisition Agreement”). At the closing of the Acquisition, Bronco Acquisition, Inc. was merged into Ecrix (the “Acquisition”), as a result of which Ecrix became a wholly-owned subsidiary of Exabyte and its results of operations for the period commencing November 9, 2001 are included in Exabyte’s consolidated financial statements and results of operations for fiscal year 2001. All of the shares of Ecrix capital stock outstanding at the effective time of the Acquisition were canceled and, in exchange, former holders of Ecrix capital stock became entitled to receive 10,000,000 shares of Exabyte common stock. The number of shares of Exabyte common stock issuable in the Acquisition was fixed at the time the Acquisition Agreement was entered into, based upon arms-length negotiations among the parties, and was not subject to adjustment as a result of any changes in the fair market value of such shares following the execution of the Acquisition Agreement.

Sale of Series H Preferred Stock

      In connection with the Acquisition, Exabyte also issued 9,650,000 shares of its Series H Convertible Preferred Stock to certain former investors in Ecrix at a price of $1.00 per share. Approximately $2,044,000 of the price was paid through the forgiveness of unpaid principal and accrued interest thereon relating to bridge loans made by the investors in September and October 2001. These shares were issued in a separate transaction, although the obligation to issue the shares was subject to the closing of the Acquisition. The shares were issued in a private placement exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation D promulgated thereunder.

Restructuring

      On January 29, 2002, we announced a corporate restructuring in which we will close our service and final assembly facility in Scotland, close our service depots in Australia and Canada, as well as reduce our U.S. workforce. An estimated 200 positions (including regular full-time employees and temporary or contract workers) will be eliminated overall. Of these, approximately 70 positions were eliminated in February of 2002, and the remainder are expected to occur by the end of the second quarter of 2002. We are currently in the process of determining our formal restructuring plan, including costs and the estimated future savings.

Management Changes

      Also in January 2002, Bill Marriner resigned as Chief Executive Officer and Chairman of the Board and a Director of Exabyte. As a result, Exabyte’s Board of Directors currently consists of 6 members, 3 of whom were directors prior to the Acquisition and 3 of whom are Ecrix designees. Juan Rodriguez, founder and former Chief Executive Officer of Ecrix, currently serves as Interim President and Chief Executive Officer while a search for a new CEO is underway.

Continuing Liquidity Constraints

      Due to ongoing operating losses, declining revenues and resulting liquidity restraints, we continue to reassess our business and investigate various strategic alternatives that would result in increased liquidity. These alternatives may include one or more of the following:

—	sale of all or part of our operating assets;

—	restructuring of current operations;

—	additional equity infusions; or

—	strategic alliance, acquisition or business combination.

      We will continue to explore these and other options that would provide additional capital for longer-term objectives and current operating needs. It will be necessary for the us to take one or more of these actions in order to have sufficient funds to support our operations. Should we not be successful in achieving one or more of these actions, it is possible that we may not be able to continue as a going concern. As a result of our current liquidity constraints, the report of our independent accountants on our consolidated financial statements contains an explanatory paragraph related to this matter.

Critical Accounting Policies

      We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see Note 1 in the Notes to the Consolidated Financial Statements in Item 14 of this Annual Report on Form 10-K, beginning on page 68.

     Revenue recognition

      Our revenue recognition policy is significant because the amount and timing of revenue is a key component of our results of operations. We follow the guidance of Staff Accounting Bulletin No. 101 (“SAB 101”), which requires that a series of criteria are met in order to recognize revenue related to product shipment or the performance of repair services. If these criteria are not met, the associated revenue is deferred until the criteria are met. Generally, these criteria are that there be an arrangement to sell the product, we have delivered the product in accordance with that arrangement, the sales price is determinable, and collectibility is reasonably assured. However, there are instances when additional criteria must be satisfied in order to recognize revenue. Revenue results are difficult to predict, and any shortfall in revenue or delay in recognizing revenue could cause our operating results to vary significantly from quarter to quarter. Additionally, revenue from sales to certain resellers is subject to agreements allowing certain limited rights of return, marketing related rebates and price protection on unsold merchandise held by those resellers. Accordingly, reserves for estimated future returns, marketing rebates and price protection are provided in the period of sale based on contractual terms and historical data. These reserves are subject to estimates by management in accordance with SAB 101. In the event that actual results differ from estimates required by SAB 101, results of future periods may be impacted.

     Inventory valuation and reserves

      Our inventory is a significant component of our total assets. In addition, the value that we carry such inventory at directly impacts the gross margins that we recognize when we subsequently sell the inventory. Our inventory is valued at the lower of cost or market, cost being determined under the first-in, first-out method. In addition, we must determine if additional reserves are required for surplus or obsolete inventory or future sales which may result in a loss. This requires significant management judgements of future revenues by product and estimates of product life cycles in a fast-moving technology marketplace. Our inability to make accurate estimates can lead to material inventory write-offs in future periods.

     Acquired goodwill

      Our business combination with Ecrix in November 2001 resulted in a material amount of goodwill. Under FAS 142, “Goodwill and Other Intangible Assets,” this goodwill is not amortized to operations. Instead, we are required to assess this goodwill periodically for potential impairment. In our case, an impairment may be indicated by a significant drop in the trading price of our common stock. If such a drop in our stock price should occur, additional steps are required to determine if the carrying value of the goodwill exceeds its implied fair value. Any impairment write-off indicated by these tests could have a material effect on our future results of operations. These impairment tests require management to make estimates and assumptions which could affect our financial statements.

      The following tables set forth items in the Exabyte Corporation and Subsidiaries (the “Company”) Consolidated Statements of Operations for the three years ended January 1, 2000, December 30, 2000 and December 29, 2001.

Consolidated Statements Of Operations

	Fiscal Years

	1999	2000	2001

	(As a percentage of net sales)
Net sales	100.0%	100.0%	100.0%
Cost of goods sold	82.1	77.6	83.4

Gross margin	17.9	22.4	16.6
Operating expenses:
Selling, general and administrative	25.4	24.7	23.2
Research and development	16.0	16.4	15.9

Loss from operations	(23.5)	(18.7)	(22.5)
Other income (expense):
Gain on sale of investment	—	—	1.1
Interest income	1.1	0.4	—
Interest expense	(0.2)	(0.3)	(1.1)
Other	(0.4)	(0.5)	0.3

Loss before income taxes	(23.0)	(19.1)	(22.2)
Provision for income taxes	(16.7)	(0.7)	—
Equity in loss of investee	—	(0.2)	(0.2)

Net loss	(39.7)%	(18.6)%	(22.4)%

Product Mix Tables

	Fiscal Years

	1999	2000	2001

	(In thousands)
8mm drives:
Eliant ™ 820, Mammoth-LT, Mammoth, M2™ and VXA®-1.	$99,939	$83,336	$48,374
8mm Libraries:
EZ17™ , EZ17A, 215M, 215A, 430M, 430A, X80, X200 and Autopak	8,046	40,341	28,447
LTO™ Libraries:
110L and 221L	—	742	5,296
Media	67,668	55,874	58,691
Service, spares and other	15,450	14,811	11,841
End-of-life drives and libraries(x)	39,304	33,796	6,760
Sales allowances	(7,580)	(7,158)	(971)

	$222,827	$221,742	$158,438

	Fiscal Years

	1999	2000	2001

	(As a percentage of net sales)
8mm drives:
Eliant ™ 820, Mammoth-LT, Mammoth, M2™ and VXA®-1.	44.9%	37.6%	30.5%
8mm Libraries:
EZ17™ , EZ17A, 215M, 215A, 430M, 430A, X80, X200 and Autopak	3.6	18.2	18.0
LTO™ Libraries:
110L and 221L	—	0.3	3.3
Media	30.4	25.2	37.0
Service, spares and other	6.9	6.7	7.5
End-of-life drives and libraries(x)	17.6	15.2	4.3
Sales allowances	(3.4)	(3.2)	(0.6)

	100.0%	100.0%	100.0%

(x)Prior year amounts and percentages reflect current year classifications of end-of-life products.

Customer Mix Table

	Fiscal Years

	1999	2000	2001

	(As a percentage of net sales)
Reseller	57.7%	66.6%	70.8%
OEM	38.1	28.0	23.6
End user and other	4.2	5.4	5.6

	100.0%	100.0%	100.0%

Sales to Major Customers

	Net Sales			% of Total Net Sales

	1999	2000	2001	1999	2000	2001

	(In thousands)
Ingram Micro	$29,967	$41,028	$27,952	13.5%	18.5%	17.6%
Tech Data	20,729	28,965	19,354	9.3	13.0	12.2
Digital Storage	8,812	12,955	16,815	4.0	5.8	10.6
IBM	33,790	24,985	16,060	15.2	11.3	10.1
Sun Microsystems	24,400	16,780	5,023	11.0	7.6	3.2

      No other customers accounted for 10% or more of sales in any of these periods. We cannot guarantee that sales to these or any other customers will continue to represent the same percentage of our revenues in future periods. Our customers also sell competing products and continually review new technologies, which causes our sales volumes to vary from period to period.

     Fiscal Year 2001 Compared To 2000

     Net Sales

      Our net sales decreased by 28.6% from $221,742,000 in 2000 to $158,438,000 in 2001. We believe this decrease is primarily due to a general economic slowdown in the technology industry, competition and decreasing OEM sales. In comparing net sales from 2000 to 2001, there were several significant differences:

—	Sales of older generation 8mm tape drives (Eliant™ 820, Mammoth-LT, and Mammoth) decreased by $26,659,000 due to product life cycles. Decreases were primarily in the OEM channel, where we sell the majority of these drives, and are expected to continue through 2002 as these products reach end-of-life.

—	Sales of certain 8mm tape libraries (EZ17, X80, and X200) decreased by $17,934,000. We believe this decrease is due to the general slowdown of the economy.

—	Sales of M2™ tape drives decreased by $9,621,000. We believe this decrease resulted from a combination of (1) a general slowdown of the economy; (2) initial stocking orders for the M2™ tape drives which occurred in early 2000; (3) media supply constraints in the first quarter of 2001 which limited our ability to sell tape drives; and (4) reliability issues which have resulted in M2™ tape drives not achieving the market momentum that was expected and that may also have impacted the sales of library products containing M2™ tape drives. Throughout 2000 and 2001, we have focused considerable attention addressing both hardware and firmware issues. We believe these efforts have resulted in a much improved version of the tape drive which is currently being marketed.

—	Sales of newer generation 8mm tape libraries (EZ17A, 215, 215A, 430 and 430A) increased by $5,763,000. This increase is due to the fact that these products did not begin shipping until late in 2000.

—	Sales of LTO™ Ultrium™ tape libraries (110L and 221L) increased by $4,554,000. This increase is due to the fact that these products did not begin shipping until late in the third quarter of 2000.

—	During 2001, we sold our first VXA®-1 tape drives and related Autopak autoloaders, technology acquired in the November 9, 2001 business combination with Ecrix Corporation. Sales of VXA® tape drives are expected to increase in the future. Sales were $1,594,000 in 2001 after the business combination date with no comparable amount in 2000.

—	Sales of end-of-life drives and libraries decreased by $27,037,000. The majority of this decrease is due to the sales related to our DLTtape™ libraries and our 220 library, which entered end-of-life status in 2001.

—	Sales of media increased by $2,818,000 as a result of our resolution of media supply constraints in 2001, which existed at the end of 2000. Additionally, a large installed base of drives and libraries continues to provide demand for media.

—	Service revenue decreased by $2,970,000. We believe outside competition in the repair business has had a negative impact on these revenues. Additionally, declining revenues over the last three years have resulted in a declining number of out of warranty drives to be repaired.

—	Sales allowances decreased by $6,187,000, which had a positive impact on net sales. This decrease is the result of decreased exposure to inventory stock rotation as a result of decreased sales volumes to qualifying reseller customers and a decrease in certain marketing related programs.

      Sales to reseller and end-user customers increased as a percentage of net sales from 2000 to 2001, while sales to OEM customers decreased. We believe this shift is a result of wider acceptance of our newer generation products through the reseller channel, and slower acceptance of M2™ technology in the OEM channel. OEM customers have a long qualification, adoption and integration time before purchasing new products.

      Geographically, sales are attributed to the customer’s location. Sales to domestic customers increased from 70.7% of net sales in 2000 to 71.4% in 2001. Sales to international customers decreased from 29.3% of net sales in 2000 to 28.6% in 2001. Comparing 2000 to 2001, sales to European customers decreased by $15,283,000 and sales to Pacific Rim customers decreased by $2,198,000. We believe these decreases resulted from a worldwide economic slowdown, particularly in the technology industry, coupled with quality issues related to our M2™ product.

     Cost of Sales/ Gross Profit

      Our cost of sales includes the actual cost of all materials, labor and overhead incurred in the manufacturing and service processes, as well as certain other related costs. Other related costs include primarily provisions for warranty repairs and inventory reserves. Our cost of sales decreased from $172,085,000 in 2000 to $132,143,000 in 2001. Our gross margin percentage decreased from 22.4% in 2000 to 16.6% in 2001. Excluding restructuring charges for both periods, our cost of sales decreased from $169,372,000 in 2000 to $131,920,000 in 2001, and our gross margin percentage decreased from 23.6% to 16.7%. Gross margins in 2001 were negatively impacted by (1) high fixed costs relative to the level of net sales; and (2) inventory reserves and rework charges related to our efforts to improve the quality and manufacturing yields of the M2™ drive product. In general, drive average unit prices decreased slightly between 2000 and 2001. Libraries which incorporate MammothTape™ technology increased from 2000 to 2001 as a result of a higher percentage of library sales which incorporated higher priced M2™ tape drives. In addition, we estimate that due to differences in dollar/yen exchange rates, 2000 gross margins were negatively impacted by $761,000 and 2001 gross margins were favorably impacted by approximately $3,334,000. We believe our margins can improve in future periods due to improvements made to the M2™ drives which we believe will reduce costs.

     Selling, General and Administrative

      Selling, general and administrative expenses include salaries, sales commissions, advertising expenses and marketing programs. These expenses decreased from $54,709,000 and 24.7% of sales in 2000 to $36,759,000 and 23.2% of sales in 2001. Excluding restructuring charges, these expenses for 2001 were $36,580,000 and 23.1% of sales. This decrease is the result of our restructuring in the first quarter of 2001, as well as other general cost control efforts. Additionally, advertising expenses decreased from 2000 to 2001, as the introduction of the M2™ drive and related automation products occurred in the early part of 2000. During 2001, our product introductions were smaller in scale. We expect these expenses to decrease as a result of our recent restructuring.

     Research and Development

      Research and development expenses include salaries, third party development costs and prototype expenses. These expenses decreased from $36,530,000 and 16.4% of sales in 2000 to $25,184,000 and 15.9% of sales in 2001. Excluding restructuring charges for both periods, these expenses decreased from $35,345,000 and 15.9% of sales in 2000 to $25,087,000 and 15.8% of sales in 2001. This decrease is the result of our restructuring in the third quarter of 2000 and first quarter of 2001, offset by higher costs for ongoing engineering of the M2™ product in 2000 over 2001. We expect these expenses to decrease as a result of our 2001 and 2002 restructurings.

      During 2001, we contracted with Hitachi for the development of technology and for manufacturing related to future generations of MammothTape™drives. During 2000, we incurred expenses related to a previous contract with Hitachi for development and for manufacturing of the M2™ drive. During 2000 and 2001, we incurred $3,512,000 and $2,315,000, respectively, of engineering charges under these contracts.

     Other Income (Expense), Net

      Other income (expense), net consists primarily of gains from the sale of an investment, interest income and expense, foreign currency remeasurement and translation gains and losses and other miscellaneous items. A $1,719,000 gain on the sale of an investment has favorably impacted these expenses for 2001. Interest income and expense were negatively impacted by liquidity constraints which resulted in decreases to cash balances available for investment, and increases to borrowings under our line of credit. These changes increased interest expense and decreased interest income from 2000 to 2001. Net foreign exchange losses related to remeasurements of foreign subsidiary accounts to U.S. dollars were $860,000 in 2000 and $438,000 in 2001. Net foreign exchange (gains)/losses related to foreign currency transactions were $1,163,000 in 2000 and $(562,000) in 2001.

     Taxes

      The provision for income taxes for 2000 was 3.7% of loss before income taxes compared to 0.0% for 2001. In the second quarter of 1999, we recorded a deferred tax valuation reserve for 100% of total gross deferred tax assets. Management considered a number of factors, including cumulative operating losses over the prior three years, short-term projected losses due to the impact of delays in the release of the M2™ product as well as certain offsetting positive factors. Management believes a 100% valuation allowance will be required until we return to a consistent and predictable level of profitability.

      At December 29, 2001, we had domestic net operating loss carry forwards of $154,550,000, which expire between 2005 and 2021, available to offset future taxable income. Under the Tax Reform Act of 1986, the amount of and the benefit from net operating losses that can be carried forward may be impaired in certain circumstances. Events that may cause changes in our tax carryovers include, but are not limited to, a cumulative ownership change of more than 50% over a three-year period. Certain of Exabyte’s and all of Ecrix’s pre-business combination tax carryovers that can be utilized in any one taxable year for federal tax purposes have been limited by one or more of such ownership changes. We are currently in the process of quantifying the effect of these limitations.

     Net Loss Per Share

      Basic and diluted net loss per share for 2000 decreased from $1.83 per share in 2000 to $1.47 per share for 2001. Excluding restructuring charges for both years, the basic and diluted loss per share decreased from $1.66 per share to $1.45 per share for these same periods.

     Fiscal Year 2000 Compared To 1999

     Net Sales

      Our net sales decreased by 0.4% from $222,827,000 in 1999 to $221,742,000 in 2000. In comparing net sales from 1999 to 2000, there were several significant differences:

—	Sales of M2™ tape drives increased by $20,360,000. We sold our first M2™ drives in the fourth quarter of 1999, whereas in 2000, we had a full year of M2™ sales.

—	Sales of current 8mm library products increased by $41,043,000. During 2000, both unit sales and average unit prices increased as sales shifted to libraries containing M2™ drives from older generation Mammoth and Eliant™ 820 tape drives. Included in 2000 sales are our first shipments of the 215 and 430 libraries.

—	Sales of older generation 8mm tape drives (Eliant™ 820, Mammoth-LT and Mammoth) decreased by $36,962,000, primarily in the OEM channel.

—	Sales of media decreased by $11,795,000. This decrease is due to larger than normal media shipments in the first quarter of 1999 as we resolved media supply constraints and were able to fill our backlog of outstanding orders, compounded by media supply constraints during the fourth quarter of 2000. The 2000 media supply constraints also negatively impacted our sales of M2™ drive and library products.

—	We sold our first LTO™ Ultrium™ libraries. LTO™ library sales were $742,000 in 2000 with no comparable amount in 1999.

—	Sales of DLTtape™ libraries decreased by $3,634,000. We believe this decrease was due in part to the fact that our DLTtape™ libraries utilize older-generation DLT7000 tape drives.

—	Sales of end-of-life drive and library products decreased by $10,622,000.

      Sales to OEM customers decreased from 1999 to 2000 due to reduced sales of older generation tape drive products, without a corresponding increase in sales of new generation products. OEM customers have a long qualification, adoption and integration time before purchasing new products. As a result, volume sales of our M2™ products to OEMs did not begin until late in the third quarter of 2000.

      Sales to domestic customers increased from 66.0% of net sales in 1999 to 70.7% of net sales in 2000. Sales to international customers decreased from 34.0% of net sales in 1999 to 29.3% in 2000. Comparing 1999 to 2000, sales to European/ Middle East customers decreased by $9,065,000 and sales to Pacific Rim customers decreased by $1,585,000. We believe these decreases resulted from worsening economic conditions in those regions and a resulting weakening of their local currencies.

     Cost of Sales/ Gross Profit

      Our cost of sales includes the actual cost of all materials, labor and overhead incurred in the manufacturing and service processes, as well as certain other related costs. Other related costs include primarily provisions for warranty repairs and inventory obsolescence. Our cost of sales decreased from $182,875,000 in 1999 to $172,085,000 in 2000 and our gross margin percentage increased from 17.9% in 1999 to 22.4% in 2000. Excluding restructuring charges for both periods, our cost of goods sold decreased from $182,211,000 in 1999 to $169,371,000 in 2000 and our gross margin percentage increased from 18.2% to 23.6%. Included in 2000 restructuring charges was a provision for excess and obsolete inventory of $879,000. This amount related to excess M2™ scanner and recording head inventories held by our EMG subsidiary as a result of the decision to outsource this manufacturing to Hitachi. See “Restructurings” discussion later in this section. A primary factor positively impacting gross margins was the margin contribution of certain recently released M2™ drives and libraries which have higher gross margins than the older technology products they replaced. In addition, the increase in sales of library products, which typically carry higher gross margins than drive products, also resulted in higher gross margins. Another factor which increased gross margins was the shift to more reseller and less OEM sales. We estimate that 1999 and 2000 gross margins were negatively impacted by approximately $2,276,000 and $761,000, respectively, due to differences in the dollar/yen exchange rate.

     Selling, General and Administrative

      Selling, general and administrative expenses decreased from $56,650,000 and 25.4% of sales in 1999 to $54,709,000 and 24.7% of sales in 2000. Without restructuring charges, these expenses for 1999 were $55,196,000 and 24.8% of net sales. The decrease is mainly the result of employment reductions related to the third quarter 1999 restructuring, which impacted salaries and travel related expenses. Also impacting these expenses for the year, was the settlement of patent litigation with Ecrix Corporation. We had claimed that they infringed on a number of our patents, and were involved in litigation throughout the latter part of 1999 and first six months of 2000. The settlement included payment to us of $450,000 for reimbursement of legal expenses that had been incurred mainly in the first and second quarters of 2000.

     Research and Development

      Research and development expenses increased from $35,725,000 and 16.0% of sales in 1999 to $36,530,000 and 16.4% of sales in 2000. Excluding restructuring charges for both periods, these expenses decreased from $35,397,000 and 15.9% of sales in 1999 to $35,345,000 and 15.9% of sales in 2000. This decrease is the net result of the third quarter 2000 restructuring, which outsourced scanner research and development activities of EMG to Hitachi, and increased spending to support engineering efforts related to MammothTape™ drives and investments in new automation products.

      During 1999, we contracted with Hitachi for the development of technology related to future generations of MammothTape™ drives and manufacturing of the M2™ drive. During 1999 and 2000, we incurred $2,243,000 and $3,512,000, respectively, of engineering charges under these contracts. Investments in automation products included the integration of M2™ drives, as well as the development of a new family of mid-sized libraries that incorporates MammothTape™, DLTtape™, LTO™ Ultrium™ and AIT™ technologies. We shipped new MammothTape™ and LTO™ Ultrium™ products from this family during the second half of 2000.

     Other Income (Expense), Net

      Other income (expense), net consists primarily of interest income and expenses, foreign currency remeasurement and transaction gains and losses and other miscellaneous items. Other income for 1999 was $1,235,000 compared to expense of $842,000 in 2000. The increase in expenses is due primarily to unfavorable changes in remeasurement and transaction gains and losses, and decreased interest income due to lower cash and investment balances. Net foreign exchange losses related to remeasurements of foreign subsidiary accounts to U.S. dollars were $207,000 in 1999 compared to $860,000 in 2000. Net foreign exchange losses related to foreign currency transactions were $686,000 in 1999 compared to $1,163,000 million in 2000.

     Taxes

      The provision for income taxes was (72.7)% of loss before taxes in 1999 compared to 3.7% of loss before taxes in 2000. As of the second quarter of 1999, we recorded a deferred tax valuation reserve for 100% of total gross deferred tax assets. Management considered a number of factors, including cumulative operating losses over the prior three years, short-term projected losses due to the impact of delays in the release of the M2™ product as well as certain offsetting positive factors. Management believes a 100% valuation allowance will be required until we return to a consistent and predictable level of profitability.

     Net Loss Per Share

      Basic and diluted net loss per share for 1999 was $3.97 compared to basic and diluted net loss per share of $1.83 for 2000. Excluding restructuring charges for both years, the basic and diluted net loss per share for 1999 was $3.86 compared to $1.66 for 2000. Our decreased net loss from 1999 to 2000 was due to the increase in the deferred tax valuation reserve during 1999.

     Liquidity And Capital Resources

      During 2001, we expended $11,913,000 of cash for operating activities, obtained $2,766,000 in a business combination, received $12,733,000 from the sale of stock, received $1,719,000 from the sale of an investment, expended $1,751,000 for capital equipment, expended $1,800,000 on long-term obligations, received $94,000 from the sale of property and equipment, paid a net amount of $16,000 against our line of credit and had a decrease in cash overdrafts of $2,343,000. Together, these activities decreased our cash and short-term investments by $511,000 to a year-end balance of $2,648,000. Our working capital decreased to $11,266,000 at December 29, 2001. Inventories decreased $10,838,000 from 2000 to 2001, due to lower required balances to support declines in revenue. We currently expect to purchase approximately $1,000,000 of fixed assets during 2002.

     Commercial Obligations

      In May 2000, we entered into a bank line of credit agreement with Congress Financial Corporation, a subsidiary of First Union Bank Corporation. This agreement expires in May 2003. Originally, this agreement allowed borrowings up to the lesser of 80% of eligible accounts receivable or $20,000,000. In February 2001, this agreement was amended to increase the borrowing limit to $25,000,000. This amendment also added 25% of eligible finished goods inventory to the borrowing base. Eligible accounts receivable excludes invoices greater than 60 days past due, some foreign receivables and other items identified in the agreement. Eligible finished goods inventory excludes slow moving inventory and other items identified in the agreement. Collateral for this agreement includes accounts receivable, inventory and other assets.

      The line of credit prohibits the payment of dividends without prior bank approval and has a minimum net worth covenant and certain other covenants. The agreement contains certain acceleration clauses that may cause any outstanding balance to become immediately due in the event of default. The amount available to borrow under the line of credit varies each day based upon the levels of the underlying accounts receivable and inventories. As of December 29, 2001, the overall amount available to borrow was $13,588,000 and we had $12,291,000 in borrowings outstanding, $426,000 reserved under an outstanding letter of credit and a remaining borrowing capacity of $871,000. Should our revenues continue to decrease, our accounts receivable and overall amount available to borrow may decrease. We are currently in compliance with all covenants; however, if our losses are larger than expected and we are unable to raise additional equity to counteract these losses, we could be in default of the net worth covenant as early as the end of the first quarter of 2002. We are currently negotiating certain amendments to our line of credit.

      Borrowings under the line of credit bear interest at the lower of the bank’s prime rate +1% or “LIBOR” + 3%. As a result, any significant fluctuations in the prime rate or LIBOR would impact our interest expense related to borrowings under this line of credit. Offsetting the amount available under the line of credit is a letter of credit, which collateralizes certain leasehold improvements made by our subsidiary in Germany. This letter is currently for DM 900,000 and decreases by DM 100,000 in August of each year until it is fully depleted.

     Preferred Stock

      As of December 30, 2000, the Company owned 80,000 shares of Series B Preferred Stock and 83,000 shares of Series C Preferred Stock in HighGround Systems Inc. These shares had a net book value of $0 at December 30, 2000. In April 2001, Sun Microsystems purchased HighGround Systems Inc., and as a result, the Company received 96,000 shares of Sun Microsystems common stock. The Company sold 85,000 of these shares during the second quarter of 2001 and received cash proceeds and recorded a gain of $1,719,000.

      On April 12, 2001, we issued 1,500,000 shares of Series G preferred stock to a private investor for total proceeds of $3,000,000. (See Note 6 of Notes to Consolidated Financial Statements.)

      On November 9, 2001, we issued 9,650,000 shares of Series H preferred stock to certain investors for total proceeds of $9,650,000, approximately $2,044,000 of which consisted of the forgiveness of certain bridge loans advanced prior to the business combination date. This issuance was part of the Agreement and Plan of

Merger between Exabyte, Ecrix Corporation and certain investors. (See Note 6 of Notes to Consolidated Financial Statements.)

     Long-Term Obligations

      We are committed to make certain payments under long-term and other obligations. Additionally, we may find ourselves subject to request for payment of inventories by our vendors if our purchased volumes do not meet or exceed forecasts we have provided to them (see Risk Factor section 4.5 above). Our cash payments due under contractual obligations as of December 29, 2001 are as follows:

	Less than
	1 year	1-3 years	4-5 years	After 5 years	Total

	(In thousands)
Operating leases	$5,243	$6,962	$1,710	$—	$13,915
Unconditional purchase obligations(1)	5,723	—	—	—	5,723
Long-term debt	553	169	102	—	824
Capital lease obligations	480	201	42	—	723

	$11,999	$7,332	$1,854	$—	$21,185

(1)	Included in unconditional purchase obligations is a $4,321,000 liability under an agreement with AIWA to purchase certain inventory and tooling. AIWA manufactured the VXA®-1 drives for Ecrix, and held this equipment and inventory for this purpose. This inventory and tooling may be used by the Company’s new VXA®-1 drive manufacturer, Hitachi. If this inventory and tooling is not in acceptable condition, the Company will attempt to renegotiate the agreement with AIWA.

      Additionally, we entered into a development agreement with Hitachi Ltd. on March 1, 2001 for the development of certain M3™ components and manufacture of engineering prototypes. Under this agreement, we have a remaining maximum obligation of approximately $4,840,000, which is for development activities, prototype parts and tooling costs. The timing of these payments is not fixed, but depends upon delivery by Hitachi of items specified in the contract. This potential obligation has not been reflected in the accompanying balance sheet.

     Financial Condition

      We have incurred operating losses and declining revenues over the last five years. Additionally, as of December 29, 2001, we had $2,738,000 in cash, cash equivalents and short-term investments, and $871,000 of remaining borrowing capacity under our line of credit. As a result, we have been and are continuing to investigate various strategic alternatives that could increase our liquidity. These alternatives may include one or more of the following:

—	sale of all or part of our operating assets;

—	restructuring of current operations;

—	additional equity infusions; or

—	strategic alliance, acquisition or business combination.

      We will continue to explore these and other options that would provide additional capital for longer-term objectives and current operating needs. It will be necessary for us to take one or more of these actions in order to have sufficient funds to support our operations. Should we not be successful in achieving one or more of these actions, it is possible that we may not be able to continue as a going concern. As a result of our current liquidity constraints, the report of our independent accountants on our consolidated financial statements contains an explanatory paragraph related to this matter.

      Our cash from operations can be affected by the risks involved in our operations as described in Part 4 of “Risk Factors” in Item 1 of this Report. Our cash needs beyond that date depend on a number of factors, including whether we achieve significant sales growth of Ecrix’s VXA® drives, revenue growth of our existing products, the successful introduction and sales of our future tape drives, and cost containment. We will continue to seek external financing through debt or equity.

Restructurings

     Third quarter 1999

      During the third quarter of 1999, management determined that the division of Exabyte into three operating segments was no longer appropriate due to the amount of overhead required to maintain this structure. We incurred $2,446,000 in pretax restructuring charges to combine our three operating segments under common management. These costs included severance, outplacement and benefits for the resulting workforce reduction of approximately 143 employees. All areas of Exabyte were impacted by the workforce reduction. Approximately $664,000 of these costs were included in cost of sales, $1,453,000 were included in selling, general and administrative costs and $328,000 were included in research and development costs.

      Severance and related costs of $2,154,000 were paid in cash during 1999. The remaining severance and related cost accruals were paid during the first half of 2000.

      The following table summarizes the activity related to the 1999 restructuring:

Severance and
Related Costs

(In thousands)
Restructuring charges	$2,446
Cash payments	(2,154)

Balance, January 1, 2000.	292
Cash payments	(292)

Balance, December 30, 2000	$—

     Third Quarter 2000

      During the third quarter of 2000, we incurred $3,899,000 in charges related to a restructuring, which will result in the closure of our wholly-owned subsidiary, EMG. This restructuring was part of a plan adopted by our Board of Directors on July 24, 2000, which outsourced a number of manufacturing operations to Hitachi. The restructuring decision resulted in: (1) an immediate end to the manufacture of M2™ recording heads by EMG; (2) the termination of M2™ scanner manufacturing by EMG during April 2001; and (3) the planned shut down of the remaining M1 scanner manufacturing by the end of 2002. We have subsequently accelerated this closure date to the third quarter of 2002. No assets were transferred as a result of the decision to outsource M2™ scanner manufacturing to Hitachi and no technology was transferred. In addition, there were no write-offs taken or restructuring charges incurred in connection with the M2™ scanner outsourcing to Hitachi. There has been no change in the method of accounting for transactions between EMG and the Company and all assets not impacted by the restructuring continue to be depreciated in a consistent manner.

      These third quarter restructuring charges include employee severance and related costs of $1,613,000, excess facilities costs of $718,000, the write-off of excess inventories of $879,000, the write-off of capital equipment of $389,000 and other costs of $300,000. Workforce reductions involved 93 employees, constituting all employees of EMG. All severance payments for these employees were contractually defined, fixed and communicated during the third quarter of 2000.

      During 2000, approximately $2,713,000 of these costs were included in cost of sales and $1,186,000 were included in research and development costs. Approximately $1,268,000 of the total restructuring costs, which relate to the write-off of excess inventories and capital equipment, do not involve future cash payments.

      Approximately $499,000 and $651,000 of these restructuring costs were paid during 2000 and 2001, respectively. Of EMG’s workforce reductions, 40 were completed during 2000 and 24 during 2001, resulting in

29 employees at December 29, 2001. Excess facilities exposure and other related costs were reduced by $235,000 during 2001 with the signing of a new lease. Approximately $1,205,000 of accruals related to this restructuring remain at December 29, 2001 and are expected to be paid during 2002.

      The following table summarizes the activity to date related to the restructuring which occurred in the third quarter of 2000:

			Inventory	Fixed Asset
	Severance	Excess	Write-	Write-
	and Related	Facilities	Down	Down	Other	Total

	(In thousands)
Restructuring charges	$1,613	$718	$879	$389	$300	$3,899
Asset write-downs	—	—	(879)	—	—	(879)
Loss on sale of assets	—	—	—	(56)	—	(56)
Cash payments	(360)	—	—	—	(139)	(499)
Additional charges/adjustments	74	41	—	(333)	(55)	(273)

Balance, December 30, 2000	1,327	759	—	—	106	2,192
Cash payments	(561)	(33)	—	—	(57)	(651)
Additional charges/adjustments	(58)	(229)	—	—	(49)	(336)

Balance, December 29, 2001	$708	$497	$—	$—	$—	$1,205

     First Quarter 2001

      In March 2001, we completed a reduction in our workforce in order to reduce expenses, minimize ongoing cash consumption and to simplify management structure. All areas of Exabyte were impacted by the workforce reduction. These reductions reduced the workforce by approximately 235 persons (211 domestically and 24 in Europe) and resulted in a severance charge to operations in the first quarter of 2001 of approximately $498,000. Of these costs, $223,000 were included in cost of sales, $179,000 were included in selling, general and administrative costs and $96,000 were included in research and development costs. All severance was paid during the first quarter of 2001, and no accruals remain.

     Market Risk

      In the ordinary course of our operations, we are exposed to certain market risks, primarily changes in foreign currency exchange rates and interest rates. Uncertainties that are either nonfinancial or nonquantifiable, such as political, economic, tax, other regulatory or credit risks are not included in the following assessment of our market risks.

     Foreign Currency Exchange Rates

      We have foreign subsidiaries whose operations expose us to foreign currency exchange rate changes (See Note 1 of Notes to Consolidated Financial Statements). Changes in foreign currency exchange rates could impact remeasurement of our foreign denominated assets and liabilities into U.S. dollars and our future earnings and cash flows from transactions denominated in different currencies. At December 29, 2001, 3.9% of our total assets were denominated in foreign currencies. During 2001, 0.8% of revenue and 9.0% of operating expenses were denominated in foreign currencies. Our exposure to currency exchange rate changes is diversified due to the number of different countries in which we conduct business. We have subsidiaries in Germany, The Netherlands, Japan, Singapore and Canada whose books of record are maintained in their local currency. Foreign currency gains and losses will continue to result from fluctuations in the exchange rates of these subsidiaries’ operations compared to the U.S. dollar thereby impacting future operating results.

      We purchase certain inventory components and services, denominated in yen, from Japanese manufacturers. We settle such payments at the prevailing spot rate. We prepared sensitivity analyses of our exposures from foreign assets as of December 29, 2001, and of exposure from anticipated foreign revenue, and operating expenses in 2002 using historical data and anticipated future activity to assess the impact of hypothetical changes in foreign currency exchange rates. Based upon the results of these analyses, we estimate that a hypothetical 10% unfavorable change in foreign currency exchange rates from the 2001 year end rates could have a $328,000 impact on net assets, a $124,000 impact on net sales and a $560,000 impact on operating expenses. These risks are materially similar to the risks presented in the prior year, and could have a material effect on our results of operations, cash flows or financial condition for the next year.

      We have also prepared sensitivity analyses of our exposure related to yen denominated purchases. Using a hypothetical 10% unfavorable change in the dollar/yen exchange rate from the year end rate, and projected 2002 purchases denominated in yen, we estimate a potential $2,247,000 impact on 2002 purchases. The impact could affect a combination of net income and inventory, and could have a material effect on our results of operations, cash flows or financial condition for the next year.

     Interest Rates

      At December 29, 2001, we had $12,291,000 outstanding against our line of credit. We pay interest on this line of credit at the lower of the bank’s prime rate +1% or “LIBOR” + 3%. As a result, fluctuations in interest rates could impact our interest expense related to this line of credit.

      We prepared sensitivity analyses of our exposure to interest rate fluctuations to assess the impact of a hypothetical change in interest rates. Based on the results of these analyses, we estimate that a hypothetical 10% unfavorable change in interest rates from the 2001 year end rates could have a $150,000 impact on results of operations. This risk is materially similar to the interest risk presented in the prior year, and could have a material effect on our results of operations, cash flows or financial condition for the next year.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Exabyte Corporation

      In our opinion, the consolidated financial statements listed in the index appearing under Item 14(a)1 on page 87, present fairly in all material respects, the financial position of Exabyte Corporation and its subsidiaries at December 30, 2000 and December 29, 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 29, 2001, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 14(a)2 on page 87 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These consolidated financial statements and the consolidated financial statement schedule are the responsibility of the Company’s management; our responsibility is to express an opinion on these consolidated financial statements and the consolidated financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses and negative cash flows from operations and has an accumulated deficit of $62,810,000 at December 29, 2001. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado
January 29, 2002

CONSOLIDATED BALANCE SHEETS

	December 30, 2000	December 29, 2001

	(In thousands, except per share data)
ASSETS
Current assets:
Cash and cash equivalents	$3,159	$2,197
Restricted cash equivalents	—	451
Short-term investments	90	90
Accounts receivable, net	37,412	26,428
Inventories, net	40,143	29,305
Other current assets	2,807	1,677

Total current assets	83,611	60,148

Property and equipment, net	18,754	12,125
Goodwill	—	10,149
Other long-term assets	1,427	808

Total long-term assets	20,181	23,082

	$103,792	$83,230

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, including book overdrafts of $2,343 and $0, respectively	$26,944	$16,781
Accrued liabilities	15,190	17,145
Line of credit	12,307	12,291
Current portion of long-term obligations	2,147	2,665

Total current liabilities	56,588	48,882
Long-term liabilities:
Warranties	6,679	8,760
Other long-term obligations	1,467	834
Commitments and contingencies (Notes 8, 13 and 14)
Stockholders’ equity:
Preferred stock; no series; $.001 par value; 18,350 shares authorized; no shares issued and outstanding	—	—
Preferred stock; series A; $.001 par value; 500 shares authorized; no shares issued and outstanding	—	—
Convertible preferred stock; series G; $.001 par value; 1,500 shares authorized; no shares and 1,500 shares issued, respectively; $3,195 aggregate liquidation preference	—	1
Convertible preferred stock; series H; $.001 par value; 9,650 shares authorized; no shares and 9,650 shares issued, respectively; $9,650 aggregate liquidation preference	—	10
Common stock, $.001 par value; 100,000 shares authorized; 23,234 and 33,350 shares issued, respectively	23	33
Capital in excess of par value	69,154	90,262
Treasury stock, at cost, 455 shares	(2,742)	(2,742)
Accumulated deficit	(27,377)	(62,810)

Total stockholders’ equity	39,058	24,754

	$103,792	$83,230

The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Years Ended

	January 1, 2000	December 30, 2000	December 29, 2001

	(In thousands, except per share data)
Net sales	$222,827	$221,742	$158,438
Cost of goods sold	182,875	172,085	132,143

Gross profit	39,952	49,657	26,295
Operating expenses:
Selling, general and administrative	56,650	54,709	36,759
Research and development	35,725	36,530	25,184

Loss from operations	(52,423)	(41,582)	(35,648)
Other income (expense):
Gain on sale of investment	—	—	1,719
Interest income	2,646	1,056	86
Interest expense	(477)	(686)	(1,715)
Other	(934)	(1,212)	462

Loss before income taxes	(51,188)	(42,424)	(35,096)
(Provision for) benefit from income taxes	(37,219)	1,570	6
Equity interest in net loss of investee	—	(414)	(343)

Net loss	$(88,407)	$(41,268)	$(35,433)

Basic and diluted net loss per share	$(3.97)	$(1.83)	$(1.47)

Common shares used in the calculation of basic and diluted net loss per share	22,256	22,560	24,052

The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Series G		Series H
	Preferred Stock		Preferred Stock		Common Stock		Treasury Stock

							Capital in			Retained
							Excess of			Earnings
							Par			(Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Value	Shares	Amount	Deficit)

	(In thousands, except per share data)
Balance, January 2, 1999.	—	$—	—	$—	22,647	$23	$66,693	(455)	$(2,742)	$102,298
Common stock options exercised ($1.00 to $6.81) per share)	—	—		—	33	—	202	—	—	—
Common stock issued pursuant to the Employee Stock Purchase Plan ($3.30 and $3.40 per share)	—	—	—	—	206	—	689	—	—	—
Net loss for the year	—	—	—	—	—	—	—	—	—	(88,407)

Balance, January 1, 2000.	—	—	—	—	22,886	23	67,584	(455)	(2,742)	13,891
Common stock options exercised ($3.97 to $9.00 per share)	—	—	—	—	143	—	880	—	—	—
Common stock issued pursuant to the Employee Stock Purchase Plan ($2.92 to $3.83 per share)	—	—	—	—	205	—	690	—	—	—
Net loss for the year	—	—	—	—	—	—	—	—	—	(41,268)

Balance, December 30, 2000.	—	—	—	—	23,234	23	69,154	(455)	(2,742)	(27,377)
Common stock options exercised ($0.65 per share)	—	—	—	—	14	—	—	—	—	—
Common stock issued pursuant to the Employee Stock Purchase Plan ($0.79 to $0.82 per share)	—	—	—	—	102	—	82	—	—	—
Preferred stock issued ($2.00 per share)	1,500	1	—	—	—	—	2,999	—	—	—
Preferred stock issued ($1.00 per share)	—	—	9,650	10	—	—	9,640	—	—	—
Common stock issued pursuant to acquisition agreement ($0.72 per share)	—	—	—	—	10,000	10	7,190	—	—	—
Options granted to employees of acquired company	—	—	—	—	—	—	1,006	—	—	—
Warrants issued	—	—	—	—	—	—	191	—	—	—
Net loss for the year	—	—	—	—	—	—	—	—	—	(35,433)

Balance, December 29, 2001.	1,500	$1	9,650	$10	33,350	$33	$90,262	(455)	$(2,742)	$(62,810)

The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Years

	January 1, 2000	December 30, 2000	December 29, 2001

	(In thousands)
Cash flows from operating activities:
Cash received from customers	$223,624	$221,550	$169,300
Cash paid to suppliers and employees	(249,910)	(258,653)	(179,412)
Interest received	2,628	1,223	89
Interest paid	(477)	(686)	(1,715)
Income taxes paid	(297)	(111)	(175)
Income tax refund received	663	1,865	—

Net cash used by operating activities	(23,769)	(34,812)	(11,913)

Cash flows from investing activities:
Purchase of short-term investments	(41,000)	(2,051)	—
Proceeds from the sale of short-term investments	48,106	9,000	—
Proceeds from the sale of an investment	—	—	1,719
Capital expenditures	(11,002)	(9,456)	(1,751)
Acquisitions, net of cash acquired	—	—	2,315
Proceeds from the sale of fixed assets	—	734	94

Net cash (used) provided by investing activities	(3,896)	(1,773)	2,377

Cash flows from financing activities:
Proceeds from issuance of stock	891	1,570	12,733
Cash overdraft	—	2,343	(2,343)
Borrowings under line of credit	—	87,345	181,454
Payments under line of credit	—	(75,038)	(181,470)
Principal payments on long-term obligations	(4,187)	(2,086)	(1,800)

Net cash (used) provided by financing activities	(3,296)	14,134	8,574

Net decrease in cash and cash equivalents	(30,961)	(22,451)	(962)
Cash and cash equivalents at beginning of	year	56,571	25,610

Cash and cash equivalents at end of year	$25,610	$3,159	$2,197

The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Years

	January 1, 2000	December 30, 2000	December 29, 2001

	(In thousands)
Reconciliation of net loss to net cash used by operating activities:
Net loss	$(88,407)	$(41,268)	$(35,433)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation, amortization and other	15,648	14,281	8,874
Net liabilities assumed by equity investee	—	1,715	—
Write-down of assets	—	1,459	—
Deferred income tax provision	36,945	—	—
Provision for losses and reserves on accounts receivable	6,666	6,429	2,904
Equity in loss of investee	—	414	343
Gain on sale of investment	—	—	(1,719)
Change in assets and liabilities, net of effects from purchase of Ecrix:
Accounts receivable	(5,815)	(6,679)	9,821
Inventories, net	192	(14,592)	15,129
Other current assets	1,936	2,119	1,315
Other assets	15	(60)	5
Accounts payable	7,295	1,274	(8,653)
Accrued liabilities	(680)	(1,919)	(5,661)
Other long-term obligations	2,436	2,015	1,162

Net cash used by operating activities	$(23,769)	$(34,812)	$(11,913)

Significant acquisition:
Fair value of assets acquired	—	—	21,495
Cash purchase price	—	—	(1,809)
Fair value of common stock issued and options issued	—	—	(8,206)

Liabilities assumed	$—	$—	$11,480

Supplemental schedule of non-cash investing and financing activities:
Notes payable issued to purchase property and equipment and services	$2,092	$—	$—
Capital lease obligations	—	929	—

The accompanying notes are an integral part of the consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Operations and Summary of Significant Accounting Policies

      Exabyte Corporation (“Exabyte” or the “Company”) was incorporated on June 5, 1985 under the laws of the state of Delaware. Exabyte markets, designs and manufactures storage products including VXA®, 8mm and MammothTape™ drives, as well as automation for VXA®, 8mm, MammothTape™, DLTtape™, LTO™(Ultrium™) and Advanced Intelligent Tape™ (AIT™). Exabyte also provides its own brand of recording media and provides worldwide service and customer support to its customers and end users. The Company reports its results of operations on the basis of a fiscal year of 52 or 53 weeks ending on the Saturday closest to December 31. There were 52 weeks in all years presented.

     Financial Condition

      The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses of $88,407,000, $41,268,000 and $35,433,000 in fiscal 1999, 2000 and 2001, respectively; negative cash flows from operations of $23,769,000, $34,812,000 and $11,913,000 in fiscal 1999, 2000 and 2001, respectively; and has an accumulated deficit of $62,810,000 as of December 29, 2001. The losses incurred in 2001 are attributed to continued revenue shortfalls from the Company’s business operating plan due to the slowdown in the economy which resulted in liquidity constraints. Additionally, as of December 29, 2001, the Company had only $871,000 of remaining borrowing capacity under its line of credit.

      The above factors raise substantial doubt about whether the Company can continue as a going concern. Therefore, the Company is currently reassessing its business and investigating various strategic alternatives that would result in increased liquidity. These alternatives may include one or more of the following:

—	sale of all or part of our operating assets;

—	restructuring of current operations;

—	additional equity infusions; or

—	strategic alliance, acquisition or business combination.

      The Company will continue to explore these and other options that would provide additional capital for longer-term objectives and current operating needs. It will be necessary for the Company to take one or more of these actions in order to have sufficient funds to support its operations. Subsequent to December 29, 2001, the Company announced an additional restructuring. See Note 17. Should the Company not be successful in achieving one or more of these actions, it is possible that the Company may not be able to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     Principles of Consolidation

      The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated.

     Revenue Recognition

      The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured. Generally, these criteria are met upon shipment of products and transfer of title to customers. Revenue from sales to certain resellers is subject to agreements allowing certain limited rights of return, marketing related rebates and price protection on unsold merchandise held by those resellers. Accordingly, reserves for estimated future returns, marketing rebates and for price protection are provided in the period of the sale based on contractual terms and historical data. Certain original equipment manufacturers (“OEM’s”) require that the Company maintains inventory at third party warehouses. Revenue from these sales is recorded when title passes, upon

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the OEM taking possession of the inventory from the warehouse. Revenue for out-of-warranty service repairs is recorded when the service has been performed and the product has been shipped back to the customer. Revenue for on-site warranty contracts is deferred and amortized on a straight-line basis over the contract period.

     Foreign Currency Transactions and Remeasurement

      The U.S. dollar is the functional currency of the consolidated corporation including its subsidiaries. For the Company’s foreign subsidiaries, monetary assets and liabilities are remeasured into U.S. dollars using the exchange rates in effect at the balance sheet date and non-monetary assets are remeasured at historical rates. Results of operations are remeasured using the average exchange rates during the period. The Company recorded net foreign exchange losses related to these remeasurements of $207,000, $860,000 and $438,000 in 1999, 2000 and 2001, respectively. From time to time, the Company enters into transactions that are denominated in foreign currencies. These transactions are translated at the prevailing spot rate upon payment and recorded in the operating account to which the payment relates. Accounts receivable and payable from subsidiaries denominated in foreign currencies are translated at each period end using period end rates and transaction gains and losses are recorded. The Company recorded net foreign exchange (gains) losses related to these transactions of $686,000, $1,164,000 and $(562,000) in 1999, 2000 and 2001, respectively.

     Fair Value of Financial Instruments

      The carrying amount of cash and cash equivalents, short-term investments, accounts receivable, accounts payable, accrued liabilities, borrowings under the Company’s line of credit and the current portion of long-term obligations in the consolidated financial statements approximate fair value because of the short-term maturity of these instruments. The fair value of long-term obligations for notes payable and capital leases was estimated by discounting the future cash flows using market interest rates and does not differ significantly from the amounts reflected in the consolidated financial statements.

     Comprehensive Income

      The Company has no items of comprehensive income.

     Concentration of Credit Risk

      The Company’s customers include OEMs, resellers and end users. Financial instruments which potentially subject the Company to concentrations of credit risk are primarily accounts receivable, cash equivalents and short-term investments. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral from its customers. At December 30, 2000 and December 29, 2001, one customer accounted for approximately 27% and 25%, respectively, of net accounts receivable. Another customer accounted for 18% and 19%, respectively, of net accounts receivable for these same periods. A third customer accounted for 11% of net accounts receivable at December 30, 2000. At December 29, 2001, a fourth customer accounted for 14% of net accounts receivable. No other customers accounted for 10% or more of net accounts receivable at year-end for the two years presented. Accounts receivable are summarized as follows:

	December 30, 2000	December 29, 2001

	(In thousands)
Accounts receivable	$44,825	$31,259
Less: reserves and allowance for non-collection	(7,413)	(4,831)

	$37,412	$26,428

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Cash Equivalents and Short-Term Investments

      The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Such cash equivalents aggregated $451,000 at December 29, 2001. There were no such cash equivalents at December 30, 2000.

      The Company periodically invests in held-to-maturity debt securities, which are recorded at amortized cost. These include corporate bonds, government bonds and certificates of deposit. At December 29, 2001 and December 30, 2000 these investments had maturity dates of ten months or less. There were no unrealized gains or losses on such investments for the three years ended December 29, 2001.

     Inventories

      Inventories are stated at the lower of cost or market, cost being determined by the first-in, first-out method, and include material, labor and manufacturing overhead. Inventories are presented net of reserves for excess quantities and obsolescence of $7,301,000 and $11,044,000 at December 30, 2000 and December 29, 2001, respectively, and consist of the following:

	December 30, 2000	December 29, 2001

	(In thousands)
Raw materials and component parts	$23,361	$19,184
Work-in-process	1,817	1,293
Finished goods	14,965	8,828

	$40,143	$29,305

     Depreciation and Amortization

      Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective depreciable assets. Software, computers, furniture and machinery/equipment are depreciated over three years. Leasehold improvements are amortized on a straight-line basis over the useful life of the asset or the lease term (three to twelve years). Maintenance and repairs are expensed as incurred and improvements are capitalized.

      The Company continually evaluates long-lived assets, based on the net future cash flow expected to be generated from the asset on an undiscounted cash flow basis, whenever significant events or changes in circumstances occur which indicate the carrying amount may not be recoverable. If that analysis indicates that an impairment has occurred, the Company measures the impairment based on a comparison of discounted cash flows or fair values, whichever is more readily determinable, to the carrying value of the related asset.

     Warranty Costs

      A provision for estimated future costs which may be incurred under the Company’s various product warranties is recorded when products are shipped.

     Shipping and Handling Costs

      Shipping and handling costs are included in cost of sales.

     Advertising Costs

      Advertising costs are expensed as incurred. Advertising expense was $4,243,000, $4,830,000 and $1,795,000 in 1999, 2000 and 2001, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Research and Development Costs

      All research and development costs are expensed as incurred.

     Basic and Diluted Earnings Per Share

      Basic net income (loss) per common share is based on the weighted-average number of shares of common stock outstanding during each respective period. Diluted net income (loss) per common share adds to basic weighted shares the weighted-average number of shares of potential common shares (dilutive stock options) outstanding during each respective period. Proceeds from the exercise of the potential common shares are assumed to be used to repurchase outstanding shares of the Company’s common stock at the average fair market value during the period. In a period in which a loss is incurred, only the weighted-average number of common shares is used to compute the diluted loss per share, as the inclusion of potential common shares would be anti-dilutive. In all years presented, basic shares equal diluted shares because of the anti-dilutive effective of the potential common shares.

      Options to purchase 2,941,000, 3,371,000 and 6,667,000 shares of common stock were excluded from dilutive stock option calculations for 1999, 2000 and 2001, respectively, because their exercise prices were greater than the average fair market value of the Company’s stock for the period, and as such they would be anti-dilutive.

      Additionally, options to purchase 1,099,000, 1,249,000 and 5,161,000 shares of common stock, respectively, were excluded from the computation of diluted earnings per share for 1999, 2000 and 2001, respectively, as these options are anti-dilutive as a result of the net loss incurred.

      The assumed conversion of preferred stock, which is both convertible and participating, into 10,900,000 shares of common stock has been excluded from the calculation of basic earnings per share for 2001, as these shares are anti-dilutive as a result of the net loss incurred. In addition, accumulated preferred dividends of 97,500 shares of common stock have been excluded from the calculation of diluted earnings per share for 2001, as a result of their anti-dilutive effect.

      Since December 29, 2001, the Company has not issued any stock options.

     Use of Estimates

      The Company has prepared these financial statements in conformity with generally accepted accounting principles which require the use of management’s estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities, as well as the reported amounts of revenue and expenses. Accordingly, actual results could differ from the estimates used.

     New Accounting Pronouncements

      In June of 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard No. 141, “Business Combinations” (“FAS 141”) and Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets” (“FAS 142”).

      FAS 141 requires that all purchase business combinations must be accounted for using the purchase method. Under this method, the purchase price of an acquired business is allocated to the individual tangible and intangible assets acquired and liabilities assumed based upon the estimated fair values at the date of acquisition. If the purchase price exceeds the amounts assigned to assets acquired and liabilities assumed, the excess is recognized as goodwill. After initial recognition, goodwill and intangible assets acquired in the business combination must be accounted for under FAS 142. FAS 141 is effective for the Company for all business combinations initiated after June 30, 2001. FAS 141 was used to account for the business combination with Ecrix Corporation which was completed on November 9, 2001. See Note 12.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      FAS 142 requires that after a company allocates the purchase price in accordance with FAS 141, the assets acquired, liabilities assumed, and goodwill must be assigned to one or more reporting units based upon certain criteria outlined in FAS 142. In addition, goodwill will no longer be amortized. Instead, companies are required to test goodwill for impairment at the reporting unit level by (1) determining the fair values of the reporting units and comparing them with their carrying values and (2) if the fair value of a reporting unit is less than its carrying amount, measure the amount of impairment loss, if any, by comparing the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. If the carrying amount of reporting unit goodwill exceeds its implied fair value, that excess should be recognized as an impairment loss. FAS 142 is effective for the Company on January 1, 2002. The Company is currently evaluating the impact of this standard on the Company’s consolidated results of operations.

      In October of 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”), which supercedes FASB Statement No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of”. FAS 144 retains the fundamental provisions of Statement 121 on recognizing impairment losses. The statement establishes that long-lived assets to be disposed of other than by sale are to be considered held and used until the asset is disposed of. In addition, the statement requires that long-lived assets to be disposed of by sale should be classified as held for sale, regardless if the assets were previously held and used or newly acquired. Discontinued operations will no longer be measured on a net realizable value basis, and future operating losses are no longer recognized before they occur. FAS 144 is effective for the Company for fiscal year 2002, with early adoption encouraged. The Company believes that, once effective, this statement will not have a material impact on the Company’s consolidated results of operations.

Note 2 — Property And Equipment

      Property and equipment consist of the following:

	December 30, 2000	December 29, 2001

	(In thousands)
Equipment and furniture	$69,880	$66,295
Equipment under capital leases	2,599	2,880
Leasehold improvements	20,869	20,908
Less: accumulated depreciation and amortization	(74,594)	(77,958)

	$18,754	$12,125

      Depreciation expense was $15,583,000, $12,834,000 and $8,927,000 in 1999, 2000 and 2001, respectively. Accumulated amortization of equipment under capital leases was $1,799,000 and $2,340,000 at December 30, 2000 and December 29, 2001, respectively. Amortization of equipment under capital leases is included in depreciation expense. In 2000, the Company incurred restructuring charges, which included fixed asset write-downs. See Note 13.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 3 — Accrued Liabilities

      Accrued liabilities consist of the following:

	December 30, 2000	December 29, 2001

	(In thousands)
Wages and employee benefits	$7,610	$5,161
Purchase commitments (Note 12)	—	4,321
Warranty costs, current portion	2,676	2,183
Other	4,271	5,480

	$14,557	$17,145

Note 4 — Debt

     Line of Credit

      In May 2000, the Company entered into a bank line of credit agreement with Congress Financial Corporation, a subsidiary of First Union Bank Corporation. This agreement expires in May 2003. Originally, this agreement allowed borrowings up to the lesser of 80% of eligible accounts receivable or $20.0 million. In February 2001, this agreement was amended to increase the borrowing limit to $25.0 million. This amendment also added 25% of eligible finished goods inventory to the borrowing base. Eligible accounts receivable excludes invoices greater than 60 days past due, some foreign receivables and other items identified in the agreement. Eligible finished goods inventory excludes slow moving inventory and other items identified in the agreement. Collateral for this agreement includes accounts receivable and inventory, as well as certain investments.

      The line of credit prohibits the payment of dividends without prior bank approval and has a minimum tangible net worth covenant, and certain other covenants. The agreement contains certain acceleration clauses that may cause any outstanding balance to become immediately due in the event of default. The amount available to borrow under the line of credit varies each day based upon the levels of the underlying accounts receivable and inventory. As of December 29, 2001, the overall amount available to borrow was $13,588,000; the Company had $12,291,000 in borrowings outstanding, $426,000 reserved under an outstanding letter of credit and a remaining borrowing capacity of $871,000. At December 29, 2001, the Company was in compliance with all covenants. The Company is currently negotiating certain amendments to our line of credit.

      Borrowings under the line of credit bear interest at the lower of the bank’s prime rate +1% or “LIBOR” + 3%. Offsetting the amount available under the line of credit is a letter of credit, which collateralizes certain leasehold improvements made by the Company’s subsidiary in Germany. This letter is currently for DM 900,000 and decreases by DM 100,000 in August of each year until it is fully depleted.

     Long-Term Obligations

      In November 2001, the Company assumed notes payable to finance certain equipment in its business combination with Ecrix. One note, for $220,000, requires quarterly installments of interest (8.5%) and principal through December 2006. The other notes, which are collateralized by a certificate of deposit with the lender, require monthly installments of interest (prime + 1.5%) and principal through March 2003.

      Long-term obligations also include the long-term portion of estimated warranty obligations, capital lease obligations and deferred revenue on on-site warranty contracts.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Long-term obligations consist of the following:

	December 30, 2000	December 29, 2001

	(In thousands)
Warranty	$6,679	$8,760
Deferred revenue	2,452	2,045
Notes payable	292	768
Capital lease obligations	830	659
Other	40	27

	10,293	12,259
Less current portion	(2,147)	(2,665)

	$8,146	$9,594

      The following represents future obligations as of December 29, 2001:

	Long-term	Deferred	Notes	Capital Lease
	Warranty	Revenue	Payable	Obligations	Other	Total

	(In thousands)
2002.	$—	$1,697	$553	$480	$—	$2,730
2003.	4,347	333	113	118	27	4,938
2004.	4,413	15	56	83	—	4,567
2005.	—	—	55	42	—	97
2006.	—	—	47	—	—	47
Thereafter	—	—	—	—	—	—

	8,760	2,045	824	723	27	12,379
Less: amount representing interest	—	—	(56)	(64)	—	(120)
Present value of payments	8,760	2,045	768	659	27	12,259
Less: current portion	—	(1,697)	(529)	(439)	—	(2,665)

	$8,760	$348	$239	$220	$27	$9,594

      Interest expense aggregated $477,000, $686,000 and $1,715,000 in 1999, 2000 and 2001, respectively.

Note 5 — Capital Stock and Stock Compensation Plans

      The Company applies APB Opinion 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for options granted to employees at fair market value under its fixed stock option plans and its stock purchase plan. Any grants to non-employees under these plans are accounted for in accordance with EITF Issue No. 96-18.

      On November 9, 2001, in connection with the Company’s business combination with Ecrix, certain options were granted to former Ecrix employees who became employees of the Company. Some of these options were granted at prices other than fair market value and included vesting credit for their period of service at Ecrix. These options otherwise followed the normal provisions of the Company’s fixed stock option plans. These options were valued under FASB Interpretation No. 44, an interpretation of APB Opinion 25. The calculated value of $1,006,000 was recorded as part of the purchase price of the business combination (See Note 12).

      Had compensation cost for all other grants under the Company’s stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

of FASB Statement 123 (FAS 123), the Company’s pro forma results of operations and pro forma net loss per share would have been as follows:

	1999	2000	2001

	(Unaudited)
	(In thousands, except per share data)
Net loss:
As reported	$(88,407)	$(41,268)	$(35,433)
Pro forma	$(90,558)	$(44,634)	$(39,411)
Basic and diluted net loss per share:
As reported	$(3.97)	$(1.83)	$(1.47)
Pro forma	$(4.07)	$(1.98)	$(1.64)

      In all years presented, basic loss per share equals diluted loss per share because inclusion of potential common shares would be anti-dilutive due to the Company’s net losses.

     Fixed Stock Option Plans

      Under the Incentive Stock Plan, the Company may grant options to its employees and directors for up to 9,500,000 shares of common stock. Under the 1997 Non-Officer Stock Option Plan, the Company may grant options to its employees (who are not officers or directors) for up to 9,000,000 shares of common stock. Under both plans, options are granted at an exercise price not less than the fair market value of the stock on the date of grant. The options vest over periods up to 50 months and expire 10 years after the date of grant, except in the event of the termination or death of the employee, whereupon vested shares must be exercised within 90 days or six months, respectively, or they are canceled.

      For FAS 123 disclosure purposes, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	1999	2000	2001

Estimated dividends	none	none	none
Expected volatility	57%	76%	133%
Risk-free interest rate	4.7%-6.6%	5.6%-6.8%	2.8%-4.8%
Expected term (years)	2.85	2.88	1.95

      A summary of the status of the Company’s fixed stock option plans as of January 1, 2000, December 30, 2000 and December 29, 2001, and changes during the years then ended is presented as follows:

	1999		2000		2001

		Weighted-		Weighted-		Weighted-
	Shares	Ave. Exercise	Shares	Ave. Exercise	Shares	Ave. Exercise
	(000s)	Price	(000s)	Price	(000s)	Price

Outstanding at beginning of year	3,844	$13.32	4,040	$11.26	4,620	$10.08
Granted:
Price equals fair market value	1,462	5.30	1,940	7.32	10,403	1.37
Price greater than fair market value	—	—	—	—	190	3.20
Exercised	(33)	6.16	(143)	6.15	(1)	0.65
Forfeited	(1,233)	10.76	(1,217)	10.06	(3,384)	6.20

Outstanding at end of year	4,040	$11.26	4,620	$10.08	11,828	$3.42

Options exercisable at year end	2,394	$14.29	2,643	$12.51	4,052	$6.67
Weighted-average fair value of options granted during the year:
Price equals fair market value		$2.12		$3.73		$0.83
Price greater than fair market value		—		—		$0.03

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table summarizes information about fixed stock options outstanding at December 29, 2001:

	Options Outstanding			Options Exercisable

	Number	Weighted-Avg.		Number
	Outstanding	Remaining	Weighted-Avg.	Exercisable	Weighted-Avg.
Range of Exercise Prices	(000’s)	Contractual Life	Exercise Price	(000’s)	Exercise Price

$0.65-0.65	5,056	9.9 years	$0.65	1,061	$0.65
0.74-2.09	1,491	9.4 years	1.15	174	1.14
2.44-2.44	2,309	9.1 years	2.44	606	2.44
2.59-7.81	1,862	7.6 years	6.54	1,128	6.49
8.00-35.63	1,110	3.8 years	15.85	1,082	16.04

	11,828	8.7 years	$3.42	4,051	$6.67

     Employee Stock Purchase Plan

      Under the Employee Stock Purchase Plan, the Company is authorized to issue up to 1,500,000 shares of common stock to its full-time employees, nearly all of whom are eligible to participate. Under the terms of the plan, employees may elect to have up to 15% of their gross salaries withheld by payroll deduction to purchase the Company’s common stock. The purchase price of the stock is 85% of the lower of market price at the beginning or end of each six-month participation period. Purchases are limited to 1,000 shares per employee per offering period. Under the plan, employees purchased 206,000, 205,000 and 102,000 shares in 1999, 2000 and 2001, respectively.

      The fair value of each stock purchase plan grant is estimated on the date of grant using the Black-Scholes model with the following assumptions:

	1999	2000	2001

Estimated dividends	none	none	none
Expected volatility	57%	76%	133%
Risk-free interest rate	4.7%-4.9%	5.4%-6.2%	4.4%-4.8%
Expected term (years)	0.5	0.5	0.5
Weighted-average fair value of purchase rights granted	$1.49	$2.18	$1.26

     Stockholder Rights Plan

      The Board of Directors adopted on January 24, 1991 and amended on August 23, 1995, February 1, 2001 and August 21, 2001 a Stockholder Rights Plan (“Rights Plan”) in which preferred stock purchase rights were distributed as a dividend at the rate of one right for each share of Exabyte common stock held as of February 15, 1991. The Rights Plan was designed to deter coercive or unfair takeover tactics and to prevent an acquiring entity from gaining control of the Company without offering a fair price to all of the Company’s stockholders. The Rights Plan expired on February 15, 2002. Currently, the Company does not anticipate adopting a new stockholder rights plan to replace the expired Rights Plan.

Note 6 — Preferred Stock

      On April 12, 2001, the Company entered into an agreement to issue 1,500,000 shares of Series G preferred stock to a private investor for total proceeds of $3,000,000. The original Series G issue price of the Series G preferred stock is $2.00 per share. Dividends accrue at a rate of 9% per annum on the original Series G issue price and are compounded if not paid. Dividends must be paid in cash, when, as, and if declared by the Board, except that they may be paid in shares of common stock, at a price of $2.00 per share, if the Company is prohibited from paying cash dividends under any agreement in place as of April 12, 2001. The Company’s bank line of credit agreement with Congress Financial Corporation currently prohibits the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

payment of cash dividends. Series G preferred stock has a liquidation preference ($3,195,000 as of December 29, 2001) over common stock and conversion rights, at the option of the holder, into shares of common stock at a conversion price of $2.40 per share, subject to adjustment. The holder of the Series G preferred stock is entitled to vote with shares of common stock (and not as a separate class) on an as-converted basis at any annual or special meeting of the Company’s stockholders; provided, however, that without the prior written unanimous consent of the Series G preferred stock, the Company may not take certain actions, including asset transfer or acquisition (which terms are defined in the Certificate of Designation). The Company was required to pay cash to the investor if it sold any shares of common stock, warrants or any other instruments convertible into common stock at a price less than $2.40 per share, for 90 days subsequent to April 12, 2001. As of December 29, 2001, this provision has expired and no such sales occurred.

      The Company has registered the shares of Series G preferred stock as well as the underlying shares of common stock issuable upon conversion, or payment of dividends when, as and if, declared by the board of directors on the Series G preferred stock. At December 29, 2001, $195,000 of preferred stock dividends related to this issuance had accumulated but had not been declared or paid. This preferred stock is redeemable at Exabyte’s option commencing April 16, 2003.

      On November 9, 2001, the Company issued 9,650,000 shares of Series H preferred stock to certain former investors in Ecrix as part of the Agreement and Plan of Merger between the Company, Ecrix Corporation and certain investors. See Note 12. The issuance of the Series H preferred stock resulted in cash proceeds of $7,606,000 and the conversion of $2,044,000 in bridge loans and accrued interest made under the Agreement and Plan of Merger. The original Series H issue price of the Series H preferred stock is $1.00 per share. No dividends accrue with respect to the Series H preferred stock, although an adjustment to the conversion price is required to be made in the event a dividend or distribution payable in common stock is declared with respect to the common stock. Series H preferred stock has liquidation preference ($9,650,000 as of December 29, 2001) over common stock and conversion rights, at the option of the holder, into shares of common stock, at a price of $1.00 per share. The holders of the Series H preferred stock are entitled to vote with shares of common stock (and not as a separate class) on an as-converted basis at any annual or special meeting of the Company’s stockholders; provided, however, that without prior written consent of a majority of the outstanding Series H preferred stock, the Company may not take certain actions, including asset transfer or acquisition (which terms are defined in the Certificate of Designation). The Company has entered into a registration rights agreement with the holders of the Series H preferred stock pursuant to which it has agreed to register, at its cost for up to two “long-form” and an unlimited number of short-form registrations, and otherwise at the investors’ costs, all shares of the Company’s common stock held by such investors, including the shares of Series H preferred stock as well as the underlying shares of common stock issuable upon conversion of the Series H preferred stock. The Company also has the right, but not the obligation to redeem some or all of the outstanding shares of Series H Preferred Stock at any time after November 9, 2003 at a price per share equal to $3.00; provided, that the closing bid price of the common stock for each of the 30 consecutive trading days prior to the date that the Company delivers notice of its intent to redeem is greater than such redemption price.

Note 7 — Income Taxes

      Pretax income (loss) is subject to tax in the following jurisdictions:

	1999	2000	2001

	(In thousands)
Domestic	$(48,681)	$(40,251)	$(35,230)
Foreign	(2,507)	(2,173)	134

	$(51,188)	$(42,424)	$(35,096)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The provision for (benefit from) income taxes consists of the following:

	1999	2000	2001

	(In thousands)
Current:
Federal	$—	$(1,417)	$—
State	—	—	18
Foreign	274	(153)	(24)
Deferred:
Federal	31,588	—	—
State	3,182	—	—
Foreign	2,175	—	—

	$37,219	$(1,570)	$(6)

      Total income tax provision (benefit) differs from the amount computed by applying the U.S. federal income tax rate of 35% to loss before income taxes for the following reasons:

	1999	2000	2001

	(In thousands)
U.S. federal income tax at statutory rate	$(17,916)	$(14,848)	$(12,404)
State income taxes, net of federal benefit	(1,084)	(807)	(946)
Valuation allowance	56,149	14,599	13,270
Research and development credits	(1,000)	(1,000)	—
Tax reserves	—	(1,417)	—
Foreign taxes in excess of 35%	1,396	608	(71)
Other	(326)	1,295	145

	$37,219	$(1,570)	$(6)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Deferred tax assets are attributable to the following:

	December 30, 2000	December 29, 2001

	(In thousands)
Current assets:
Warranty reserve	$2,857	$4,235
Accounts receivable reserves	2,632	1,744
Inventory reserves	3,740	4,552
Other	2,552	4,840

	11,781	15,371
Less: valuation allowance	(11,781)	(15,371)

	$—	$—

Noncurrent assets:
Net operating loss carryforwards	$45,332	$62,310
Property and equipment	4,936	4,508
Credit carryforwards	5,464	4,774
Goodwill	814	700
Capitalized tax research and development	—	13,669
Other	2,421	648

	58,967	86,609
Less: valuation allowance	(58,967)	(86,609)

	$—	$—

      During 2000, the Internal Revenue Service concluded the examination of federal income tax returns for the years 1994 through 1997, which resulted in refunds to the Company of $1,716,000. Of this amount, $1,417,000 pertained to issues for which tax reserves had been recorded in prior years and was recorded as a reduction of the provision for income taxes in the consolidated results of operations for the year ended December 30, 2000.

      As of the second quarter of 1999, the Company recorded a deferred tax valuation allowance equal to 100% of total deferred tax assets. Management considered a number of factors, including the Company’s cumulative operating losses over the prior three years, short-term projected losses due to the impact of delays in the release of the M2™ product, as well as certain offsetting positive factors. Management concluded that a valuation allowance was required for 100% of the total deferred tax assets as it is more likely than not that the deferred tax assets will not be realized.

      As discussed in Note 12, on November 9, 2001 the Company completed a business combination with Ecrix Corporation. The deferred tax assets and liabilities as limited after the combination of Ecrix are included in the amounts shown above.

      At December 29, 2001, domestic net operating loss carryforwards of $154,550,000, which expire between 2005 and 2021, are available to offset future taxable income. Under the Tax Reform Act of 1986, the amount of and the benefit from net operating losses that can be carried forward may be impaired in certain circumstances. Events that may cause changes in the Company’s tax carryovers include, but are not limited to, a cumulative ownership change of more than 50% over a three-year period. Certain of Exabyte’s and all of Ecrix’s pre-business combination tax carryovers that can be utilized in any one taxable year for federal tax purposes have been limited by one or more of such ownership changes. The Company is currently in the process of quantifying the effect of these limitations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 8 — Lease Commitments

      The Company leases its office, production and sales facilities under various operating lease arrangements. Most of the leases contain various provisions for rental adjustments including, in certain cases, a provision based on increases in the Consumer Price Index. In addition, most of the leases require the Company to pay property taxes, insurance and normal maintenance costs. The Company has sublet certain of these leased spaces to third parties. The Company also leases certain equipment under operating leases. Future minimum lease payments under non-cancelable operating lease arrangements are as follows:

	Gross Amount	Sublease	Net Amount

	(In thousands)
2002	$5,243	$14	$5,229
2003	4,053	—	4,053
2004	2,909	—	2,909
2005	1,150	—	1,150
2006	560	—	560

	$13,915	$14	$13,901

      Rent expense aggregated $5,917,000, $5,770,000 and $5,191,000 in 1999, 2000 and 2001, respectively.

Note 9 — Employee Benefit Plan

      The Company maintains a qualified Section 401(k) Savings Plan which allows eligible employees to contribute up to 15% of their salaries on a pre-tax basis. As of January 1, 2001, Company contributions to the plan are made in conjunction with the bi-weekly payroll and are not discretionary. The Company recorded as expense matching contributions totaling $761,000 and $790,000 in 1999 and 2001, respectively. There were no matching contributions by the Company in 2000. Company contributions are fully vested after four years of employment.

Note 10 — Segment, Geographic and Sales Information

      Since 1998, all operations of the Company have been considered one operating segment. Therefore, no segment disclosures have been presented. The Company will continue to review the internal reporting structure for future changes that could result in disclosure of additional segments.

      The following table details revenues from external customers by geographic area:

	Revenues From External Customers

	1999	2000	2001

	(In thousands)
United States	$147,149	$156,755	$113,071
Europe/ Middle East	56,435	47,370	32,086
Pacific Rim	14,715	13,130	10,932
Other	4,528	4,487	2,348

	$222,827	$221,742	$158,438

      Foreign revenue is based on the country in which the customer is located.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table details long-lived asset information by geographic area:

	Long Lived Assets

	January 1, 2000	December 30, 2000	December 29, 2001

	(In thousands)
United States	$18,281	$15,982	$20,148
Scotland	3,703	3,060	2,212
Germany	3,132	576	378
Pacific Rim	331	331	250
Other	285	232	94

	$25,732	$20,181	$23,082

      The following table details revenue by product line:

	1999	2000	2001

	(In thousands)
Drives	$100,714	$83,907	$48,440
Libraries	46,575	74,308	40,436
Media	67,668	55,874	58,691
Service, spares and other	15,450	14,811	11,842
Sales allowances	(7,580)	(7,158)	(971)

	$222,827	$221,742	$158,438

      The following table summarizes sales to major customers:

	Net Sales			% of Total Net Sales

	1999	2000	2001	1999	2000	2001

	(In thousands)
Ingram Micro	$29,967	$41,028	$27,952	13.5%	18.5%	17.6%
Tech Data	20,729	28,965	19,354	9.3	13.0	12.2
Digital Storage	8,812	12,955	16,815	4.0	5.8	10.6
IBM	33,790	24,985	16,060	15.2	11.3	10.1
Sun Microsystems	24,400	16,780	5,023	11.0	7.6	3.2

      No other customers accounted for 10% or more of sales in any of these periods.

Note 11 — Quarterly Information (Unaudited)

	2000

	Q1	Q2	Q3	Q4

	(In thousands except per share data)
Net sales	$49,576	$51,314	$60,100	$60,752
Gross profit	10,213	13,286	11,208	14,950
Net loss	(13,580)	(9,637)	(11,305)	(6,746)
Basic and diluted net loss per share	(0.60)	(0.43)	(0.50)	(0.30)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2001

	Q1	Q2	Q3	Q4

	(In thousands, except per share data)
Net sales	$49,052	$39,412	$34,268	$35,706
Gross profit	3,494	8,249	9,470	5,082
Net loss	(17,550)	(5,259)	(3,846)	(8,778)
Basic and diluted net loss per share	(0.77)	(0.23)	(0.17)	(0.32)

Note 12 — Business Combination

      On November 9, 2001, the Company completed a business combination with Ecrix Corporation (“Ecrix”). The operations of Ecrix have been included in the consolidated financial statements since that date. Ecrix is an early-stage company which designs and sells high-capacity, high-performance data storage tape drive products which use VXA® technology. Ecrix was a startup phase company and had commenced revenue shipments of product in late 1999 and had incurred cumulative losses of $62,994,000 through the date of the business combination. Under the business combination agreement, the Company issued 10,000,000 shares of its common stock in exchange for all the outstanding common and preferred shares of Ecrix. In addition, in a related transaction, certain Ecrix shareholders purchased 9,650,000 shares of the Company’s Series H preferred stock at a price of $1.00 per share

      The primary reasons for the business combination and the reasons why the Company was willing to pay more than the fair value of the net assets acquired include (1) expansion of the Company’s product offerings providing access to potential customers and revenues; (2) expansion of technology used in products and enhanced research and development talent; (3) ability to leverage the Company’s existing supplier and customer relationships, resulting in economies of scale; and (4) liquidity provided by the issuance of the Series H shares. The Company intends to sublease vacated space resulting from the business combination and has accrued $1,029,000 at December 29, 2001 for this exposure.

      The aggregate purchase price includes the following items:

(In thousands)

Common stock issued ($0.72 per share)	$7,200
Options issued to Ecrix employees	1,006
Investment banker fee	1,241
Accounting, legal and other expenses	568

$10,015

      The value of common stock issued was determined using the average price of the Company’s stock over the four-day period before and after the Agreement and Plan of Merger was signed and announced. The 2,187,000 options issued to Ecrix employees were valued using a Black-Scholes option-pricing model with no expected dividends, expected volatility of 118%, a risk-free interest rate of 4.5% and an expected term of 2.88 years. There was no intrinsic value of these options and therefore the entire fair value of these options is included as part of the purchase price.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of the business combination:

November 9, 2001

(In thousands)
Current assets	$10,758
Property and equipment	588

Total assets acquired	11,346

Current liabilities	11,196
Long-term debt	284

Total liabilities assumed	11,480

Net liabilities assumed	(134)
Goodwill recorded	10,149

Purchase price	$10,015

      Included in current liabilities is a $4,321,000 liability under an agreement with AIWA to purchase certain inventory and equipment. AIWA manufactured the VXA®-1 drives for Ecrix, and held this equipment and inventory for this purpose. This inventory and equipment may be used by the Company’s new VXA®-1 drive manufacturer, Hitachi. If this inventory and equipment is not in acceptable condition, the Company will attempt to renegotiate the agreement with AIWA, at which time the net assets acquired in the business combination, as well as the resulting goodwill, would be adjusted accordingly.

      The purchase price was allocated to the assets acquired and liabilities assumed based on the Company’s estimates of fair value. The Company utilized an independent third-party appraisal firm to determine the fair value of the intangible assets acquired. This appraisal firm considered all possible intangible assets, including proven research and development, customer relationships and others. The appraisal firm concluded that these potential intangible assets had no determinable value, based primarily on the start-up characteristics of Ecrix. The excess of the purchase price over the amounts allocated to tangible assets acquired, less liabilities assumed, of $10,149,000 was assigned to goodwill which is not expected to be fully deductible for tax purposes. Goodwill recorded as a result of the business combination will not be amortized, in accordance with FAS 142, and will be subject to an annual impairment test. The Company has concluded that it has only one reporting unit under FAS 142 to which it will assign the goodwill recorded.

      The following unaudited pro forma information is presented as if the business combination had occurred as of the beginning of the period presented. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the business combination had been consummated as of the beginning of the fiscal years presented, nor is it necessarily indicative of the future operating results:

	Year Ended	Year Ended
Pro forma results of operations:	December 30, 2000	December 29, 2001

	(Unaudited)
	(In thousands)
Revenue	$232,420	$170,798
Costs and expenses	291,973	223,203

Net loss	$(59,553)	$(52,405)

Net loss per share	$(1.83)	$(1.60)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 13 — Restructurings

     Third Quarter 1999

      During the third quarter of 1999, management determined that the division of the Company into three operating segments was no longer appropriate due to the amount of overhead required to maintain this structure. The Company incurred $2,446,000 in pretax restructuring charges to combine its three operating segments under common management. These costs included severance, outplacement and benefits for the resulting workforce reduction of approximately 143 employees. All areas of the Company were impacted by the workforce reduction.

      Approximately $664,000 of these costs were included in cost of sales, $1,453,000 were included in selling, general and administrative costs and $328,000 were included in research and development costs.

      Severance and related costs of $2,154,000 were paid in cash during 1999. The remaining severance and related cost accruals were paid during the first half of 2000.

      The following table summarizes the activity related to the 1999 restructuring:

Severance
and Related

(In thousands)
Restructuring charges	$2,446
Cash payments	(2,154)

Balance, January 1, 2000.	292
Cash payments	(292)

Balance, December 30, 2000	$—

     Third Quarter 2000

      During the third quarter of 2000, the Company incurred $3,899,000 in charges related to a restructuring, which will result in the closure of a wholly-owned subsidiary, Exabyte Magnetics GmbH (“EMG”). This restructuring was part of a plan adopted by the Board of Directors on July 24, 2000, which outsourced a number of manufacturing operations to Hitachi Digital Media Products Division of Hitachi, Ltd. (“Hitachi”). The restructuring decision resulted in: (1) an immediate end to the manufacture of M2™ recording heads by EMG; (2) the termination of M2 scanner manufacturing by EMG during April 2001; and (3) the planned shut down of the remaining M1 scanner manufacturing by the end of 2003. No assets were transferred as a result of the decision to outsource M2 scanner manufacturing to Hitachi and no technology was transferred. In addition, there were no write-offs taken or restructuring charges incurred in connection with the M2 scanner outsourcing to Hitachi. There has been no change in the method of accounting for transactions between EMG and the Company and all assets not impacted by the restructuring continue to be depreciated in a consistent manner.

      These restructuring charges include employee severance and related costs of $1,613,000, excess facilities costs of $718,000, the write-off of excess inventories of $879,000, the write-off of capital equipment of $389,000 and other costs of $300,000. Workforce reductions involved 93 employees, constituting all employees of EMG. All severance payments for these employees were contractually defined, fixed and communicated during the third quarter of 2000.

      During 2000, approximately $2,713,000 of these costs were included in cost of sales and $1,186,000 were included in research and development costs. Approximately $1,268,000 of the total restructuring costs, which relate to the write-off of excess inventories and capital equipment, do not involve future cash payments.

      Approximately $499,000 and $651,000 of these restructuring costs were paid during 2000 and 2001, respectively. Of EMG’s workforce reductions, 40 were completed during 2000 and 24 during 2001, resulting in

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

29 employees at December 29, 2001. Excess facilities exposure and other related costs were reduced by $235,000 during 2001 with the signing of a new lease. Approximately $1,205,000 of accruals related to this restructuring remain at December 29, 2001.

      The following table summarizes the activity to date related to the restructuring which occurred in the third quarter of 2000:

				Fixed Asset
	Severance	Excess	Inventory	Write-
	and Related	Facilities	Write-Down	Down	Other	Total

	(In thousands)
Restructuring charges	$1,613	$718	$879	$389	$300	$3,899
Asset write-downs	—	—	(879)	—	—	(879)
Loss on sale of assets	—	—	—	(56)	—	(56)
Cash payments	(360)	—	—	—	(139)	(499)
Additional charges/adjustments	74	41	—	(333)	(55)	(273)

Balance, December 30, 2000	1,327	759	—	—	106	2,192
Cash payments	(561)	(33)	—	—	(57)	(651)
Additional charges/adjustments	(58)	(229)	—	—	(49)	(336)

Balance, December 29, 2001.	$708	$497	$—	$—	$—	$1,205

     First Quarter 2001

      In March 2001, the Company completed a reduction in its workforce in order to reduce expenses, minimize ongoing cash consumption and to simplify management structure. All areas of the Company were impacted by the workforce reduction. This reduction reduced the workforce by approximately 235 persons (211 domestically and 24 in Europe) and resulted in a severance charge to operations in the first quarter of 2001 of approximately $498,000. Of these costs, $223,000 were included in cost of sales, $179,000 were included in selling, general and administrative costs and $96,000 were included in research and development costs. All severance was paid during the first quarter of 2001, and no accruals remain. See Note 17.

Note 14 — Contingencies and Commitments

      The Company is, from time to time, subjected to certain claims, assertions or litigation by outside parties as part of its ongoing business operations. The outcomes of any such contingencies are not expected to have a material adverse impact on the financial condition or results of the operations of the Company.

      On December 21, 2001, the Company entered into an agreement with SCI Systems, Inc. to purchase certain inventory. Under the agreement, the Company is obligated to purchase $1,402,000 in specified inventory between the date of the agreement and September 30, 2002.

      The Company entered into a development agreement with Hitachi Ltd. on March 1, 2001 for the development of certain M3™ components and manufacture of engineering prototypes. Under this agreement, the Company has a maximum obligation of approximately $2,500,000 for development activities, $700,000 for prototype parts and $2,800,000 for tooling costs. The Company incurred expenses of $2,315,000 under this agreement during 2001. The Company will retain all technology rights for data storage applications. Neither party is obligated to pay royalties. Amounts are expensed based upon the performance of services by Hitachi or receipt of engineering prototypes.

Note 15 — Gain from Sale of Investment

      As of December 30, 2000, the Company owned 80,000 shares of Series B Preferred Stock and 83,000 shares of Series C Preferred Stock in HighGround Systems Inc. These shares had a net book value of $0 at

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 30, 2000. In April 2001, Sun Microsystems purchased HighGround Systems Inc., and as a result, the Company received 96,000 shares of Sun Microsystems common stock. The Company sold 85,000 of these shares during the second quarter of 2001 and received cash proceeds and recorded a gain of $1,719,000. The remaining shares are held in escrow and are restricted from sale until May 2002.

Note 16 — Investment in CreekPath Systems, Inc.

      In December 1999, the Company formed a wholly owned subsidiary, CreekPath Systems Inc. (“CreekPath”), and received 10,000 shares of CreekPath common stock in exchange for $1,000. CreekPath is a developer of solutions, which enable the economical delivery of managed storage services. CreekPath had no operations during 1999.

      During 2000, the Company received 8,500,000 shares of CreekPath Series A Convertible Preferred Stock in exchange for the contribution of certain intellectual property and $3,312,000 which includes cash, payment of operating expenses on behalf of CreekPath and fixed assets. Until December 20, 2000, Exabyte owned 100% of the outstanding common and preferred stock of CreekPath. Accordingly, the Company consolidated the results of CreekPath into the Company’s financial statements.

      On December 20, 2000, CreekPath sold 16,550,000 shares of Series B Convertible Preferred Stock in exchange for (1) the conversion of approximately $2,100,000 in convertible bridge loans with Exabyte, whereby Exabyte received 1,500,000 shares of Series B convertible preferred stock; and (2) $15,500,000 in cash proceeds from outside investors. Of the total offering, 5,000,000 shares were issued to outside investors in January 2001 and the related proceeds of $5,000,000 were received subsequent to year end. As a result of this transaction, Exabyte no longer controlled CreekPath as the Company held less than a majority of the outstanding voting stock. Accordingly, the Company’s investment was accounted for on the equity method as of December 20, 2000, on a prospective basis.

      Series A and B preferred stock have essentially identical rights which include (1) voting rights identical to common stock; (2) a liquidation preference over common stock; and (3) conversion rights, at the option of the holder, into an equal number of common shares. All of the outstanding common and preferred shares of CreekPath are not registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and have further contractual restrictions on subsequent sales.

      During 2000, the majority of CreekPath’s revenue related to contracted services. Exabyte reflected losses of $4,607,000 through consolidation. During 2000 and 2001, the Company recorded $414,000 and $343,000, respectively, of losses under the equity method. At December 29, 2001, the Company’s carrying amount of its investment in CreekPath is $0.

Note 17 — Subsequent Events

      On January 29, 2002, the Company announced a corporate restructuring in which it will close its service and final assembly facility in Scotland, close its service depots in Australia and Canada, as well as reduce its U.S. workforce. An estimated 200 positions (including regular full-time employees and temporary or contract workers) will be eliminated overall and are expected to occur by the end of the second quarter of 2002. The Company is currently in the process of determining the formal restructuring plan including the costs and the estimated future savings.

SHAREHOLDER INFORMATION

Annual Meeting of Shareholders

The Annual Meeting will be held at 9:00 a.m. on May 7, 2002, at Exabyte Corporate Headquarters in Boulder, Colorado.

Corporate Headquarters

1685 38th Street
Boulder, CO 80301
Telephone: 303-442-4333
Fax: 303-417-7170

Exabyte Product Information

1-800-Exabyte Corporation

Exabyte Internet Address

http://www.exabyte.com
http://www.vxa.com
http://www.mammothtape.com
http://www.m2wins.com

Transfer Agent and Registrar

EquiServe Limited Partnership
P.O. Box 8040
Boston, MA 02266-8040
Shareholder inquiries: 1-800-730-6001
www.equiserve.com

Outside Legal Counsel

Holland & Hart LLP
555 Seventeenth Street
Suite 3200
Denver, Colorado 80202

Sales and Technical Support

For sales and technical support information in the U.S. and Canada, call 1-800-EXABYTE.

Field Offices
Boulder, CO	Walpole, MA
Oakbrook, IL	Annapolis, MD
Mississauga, Ontario, Canada Beijing, China	86-10-62535386
Frankfurt, German	49-6103-90960
Hong Kong	852-276-27891
Manchester, England	44-1492-874855
Paris, France	33-16935-3340
Shanghai, China	86-21-85342616
Singapore	65-2716331
Utrecht, The Netherlands	31-30-2548800

Corporate and Investor Information

Investor Relations
Exabyte Corporation
1685 38th Street
Boulder, CO 80301
303-442-4333
investor@exabyte.com

Form 10-K

A copy of Exabyte Corporation’s Form 10-K as filed with the Securities and Exchange Commission is available, free of charge, upon request to the Investor Relations Department.

Independent Accountants

PricewaterhouseCoopers LLP
950 17th Street, Suite 2500
Denver, Colorado 80202

Stock Information

Exabyte’s common stock has been traded in the over-the-counter market and has been quoted in the National Market System of the Nasdaq Stock Market (“Nasdaq”) under the symbol EXBT since the Company’s initial public offering on October 19, 1989. For the calendar quarters indicated, the following table shows the high and low trading prices of the Company’s common stock as reported on Nasdaq.

Calendar Year	High	Low

2001
First Quarter	$4.375	$1.281
Second Quarter	$2.00	$0.75
Third Quarter	$1.10	$0.30
Fourth Quarter	$1.45	$0.48
2000
First Quarter	$10.875	$7.00
Second Quarter	$7.5625	$3.125
Third Quarter	$12.625	$4.25
Fourth Quarter	$12.625	$2.4375

On March 15, 2002, Exabyte had 560 holders of record of its common stock. The reported closing price of the common stock was $0.75. Exabyte has never paid cash dividends on its common stock. Exabyte presently intends to retain any earnings for use in its business and does not anticipate paying any cash dividends on its common stock in the foreseeable future.

DIRECTORS AND OFFICERS

EXABYTE DIRECTORS

Juan A. Rodriguez

Interim President and Chief Executive Officer
Exabyte Corporation
Elected 2001

William J. Almon, Sr.

Director
Read Rite Corporation
Elected 2001

Peter D. Behrendt

Chairman of the Board
Troika Networks
Elected 1987

A. Laurence Jones

Acting Nonexecutive Chairman of the Board
Exabyte Corporation
Elected 1998

Thomas E. Pardun

Retired Executive
Elected 1995

G. Jackson Tankersley, Jr.

Principal
Meritage Private Equity Funds
Elected 2001

OTHER EXABYTE OFFICERS

Stephen F. Smith

Vice President, General Counsel & Secretary

Craig G. Lamborn

Vice President, Chief Financial Officer

John D. Gardner

Vice President, Sales

Kelly J. Beavers

Vice President, Marketing

K. John Stahl

Vice President, Engineering
1019-PS-02

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-Q

(Mark One)
☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 30, 2002

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to .

Commission File Number: 0-18033

Exabyte Corporation

(Exact name of registrant as specified in its charter)

Delaware	84-0988566
(State of Incorporation)	(I.R.S. Employer Identification No.)

1685 38th Street

Boulder, Colorado 80301
(Address of principal executive offices, including zip code)
(303) 442-4333
(Registrant’s Telephone Number, including area code)

     Indicate by check whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past ninety days.     Yes ☑          No ☐

      As of May 10, 2002, there were 33,366,576 shares outstanding of the Registrant’s Common Stock (par value $0.001 per share).

EXABYTE CORPORATION AND SUBSIDIARIES

Page

PART I. FINANCIAL INFORMATION
Item 1. Financial Statements (Unaudited)
Consolidated Balance Sheets — December 29, 2001 and March 30, 2002
Consolidated Statements of Operations — Three Months Ended March 31, 2001 and March 30, 2002
Consolidated Statements of Cash Flows — Three Months Ended March 31, 2001 and March 30, 2002
Notes to Consolidated Financial Statements
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Item 3. Quantitative and Qualitative Disclosures About Market Risk

PART II. OTHER INFORMATION
Item 5. Other Information
Item 6. Exhibits and Reports on Form 8-K

PART I

Item 1.     Financial Statements

EXABYTE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 29,	March 30,
	2001	2002

	(Unaudited)
	(In thousands, except
	per share data)
ASSETS
Current assets:
Cash and cash equivalents	$2,197	$1,719
Restricted cash equivalents	451	368
Short-term investments	90	90
Accounts receivable, less allowance for doubtful accounts and reserves for customer returns and credits of $4,831 and $4,191, respectively	26,428	28,765
Inventories, net	29,305	22,220
Other current assets	1,677	1,198

Total current assets	60,148	54,360

Property and equipment, net	12,125	9,061
Goodwill	10,149	10,149
Other long-term assets	808	743

Total long-term assets	23,082	19,953

	$83,230	$74,313

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, including book overdrafts of $0 and $1,143, respectively	$16,781	$17,983
Accrued liabilities	17,145	21,162
Line of credit	12,291	13,494
Current portion of long-term obligations	2,665	2,564

Total current liabilities	48,882	55,203
Long-term liabilities:
Warranties	8,760	7,717
Other long-term obligations	834	687
Contingencies (see Note 8)
Stockholders’ equity:
Preferred stock, no series; $.001 par value; 18,350 shares authorized; no shares issued and outstanding	—	—
Preferred stock, series A; $.001 par value; 500 shares authorized; no shares issued and outstanding	—	—
Convertible preferred stock, series G; $.001 par value; 1,500 shares authorized; 1,500 shares issued; $3,267 aggregate liquidation preference at March 30, 2002	1	1
Convertible preferred stock, series H; $.001 par value; 9,650 shares authorized; 9,650 shares issued; $9,650 aggregate liquidation preference at March 30, 2002	10	10
Common stock, $.001 par value; 100,000 shares authorized; 33,350 shares issued	33	33
Capital in excess of par value	90,262	90,337
Treasury stock, at cost, 455 shares	(2,742)	(2,742)
Accumulated deficit	(62,810)	(76,933)

Total stockholders’ equity	24,754	10,706

	$83,230	$74,313

The accompanying notes are an integral part of the consolidated financial statements.

EXABYTE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended

	March 31,	March 30,
	2001	2002

	(Unaudited)
	(In thousands, except
	per share data)
Net sales	$49,052	$36,605
Cost of goods sold	45,558	35,896

Gross profit	3,494	709

Operating expenses:
Selling, general and administrative	11,333	8,796
Research and development	8,901	7,368

Total operating expenses	20,234	16,164

Loss from operations	(16,740)	(15,455)
Other income (expense):
Sale of technology	—	1,200
Interest income	11	15
Interest expense	(501)	(308)
Other	30	83

Loss before income taxes	(17,200)	(14,465)
(Provision for) benefit from income taxes	(7)	342
Equity interest in net loss of investee	(343)	—

Net loss	$(17,550)	$(14,123)

Basic and diluted net loss per share	$(0.77)	$(0.43)

Common shares used in the calculation of basic and diluted net loss per share	22,779	32,895

The accompanying notes are an integral part of the consolidated financial statements.

EXABYTE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended

	March 31,	March 30,
	2001	2002

	(Unaudited)
	(In thousands)
Cash flows from operating activities:
Cash received from customers	$57,290	$34,395
Cash paid to suppliers and employees	(59,433)	(34,652)
Interest received	14	15
Interest paid	(501)	(308)
Income taxes paid	(33)	(16)
Income tax refund received	—	342

Net cash used by operating activities	(2,663)	(224)

Cash flows from investing activities:
Capital expenditures	(910)	(2,407)
Proceeds from the sale of fixed assets	8	12
Change in restricted cash	—	83

Net cash used by investing activities	(902)	(2,312)

Cash flows from financing activities:
Cash overdraft	1,357	1,143
Borrowings under line of credit	55,734	35,362
Payments on line of credit	(53,497)	(34,159)
Principal payments on long-term obligations	(435)	(288)

Net cash provided by financing activities	3,159	2,058

Net decrease in cash and cash equivalents	(406)	(478)
Cash and cash equivalents at beginning of period	3,159	2,197

Cash and cash equivalents at end of period	$2,753	$1,719

Reconciliation of net loss to net cash used by operating activities:
Net loss	$(17,550)	$(14,123)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation, amortization and other	2,502	2,116
Write-down of assets	—	3,344
Provision for losses and reserves on accounts receivable	(151)	266
Equity in loss of investee	343	—
Stock compensation expense	—	76
Change in assets and liabilities:
Accounts receivable	8,410	(2,603)
Inventories, net	555	7,085
Other current assets	599	479
Other assets	86	64
Accounts payable	3,837	59
Accrued liabilities	(3,195)	4,018
Other long-term obligations	1,901	(1,005)

Net cash used by operating activities	$(2,663)	$(224)

The accompanying notes are an integral part of the consolidated financial statements.

EXABYTE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1 — Accounting Principles and Operations

      The consolidated balance sheet as of March 30, 2002, the consolidated statements of operations for the three months ended March 30, 2002 and March 31, 2001, as well as the consolidated statements of cash flows for the three months ended March 30, 2002 and March 31, 2001, have been prepared by Exabyte Corporation (“Exabyte” or the “Company”) without an audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation thereof, have been made.

      Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 29, 2001 annual report to stockholders filed with the Securities and Exchange Commission (the “Commission”) as Part II to the Company’s Annual Report on Form 10-K. The results of operations for interim periods presented are not necessarily indicative of the operating results for the full year.

Financial Condition

      The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred operating losses over the last five years, negative cash flows from operations over the last three years, and had an accumulated deficit of $76,933,000 as of March 30, 2002. Additionally, as of March 30, 2002, the Company had only $1,809,000 in cash, cash equivalents and short-term investments and $2,226,000 of remaining borrowing capacity under its line of credit.

      The above factors raise substantial doubt about whether the Company can continue as a going concern. Therefore, the Company is currently reassessing its business and investigating various strategic alternatives that would result in increased liquidity. These alternatives may include one or more of the following:

•	restructuring its line of credit facility or entering into a new banking facility;

•	additional equity infusions;

•	sale of all or part of the Company’s operating assets; or

•	strategic alliance, acquisition or business combination.

      The Company will continue to explore these and other options that would provide additional capital for its current operating needs and longer-term objectives. It will be necessary for the Company to take one or more of these actions in order to have sufficient funds to support its operations. Should the Company not be successful in achieving one or more of these actions, it is possible that the Company may not be able to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      As of March 30, 2002, the Company was in default of the tangible net worth covenant of its line of credit. Subsequently, the Company received notification from the lender regarding this current default, reserving their rights and remedies under the line of credit agreement, which include the right to call all amounts outstanding as immediately due. The lender has verbally indicated that they do not intend to exercise these rights and remedies at this time, but reserves the right to do so in the future at its discretion.

      On April 23, 2002 the Company received a $1,000,000 bridge loan from a current investor in the Company, Meritage Private Equity Fund, L.P. The bridge loan is due on June 30, 2002 or converts into Series I preferred stock upon the closing of the Series I offering. The bridge loan accrues interest at a rate of

EXABYTE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18% per annum. In addition, the Company has agreed to issue a warrant to purchase 100,000 shares of common stock. The terms of this warrant have not yet been determined.

Note 2 — Inventories

      Inventories, net of reserves for excess of quantities and obsolescence, consist of the following:

	December 29,	March 30,
	2001	2002

	(In thousands)
Raw materials and component parts	$19,184	$13,199
Work-in-process	1,293	1,067
Finished goods	8,828	7,954

	$29,305	$22,220

Note 3 — Accrued Liabilities

      Accrued liabilities consist of the following:

	December 29,	March 30,
	2001	2002

	(In thousands)
Wages and employee benefits	$5,161	$6,286
Purchase commitments	4,321	6,644
Warranty and other related costs	2,183	2,436
Other	5,480	5,796

	$17,145	$21,162

Note 4 — Basic and Diluted Earnings per Share

      Options to purchase 7,097,000 and 6,237,000 shares of common stock were excluded from dilutive stock option calculations for the first quarter of 2001 and 2002, respectively, because their exercise prices were greater than the average fair market value of the Company’s stock for the period, and as such they would be anti-dilutive.

      Additionally, options to purchase 86,000 and 5,440,000 shares of common stock, respectively, were excluded from the computation of diluted earnings per share for the first quarter of 2001 and 2002, respectively, as these options are anti-dilutive as a result of the net loss incurred.

      The assumed conversion of preferred stock, which is both convertible and participating, into 10,900,000 shares of common stock has been excluded from the calculation of basic earnings per share for the first quarter of 2002, as these shares are anti-dilutive as a result of the net loss incurred. In addition, accumulated preferred dividends of 134,000 shares of common stock have been excluded from the calculation of diluted earnings per share for the first quarter of 2002, as a result of their anti-dilutive effect.

      Since March 30, 2002, the Company has issued 970,000 stock options at an exercise price of $0.51, which could have a dilutive effect on future diluted net income per common share.

EXABYTE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 5 — Restructurings

Third Quarter 2000

      During the third quarter of 2000, the Company incurred $3,899,000 in charges related to a restructuring, which will result in the closure of a wholly-owned subsidiary, Exabyte Magnetics GmbH (“EMG”). This restructuring was part of a plan adopted by the Board of Directors on July 24, 2000, which outsourced a number of manufacturing operations to Hitachi Digital Media Products Division of Hitachi, Ltd. (“Hitachi”). The restructuring decision resulted in: (1) an immediate end to the manufacture of M2TM recording heads by EMG; (2) the termination of M2TM scanner manufacturing by EMG during April 2001; and (3) the planned shut-down of the remaining Mammoth scanner manufacturing by the end of 2003. No assets were transferred as a result of the decision to outsource M2TM scanner manufacturing to Hitachi and no technology was transferred. In addition, there were no write-offs taken or restructuring charges incurred in connection with the M2TM scanner outsourcing to Hitachi. There has been no change in the method of accounting for transactions between EMG and the Company and all assets not impacted by the restructuring continue to be depreciated in a consistent manner.

      These restructuring charges include employee severance and related costs of $1,613,000, excess facilities costs of $718,000, the write-off of excess inventories of $879,000, the write-off of capital equipment of $389,000 and other costs of $300,000. Workforce reductions involved 93 employees, constituting all employees of EMG. All severance payments for these employees were contractually defined, fixed and communicated during the third quarter of 2000.

      Approximately $138,000 of these restructuring costs were paid during the first quarter of 2002. Approximately $1,051,000 of accruals related to this restructuring remain at March 30, 2002.

      The following table summarizes the activity to date related to the restructuring which occurred in the third quarter of 2000:

	Severance	Excess	Inventory	Fixed Asset
	and Related	Facilities	Write-Down	Write-Down	Other	Total

	(In thousands)
Restructuring charges	$1,613	$718	$879	$389	$300	$3,899
Asset write-downs	—	—	(879)	—	—	(879)
Loss on sale of assets	—	—	—	(56)	—	(56)
Cash payments	(360)	—	—	—	(139)	(499)
Additional charges/adjustments	74	41	—	(333)	(55)	(273)

Balance, December 30, 2000	1,327	759	—	—	106	2,192
Cash payments	(561)	(33)	—	—	(57)	(651)
Additional charges/adjustments	(58)	(229)	—	—	(49)	(336)

Balance, December 29, 2001	708	497	—	—	—	1,205
Cash payments	(75)	(63)	—	—	—	(138)
Additional charges/adjustments	(10)	(6)	—	—	—	(16)

Balance, March 30, 2002	$623	$428	$—	$—	$—	$1,051

First Quarter 2001

      In March 2001, the Company completed a reduction in its workforce in order to reduce expenses, minimize ongoing cash consumption and to simplify management structure. The restructuring was part of a plan adopted by the Board of Directors on March 8, 2001. All areas of the Company were impacted by the workforce reduction, which resulted in a reduction of the workforce of approximately 235 persons (211

EXABYTE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

domestically and 24 in Europe) and resulted in a severance charge to operations in the first quarter of 2001 of approximately $498,000. All severance was paid during the first quarter of 2001, and no accruals remain.

First Quarter 2002

      During the first quarter of 2002, the Company incurred $4,363,000 in charges related to a restructuring which will result in the closure of its service and final assembly facility in Scotland, the closure of its service depots in Australia and Canada, acceleration of the previously announced closure of EMG and a reduction in its U.S. workforce. The revised closure date for EMG is currently the third quarter of 2002, and the Company increased its accrual for unused facilities, which it had originally recorded as part of its third quarter 2000 restructuring, as a result. The plan for this restructuring was adopted by the Board of Directors on January 20, 2002.

      These restructuring charges include the write-off of leasehold improvements and capital equipment of $1,905,000, employee severance and related costs of $1,345,000, the write-off of excess inventories of $652,000, excess facilities costs of $307,000 and other costs of $154,000. Workforce reductions will involve 200 employees worldwide, of which 184 are eligible to receive severance payments. All severance payments for these employees were contractually defined and communicated to the affected employees during the first quarter of 2002. Geographically, this includes approximately 96 employees in Scotland, 92 in the U.S., six in Australia, four in Canada and two in Singapore.

      During the first quarter of 2002, approximately $3,736,000 of these costs were included in cost of sales, $509,000 were included in selling, general and administrative costs and $117,000 were included in research and development costs.

      Approximately $248,000 of severance was paid to 61 employees during the first quarter of 2002. Approximately $1,206,000 of accruals related to this restructuring remain at March 30, 2002. We anticipate these restructuring activities will be completed by the end of the third quarter of 2002.

      The following table summarizes the activity to date related to the restructuring which occurred in the first quarter of 2002:

	Fixed Asset	Severance	Inventory	Excess
	Write-Down	and Related	Write-Down	Facilities	Other	Total

	(In thousands)
Restructuring charges	$1,905	$1,345	$652	$307	$154	$4,363
Asset write-downs	(1,905)	—	(652)	(307)	—	(2,864)
Cash payments	—	(248)	—	—	—	(248)
Additional charges/ adjustments	—	—	—	—	(45)	(45)

Balance, March 30, 2002	$—	$1,097	$—	$—	$109	$1,206

Note 6 — Segment, Geographic and Sales Information

      Since 1998 all operations of the Company are considered one operating segment. Therefore, no segment disclosures have been presented. The Company will continue to review the internal reporting structure for future changes that could result in disclosure of additional segments.

EXABYTE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table details revenues from external customers by geographic area (foreign revenue is based on the country in which the customer is located):

	Three Months Ended

	March 31,	March 30,
	2001	2002

	(In thousands)
United States	$34,612	$26,494
Europe/ Middle East	9,945	7,569
Pacific Rim	3,172	2,124
Other	1,323	418

	$49,052	$36,605

      The following table details long-lived asset information by geographic area:

	December 29,	March 30,
	2001	2002

	(In thousands)
United States	$20,148	$19,229
Scotland	2,212	239
Pacific Rim	250	239
Germany	378	170
Other	94	76

	$23,082	$19,953

      The following table details revenue by product line:

	Three Months Ended

	March 31,	March 30,
	2001	2002

	(In thousands)
Drives	$14,605	$10,880
Libraries	10,370	8,634
Media	19,166	14,795
Service, spares and other	3,301	2,584
Sales allowances	1,610	(288)

	$49,052	$36,605

      The following table summarizes sales to major customers:

	Net Sales		% of Total Net Sales

	Three Months Ended		Three Months Ended

	March 31,	March 30,	March 31,	March 30,
	2001	2002	2001	2002

	(In thousands)
Ingram Micro	$6,167	$7,444	12.6%	20.3%
Tech Data	4,659	5,642	9.5	15.4
Digital Storage	5,097	3,913	10.4	10.7
IBM	4,964	2,405	10.1	6.6

      No other customers accounted for 10% or more of sales in any of these periods.

EXABYTE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 7 — Sale of Technology

      During the third quarter of 2001, the Company entered into a Technology and Manufacturing license agreement with Plasmon LMS, Inc. (“Plasmon”), whereby the Company granted Plasmon a non-exclusive license to manufacture certain LTO, AIT and DTLtape libraries. All terms of the agreement were met by the end of the first quarter of 2002, and fees of $1,200,000 related to this agreement were recognized as other income.

Note 8 — Contingencies

      The Company is, from time to time, subjected to certain claims, assertions or litigation by outside parties as part of its ongoing business operations. The outcomes of any such contingencies are not expected to have a material adverse impact on the financial condition, results of operations or cash flows of the Company.

      On December 21, 2001, the Company entered into an agreement with SCI Systems, Inc. to purchase certain inventory. Under the agreement, the Company is obligated to purchase $1,402,000 in specified inventory between the date of the agreement and September 30, 2002.

      The Company entered into a development agreement with Hitachi Ltd. on March 1, 2001 for the development of certain M3TM components and manufacture of engineering prototypes. In an agreement between the parties dated March 28, 2002, costs for development and tooling under this agreement were finalized. Accrued liabilities of $2,265,000 related to this agreement are recorded at March 30, 2002. Approximately $1,605,000 was capitalized as fixed assets, and $660,000 was expensed.

Note 9 — Recent Accounting Pronouncements

      In June of 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard No. 141, “Business Combinations” (“FAS 141”) and Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets” (“FAS 142”).

      FAS 141 requires that all purchase business combinations must be accounted for using the purchase method. Under this method, the purchase price of an acquired business is allocated to the individual tangible and intangible assets acquired and liabilities assumed based upon the estimated fair values at the date of acquisition. If the purchase price exceeds the amounts assigned to assets acquired and liabilities assumed, the excess is recognized as goodwill. After initial recognition, goodwill and intangible assets acquired in the business combination must be accounted for under FAS 142. FAS 141 is effective for the Company for all business combinations initiated after June 30, 2001. FAS 141 was used to account for the business combination with Ecrix Corporation which was completed on November 9, 2001.

      FAS 142 requires that after a company allocates the purchase price in accordance with FAS 141, the assets acquired, liabilities assumed, and goodwill must be assigned to one or more reporting units based upon certain criteria outlined in FAS 142. In addition, goodwill will no longer be amortized. Instead, companies are required to test goodwill for impairment at the reporting unit level by (1) determining the fair values of the reporting units and comparing them with their carrying values and (2) if the fair value of a reporting unit is less than its carrying amount, measure the amount of impairment loss, if any, by comparing the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. If the carrying amount of reporting unit goodwill exceeds its implied fair value, that excess should be recognized as an impairment loss. The Company has adopted FAS 142. The Company has determined that it has one reporting unit under this pronouncement and there is no impairment of the Company’s goodwill as of the date of adoption.

      In October of 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”), which supercedes FASB Statement No. 121, “Accounting for the Impairment of Long-Lived

EXABYTE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Assets and for Long-Lived Assets to Be Disposed Of”. FAS 144 retains the fundamental provisions of Statement 121 on recognizing impairment losses. The statement establishes that long-lived assets to be disposed of other than by sale are to be considered held and used until the asset is disposed of. In addition, the statement requires that long-lived assets to be disposed of by sale should be classified as held for sale, regardless if the assets were previously held and used or newly acquired. Discontinued operations will no longer be measured on a net realizable value basis, and future operating losses are no longer recognized before they occur. FAS 144 is effective for the Company for fiscal year 2002, with early adoption encouraged. The Company believes that, once effective, this statement will not have a material impact on the Company’s consolidated results of operations.

Item 2.     Management’s Discussion and Analysis of Financial Condition and Results of Operations

      The following discussion contains forward-looking statements that involve future risks and uncertainties. We may achieve different results than those anticipated in these forward-looking statements. The actual results that we achieve may differ materially from any forward-looking statements due to such risks and uncertainties. We have attempted to identify forward-looking statements in bold print. Additionally, words such as “believes,” “anticipates,” “expects,” “intends,” “plans” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. We undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section below entitled “Risk Factors.”

Overview And Recent Developments

      We are a leading provider of information storage products, including tape drive products, automated tape libraries and recording media. Our strategic focus is data backup and archival applications for workstations, midrange computer systems and networks. Computer manufacturers and resellers require a variety of storage products which vary in price, performance, capacity and form-factor characteristics as their needs for reliable data backup and archival storage increase. Our strategy is to offer a number of products to address a broad range of these requirements.

      Our tape drive products are based on VXA®, 8mm and MammothTapeTM technologies and our tape library products are based upon VXA®, 8mm, MammothTapeTM, LTOTM UltriumTM and Advanced Intelligent TapeTM (AITTM) technologies.

      We market our products worldwide to resellers and original equipment manufacturers (“OEMs”). We also provide repair services directly to OEMs and to our resellers’ customers.

      Our reseller channel customers purchase products for resale and they may provide services to their customers, such as:

•	distribution;

•	financial terms and conditions;

•	pre-sales, sales and/or post-sales system upgrades; or

•	other value-added products and/or services.

      Even though we have no obligation, we support some reseller channel customers by providing marketing and technical support directly to them or their consumers. As a result, we may incur certain additional costs for these sales. Other costs and risks associated with our reseller channel customers may include:

•	inventory price protections;

•	stock rotation obligations;

•	short term marketing promotions; and

•	customer and consumer rebates.

      OEM customers incorporate our products as part of their own systems, which they then sell to their customers under their own brand name. We work closely with our OEM customers during early product development stages to help ensure our products will readily integrate into the OEM’s systems. The sales cycle for an OEM typically covers many months. During this time, the OEM may:

•	evaluate the technology;

•	qualify the product specifications;

•	verify our compliance with product specifications;

•	integrate the product into its system; and

•	publicly announce the integration. This step typically occurs toward the end of the sales cycle before volume shipments of our products are made to the OEM.

Results of Operations

      The following table sets forth our operating results as a percentage of sales for each period presented.

	Three Months Ended

	March 31,	March 30,
	2001	2002

Net sales	100.0%	100.0%
Cost of goods sold	92.9	98.1

Gross profit	7.1	1.9
Operating expenses:
Selling, general and administrative	23.1	24.0
Research and development	18.1	20.1

Total operating expenses	41.2	44.1
Loss from operations	(34.1)	(42.2)
Other income (expense):
Sale of technology	—	3.3
Interest income	—	—
Interest expense	(1.0)	(0.8)
Other	—	0.2

Loss before income taxes	(35.1)	(39.5)
(Provision for) benefit from income taxes	—	0.9
Equity interest in net loss of investee	(0.7)	—

Net loss	(35.8)%	(38.6)%

Net Sales

      The following tables present our revenue by product in absolute dollars and as a percentage of sales for each period presented.

	Three Months Ended

	March 31,	March 30,
	2001	2002

	(In thousands)
8mm drives:
EliantTM820, Mammoth-LT, Mammoth, M2TM and VXA®-1	$14,595	$10,856
8mm libraries:
EZ17TM, 215, 430, X80, X200 and Autopak	6,178	6,075
LTOTM libraries:
110L and 221L	873	2,569
Media	19,166	14,795
Service, spares and other	3,301	2,584
End-of-life drives and libraries(x)	3,329	14
Sales allowances	1,610	(288)

	$49,052	$36,605

	Three Months Ended

	March 31,	March 30,
	2001	2002

	(As a percentage of
	net sales)
8mm drives:
EliantTM820, Mammoth-LT, Mammoth, M2TM and VXA®-1	29.7%	29.7%
8mm libraries:
EZ17TM, 215, 430, X80, X200 and Autopak	12.6	16.6
LTOTM libraries:
110L and 221L	1.8	7.0
Media	39.1	40.4
Service, spares and other	6.7	7.1
End-of-life drives and libraries(x)	6.8	—
Sales allowances	3.3	(.8)

	100.0%	100.0%

(x)	Prior year amounts and percentages reflect current year classifications of end-of-life products.

      Our net sales decreased by 25.4% from $49,052,000 in the first quarter of 2001 to $36,605,000 in the first quarter of 2002. In comparing net sales from the first quarter of 2001 to the first quarter of 2002, there were several significant differences:

•	Sales of older generation 8mm tape drives (EliantTM820, Mammoth-LT and Mammoth) decreased by $6,054,000 as they approach the end of their product life cycles. Decreases were primarily in the OEM channel.

•	Sales of VXA®-1 tape drives were $2,594,000. VXA® technology was acquired in the November 9, 2001 business combination with Ecrix Corporation. There is no comparable amount in the first quarter of 2001.

•	Sales of LTOTM UltriumTM tape libraries (110L and 221L) increased by $1,696,000. We believe this increase is due to wider acceptance of the LTOTM UltriumTM tape format as it becomes a more recognized technology.

•	Sales of tape media decreased by $4,371,000 due to media supply constraints from our vendors late in the first quarter of 2002.

•	Sales allowances increased by $1,898,000, which had a negative impact on net sales. This change is a result of a large decrease in the exposure to customer inventory stock rotation which occurred in the first quarter of 2001.

•	Sales of end-of-life drives and libraries decreased by $3,315,000. The majority of this decrease is due to the sales related to our 220 library and our DLTtapeTM libraries. These libraries entered end-of-life status in the second and fourth quarters of 2001, respectively.

      The following table details our sales to different customer types as a percentage of total net sales for the periods presented:

	Three Months Ended

	March 31,	March 30,
	2001	2002

	(As a percentage of
	net sales)
Customer Type:
Reseller	66.1%	76.0%
OEM	29.1	17.6
End-user and other	4.8	6.4

	100.0%	100.0%

      Sales to reseller customers and end-users increased as a percentage of net sales from first quarter of 2001 to the same period in 2002, while sales to OEM customers decreased. We believe this shift is the result of difficulties in obtaining OEM acceptance of our current product offerings, especially M2TM. Previous generation tape drives, such as Mammoth and EliantTM820 had wider OEM acceptance.

      The following table details our sales to different geographic locations as a percentage of total net sales for the periods presented (sales are attributed to the customer’s location):

	Three Months Ended

	March 31,	March 30,
	2001	2002

	(As a percentage of
	net sales)
Customer Type:
North America	70.6%	72.4%
Europe	20.3	20.7
Pacific Rim	6.5	5.8
Other	2.7	1.1

	100.0%	100.0%

      Sales to North America increased as a percentage of sales from the first quarter of 2001 to the same period in 2002, while sales to the Pacific Rim and other locations decreased. We believe this is due to our continued strong presence in the domestic reseller channel.

      The following table summarizes customers who accounted for 10% or more of our sales in the periods presented:

	Three Months Ended

	March 31,	March 30,
	2001	2002

	(As a percentage of
	net sales)
Customer:
Ingram Micro	12.6%	20.3%
Tech Data	9.5	15.4
Digital Storage	10.4	10.7
IBM	10.1	6.6

      No other customers accounted for 10% or more of sales in any of these periods. We cannot guarantee that sales to these or any other customers will continue to represent the same percentage of our revenues in future periods. Our customers also sell competing products and continually review new technologies, which causes our sales volumes to vary from period to period.

Cost of Sales and Gross Margin

      Our cost of sales includes the actual cost of all materials, labor and overhead incurred in the manufacturing and service processes, as well as certain other related costs. Other related costs include primarily provisions for warranty repairs and inventory reserves. Our cost of sales decreased from $45,558,000 for the first quarter of 2001 to $35,896,000 for the first quarter of 2002. Excluding restructuring charges for the first quarter of 2001 and 2002, respectively, our cost of sales decreased from $45,335,000 to $32,161,000. Our gross margin percentage decreased from 7.1% in the first quarter of 2001 to 1.9% in the first quarter of 2002. Excluding restructuring charges for both periods, our gross margin percentage increased from 7.6% for the first quarter of 2001 to 12.1% during the first quarter of 2002. Gross profit was also negatively impacted during the first quarter of 2002 by the following charges that do not qualify as restructuring charges: (1) increased M2TM inventory reserves of $2,872,000 related to the previously announced decision to redesign the M3TM product in accordance with our new tape drive roadmap; (2) the write-off of an in-process capital asset project of $451,000; and (3) additional reserves recorded for excess facilities being vacated of $321,000. Gross margins were positively impacted by decreases in fixed costs due to reduced headcount in the first quarter of 2002 over the same period in 2001, and cost saving improvements made to the M2TM drives late in 2001 and early in 2002. Excluding these additional charges, gross margins for the first quarter of 2002 were 22.2%.

Operating Expenses

      Selling, general and administrative expenses include salaries, sales commissions, advertising expenses and marketing programs. These expenses decreased from $11,333,000 in the first quarter of 2001 to $8,796,000 for the same period in 2002. Without restructuring charges for the first quarter of 2001 and 2002, respectively, these expenses were $11,154,000 and $8,287,000. This decrease is the result of headcount reductions and in 2002 over 2001, as well as a decrease in the product related spending on sales and marketing programs.

      Research and development expenses decreased from $8,901,000 in the first quarter of 2001 to $7,368,000 for the same period in 2002. Excluding restructuring charges for both periods, these expenses were $8,805,000 in the first quarter of 2001 and $7,251,000 in the first quarter of 2002. This decrease is the result of headcount reductions and lower costs for ongoing engineering of the M2TM product in the first quarter of 2002 over the same period in 2001.

Other Income (Expense), Net

      Other income (expense), net consists primarily of income from the one-time sale of technology, interest income and expense, foreign currency remeasurement and transaction gains and losses and other miscellaneous items. During the third quarter of 2001, we entered into a Technology and Manufacturing license agreement with Plasmon LMS, Inc. (“Plasmon”) where we granted Plasmon a non-exclusive license to manufacture certain LTO, AIT and DLTtape libraries. All terms of the agreement were met by the end of the first quarter of 2002, and fees of $1,200,000 related to this agreement were recognized as other income. Interest expense decreased from $501,000 in the first quarter of 2002 to $308,000 for the same period in 2002. This decrease is due to lower interest rates and lower average borrowed balances against our line of credit in the first quarter of 2002 over the same period in 2001.

Taxes

      The provision for income taxes for the first quarter of 2001 was (0.0)% of loss before taxes compared to a benefit from income taxes of 2.4% for the same period in 2002. During the first quarter of 2002 the Company recorded the benefit of a tax refund related to certain amended prior years’ tax returns. As of the second quarter of 1999, we recorded a deferred tax valuation allowance equal to 100% of total deferred tax assets. Management considered a number of factors, including our cumulative operating losses over the prior three years, short-term projected losses due to the impact of delays in the release of the M2TM product as well as certain offsetting positive factors. Management concluded, and still believes, that a valuation allowance is required for 100% of the total deferred tax assets as it is more likely than not that the deferred tax assets will not be realized.

Liquidity and Capital Resources

      During the first quarter of 2002, we expended $224,000 of cash for operating activities, borrowed a net amount of $1,203,000 against our line of credit, expended $2,407,000 for capital equipment, expended $288,000 on long-term obligations, received $12,000 from the sale of fixed assets and had an increase in cash overdrafts of $1,143,000. Together, these activities decreased our cash and short-term investments by $561,000 to a quarter-ending balance of $2,177,000. Our working capital decreased from $11,266,000 at December 29, 2001 to $(843,000) at March 30, 2002. Our accounts receivable increased from $26,428,000 at December 29, 2001 to $28,765,000 at March 30, 2002 due to a high percentage of our sales occurring late in the quarter. For this same period, our inventories decreased from $29,305,000 to $22,220,000 due to lower required balances to support declines in revenues. Our accounts payable increased from $16,781,000 to $17,983,000 for this same period due to slower payment of vendor invoices. Additionally, our accrued liabilities increased over this period from $17,145,000 to $21,162,000 due mainly to certain engineering, tooling and inventory accruals recorded at March 30, 2002 as the result of changes during the first quarter of 2002 to our announced product roadmap. We currently expect to purchase up to $3,000,000 of fixed assets during 2002.

Commercial Obligations

      In May 2000, we entered into a bank line of credit agreement with Congress Financial Corporation, a subsidiary of First Union Bank Corporation. This agreement expires in May 2003. Originally, this agreement allowed borrowings up to the lesser of 80% of eligible accounts receivable or $20,000,000. In February 2001, this agreement was amended to increase the borrowing limit to $25,000,000. This amendment also added 25% of eligible finished goods inventory to the borrowing base. Eligible accounts receivable excludes invoices greater than 60 days past due, some foreign receivables and other items identified in the agreement. Eligible finished goods inventory excludes slow moving inventory and other items identified in the agreement. Collateral for this agreement includes accounts receivable, inventory, fixed assets and other assets.

      The line of credit prohibits the payment of cash dividends without prior bank approval and has a minimum tangible net worth covenant, and certain other covenants. The agreement contains certain acceleration clauses that may cause any outstanding balance to become immediately due in the event of default. The amount available to borrow under the line of credit varies each day based upon the levels of the underlying accounts receivable and inventories. As of March 30, 2002, the overall amount available to borrow was $16,146,000, we had $13,494,000 in borrowings outstanding and a remaining borrowing capacity of $2,226,000. At March 30, 2002 we were in violation of the tangible net worth covenant of the line of credit agreement. Subsequently, we received notification from the lender regarding this current default, reserving its rights and remedies under the line of credit agreement, which include the right to call all amounts outstanding as immediately due. The lender has verbally indicated that it does not intend to exercise these rights and remedies at this time, but reserves the right to do so in the future at its discretion. Borrowings under the line of credit bear interest at the lower of the bank’s prime rate +1% or “LIBOR” +3% (during periods of default, this increases to the lower of the bank’s prime rate +3% or “LIBOR” +5%). As a result, any significant fluctuations in the prime rate or “LIBOR” would impact our interest expense related to borrowings under this line of credit. Offsetting the amount available under the line of credit is a letter of credit, which collateralizes certain leasehold improvements made by our subsidiary in Germany. This letter is currently for DM 900,000 and decreases by DM 100,000 in August of each year until it is fully depleted.

      On April 30, 2002 the Company entered into a term sheet with a new lender for a new $25,000,000 line of credit facility. The intent and effect of the new facility is to provide greater liquidity than under the previous facility. Subject to certain conditions, the final terms of the facility will be established upon completion of due diligence by the lender and negotiation of final terms of the facility.

Financial Condition

      We have incurred operating losses over the last five years; negative cash flows from operations over the last three years, and had an accumulated deficit of $76,933,000 as of March 30, 2002. Additionally, as of

March 30, 2002, we had only $2,177,000 in cash, cash equivalents and short-term investments and $2,652,000 of remaining borrowing capacity under our line of credit.

      The above factors raise substantial doubt about whether we can continue as a going concern. Therefore, we are currently reassessing our business and investigating various strategic alternatives that would result in increased liquidity. These alternatives may include one or more of the following:

•	restructuring our line of credit facility or entering into a new banking facility;

•	additional equity infusions;

•	sale of all or part of our operating assets; or

•	strategic alliance, acquisition or business combination.

      We will continue to explore these and other options that would provide additional capital for our current operating needs and longer-term objectives. It will be necessary for us to take one or more of these actions in order to have sufficient funds to support our operations. Should we not be successful in achieving one or more of these actions, it is possible that we may not be able to continue as a going concern. As a result of our current liquidity constraints, the report of our independent accountants on our consolidated financial statements contains an explanatory paragraph related to this matter.

      Our cash from operations can be affected by the risks involved in our operations as described in Part 3 of “Risk Factors” in Item 5 of this Report. Our cash needs beyond that date depend on a number of factors, including whether we achieve significant sales growth of our VXA® drives and other products, the successful introduction and sales of our future tape drives and cost containment.

      We are currently working with certain current and potential investors on a private equity funding through a Series I preferred stock offering. On April 23, 2002 the Company received a $1,000,000 bridge loan from a current investor, Meritage Private Equity Fund, L.P. The bridge loan is due on June 30, 2002 or converts into Series I preferred stock upon the closing of the Series I offering. The bridge loan accrues interest at a rate of 18% per annum. In addition, we have agreed to issue a warrant to purchase 100,000 shares of common stock. The terms of this warrant have not yet been determined.

Restructurings

Third Quarter 2000

      During the third quarter of 2000, we incurred $3,899,000 in charges related to a restructuring, which will result in the closure of our wholly-owned subsidiary, EMG. This restructuring was part of a plan adopted by our Board of Directors on July 24, 2000, which outsourced a number of manufacturing operations to Hitachi. The restructuring decision resulted in: (1) an immediate end to the manufacture of M2TM recording heads by EMG; (2) the termination of M2TM scanner manufacturing by EMG during April 2001; and (3) the planned shut-down of the remaining Mammoth scanner manufacturing by the end of 2003. No assets were transferred as a result of the decision to outsource M2TM scanner manufacturing to Hitachi and no technology was transferred. In addition, there were no write-offs taken or restructuring charges incurred in connection with the M2TM scanner outsourcing to Hitachi. There has been no change in the method of accounting for transactions between EMG and the Company and all assets not impacted by the restructuring continue to be depreciated in a consistent manner.

      These third quarter restructuring charges include employee severance and related costs of $1,613,000, excess facilities costs of $718,000, the write-off of excess inventories of $879,000, the write-off of capital equipment of $389,000 and other costs of $300,000. Workforce reductions involved 93 employees, constituting all employees of EMG. All severance payments for these employees were contractually defined, fixed and communicated during the third quarter of 2000.

      We paid approximately $138,000 of these restructuring costs during the first quarter of 2002. Approximately $1,051,000 of accruals related to this restructuring remain at March 30, 2002 and are expected to be paid during 2002.

      The following table summarizes the activity to date related to the restructuring which occurred in the third quarter of 2000:

	Severance	Excess	Inventory	Fixed Asset
	and Related	Facilities	Write-Down	Write-Down	Other	Total

	(In thousands)
Restructuring charges	$1,613	$718	$879	$389	$300	$3,899
Asset write-downs	—	—	(879)	—	—	(879)
Loss on sale of assets	—	—	—	(56)	—	(56)
Cash payments	(360)	—	—	—	(139)	(499)
Additional charges/adjustments	74	41	—	(333)	(55)	(273)

Balance, December 30, 2000	1,327	759	—	—	106	2,192
Cash payments	(561)	(33)	—	—	(57)	(651)
Additional charges/adjustments	(58)	(229)	—	—	(49)	(336)

Balance, December 29, 2001	708	497	—	—	—	1,205
Cash payments	(75)	(63)	—	—	—	(138)
Additional charges/adjustments	(10)	(6)	—	—	—	(16)

Balance, March 30, 2002	$623	$428	$—	$—	$—	$1,051

First Quarter 2001

      In March 2001, we completed a reduction in our workforce in order to reduce expenses, minimize ongoing cash consumption and to simplify management structure. The restructuring was part of a plan adopted by the Board of Directors on March 8, 2001. All areas of Exabyte were impacted by the workforce reduction. These reductions reduced the workforce by approximately 235 persons (211 domestically and 24 in Europe) and resulted in a severance charge to operations in the first quarter of 2001 of approximately $498,000. Of these costs, $223,000 were included in cost of sales, $179,000 were included in selling, general and administrative costs and $96,000 were included in research and development costs. All severance was paid during the first quarter of 2001, and no accruals remain.

First Quarter 2002

      During the first quarter of 2002, we incurred $4,363,000 in charges related to a restructuring which will result in the closure of our service and final assembly facility in Scotland, the closure of our service depots in Australia and Canada, acceleration of the previously announced closure of EMG and a reduction in our U.S. workforce. The revised closure date for EMG is currently the third quarter of 2002 and we increased our accrual for unused facilities, which we had originally recorded as part of our third quarter 2000 restructuring, as a result. The plan for this restructuring was adopted by the Board of Directors on January 20, 2002. We also incurred special charges of $3,421,000 during the first quarter of 2002, which do not qualify as restructuring charges. These charges include $4,621,000 of fixed asset and inventory write-offs related to our downsizing and to changes in our product roadmap net of income of $1,200,000 related to the sale of certain technology.

      These restructuring charges include the write-off of leasehold improvements and capital equipment of $1,905,000, employee severance and related costs of $1,345,000, the write-off of excess inventories of $652,000, excess facilities costs of $307,000 and other costs of $154,000. Workforce reductions will involve 200 employees worldwide, of which, 184 are eligible to receive severance payments. Geographically, this includes approximately 96 employees in Scotland, 92 in the U.S., six in Australia, four in Canada and two in Singapore. All severance payments for these employees were contractually defined and communicated to the affected employees during the first quarter of 2002.

      During the first quarter of 2002, approximately $3,736,000 of these costs were included in cost of sales, $509,000 were included in selling, general and administrative costs and $117,000 were included in research and development costs. We paid $248,000 of severance to 61 employees. Approximately $1,206,000 of accruals related to this restructuring remain at March 30, 2002. We believe this restructuring will result in approximate annual savings of $17,000,000.

      The following table summarizes the activity to date related to the restructuring which occurred in the first quarter of 2002:

	Fixed Asset	Severance	Inventory	Excess
	Write-Down	and Related	Write-Down	Facilities	Other	Total

	(In thousands)
Restructuring charges	$1,905	$1,345	$652	$307	$154	$4,363
Asset write-downs	(1,905)	—	(652)	(307)	—	(2,864)
Cash payments	—	(248)	—	—	—	(248)
Additional charges/ adjustments	—	—	—	—	(45)	(45)

Balance, March 30, 2002	$—	$1,097	$—	$—	$109	$1,206

Recent Accounting Pronouncements

      Information concerning recent accounting pronouncements is incorporated by reference from Item 1 above, “Financial Statements” under Note 9 of Notes to Consolidated Financial Statements.

Market Risk

      In the ordinary course of our operations, we are exposed to certain market risks, primarily changes in foreign currency exchange rates and interest rates. Uncertainties that are either nonfinancial or nonquantifiable, such as political, economic, tax, other regulatory or credit risks are not included in the following assessment of our market risks. Our exposure to fluctuations in the dollar/yen exchange rate is expected to increase as a result of outsourcing certain manufacturing to Hitachi. Our borrowings under our line of credit agreement expose us to changes in interest rates.

Item 3.     Quantitative and Qualitative Disclosures About Market Risk

      Information concerning the Company’s market risk is incorporated by reference from Item 2 above, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” under the caption, “Market Risk”.

PART II

Item 5.     Other Information

      These risk factors supercede any risk factors we may have previously filed with the Securities and Exchange Commission.

Risk Factors

1.	General Information About These Risk Factors

1.1	These risk factors contain important information about our business and you should read them carefully.

      You should carefully consider the risks described below. If any of the following risks should actually occur, our business, prospects, financial condition or results of operations would likely suffer. In such case, the trading price of Exabyte common stock or other securities could fall, and you may lose all or part of your investment. We furnish you these risk factors to describe how you may be financially hurt by owning Exabyte securities rather than how you may be financially benefited by taking a short position in our securities or by taking any other position which results in profits upon a drop in the securities price. If you are in a short position you face different risks that are not contemplated in this document.

1.2	You should read these risk factors together.

      You should look at all of the risk factors in total. Some risk factors may stand on their own. Some risk factors may affect (or be affected by) other risk factors. For example, the risk factor relating to our possible inability to properly forecast our customer demand would likely result in excess inventory, which is another risk factor. You should not assume we have identified these connections.

1.3	We may not update these risk factors in a timely manner.

      Exabyte intends to periodically update and describe these and future risk factors in reports filed with the Securities and Exchange Commission. However, you should not assume that we will always update these and future risk factors in a timely manner. We are not undertaking any obligation to update these risk factors to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

2.	Currently, Our Revenues Are Inadequate to Support Our Operations

2.1	We need additional funding to support our operations. Our inability to obtain additional funding may harm our ability to continue as a going concern.

      We have incurred operating losses and declining revenues over the last five years. As a result, we have been and are continuing to investigate various strategic alternatives that could increase our liquidity. These alternatives may include one or more of the following:

•	restructuring of our line of credit facility or entering into a new banking facility;

•	additional equity infusions;

•	sale of all or part of our operating assets; or

•	strategic alliance, acquisition or business combination.

      We will continue to explore these and other options that would provide additional capital for longer-term objectives and operating needs. It will be necessary for us to take one or more of these actions in order to have sufficient funds to support our operations. If we cannot achieve one or more of these options, we may be unable to achieve our currently contemplated business objectives or have enough funds to support our operations, which could affect our ability to continue as a going concern. As a result of our current liquidity constraints, the report of our independent accountants on our consolidated financial statements contains an explanatory paragraph related to this matter.

      Such an opinion by our independent accountants may impact our dealings with third parties, such as customers, suppliers and creditors, because of concerns about our financial condition. Any such impact could have a material adverse effect on our business and results of operations.

      Our current cash needs depend on a number of factors, including whether we achieve significant sales growth of Ecrix’s VXA® drives, revenue growth of our existing products, the successful introduction and sales of our future tape drive products, and cost containment. We will continue to seek external financing through debt or equity.

      We are currently negotiating the terms of a stock purchase agreement for the sale of our Series I preferred stock. The Board of Directors appointed a committee of independent directors to consider and negotiate the final terms of this offering. We cannot assure that the final terms of the offering will be commercially reasonable or in the best interests of Exabyte or its shareholders. Additionally, if the offering does not close within a reasonable time, or does not close at all, we may not have enough funds to support our continued operations, which would harm our results of operations, financial position and ability to continue as a going concern.

      We are also negotiating with a new lender a $25 million line of credit facility designed to provide us with greater liquidity than our existing line of credit currently provides. We cannot assure that the final terms of loan agreement will be commercially reasonable or in our best interests. Additionally, if we do not finalize the line of credit within a reasonable time, or at all, we may not have enough funds to support our continued operations, which would harm our results of operations, financial position and ability to continue as a going concern.

2.2	The data storage industry in which we compete is currently experiencing a slowdown.

      Recently, the data storage industry has experienced reduced sales as a result of general economic conditions and other factors. This slowdown has impacted our net sales. Even if we reduce our costs as planned, we may be unable to generate sufficient revenue because of industry conditions in order to become profitable.

2.3	Compliance with financial loan covenants under Exabyte’s loan agreement with Congress Financial Corporation may affect our ability to borrow under those lines of credit and our own liquidity.

      In May 2000, we entered into a bank line of credit agreement with Congress Financial Corporation, a subsidiary of First Union Bank Corporation. Currently, we can borrow up to the lesser of 80% of eligible accounts receivable plus 25% of eligible finished goods inventory (as defined in the agreement and amendment) or $25,000,000. The line of credit prohibits the payment of dividends without prior bank approval and has a minimum net worth covenant and certain other covenants. The agreement contains certain acceleration clauses that may cause any outstanding balance to become immediately due in the event of default. The amount available to borrow under the line of credit varies each day based upon the levels of the underlying accounts receivable and inventories. As of March 30, 2002, the overall amount available to borrow was $16,146,000 and we had $13,494,000 in borrowings outstanding, $426,000 reserved under an outstanding letter of credit and a remaining borrowing capacity of $2,226,000. This loan is secured by our accounts receivable, inventory and other assets. The agreement contains a number of covenants that, among other things:

•	restrict certain financial and other activities;

•	requires us to maintain a minimum net worth; and

•	eliminates the borrowing line if we experience any material adverse change.

      As of March 30, 2002, we were in violation of the tangible net worth covenant under our line of credit. Because of the covenants and conditions to borrowing, our line of credit may not always be available to us. See

“Liquidity and Capital Resources” under “Exabyte Management’s Discussion and Analysis of Financial Condition and Results of Operations” above.

3.	Risks Associated With Our Operations And Financial Results.

3.1	Nasdaq could delist Exabyte common stock if we do not reestablish compliance with Nasdaq’s minimum bid price or continue to comply with financial, corporate governance, and other standards for continued listing.

      Our common stock is listed on the Nasdaq National Market. In order to maintain our listing on the Nasdaq National Market we must meet minimum financial and other requirements. In March 2002, we received a notice from Nasdaq that our common stock would be subject to delisting as a result of our failure to satisfy the $1.00 per share minimum bid price requirement for 30 consecutive trading days. Our common stock must maintain a bid price of at least $1.00 for ten consecutive trading days prior to June 6, 2002 for us to avoid delisting procedures. Although we intend to request an appeal of any potential delisting notice and undertake measures, such as a reverse split, there can be no assurance that our common stock will remain listed on the Nasdaq National Market. Additional reasons for delisting include failure to maintain a minimum stockholders’ equity, market value of our public float, and failure to timely file various reports with the SEC, as well as other requirements. There are also circumstances where Nasdaq may exercise broad discretionary authority for continued inclusion. If our common stock were delisted from Nasdaq for any reason, it could seriously reduce the value of our common stock and its liquidity.

3.2	Our limited available cash may impede our ability to obtain key components in a timely manner, which could harm our sales.

      We are currently experiencing liquidity constraints which affect the amount of cash available to pay our vendors and suppliers pursuant to our contractual obligations. This constraint has in the past and will likely in the future cause our vendors to restrict shipments of key components necessary to build and sell our products. Any inability to obtain key components in a timely manner will restrict our ability to ship products and, as a result, harm our revenues and results of operations and financial condition.

3.3	Our success depends on many factors, including our ability to produce and sell our VXA® and M2TM tape drives, successfully develop and introduce future tape drive products, and become a strong automation company.

      We believe that our success currently depends in part on our VXA® and M2TM tape drives. In turn, the success of these drives depends, among other things, on:

•	successfully outsourcing the manufacturing processes;

•	satisfactorily addressing design issues;

•	customer acceptance of our tape drive formats, particularly the new VXA® platform;

•	customers transitioning from our earlier products to VXA®-2 and M2TM;

•	OEM qualification and adoption; and

•	media availability.

      We believe our success additionally depends on our ability to develop and introduce future tape drive products, particularly tape drive products which integrate our VXA® and MammothTapeTM technologies. Our inability to integrate these two technologies would directly impact the longevity of our VXA® and MammothTapeTM technologies. Similarly, the successful introduction of any new tape drive platform could be impacted by our inability to develop a new tape drive platform that supports backward read compatibility with our existing drives. If we cannot successfully address any of these or other developmental issues, our current and future sales could be negatively impacted, which would harm our competitive and financial positions, as well as our results of operations.

      We also believe that our future success depends upon the success of our library products. However, our ability to be successful in this market will depend upon a number of factors, including:

•	our ability to successfully sell libraries independent of our tape drives;

•	availability of media;

•	introduction of competitive products;

•	acquiring sufficient market share;

•	customer acceptance and original equipment manufacturer (“OEM”) adoptions;

•	compatibility with tape drives used by our customers; and

•	ability to service and support our library products.

      Our inability to successfully effect any of these factors could negatively impact our competitive position, which would have a material adverse impact on our results of operations and our financial condition.

3.4	We experience certain risks specific to our outsourcing efforts for our VXA® tape drives, including terminating our main VXA® supply contract and unsuccessfully transferring our VXA® tape drive manufacturing from AIWA to Hitachi.

      We currently purchase certain technology from AIWA for use in our VXA® tape drives, under the terms of a license agreement. To the extent that AIWA decides to no longer license this technology to us, we will be unable to produce these drives without considerable time and engineering effort. Even with this development, we can not assure that we would be able to duplicate this technology. Additionally, our ability to renegotiate our outstanding purchase obligations with AIWA is directly impacted by AIWA’s ownership of our VXA® technology. We are still negotiating with Hitachi over the terms and conditions of a manufacturing and supply agreement for our VXA® drives. If we are unable to secure commercially reasonable terms for this manufacturing and supply agreement, our financial condition and results of operations would be harmed.

      We may be unable to complete the transition between AIWA and Hitachi, or may experience difficulties successfully transferring the technology from AIWA to Hitachi. These difficulties include, without limitation, Hitachi being able to use all of the part sets and tooling being purchased from AIWA. If Hitachi is unable to use all of the part sets and tooling, we may be forced to buy additional parts and tooling at significant additional cost, which may adversely affect our results of operation and financial condition. Additionally, the transition may not be completed in a timely manner. Should we encounter any difficulties in the transition, our sales, revenue and customer acceptance could be adversely effected.

3.5	We experience many risks regarding our efforts to outsource tape drive manufacturing to Hitachi Digital Media Products Division of Hitachi, Ltd. and library manufacturing to Shinei International, including the termination of our supply agreement if product sales do not increase, the timely implementation of engineering product changes, the inability to obtain adequate levels of product from these sole suppliers, and the inability to adequately protect our intellectual property.

      We currently outsource the manufacturing of some of our library products to Shinei and portions of our M2TM manufacturing process to Hitachi and we may transfer the manufacture of some of our other products to Hitachi in the future. We plan to complete the outsourcing of all our low-end libraries and the remaining portion of our M2TM tape drive manufacturing to the respective manufacturers by the middle of 2002. Hitachi currently manufacturers our VXA®-1 tape drive and will manufacture our VXA®-2 tape drive when we start production of that drive. We may be unsuccessful with our current outsourcing efforts, which could negatively impact our ability to fill customer orders and compete successfully, as well as harm our results of operations and financial condition.

Hitachi or Shinei may be unable to meet our product demand, timely implement product engineering changes, or produce product at a commercially reasonable cost.

      Outsourcing our manufacturing to a third party takes many months and involves, among other details, extensive employee training. Due to the time and expense involved, and the inability to easily move the manufacturing to another party, we heavily depend on our existing third party manufacturers for our products. If Hitachi or Shinei cannot meet our product demand, or cannot or will not implement product changes on a timely basis, we would be unable to fill customer orders and our results of operations and financial condition would be materially and adversely impacted. Additionally, should Hitachi or Shinei be unable to produce the product at a commercially reasonable cost to us, our margins would be negatively impacted, which would result in material harm to our results of operations and financial condition. Our dependence on third party manufacturers can also adversely affect our ability to negotiate the terms of our future business relationships with these parties.

If sales do not increase sufficiently to create efficient manufacturing processes, Hitachi or Shinei may terminate its manufacturing and supply agreement.

      Our manufacturers rely in part on volume in order to create efficiencies in their manufacturing processes. If our sales do not increase to a volume level that enables our manufacturers to capitalize on these efficiencies, they may not be able to manufacture the product at a commercially viable cost to them, and could terminate their manufacturing and supply agreement with us. If we had to bring these manufacturing processes back to Exabyte or outsource to another third party it would be prohibitively difficult for us to accomplish without significant impact to our customer relationships, revenue and results of operations. In addition, the cost to us for terminating one of these supply agreements could be significant, which would have a materially adverse impact on our results of operations and financial condition.

We may be unable to obtain enough product from the sole suppliers of our products.

      Hitachi and Shinei will be our sole source manufacturer for the products which are outsourced to them. Their inability to successfully manufacture any of these products or manufacture enough products to meet our customer demand would adversely affect our results of operations.

      If either of these suppliers cannot successfully manufacture the respective products, bringing the manufacturing process back to Exabyte or outsourcing to another third party manufacturer would negatively impact our ability to fill customer orders and would harm our results of operations.

Our proprietary information may not be adequately protected.

      We highly value our proprietary information, including trade secrets, patents and manufacturing processes. We make substantial efforts to protect these assets. Outsourcing our manufacturing to a third party requires us to share some of this proprietary information with our third party manufacturer. Although these parties would generally enter into agreements intended to protect our proprietary information, we can not assure that these agreements will provide adequate protection. This would weaken our protection of our proprietary information and could harm our future results of operations.

3.6	We experience certain risks specific to our outsourcing efforts for our M2TM tape drive and library products primarily associated with maintaining a duplicate manufacturing infrastructure during the transition phase.

      During the transition period for our M2TM tape drive and library products, we must maintain redundant manufacturing capability at our Boulder, Colorado facilities, the Hitachi facilities in Japan and the Shinei facilities in Singapore. There are several factors that would increase our expenses during the transition period, including:

•	maintaining a double infrastructure;

•	creating additional tooling;

•	adding additional technical personnel; and

•	creating additional inventory; and training Hitachi and Shinei technical and manufacturing personnel.

      Expense increases for these or any other reasons could harm our results of operations. Upon completion of the outsourcing to these third parties, we may be unsuccessful in reducing our infrastructure costs at our facilities, which would cause us to incur higher total operation costs.

3.7	We experience certain risks specific to our outsourcing efforts to Hitachi, including being dependant upon the supply of VXA® and M2TM tape drives, material costs associated with early termination of the agreements, and Hitachi’s own internal business issues.

      When we complete the outsourcing of tape drive manufacturing to Hitachi, they will be our sole source manufacturer for our VXA® and M2TM tape drives. As these tape drives contribute significantly to our revenue, Hitachi’s inability to successfully manufacture any of these tape drives or manufacture enough tape drives to meet our customer demand would adversely affect our results of operations. Additionally, should Hitachi terminate its relationship with us for any reason, we would be forced to bring manufacturing operations back to Exabyte or outsource to another third party, which would be prohibitively difficult for us to accomplish without significant impact to our customer relationships, revenue and results of operations.

      Should we or Hitachi terminate our supply and manufacturing agreements before the end of the stated agreement term, we could incur significant payments to Hitachi associated with the tooling and nonrecurring engineering costs associated with the outsourcing. Among other problems associated with early termination of the agreements, these payments could negatively impact our financial position, revenues and results of operations. We are currently reevaluating our MammothTapeTM roadmap, including our M3TM tape drive development, and anticipate jointly developing a tape drive platform that integrates the VXA® and MammothTapeTM technologies. We are discussing alternatives with Hitachi regarding the development of this new tape drive technology. However, we have not begun significant discussions with Hitachi regarding the negotiation of a new joint development agreement. We cannot assure that we will successfully enter into a new joint development agreement for the development of an integrated tape drive technology, or that any new agreement will be on terms beneficial to us. Also, the M3TM joint development agreement provides for significant termination costs. We cannot assure that we will not incur significant costs associated with terminating this agreement. If we cannot successfully negotiate these costs down to an appropriate level for us, our financial position and results of operations could be materially and adversely affected.

      Hitachi announced that it is taking emergency management measures aimed at bringing about a prompt improvement in its business results. We do not know what impact these measures will have upon our relationship with Hitachi, and our ability to receive products from Hitachi on a timely manner, in sufficient quantities, of an adequate quality and on favorable terms.

3.8	We have encountered difficulties manufacturing our M2TM tape drive because of its complex design, which has harmed our ability to produce and sell the product. Our inability to successfully resolve these issues may harm our operating results.

      The MammothTapeTM platform designs are extremely complex, which may result in lower than anticipated manufacturing yields, field reliability issues and increased inventory levels. We experienced these issues with the introduction of M2TM. We experienced similar issues with the introduction of our original MammothTapeTM drive and were able to successfully address them. Although we have made significant progress in addressing these issues as they relate to M2TM, we cannot assure that we will completely resolve any of these issues or, if resolved, they will be done in a timely manner. In addition, when we encounter these kinds of manufacturing problems, we must make changes to the product design. Implementing these changes can be troublesome and costly and could cause additional design or manufacturing flaws. Any difficulties manufacturing our products or designing our products for manufacturing could harm our results of operations.

3.9	We previously experienced problems introducing our Mammoth drive on time. If we experience similar problems with introducing future products, we could experience losses in market share and credibility, which would harm our operating results.

      As previously stated, we brought our original Mammoth tape drive to market late and as a result lost market share and credibility with our customers. We may experience development and/or manufacturing problems with our future MammothTapeTM or VXA® products that would delay their introduction. A late introduction for any future tape drive may again affect our market share position and/or credibility, which would negatively impact sales. We are currently addressing issues regarding the reliability of our M2TM tape drive. Our inability to address these issues in a timely manner may delay the introduction of our future tape drives.

3.10	We rely on the sales to a small number of customers for a large portion of our overall sales.

      The following chart expresses the sales percentages of Exabyte’s three largest customers for the first quarter of 2002:

Ingram Micro	20%
Tech Data	15%
Digital Storage	11%

46%

      We have customers who are also competitors, including IBM with their LTOTM UltriumTM tape drive.

      We do not require minimum purchase obligations from our customers. They may also cancel or reschedule orders at any time, prior to shipment, without significant penalty. Losing one or more key customers would adversely affect our results of operations. A key customer canceling orders or decreasing the volume in orders would adversely affect our results of operations. Contractually, our reseller customers may return a portion of their Exabyte product inventory as part of their stock rotation rights, but must also issue a simultaneous offsetting purchase order.

      In the past, we have experienced delays in receiving purchase orders and, on occasion, anticipated orders have either not materialized or been rescheduled because of changes in customer requirements. These types of changes from our key customers may cause our revenue to change significantly from quarter to quarter. If the change involves higher-margin products, then the impact is greater on the results of operations.

3.11	We need to expand existing OEM customer relationships and develop new OEM customers in order to be successful.

      Our product sales depend heavily on OEM qualification, adoption and integration. Many reseller and smaller OEM customers delay their orders until key OEMs adopt and integrate our products. Our competitive position and results of operations may be significantly harmed if a key OEM failed to adopt and integrate our products.

      We have announced adoption of VXA®-1 and M2TM by several OEM customers, but our success depends on additional OEMs adopting our VXA®-1, VXA®-2 and M2TM tape drives, as well as existing OEMs increasing their purchases of current products.

3.12	We may be unable to increase our production to meet sudden, unexpected demands by OEM customers.

      OEM demand for our M2TM and VXA®-1 tape drives could increase suddenly. We, our suppliers, and our third party manufacturers may be limited in our ability to meet a sudden significant increase in demand due to limitations in manufacturing capacity and long lead times to acquire certain parts. If our suppliers and third party manufacturers are not able to meet the increased demand, our inability to fulfill our customers’ orders could adversely affect our results of operations.

3.13	We automated competitive DLT technology late and may experience market share loss if we cannot automate in a timely manner new competitive technology developed in the future.

      We lost market share in the library market because we delayed our decision to automate competitive DLT technology. Our inability to successfully automate future technologies could again negatively affect our library market share position, as well as our results of operations.

3.14	Media sales represented 40% of our revenues during the first quarter of 2002. Any shortfall in media sales could harm our results of operations.

      Sales of media accounted for approximately 40% of our net revenue during the first quarter of 2002. To the extent media sales decline and are not replaced with additional revenue from our other products or services, our financial results, including our gross margin and revenues, may be adversely affected.

3.15	Our inability to obtain enough media from three suppliers has in the past and could in the future inhibit our production and sales of our tape drives and associated libraries.

      We depend on a continuous supply of Advanced Metal Evaporative (“AME”) media to use with our MammothTapeTM and VXA® products. We cannot sell our products, or grow our product lines without a sufficient supply of AME media. Currently, we obtain AME media from three suppliers:

•	Matsushita Electric Industrial Co. Ltd. (“MEI”);

•	TDK Corporation (“TDK”); and

•	Sony Corporation (“Sony”).

      If these suppliers cannot provide us with enough high-quality, competitively priced media, we may have to delay or cancel product shipments and/or orders. We may also have to delay future product introductions. We have previously encountered difficulties obtaining enough media from our suppliers to fill orders. Should we again experience such problems, our future results of operations, as well as our ability to sell or introduce products, could be harmed. Any inability to sell or introduce our products would materially and adversely affect our competitive position as well as our results of operations.

      Our M2TM tape drives and associated libraries specifically depend on AME media with SmartCleanTM technology. Even with multiple media suppliers, we may not receive enough AME media with SmartCleanTM to fill current or backlog orders for products and media. Should this happen, we may have to delay or cancel M2TM tape drive and/or library shipments and orders. This would materially and adversely affect our results of operations.

3.16	Any inability to obtain components, such as scanners or recording heads, from our suppliers would affect our ability to manufacture our products.

      We obtain all the components to make our products from third parties. A shortage of any component would directly affect our ability to manufacture the product. Some key components, such as scanners and recording heads, are developed and manufactured to our specifications, which limits our ability to quickly find another supplier for these components if we experience a supply shortage. There are long lead-times associated with the availability of many components that make obtaining these components sometimes difficult. For example, the ASIC chips we use in our MammothTapeTM products are produced from several suppliers. However, because it takes many months to qualify suppliers to produce ASIC chips for us, any shortfall or inability to obtain an adequate supply of ASIC chips from any of our current suppliers would adversely affect our results of operations and financial condition.

3.17	Our dependencies on sole-source suppliers may cause a reduction in our level of control over delivery, quantity, quality and cost of the product.

      We rely heavily on sole-source suppliers (one supplier providing us with one or more components) to develop and/or manufacture critical components to use in our tape drives or libraries. If a sole-source supplier is unable to provide us with a sufficient supply of their components we may be unable to manufacture the drive or library. This could cause us to delay or cancel shipments, which would adversely affect our results of operations and financial condition.

      In addition, by relying on sole-source suppliers, we may see a reduction in our level of control over many component items, including:

•	delivering components on schedule;

•	manufacturing a high number of components for delivery;

•	maintaining the highest possible quality when manufacturing the components; and

•	managing the costs of manufacturing the components.

      Hitachi is one of our primary sole source suppliers. They supply us with many key components for our M2TM and EliantTM820 tape drives. We have contracts with Hitachi to develop, manufacture and supply these components. However, the contracts do not necessarily guarantee that the components will be continuously supplied to us at a reasonable cost. Additionally, if Hitachi makes an error in manufacturing a component, we may be unable to incorporate the components into our drives. If any of these or other problems arise, we may experience difficulties manufacturing our M2TM or EliantTM820 tape drives, making a profit on these drives, or developing and successfully introducing our future MammothTapeTM tape drives. Any material issues that may arise with Hitachi could adversely affect our sales and profit margins and therefore our results of operations.

3.18	Managing our inventory levels is important to us because excess inventory reduces cash available to us for funding our operations, or may cause us to write off excess inventory which negatively impacts our operating results.

      It is important for us to maintain appropriate levels of inventory. Excessive amounts of inventory reduces our cash available for operations and may cause us to write-off a significant amount as excess or obsolete. Inadequate inventory levels may make it difficult for us to meet customer product demand, resulting in lost revenues.

      We face many challenges in effectively managing our inventory, which may materially affect our results of operations if we do not manage them properly. These challenges include:

•	keeping inventory levels low;

•	managing unexpected increases in inventory due to stock rotation obligations or cancelled orders;

•	meeting changing product demands;

•	transitioning our product lines effectively; and

•	successfully introducing new products.

      Particularly, introducing new products may negatively affect our product inventory value by requiring us to write down or make allowances for inventory devaluation, which may materially affect our results of operations. We have experienced increased inventory levels in connection with the introduction of our M2TM tape drives. In the past we have experienced special charges and write downs which harmed our results of operations. In the future we may again incur special charges or make allowances for an inventory devaluation that will materially affect our results of operations and financial condition.

3.19	We must accurately time the introduction and withdrawal of our products into and out of the data storage market because it affects our revenue and inventory levels.

      Accurately timing the release of new products is important to the sales of existing products. Prematurely withdrawing an existing product could result in revenue loss from that product, and delaying the withdrawal of a product could result in excess product inventory and subsequent inventory write-downs. We continually evaluate our product life cycles. Any timing mistakes or inability to successfully introduce a new product could adversely affect our results of operations.

3.20	If we do not continually enhance our tape technology to keep pace with our competitors, our products will not remain competitive.

      Our ability to compete with other tape drive manufacturers is directly impacted by the rapid development of tape drive technologies. Our ability to compete with other tape drive technologies is impacted by, among other things:

•	customer and OEM adoption of VXA® and MammothTapeTM technology;

•	integration of our VXA® and MammothTapeTM technologies into a compelling tape drive platform;

•	compatibility of tape drives to other data storage products;

•	data storage density;

•	data transfer rate;

•	customer confidence and familiarity;

•	product reliability; and

•	price.

3.21	The storage backup market is very competitive and may cause us to decrease our product pricing or affect our product sales.

      The tape storage market is highly competitive and subject to rapid technological changes. We currently expect competition to increase. The tape storage market has experienced a number of consolidations, thereby increasing our competitive pressures. Competitive pressures impact us in many ways, including:

      Price Erosion. Price erosion of our products has occurred in the past and is likely to occur again in the future.

      Loss of Market Share. We have lost market share to competitors in the past. We may lose additional market share in the future.

      Additionally, some of our competitors have financial, technical, manufacturing and marketing resources that are much greater than our own. These competitors may devote their superior resources to aggressively developing and marketing their own storage technologies. These technologies may be equivalent or superior to our own technologies, or may render some of our products non-competitive or obsolete. In order to compete under these pressures, we must adapt our technologies to these changes in an efficient, cost-effective manner.

      Our M2TM and VXA®-1 tape drives face significant competition from current and announced tape drive products offered by Quantum, Tandberg, Sony and the LTOTM Consortium (IBM, Hewlett Packard and Seagate). The specifications of some of the announced drives show greater data capacities and transfer rates than M2TM, VXA®-1 and VXA®-2.

      Our other tape drives and automated tape libraries face competition from companies offering 8mm, half-inch, 4mm and mini-cartridge products. Significant competition may also develop from companies offering erasable and non-erasable optical disks, as well as other technologies.

3.22	If companies introduce new technologies, such as optical disk, optical tape or DVD, into the data storage market, our tape products may become obsolete.

      Technology usually changes and advances quickly in the high technology industry. In order to successfully compete in this industry, our future products must apply and extend our current technology, as well as keep pace with new technology developments.

      Although tape has historically been the preferred medium for data storage backup, companies are developing new technologies for this market. Some of the new technologies are:

•	Optical Disk (including three dimensional Optical Disk)

•	Optical Tape

•	DVD

•	Holographic Storage

•	Magnetic Optics

      We may also experience competition from new storage architectures, such as SANs, network attached storage and virtual storage.

      If any new technology offers users the same or greater benefits than tape, tape technology could become obsolete. In order to compete under market pressures, we must be able to adapt our technologies to changes in an efficient, cost-effective manner. Our inability to adapt would severely harm our competitive position and our results of operations.

3.23	We must continue to develop and introduce technologically compelling automated library products which automate competitive storage technologies, such as AITTM, LTOTM UltriumTM, or DLTtapeTM, or other future non-tape technologies, in order for us to maintain or improve our sales and revenues.

      We believe our future success depends in significant part on future library and other products and services. The success of these future products depends, among other things, on:

•	timely development;

•	customer acceptance;

•	supply capacity;

•	customer transition to these future products; and

•	OEM qualification and adoption; and media availability.

3.24	Even though we take many steps to protect our proprietary rights, such as filing patents and executing non-disclosure agreements, our proprietary rights may not be fully protected. Additionally, someone may infringe on our proprietary rights, or we may infringe on someone else’s proprietary rights, which could lead to costly and potentially damaging litigation.

      We rely on a combination of methods to protect our proprietary rights, including:

•	patents;

•	trademarks;

•	trade secret protections;

•	non-disclosure agreements; and

•	license agreements.

      Although we file patent applications for our products when appropriate, patents may not result from these applications, or they may not be broad enough to protect our technology. Someone may also challenge, invalidate or circumvent our patents. Sometimes other companies and individuals assert that our patents infringe their proprietary rights. Occasionally, third parties ask us to indemnify them from infringement claims. Defending these infringement claims may result in long and costly litigation, and potentially invalidate a patent.

      Although we may try to secure a license from third parties to protect our technology, we may not succeed. This may adversely affect our ability to use such technology and, as a result, our results of operations.

      We implement measures to protect our proprietary rights. We intend to defend ourselves against infringement claims. However, protecting these rights is sometimes difficult. Some foreign laws may not fully protect these rights.

      We designed our own mechanized deck assembly incorporated in our MammothTapeTM products. Because we did not obtain the design of this deck from a third party, we do not benefit from supplier indemnification should an infringement claim arise. Manufacturing and/or selling our MammothTapeTM drives may infringe on someone else’s proprietary rights, even though we believe we have taken appropriate measures to avoid it.

3.25	We rely on third party manufacturers, which may weaken our intellectual property protection, create a reliance on the manufacturers to produce our products, or expose us to market risks associated with foreign manufacturers.

      We rely on a number of third party manufacturers for various stages of our manufacturing process, particularly the early stages. This practice may impair our ability to establish, maintain or achieve adequate product design standards or product quality levels.

      Much of our third party manufacturing utilizes proprietary technology. To protect our proprietary information, we may extend licenses to our third party manufacturers. However, we cannot assure that our third party manufacturers will adhere to the limitations or confidentiality restrictions of their license.

      Our third party manufacturers may develop processes related to manufacturing our products independently or jointly with us. This would increase our reliance on these manufacturers or may require us to obtain a license from them. We may be unable to obtain a license on terms acceptable to us, if at all.

      Many of our third party contracts are with manufacturers outside the United States. In addition to typical market risks associated with utilizing third party manufacturers, contracting with foreign manufacturers subjects us to additional exposures, including:

•	political instability;

•	currency controls and fluctuations;

•	tariffs, customs and other duties;

•	reduced intellectual property protections; and

•	import controls, trade barriers and other trade restrictions and regulations.

      Additionally, U.S. federal and state agency restrictions imposed by the Buy American Act or the Trade Agreement Act may apply to our products manufactured outside the United States.

3.26	We rely on the information technology markets for workstations, mid-range computer systems and network systems to create demand for our products. Any slowing of these markets would adversely affect sales of our products.

      Our product demand depends substantially on the purchases and use of work stations, mid-range computer systems and network servers. These markets tend to be volatile and subject to market shifts, which we may be unable to determine in advance. A slowdown in the demand for these types of products has in the past and could continue to materially affect our business. Any demand weakness affecting sales in the reseller channel, which generally represents higher margin sales, could have a greater impact on our results of operations.

      Rapid business and product transitions could create a strain on our resources. We are experiencing a period of rapid business and product transition. We must address the complexities of developing, manufactur-

ing and servicing multiple products. Our products incorporate several different technologies and are sold through multiple marketing channels.

      Dealing with this transition has placed a significant strain on our management, operational and financial resources. We will probably continue to see a strain on our management, operational and financial resources because of these transitional issues. We must continually implement and improve our operational, financial and information systems to manage our business transition. We must also effectively and efficiently train and manage our employees.

      We sometimes base our market demand decisions on market demand forecast reports, which may or may not be accurate. This may create insufficient or excessive inventories and disproportionate overhead expenses. Particularly, short order lead-times of reseller sales limit our ability to forecast.

3.27	The labor market in the high technology industry and Boulder, Colorado is competitive and we may have difficulty recruiting or keeping key, qualified employees.

      We compete for qualified employees with other high technology companies and other employers in Colorado. Competition for key employees is based upon, among other factors, base salary, stock-based compensation, ownership investment and high turnover rates in technology and other companies generally. As a result, we may lose or fail to recruit needed employees.

      Losing or failing to recruit a key employee could:

•	delay product development schedules;

•	interrupt team continuity;

•	result in losing proprietary information to competitors or other third parties;

•	increase our administrative costs; and

•	adversely affect our results of operations.

      We have lost key employees and applicants for key positions to our competitors (including to local start-up companies) and other companies. We expect to lose key employees in the future, despite implementing incentive programs designed to retain and recruit employees.

3.28	Factors such as economic conditions, industry or market shifts, or product price erosion may cause our quarterly results of operations to fluctuate.

      Our future operating results may fluctuate from quarter to quarter for various reasons. For example, the markets we serve are subject to substantial market shifts. We may be unable to determine these market shifts in advance, or adequately respond to them.

      In addition, our operations and revenues experience substantial fluctuations from period to period because of a number of factors, including:

•	general economic conditions affecting our customers’ orders;

•	delays in product or service introductions;

•	industry shifts; and

•	product price erosion.

3.29	Factors such as variations in our quarterly results of operations, progress in addressing issues with producing our M2TM tape drives and competitive press announcements may cause our stock price to fluctuate.

      The price and value of high technology stock fluctuates greatly. Many high technology companies experience drastic changes in market price and volume, often unrelated or disproportionate to the company’s operating performances. Our stock has experienced these wide fluctuations, and they will likely continue in the future. We believe the reasons for fluctuations include:

•	overall economic and market conditions;

•	quarterly variations in operating results;

•	progress or lack of progress in developing our M2TM and follow-on tape drives; and

•	announcements of technological innovations or new products by us or our competitors.

      The market value of our stock has dramatically fluctuated in the past and is likely to fluctuate in the future, particularly when the expectations of investors and market analysts fall below or above their outlook. Our results of operations in the past have been both below and above investor’s and market analyst’s expectations. Any deviation had and could again have an immediate and significant negative impact on the market price of our stock.

      Factors that could have an immediate and significant negative impact on the market price of our common stock include:

•	fluctuating conditions in the computer market;

•	liquidity issues;

•	disclosing our business prospects assessment; and

•	our competitors announcing new products.

3.30	We may lose our entire investment in CreekPath should they fail to succeed or if the market in which CreekPath participates cannot sustain CreekPath’s growth.

      In December 1999, we formed a wholly-owned subsidiary, CreekPath Systems, Inc., to leverage our investments and expertise in SANs, Fibre Channel and Java-based software for storage resource management. In December 2000 and January 2001, in order for CreekPath to utilize outside financing, rather than our own capital, CreekPath completed a $17 million convertible preferred stock financing.

      To date, we have invested approximately $5.4 million in CreekPath. Because of losses in CreekPath’s financial results, we have expensed our entire carrying value as of March 30, 2002.

      Our shares of CreekPath capital stock are not registered under the Securities Act of 1933. Furthermore, we are contractually limited in our ability to sell them to a third party. As a result, even if CreekPath is successful, we may be unable to liquidate our investment. Furthermore, the value of our interest in CreekPath depends on its success, which in turn is subject to a number of risks.

      When CreekPath began operating as a wholly-owned subsidiary, we provided them with certain intellectual property pertaining specifically to its operations. The valuation of CreekPath depends, in part, on its ownership of this intellectual property.

3.31	Foreign exchange rate fluctuations may harm our international sales, which represent almost one-third of our total revenue.

      Our international sales accounted for approximately 28% of our total revenue for the first quarter of 2002. Direct international sales will probably continue to represent a significant portion of our revenue for the foreseeable future. In addition, many of our domestic customers ship a significant portion of our products to their customers in foreign countries.

      Although a very small percentage of these sales are denominated in foreign currencies, they are subject to foreign exchange rate fluctuations. This could impact our results of operations. Currency fluctuations may also affect the volume of sales denominated in U.S. dollars to overseas foreign customers because the exchange rates affect the costs of our products to foreign customers.

3.32	Obtaining some of our product components from foreign business, such as Hitachi and Shinei, exposes us to risks on the import of our components, such as fluctuating currency exchange rates, particularly an adverse exchange movement of the U.S. dollar versus the Japanese yen, foreign government exchange control regulations or U.S. tariffs and trade restriction.

      Our future operating results depend on key components, products and subassemblies that are or may be manufactured in Japan, Germany, The Netherlands, China, Singapore, Indonesia, or Malaysia. Because we depend on foreign sourcing for our key components, products and subassemblies, our results of operations may be materially affected by:

•	fluctuating currency exchange rates;

•	Europe’s conversion to the euro;

•	foreign government regulations;

•	foreign exchange control regulations;

•	import/export restrictions;

•	foreign economic instability;

•	political instability;

•	adverse exchange movement of the U.S. dollar versus the Japanese yen or other currency; and

•	tariffs, trade barriers and other trade restrictions by the U.S. government on products or components shipped from foreign sources.

      We sometimes enter into contractual arrangements which may expose us to foreign exchange rate risks.

3.33	Some of our subsidiaries operate in foreign countries. This could expose us to risks, such as adverse foreign exchange rate fluctuations or an inability to enforce our legal rights in those countries.

      Our subsidiaries in The Netherlands, Germany, Japan, Canada and Singapore operate under their respective local currencies. Consequently, foreign exchange rates between the U.S. dollar and the local currency affect any amounts paid or owed to a subsidiary. These subsidiaries also operate under their respective local law. This may complicate enforcing our legal rights in these countries.

      Several factors may increase our subsidiary costs and affect our results of operations, including:

•	fluctuating currency exchange rates;

•	foreign government regulations;

•	difficulties in collecting international accounts receivable; and

•	difficulties in enforcing intellectual property rights.

3.34	Foreign taxing authorities may assert that intercompany transactions between us and our subsidiaries were not in accordance with their tax laws, and they may try to assess material penalties against us for these alleged violations.

      We have subsidiaries located in Scotland, The Netherlands, Germany, Singapore, Japan and Canada. Tax regulations in the United States and these foreign countries require transactions between us and our subsidiaries to take place in an arm’s-length manner. The IRS and its foreign counterparts have increased their focus on this issue in recent years. Penalties arising from misapplying these laws are material. Consequently, we have performed numerous formal transfer pricing studies to ensure the documentation supporting our intercompany dealings is adequate. The IRS has audited our tax records through 1997 and had not proposed any adjustments in the way we structure our arm’s-length transactions. However, foreign taxing authorities could examine these same transactions and assert that we have not complied with their tax laws relating to intercompany transfer pricing. As a result, we could be required to pay potentially significant taxes and penalties, as a result of our past or future intercompany transactions.

3.35	Regulations by the U.S. and other governments may impact our ability to trade with certain parties and/or export or import goods and services.

      Regulations by the U.S. or foreign governments may obligate us to obtain licenses, pay fees and/or taxes, or otherwise delay or increase the costs of international transactions. These regulations may include without limitation:

•	U.S. government sanctions that prohibit trade with certain parties that may include our customers and suppliers;

•	U.S. and other government restrictions on the export or import of certain technologies (including our products and materials necessary for our products), for reasons that may include national security, foreign policy, short supply, environmental or other national or international concerns;

•	U.S. and other government tariffs (e.g., duties) or non-tariff barriers (e.g., quotas or other restrictions) that may restrict or prohibit cross border transactions, including fund transfers and commodity exports and imports; and

•	U.S. and other government restrictions or taxes on currency transfers and currency conversion that may impact our ability to receive or make payments, make investments, etc.

3.36	Third parties may bring claims against us for monetary damages suffered as a result of our products failing to backup or restore data. These monetary damages could be significant.

      Our products provide end users the ability to backup their data. If the tape backup fails, the end user could suffer a significant loss of operations. We carry error and omission liability insurance coverage to protect us from the financial risks of this type of claim by our end users. However, if a claim exceeded our insurance coverage, it could adversely impact our operating results. The failure of our products to properly back up an end user’s data could also create a loss of confidence in our products and adversely impact the sale of current and future products.

3.37	Any lawsuits by stockholders, which may allege claims such as we failed to adequately disclose material facts associated with our business, could lead to costly litigation or unfavorable settlement terms.

      Many companies, directors, and officers in our industry have been subjected to class action and stockholder derivative suits filed in federal and state courts. These suits generally allege that the defendants failed to adequately disclose certain risks associated with their business. Our involvement in a class action or stockholder derivative suit could materially affect our results of operations, specifically because of large legal costs incurred defending such actions. Other factors affecting our results of operations include diverting management’s attention from the business to the suit, or paying a judgment or settlement arising from the suit.

      In 1993, we successfully defended a series of class action lawsuits at an immaterial cost. We believe there are no pending or threatened securities related actions against Exabyte at this time.

3.38	We rely on our IT systems to operate our businesses. There are significant costs associated with upgrading and maintaining our IT systems.

      We rely on certain information technology (IT) systems and resources to operate our critical business processes, including:

•	engineering design process;

•	manufacturing and services;

•	sales orders, shipping, customer information, technical support and other sales related processes;

•	financial activities, including general ledger and budget reporting; and

•	general day-to-day activities.

      We are currently transitioning our IT infrastructure and functions to newer generation IT systems. To date, Exabyte has invested a significant amount of financial resources in license and service fees, and hardware, related to the acquisition and implementation of new systems. We currently are reviewing the necessary additional requirements to complete the systems upgrade, as well as the financial resources necessary to finalize the upgrade of these IT functions. We may not be able to successfully implement new IT systems. If the new systems cannot be properly implemented, we would expect to incur additional expenses to upgrade and improve our legacy IT functions. The failure or interruption in service of any of the IT systems supporting these functions could significantly impact our business operations.

3.39	Our stockholder rights plan recently expired which could subject us to a hostile takeover attempt or adverse change in control if the other anti-takeover measures we previously adopted fail.

      We have taken a number of actions which may deter a hostile takeover or delay or prevent a change in control. However, we recently allowed our stockholder rights plan to expire, which could expose us to a hostile takeover attempt or an adverse change in control.

      Some of the other actions we previously enacted include amendments to our restated certificate of incorporation and by-laws to include provisions which may delay or prevent a change in control. These provisions include:

•	classifying the Board into three classes;

•	authorizing a significant amount of common and preferred stock which we may issue without stockholder approval;

•	authorizing the Board to determine voting rights and other provisions of the preferred stock;

•	requiring stockholders actions take place at a meeting of stockholders and not by written consent;

•	requiring advance notice of stockholder proposals and director nominations;

•	providing that only the Board may increase the authorized number of directors; and

•	requiring that special stockholder meetings may be called only by the Chairman of the Board, President or majority of directors.

      On January 26, 1996, the Compensation Committee approved, and the Board adopted, a severance compensation program (“Severance Program”) giving officers and other key employees severance payments if they are dismissed within eighteen months after certain changes in control occurred. The Severance Program provides for a severance payment in varying amounts, not to exceed 12 months of compensation, depending upon the time of the change in control and the position level of the terminated officer or employee.

      The Severance Program further allows, in certain circumstances, accelerating the vesting of outstanding and unexercised stock options held by the officer or employee.

3.40	Sales of substantial amounts of Exabyte common stock after the business combination could materially adversely affect the market price of Exabyte common stock.

      The investors in Exabyte Series H preferred stock have entered into contractual arrangements that limit the amount of shares of Exabyte common stock that they may sell into the public market after closing of the proposed business combination. Based on the number of shares of Exabyte common stock outstanding as of May 10, 2002, approximately 97% of the outstanding shares of Exabyte are currently eligible for resale and the balance of the shares will be eligible for resale 270 days after the business combination, subject to certain limitations that will apply to affiliates of Exabyte. Many of the former Ecrix stockholders that have received shares of Exabyte as a result of the business combination held restricted shares in Ecrix. These persons, as well as others, may use the business combination as a means to liquidate their investment. The sale of substantial amounts of Exabyte common stock following the business combination may cause substantial fluctuations in the price of Exabyte common stock.

Item 6.     Exhibits and Reports on Form 8-K

      (a) Exhibit Index

Exhibit
Number	Description

2.1	Agreement and Plan of Merger among Exabyte Corporation, Bronco Acquisition, Inc., Ecrix Corporation, Certain Lenders, and Certain Investors, Dated as of August 22, 2001(11)
3.1	Restated Certificate of Incorporation.(1)
3.2	Certificate of Determination of Preference of Series A Junior Participating Preferred Stock.(2)
3.3	By-laws of the Company, as amended.(11)
3.4	Certificate of Designation of Series G Convertible Preferred Stock(10)
3.5	Certificate of Designation of Series H Convertible Preferred Stock
4.1	Article 4 of the Restated Certificate of Incorporation (included in Exhibit 3.1)(11)
4.2	Article 1 of the By-laws of Exabyte Corporation, as amended (included in Exhibit 3)(11)
4.3	Specimen stock certificate of Exabyte(11)
**10.1	Incentive Stock Plan, as amended and restated on January 16, 1997.(5)
**10.2	Stock Option Agreement used in connection with the Incentive Stock Plan.(8)
**10.3	1990 Employee Stock Purchase Plan.(4)
**10.4	Employee Stock Purchase Plan Offering used in connection with the 1990 Employee Stock Purchase Plan.(7)
**10.5	Form of participation agreement used in connection with the 1990 Employee Stock Purchase Plan.(3)
**10.6	1997 Non-officer Stock Option Plan, as amended and restated on January 19, 2001.(7)
**10.7	Stock Option Agreement used in connection with the 1997 Non- Officer Stock Option Plan.(7)
10.9	Form of Indemnity Agreement entered into by the Company with each director and executive officer of the Company.(10)
**10.10	Form of Severance Agreement entered into among the Company and its executive officers(11)
**10.11	2002 Officer Bonus Plan.(10)
10.12	Development Agreement, dated March 1, 2001, among Hitachi Digital Media Products Division of Hitachi, Ltd. and Exabyte Corporation.(10)
*10.13	Manufacturing and Purchase Agreement, dated March 1, 2001, among Nihon Exabyte Corporation and Exabyte Corporation.(10)
10.14	8mm Mechanical Components Purchase Agreement, dated December 11, 1996, among Hitachi Ltd. Electronic Sales Office, Exabyte Corporation and Nihon Exabyte Corporation.(6)
10.15	Exabyte Purchase Agreement between the Company and Singapore Shinei Sangyo PTE., Ltd., dated February 3, 1999(11)
10.16	Amendment #A01 to Purchase Agreement between the Company and Singapore Shinei Sangyo, dated January 24, 2001(11)
10.17	Supplier Managed Inventory Agreement between the Company and Singapore Shinei Sangyo, dated January 24, 2001(11)
*10.18	Technology Transfer and License Agreement between AIWA Co. Ltd. and Ecrix Corporation, dated September 18, 2001.(13)
*10.19	Corporate Purchase Agreement between Compaq Computer Corporation and its Affiliates and Ecrix Corporation, dated October 1, 2001.(13)
10.20	Technology and Manufacturing License Agreement, between the Company and Plasmon LMS, Inc., dated September 27, 2001.(13)

Exhibit
Number	Description

10.21	Lease Agreement between Industrial Housing Company LLC and Ecrix Corporation, dated December 14, 1998, as amended(11)
10.22	Lease Agreement between Cottonwood Farms Ltd. and Ecrix Corporation, dated September 7, 1999, as amended(11)
10.23	Amendment to Lease between Cottonwood Land and Farms, Ltd. and Ecrix Corporation, dated April 15, 2000(11)
10.24	Lease between Boulder Walnut LLC and Exabyte Corporation, dated October 1, 1999(11)
10.25	Lease between Eastpark Associates, Ltd. and Exabyte Corporation, dated May 8, 1992(11)
10.26	Lease between Boulder 38(th) LLC and Exabyte Corporation, dated October 1, 1999(11)
10.27	Lease between Eastpark Technology Center, Ltd. and Exabyte Corporation, dated December 9, 1991(11)
10.28	Exabyte Share Purchase Agreement, dated as of April 12, 2001, among the Company and State of Wisconsin Investment Board.(10)
10.29	Loan and Security Agreement, dated as of May 16, 2000 (Line of Credit”), between Exabyte and Congress Financial Corporation (Southwest), a subsidiary of First Union National Bank (“Congress Financial”)(9)
10.30	First Amendment to Loan and Security Agreement between Exabyte Corporation and Congress Financial, dated as of September 29, 2000(12)
10.31	Second Amendment to the Line of Credit, between the Company and Congress Financial Corporation, a subsidiary of First Union National Bank, dated February 7, 2001.(10)
10.32	Third Amendment to Loan and Security Agreement, Waiver and Consent, between Exabyte Corporation and Congress Financial dated August 22, 2001(11)
10.33	Fourth Amendment to Loan and Security Agreement, between the Company and Congress Financial Corporation, a subsidiary of First Union National Bank, dated November 9, 2001.(13)
10.34	Note Purchase Agreement, dated as of April 23, 2002, among the Company and Meritage Private Equity Fund, L.P.(14)
10.35	Note, dated as of April 23, 2002, from the Company to Meritage Private Equity Fund, L.P.(14)

*	Certain portions of this exhibit have been omitted as confidential.

**	Indicates management contracts or compensation plans or arrangements filed pursuant to Item 601(b)(10) of Regulation S-K.

(1)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 (Registration No. 33-30941) filed with the Securities and Exchange Commission (the “SEC”) on September 8, 1989 or Amendments Nos. 1 and 2 thereto (filed on October 12, 1989 and October 16, 1989 respectively), and incorporated herein by reference.

(2)	Filed as an Exhibit to the Company’s Report on Form 8-K, as filed with SEC on January 26, 1991 and incorporated herein by reference.

(3)	Filed as an Exhibit to the Company’s Registration Statement on Form S-8 (Registration No. 33-33414), as filed with the SEC on February 9, 1990 and incorporated herein by reference.

(4)	Filed as an Exhibit to the Company’s Report on Form S-8 (Registration No. 333-09279), as filed with the SEC on July 31, 1996 and incorporated herein by reference.

(5)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 12, 1997 and incorporated herein by reference.

(6)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K, filed with the SEC on March 19, 1997, and incorporated herein by reference.

(7)	Filed as an Exhibit to the Company’s Report on Form S-8 (Registration No. 333-73011), as filed with the SEC on March 1, 2000 and incorporated herein by reference.

(8)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K, filed with the SEC on March 25, 1998, and incorporated herein by reference.

(9)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 16, 2000 and incorporated herein by reference.

(10)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K, filed with the SEC on April 12, 2001, and incorporated herein by reference.

(11)	Filed as an Exhibit to Amendment No. 1 to the Company’s Registration Statement on Form S-4, filed with the SEC on October 5, 2001, and incorporated herein by reference.

(12)	Filed as an Exhibit to Amendment No. 2 to the Company’s Registration Statement on Form S-4, filed with the SEC on October 9, 2001, and incorporated herein by reference.

(13)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K, filed with the SEC on March 22, 2002, and incorporated herein by reference.

(14)	Filed as an Exhibit to the Company’s Report on Form 8-K, as filed with the SEC on May 8, 2002 and incorporated herein by reference.

      (b) Reports on Form 8-K

      None.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

EXABYTE CORPORATION
Registrant

By	/s/ CRAIG G. LAMBORN

Craig G. Lamborn
Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: May 14, 2002

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2001

Date of Report (Date of earliest event reported)

Exabyte Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-18033	84-0988566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1685 38th Street

Boulder, Colorado 80301
(Address of principal executive offices)

(303) 442-4333

Registrant’s telephone number, including area code

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.     Financial Statements and Exhibits

      The following financial statements are filed herewith in order to update the financial statements provided in the Company’s amended filing on Form S-4 dated October 9, 2001:

Exabyte and Ecrix Unaudited Pro Forma Combined Condensed Statement of Operations	A-94
Ecrix Balance Sheets	A-96
Ecrix Statements of Operations	A-97
Ecrix Notes to Consolidated Financial Statements	A-98

PRO FORMA UNAUDITED COMBINED CONDENSED STATEMENT OF OPERATIONS

	Year Ended	Period Ended
	Dec. 29, 2001	Nov. 9, 2001	Pro Forma
	Exabyte	Ecrix(c)	Adjustments		Pro Forma

	(In thousands, except per share data)
Net sales	$158,438	$12,015			$170,453
Cost of goods sold	132,143	11,229	$(55	)(a)	143,317

Gross profit	26,295	786	55		27,136
Operating expenses:
Selling, general and administrative	36,759	11,395	(288	)(a)	47,866
Research and development	25,184	5,254	(343	)(a)	30,095

Loss from operations	(35,648)	(15,863)	686		(50,825)
Other income (expense), net	552	(794)	(54	)(b)	(296)

Loss before income taxes	(35,096)	(16,657)	632		(51,121)
Benefit from income taxes	6	—	—		6
Equity in loss of investee	(343)	—	—		(343)

Net loss	$(35,433)	$(16,657)	$632		$(51,458)

Basic and diluted net loss per share	$(1.47)				$(1.57)

Common shares used in the calculation of basic and diluted net loss per share	24,052				32,815

NOTES TO PRO FORMA UNAUDITED COMBINED CONDENSED

STATEMENT OF OPERATIONS

Note 1 — The adjustments to the pro forma combined statement of operations for the year ended December 29, 2001 assume the merger occurred as of December 31, 2000 and are as follows:

      (a) To eliminate the depreciation and amortization related to property and equipment that were disposed of as a result of the merger.

      (b) To reverse the recognition of deferred income which resulted from the settlement of litigation between Exabyte and Ecrix.

      (c) Results for Ecrix from the period March 1, 2001 to November 9, 2001.

Note 2 — Basic and diluted pro forma loss per common share was calculated based on the issuance of 10 million shares of Exabyte common stock in exchange for all the outstanding common and preferred shares of Ecrix.

ECRIX CORPORATION

BALANCE SHEETS

August 31,
2001

(Unaudited)
(In thousands)
Assets
Current assets:
Cash and cash equivalents	$140
Short-term investments	6,925
Accounts receivable, net	1,942
Inventories, net	4,260
Other current assets	112

Total current assets	13,379
Property and equipment, net	1,667
Other assets	83

Total assets	$15,129

Liabilities, Mandatorily Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$548
Accrued expenses and other	2,849
Current portion of capital lease obligations	279
Current portion of line of credit and promissory note	1,030

Total current liabilities	4,706
Long-term portion of capital lease obligations	21
Long-term portion of line of credit and promissory note	339

Total liabilities	5,066

Commitments and contingencies Mandatorily redeemable convertible preferred stock	50,191
Stockholders’ Deficit
Common stock, $0.001 par value, 70,000 shares authorized; 6,185 shares issued and outstanding	6
Additional paid-in capital	12,456
Accumulated deficit	(52,590)

Total stockholders’ deficit	(40,128)

Total liabilities, mandatorily redeemable convertible preferred stock and stockholders’ deficit	$15,129

The accompanying notes are an integral part of these financial statements

ECRIX CORPORATION

STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended

	August 31,	August 31,	August 31,	August 31,
	2000	2001	2000	2001

	(Unaudited)
	(In thousands)
Revenues	$2,811	$3,627	$4,376	$6,962
Cost of revenues	2,673	2,970	4,083	5,604

Gross profit (loss)	138	657	293	1,358
Operating expenses:
Selling, general and administrative	4,684	2,710	8,202	5,649
Research and development	2,212	1,956	3,526	3,869

Total operating expenses	6,896	4,666	11,728	9,518

Loss from operations	(6,758)	(4,009)	(11,435)	(8,160)
Other income (expense):
Interest income	79	87	254	240
Interest expense	(92)	(46)	(161)	(102)

Net loss	(6,771)	(3,968)	(11,342)	(8,022)
Less accretion of preferred stock	—	(540)	—	(1,080)

Net loss available to common stockholders	$(6,771)	$(4,508)	$(11,342)	$(9,102)

The accompanying notes are an integral part of the financial statements

ECRIX CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 — Accounting Principles and Operations

      The consolidated balance sheet as of August 31, 2001 and the consolidated statements of operations for the three and six month periods ended August 31, 2000 and August 31, 2001 have been prepared by Ecrix Corporation (“Ecrix” or the “Company”) without an audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation thereof, have been made.

      Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these consolidated financial statements be read in conjunction with the financial statements and notes thereto included in Exabyte Corporation’s amended form S-4 filed with the Securities and Exchange Commission (the “Commission”) on October 9, 2001. The results of operations for interim periods presented are not necessarily indicative of the operating results for the full year.

Note 2 — Balance Sheet Components

August 31,
2001

(Unaudited)
(In thousands)
Accounts receivable, net:
Accounts receivable	$2,030
Less allowance for doubtful accounts	(88)

$1,942

Inventories, net:
Finished goods	$4,354
Less inventory reserves	(94)

$4,260

Accrued expenses and other:
Wages and employee benefits	$676
Accrued liabilities	1,507
Deferred distributor income	666

$2,849

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

EXABYTE CORPORATION
(Registrant)

Date June 14, 2002	By /s/ STEPHEN F. SMITH Stephen F. Smith Vice President, General Counsel and Secretary

APPENDIX B

SERIES I PREFERRED STOCK PURCHASE AGREEMENT

      This Series I Preferred Stock Purchase Agreement (this “Agreement”), is made and entered into as of May 17, 2002, by and among Exabyte Corporation, a Delaware corporation (the “Company”), and the purchasers listed on Schedule A attached hereto (collectively, the “Purchasers” and individually, a “Purchaser”).

1.     Authorization of Sale of the Shares

      Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 10,000,000 shares (the “Shares”) of Series I Preferred Stock, par value $.001 per share (the “Series I Preferred Stock”), of the Company. The Series I Preferred Stock shall have the terms and conditions set forth in the Certificate of Designations attached hereto as Exhibit A (the “Certificate of Designations”).

2.     Agreement to Sell and Purchase the Shares

      2.1     Purchase and Sale

      Subject to the terms and conditions of this Agreement, each Purchaser severally agrees to purchase, and the Company agrees to sell and issue to each Purchaser, (x) at the Initial Closing (as defined below), that number of Shares set forth opposite such Purchaser’s name on Schedule A attached hereto under the caption “Initial Closing”, and (y) at the Subsequent Closing (as defined below), that number of Shares set forth opposite such Purchaser’s name on Schedule A under the caption “Subsequent Closing”.

      2.2     Purchase Price; Price Protection

      The purchase price of each Share shall be $1.00 in cash; provided, however, that Meritage Private Equity Fund, L.P. (“Meritage”) shall be entitled to offset the unpaid principal amount and accrued interest on its outstanding $1.0 million bridge loan to the Company against the purchase price for the Shares to be acquired by it and its affiliates at the Subsequent Closing. In the event that, during the period beginning on the date of this Agreement and ending 270 days after the Initial Closing Date (as defined below), the Company shall sell or issue or enter into an agreement to sell or issue (i) shares of the Company’s Common Stock, $.001 par value per share (the “Common Stock”), at a price per share that is less than the then-effective conversion price of the Series I Preferred Stock determined pursuant to the Certificate of Designations (the “Conversion Price”), or (ii) options, warrants or any other securities that can be converted into, or otherwise exchanged or exercised for, shares of Common Stock at a conversion, exchange or exercise price per share that is less than the Conversion Price (other than (a) pursuant to employee stock options issued under plans adopted by the Company’s board of directors with exercise prices equal to or greater than the fair market value of the Common Stock on the date of grant, or (b) pursuant to the Company’s existing employee stock purchase plan approved by the Company’s board of directors prior to the date hereof) (each a “Dilutive Issuance”), then the Company shall, within ten (10) business days after each such Dilutive Issuance, either (x) pay to each Purchaser a cash amount equal to the number of shares of Common Stock issuable upon conversion of the Shares held by such Purchaser multiplied by the difference between the Conversion Price and the effective price per share of Common Stock reflected in such Dilutive Issuance, or (y) with respect to any Dilutive Issuance occurring after the Subsequent Closing, at the option of such Purchaser, permit such Purchaser to exchange its Shares for the securities issued in such Dilutive Issuance at the purchase price reflected in such Dilutive Issuance, with each Share valued at $1.00 plus accrued dividends for such purpose. For purposes of this Section 2.2, the “effective price per share of Common Stock” reflected in a Dilutive Issuance of options or warrants shall take into account the consideration received by the Company upon issuance of such options or warrants plus the additional consideration, if any, payable upon exercise thereof. The value of any non-cash consideration shall be determined in good faith by the Company’s board of directors.

      2.3     Issuance of Warrants

      Upon any redemption or other involuntary retirement of Shares by the Company (other than pursuant to a conversion of Shares or a reclassification or exchange of Shares for other securities that preserve in all respects the benefits of the conversion rights of the Shares), the Company agrees to issue to the former holder of the Shares so redeemed, for no additional consideration, warrants in the form of Exhibit B hereto (the “Warrants”) representing the right to acquire, at a per-share exercise price equal to the Conversion Price in effect on the date of such redemption, a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of the Shares so redeemed immediately prior to such redemption (the “Warrant Stock”).

      2.4     Limitation Relating to Conversions

      The Purchasers acknowledge that Section 6(g) of the Certificate of Designations contains a limitation on conversion of the Shares providing that in no event shall the number of shares of Common Stock issued upon the conversion of Series I Preferred Stock be equal to or greater than 20% of the outstanding number of shares of Common Stock or 20% of the combined voting power of the Company, in each case determined as of the Original Series I Issue Date (as defined), until the Company has received stockholder approval for the issuance of Common Stock upon the conversion of Series I Preferred Stock in excess of such limitations. Such limitations are to be determined after subtraction of a total of 118,609 shares of Common Stock issuable pursuant to warrants issued to Meritage in connection with the bridge loan referred to above and to a third party as an introduction fee regarding one of the Purchasers, and shall be adjusted for any stock splits, stock dividends or similar transactions affecting the Common Stock after the Original Series I Issue Date. The Purchasers hereby agree that the Company shall not be obligated to issue shares of Common Stock upon the conversion of Shares in excess of such limitations, and that such limitations shall be binding upon any transferees of the Shares. These limitations shall cease to be effective upon approval by the Company’s stockholders of the issuance of Common Stock in connection with the Subsequent Closing.

3.     Delivery of the Shares

      3.1     Initial Closing

      The initial purchase and sale of the Shares (the “Initial Closing”) shall occur at the executive offices of the Company at 9:00 a.m. (local time) on the date of this Agreement or at such other time and date as may be agreed by the parties (the “Initial Closing Date”).

      3.2     Subsequent Closing

      The purchase and sale of the balance of the Shares to be acquired by the Purchasers (the “Subsequent Closing”) shall occur at 9:00 a.m. (local time) on the third business day following the receipt of stockholder approval of the transactions contemplated by this Agreement or such other time and date as may be agreed by the parties (the “Subsequent Closing Date”).

      3.3     Closing Deliveries

      At each Closing, the Company shall authorize its transfer agent (the “Transfer Agent”) to issue to each Purchaser one or more stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser in writing, representing the number of Shares purchased by such Purchaser at such Closing pursuant to Section 2 above and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 under the Securities Act. The Company will deliver such certificate(s) (the “Certificates”) against delivery of payment for such Shares by the Purchasers. Prior to the Purchasers’ delivery of payment for the Shares, the Company will deliver via facsimile a copy of the Certificates to be delivered at such Closing to the Purchasers (at their fax numbers indicated on the signature pages attached hereto).

      3.4     Closing Conditions

      (a) The Company’s obligation to complete the purchase and sale of the Shares at the Initial Closing or the Subsequent Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:

(i) receipt by the Company from stockholders holding rights to require the Company to register the sale of any securities owned by such holder in the Registration Statement (as defined below) of waivers of such rights (including the waiver of any notice requirements related to such rights);

(ii) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased at such Closing under this Agreement; and

(iii) the accuracy in all material respects of the representations and warranties made by the Purchasers and the fulfillment in all material respects of those undertakings of the Purchasers to be fulfilled on or before such Closing; and

(iv) with respect to the Subsequent Closing only, the Company shall have received the approval of its stockholders of the transactions contemplated by this Agreement at a special meeting of its stockholders duly called for such purpose.

      (b) The Purchasers’ obligations to accept delivery of such stock certificates and to pay for the Shares evidenced by the certificates at the Initial Closing or the Subsequent Closing (except as otherwise indicated below) shall be subject to the following conditions, any one or more of which may be waived by a Purchaser with respect to such Purchaser’s obligation:

(i) the representations and warranties made by the Company in this Agreement shall be accurate in all material respects (except to the extent any representation and warranty is already qualified by materiality, in which case it shall be true and correct in all respects) and the undertakings of the Company to be fulfilled on or prior to such Closing shall have been fulfilled in all material respects;

(ii) the Company shall have delivered to the Purchasers a certificate executed by the chairman of the board or president and the chief financial or accounting officer of the Company, dated as of the date of such closing, in form and substance reasonably satisfactory to the Purchasers, to the effect that the representations and warranties of the Company set forth in Section 4 hereof are true and correct in all material respects as of the date of this Agreement and as of the date of such closing, and that the Company has complied with all the agreements and satisfied all the conditions in this Agreement on its part to be performed or satisfied on or before such Closing; and

(iii) the Company shall have delivered to Purchasers a legal opinion in substantially the form attached hereto as Exhibit C.

(iv) each other Purchaser shall have purchased the Shares to be acquired by it at such Closing.

(v) with respect to the Subsequent Closing only, the Company shall have entered into a new revolving credit facility to replace its existing facility with Congress Financial.

(vi) with respect to the Subsequent Closing only, the Company shall have received the approval of its stockholders of the transactions contemplated by this Agreement at a special meeting of its stockholders duly called for such purpose.

(vii) with respect to the Subsequent Closing only, the Company’s board of directors shall have elected a designee of Meritage Private Equity Fund, L.P. to fill the existing vacancy on the board.

      3.5     Additional Issuances of Series I Preferred

      The Company shall have the right, at any time up to the 120-day anniversary of the Initial Closing, to issue all or any portion of the balance of the authorized shares of Series I Preferred Stock that are not issued pursuant to this Agreement at one or more closings at the discretion of the Company’s board of directors; provided, however, that (x) such additional issuances shall be on terms no less favorable to the Company than those set forth herein, (y) such issuances shall be effected pursuant to a purchase agreement substantially identical to this Agreement (and in any event to include without modification the provisions set forth in Section 5.4 hereof), and (z) any new investors shall be reasonably satisfactory to each of the Purchasers.

4.     Representations, Warranties and Covenants of the Company

      Except as set forth on the Schedule of Exceptions attached hereto as Exhibit D, the Company hereby represents, warrants and covenants to the Purchasers as follows (which representations, warranties and covenants shall be deemed to apply, where appropriate, to each subsidiary of the Company):

      4.1     Organization and Qualification

      The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company.

      4.2     Capitalization

      (a) As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 30,000,000 shares of Preferred Stock, of which 1,500,000 shares have been designated as Series G Preferred Stock, 9,650,000 shares have been designated as Series H Preferred Stock and 10,000,000 shares have been designated as Series I Preferred Stock.

      (b) As of May 10, 2002, the issued and outstanding capital stock of the Company consisted of 33,366,576 shares of Common Stock, 1,500,000 shares of Series G Preferred Stock and 9,650,000 shares of Series H Preferred Stock. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

      (c) The Company has reserved 2,058,000 shares of Common Stock for issuance upon conversion of the Series G Preferred Stock, 9,650,000 shares of Common Stock for issuance upon conversion of the Series H Preferred Stock, 14,754,850 shares of Common Stock for issuance upon the exercise of stock options granted or available for future grant under the Company’s stock option plans, and 100,000 shares of Common Stock for issuance upon the exercise of outstanding warrants to purchase Common Stock.

      With the exception of the foregoing, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

      4.3     Issuance, Sale and Delivery of the Shares

      (a) The Shares have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. The shares of Common Stock issuable upon conversion of the Shares (the “Conversion Stock”) have been duly authorized and reserved for issuance and, when issued by the Company upon conversion of the Shares, will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. The certificates evidencing the Shares are in due and proper form under Delaware law. The Warrants and the Warrant Stock have been duly authorized for issuance. When issued in accordance with this Agreement, the Warrants will be valid and binding obligations of the Company enforceable in accordance with their terms. The Warrant Stock has been duly reserved for issuance and, when issued upon exercise of the Warrants, the Warrant Stock will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances.

      (b) The issuance of the Shares, the Conversion Stock, the Warrants and the Warrant Stock is not subject to preemptive or other similar rights. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated in this Agreement or the issuance of the Conversion Stock, the Warrants or the Warrant Stock.

      (c) Subject to the accuracy of the Purchasers’ representations and warranties in Section 5 of this Agreement, the offer, sale, and issuance of the Shares, the Warrants, the Conversion Stock and the Warrant Stock in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

      4.4     Financial Statements

      The financial statements included (as exhibits or otherwise) in the Company Documents (as defined below) present fairly the financial position of the Company as of the dates indicated and the results of their operations for the periods specified. Except as otherwise stated in such Company Documents, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and any supporting schedules included with the financial statements present fairly the information stated in the financial statements. The financial and statistical data set forth in the Company Documents were prepared on an accounting basis consistent with such financial statements.

      4.5     No Material Change

      Since December 31, 2001,

(a) there has been no material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business;

(b) there have been no transactions entered into by the Company other than those in the ordinary course of business, which are material with respect to the Company; and

(c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

      The Company has no material contingent obligations.

      4.6     Environmental

      Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company,

(a) the Company is in compliance with all applicable Environmental Laws (as defined below);

(b) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits authorizations and approvals;

(c) there are no pending or, to the best knowledge of the Company, threatened Environmental Claims (as defined below) against the Company; and

(d) under applicable law, there are no circumstances with respect to any property or operations of the Company that are reasonably likely to form the basis of an Environmental Claim against the Company.

      For purposes of this Agreement, the following terms shall have the following meanings: “Environmental Law” means any United States (or other applicable jurisdiction’s) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

      4.7     No Defaults

      The Company is not in violation of its certificate of incorporation or bylaws or in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust, or other instrument or material agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject.

      4.8     Labor Matters

      No labor dispute with the employees of the Company exists or, to the best knowledge of the Company, is imminent.

      4.9     No Actions

      There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company which, singly or in the aggregate, might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, or which, singly or in the aggregate, might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, nor, to the best knowledge of the Company, is there any reasonable basis therefor. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, singly or in the aggregate, would have a material adverse effect on the assets, properties or business of the Company.

      4.10     Intellectual Property

      (a) The Company, to the best of its knowledge in the course of diligent inquiry, owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets that are material to the business of the Company as now conducted and as proposed to be conducted (in this Agreement called the “Proprietary Rights”), or is seeking, or will seek, to obtain rights to use such Proprietary Rights that are material to the business of the Company as proposed to be conducted.

      (b) The Company does not have actual knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights which are material to the business of the Company.

      (c) No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the best knowledge of the Company, threatened, which involves any Proprietary Rights, nor, to the best knowledge of the Company, is there any reasonable basis therefor.

      (d) The Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and has not entered into or is not a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the Company’s use of any of the Proprietary Rights.

      (e) The Company has not received written notice of any pending conflict with or infringement upon any third-party proprietary rights.

      (f) The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business. No claims have been asserted by any person with respect to the validity of the Company’s ownership or right to use the Proprietary Rights and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful.

      (g) The Company has complied, in all material respects, with its obligations relating to the protection of the Proprietary Rights which are material to the business of the Company used pursuant to licenses.

      (h) To the best knowledge of the Company, no person is infringing on or violating the Proprietary Rights.

      4.11     Permits

      The Company possesses and is operating in compliance with all material licenses, certificates, consents, authorities, approvals and permits from all state, federal, foreign and other regulatory agencies or bodies necessary to conduct the businesses now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such permit or any circumstance which would lead it to believe that such proceedings are reasonably likely which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company.

      4.12     Due Execution, Delivery and Performance

      (a) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement, including the sale, issuance and delivery of the Shares and the Warrants and the issuance of the Conversion Stock and the Warrant Stock, (i) have been duly authorized by all necessary corporate action on the part of the Company, its directors and stockholders; (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject; (iii) will not trigger anti-dilution rights or other rights to acquire additional equity securities of the Company; and (iv) will not result in any violation of the provisions of the articles of incorporation or bylaws of the Company or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

      4.13     Properties

      Except as would not, individually or in the aggregate, have a material adverse effect on the business or financial condition of the Company, the Company has good and marketable title to its properties, free and clear of all material security interests, mortgages, pledges, liens, charges, encumbrances and claims of record. The properties of the Company are, in the aggregate, in good repair (reasonable wear and tear excepted), and suitable for their respective uses. Any real property held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company. The Company owns or leases all such properties as are necessary to its business or operations as now conducted.

      4.14     Compliance

      The Company has conducted and is conducting its business in compliance with all applicable Federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company.

      4.15     Security Measures

      The Company takes security measures designed to enable the Company to assert trade secret protection in its non-patented technology.

      4.16     Contributions

      To the best of the Company’s knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation.

      4.17     Use of Proceeds; Investment Company

      The Company intends to use the proceeds from the sale of the Shares for working capital and other general corporate purposes. The Company is not now, and after the sale of the Shares under this Agreement and under all other agreements and the application of the net proceeds from the sale of the Shares described in the proceeding sentence will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

      4.18     Prior Offerings

      To the Company’s best knowledge, all offers and sales of capital stock of the Company before the date of this Agreement were at all relevant times duly registered or exempt from the registration requirements of the Securities Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

      4.19     Taxes

      The Company has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

      4.20     Other Governmental Proceedings

      To the Company’s knowledge, there are no rulemaking or similar proceedings before any Federal, state, local or foreign government bodies that involve or affect the Company, which, if the subject of an action unfavorable to the Company, could involve a prospective material adverse change in or effect on the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company.

      4.21     Non-Competition Agreements

      To the knowledge of the Company, any full-time employee who has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company is neither in violation of nor is expected to be in violation of that agreement as a result of the business currently conducted or expected to be conducted by the Company or such person’s performance of his or her obligations to the Company. The Company has not received written notice that any consultant or scientific advisor of the Company is in violation of any non-competition, non-disclosure, confidentiality or similar agreement.

      4.22     Transfer Taxes

      On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchasers under this Agreement will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

      4.23     Insurance

      The Company maintains insurance of the type and in the amount that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

      4.24     Governmental/ Regulatory Consents

      No registration, authorization, approval, qualification or consent with or required by any court or governmental/ regulatory authority or agency is necessary in connection with the execution and delivery of this Agreement or the offering, issuance or sale of the Shares under this Agreement.

      4.25     Securities and Exchange Commission Filings

      The Company has timely filed with the Securities and Exchange Commission (the “Commission”) all documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act.”)

      4.26     Additional Information

      The Company represents and warrants that the information contained in the following documents (the “Company Documents”), which will be provided to Purchaser before the Closing, is or will be true and correct in all material respects as of their respective final dates:

(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

(b) the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002;

(c) the Company’s Proxy Statement for its 2002 Annual Meeting of Shareholders; and

(d) all other documents, if any, filed by the Company with the Commission since December 31, 2001 pursuant to the reporting requirements of the Securities Exchange Act.

      4.27     Contracts

      The contracts described in the Company Documents or incorporated by reference therein are in full force and effect on the date hereof, except for contracts the termination or expiration of which would not, singly or in the aggregate, have a material adverse effect on the business, properties or assets of the Company. Neither the Company nor, to the best knowledge of the Company, any other party is in material breach of or default under any such contracts.

      4.28     No Integrated Offering

      Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to the Purchasers. The issuance of the Shares to the Purchasers will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of the Securities Act or any applicable rules of Nasdaq (or of any national securities exchange on which the Company’s Common Stock is then traded). The Company will not make any offers or sales of any security (other than the Shares) that would cause the offering of the Shares to be integrated with any other offering of securities by the Company for purposes of any registration requirement under the Securities Act or any applicable rules of Nasdaq (or of any national securities exchange on which the Company’s Common Stock is then traded).

      4.29     Listing of Shares

      The Company agrees to promptly secure the listing of the Conversion Stock and Warrant Stock upon each national securities exchange or automated quotation system upon which shares of Common Stock are then listed and, so long as any Purchaser owns any of the Shares, Warrants, Conversion Stock or Warrant Stock, shall maintain such listing. The Company has taken no action designed to delist, or which is likely to have the effect of delisting, the Common Stock from any of the national securities exchange or automated quotation system upon which the shares of Common Stock are then listed.

      4.30     No Manipulation of Stock

      The Company has not taken and will not take any action in violation of applicable law that is designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

5.     Representations, Warranties and Covenants of the Purchasers

      5.1     Securities Law Representations and Warranties

      Each Purchaser represents, warrants and covenants to the Company as follows:

(a) The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares.

(b) The Purchaser is acquiring the number of Shares set forth in Section 2 above, and will acquire the Conversion Stock, the Warrants and the Warrant Stock (as applicable), in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only, and has no present intention of distributing any of the Shares, the Warrants the Conversion Stock or the Warrant Stock nor any arrangement or understanding with any other persons regarding the distribution of such securities within the meaning of Section 2(11) of the Securities Act, other than as contemplated in Section 7 of this Agreement.

(c) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, the Warrants, the Conversion Stock or the Warrant Stock except in compliance with the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).

(d) The Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Registration Statement Questionnaire, attached to this Agreement as Appendices I and II, for use in preparation of the Registration Statement (as defined in Section 7.3 below), and the answers to the Questionnaires are true and correct as of the date of this Agreement and will be true and correct as of the effective date of the Registration Statement; provided that the Purchasers shall be entitled to update such information by providing notice thereof to the Company before the effective date of such Registration Statement.

(e) The Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the Company Documents and the representations and warranties of the Company contained in this Agreement.

(f) The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(g) The Shares, Conversion Shares, Warrants and Warrant Shares were not offered to the Purchaser through any form of general solicitation or general advertisement.

(h) The address of the Purchaser’s office at which the decision to invest in the Shares was made is set forth on the signature page to this Agreement.

      5.2     Resales of Shares

      (a) The Purchaser hereby covenants with the Company not to make any sale of the Shares, the Warrants, the Conversion Stock or the Warrant Stock without satisfying the requirements of the Securities

Act and the Rules and Regulations, including, in the event of any resale under the Registration Statement, the prospectus delivery requirements under the Securities Act, and the Purchaser acknowledges and agrees that such securities are not transferable on the books of the Company pursuant to a resale under the Registration Statement unless the certificate submitted to the transfer agent evidencing such securities is accompanied by a separate officer’s certificate

(i) in the form of Appendix III to this Agreement;

(ii) executed by an officer of, or other authorized person designated by, the Purchaser; and

(iii) to the effect that (A) the Shares, the Warrants, the Conversion Stock or Warrant Stock (as applicable) have been sold in accordance with the Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied.

      (b) The Purchaser acknowledges that there may occasionally be times when the Company determines, in good faith following consultation with its Board of Directors or a committee thereof, the use of the prospectus forming a part of the Registration Statement (the “Prospectus,” as further defined in Section 7.3.1 below) should be suspended until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by the Company and any such amendment to the Registration Statement is declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares, Warrants, Conversion Stock or Warrant Stock pursuant to the Prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of the Prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to the Prospectus. The Company may, upon written notice to the Purchasers, suspend the use of the Prospectus for up to thirty (30) days in any 365-day period (less the number of days in such 365-day period that the Purchasers must suspend their use of the Prospectus pursuant to the first sentence of this paragraph) based on the reasonable determination of the Company’s Board of Directors that there is a significant business purpose for such determination, such as pending corporate developments, public filings with the SEC or similar events. The Company shall in no event be required to disclose the business purpose for which it has suspended the use of the Prospectus if the Company determines in its good faith judgment that the business purpose should remain confidential. In addition, the Company shall notify each Purchaser (i) of any request by the SEC for an amendment or any supplement to such Registration Statement or any related prospectus, or any other information request by any other governmental agency directly relating to the offering, and (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any related prospectus or the initiation or threat of any proceeding for that purpose.

      (c) The Purchaser further covenants to notify the Company promptly of the sale of any of its Shares, Warrants, Conversion Stock or Warrant Stock, other than sales pursuant to a Registration Statement contemplated in Section 7 of this Agreement or sales upon termination of the transfer restrictions pursuant to Section 7.4 of this Agreement.

      (d) The Purchaser further covenants that, if requested by the Company or any managing underwriter for the Company, such Purchaser shall not sell or otherwise transfer or dispose of any Shares, Warrants, Conversion Stock or Warrant Stock (other than pursuant to such registration) during the 60-day period following the effective date of any registration statement relating to an underwritten public offering of Common Stock, other than a registration on Form S-4 or Form S-8 or similar forms which may be promulgated in the future.

      5.3     Due Execution, Delivery and Performance

      Each Purchaser represents and warrants to the Company as follows:

(a) This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

(b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate, agency or other action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Purchaser is a party or by which it or any of them may be bound, or to which any of the property or assets of the Purchaser is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Purchaser or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

      5.4     Prohibition on Shorting

      Each Purchaser (“Warranting Purchaser”) represents, warrants and covenants to each other Purchaser and the Company that none of such Warranting Purchaser or its affiliates (a) has ever held or will hold any (i) short positions in the Company’s securities or (ii) put or other option to dispose of the Company’s securities, or (b) has ever entered into or will enter into any transaction that has the effect of or is equivalent to selling short the Company’s securities. The parties to this Agreement intend that each Purchaser and the Company be direct beneficiaries of the rights and benefits arising from the representations, warranties and covenants made by each other Purchaser under this Section 5.4, and expressly acknowledge and agree that any such beneficiary may exercise and enforce such rights and benefits.

6.     Survival of Representations, Warranties and Agreements.

      Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers in this Agreement and in the certificates for the Shares delivered pursuant to this Agreement shall survive the execution of this Agreement, the delivery to the Purchasers of the Shares being purchased and the payment therefor.

7.	Form D Filing; Registration; Compliance with the Securities Act; Covenants

      7.1     Form D Filing; Registration of Shares

7.1.1 Registration Statement; Expenses

      The Company shall:

(a) file in a timely manner a Form D relating to the sale of the Shares under this Agreement, pursuant to Securities and Exchange Commission Regulation D.

(b) as soon as practicable after the Closing Date, but in no event later than the 15th day following the Closing Date, prepare and file with the Commission a Registration Statement on Form S-3 relating to the sale of the Shares, the Warrants, the Conversion Stock and the Warrant Stock (collectively, the “Securities”) by the Purchasers from time to time on the Nasdaq National Market (or the facilities of any national securities exchange on which the Company’s Common Stock is then traded) or in privately negotiated transactions (the “Registration Statement”);

(c) provide to Purchasers any information required to permit the sale of the Securities under Rule 144A of the Securities Act;

(d) subject to receipt of necessary information from the Purchasers, use its best efforts to cause the Commission to notify the Company of the Commission’s willingness to declare the Registration Statement effective on or before 90 days after the Closing Date;

(e) notify Purchasers promptly upon the Registration Statement, and any post-effective amendment thereto, being declared effective by the Commission;

(f) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus (as defined in Section 7.3.1 below) and take such other action, if any, as may be necessary to keep the Registration Statement effective until the earlier of (i) the date on which the Securities may be resold by the Purchasers without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the Securities have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect;

(g) promptly furnish to the Purchasers such reasonable number of copies of the Prospectus, including any supplements to or amendments of the Prospectus, in order to facilitate the public sale or other disposition of all or any of the Securities by the Purchasers;

(h) during the period when copies of the Prospectus are required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder;

(i) file documents required of the Company for customary Blue Sky clearance in all states requiring Blue Sky clearance; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(j) advise each Purchaser, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest practicable moment if such stop order should be issued; and

(k) bear all expenses in connection with the procedures in paragraphs (a) through (j) of this Section 7.1.1 and the registration of the Securities pursuant to the Registration Statement.

7.1.2 Delay in Effectiveness of Registration Statement

      In the event that the Registration Statement is not declared effective on or before the 90th day following the Closing Date (the “Penalty Date”), the Company shall pay to each Purchaser in cash liquidated damages in an amount equal to 0.25% of the total purchase price of the Shares purchased by such Purchaser pursuant to this Agreement for each week after the Penalty Date that the Registration Statement is not declared effective.

      7.2     Transfer of Shares After Registration

      Each Purchaser agrees that it will not effect any disposition of the Securities that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

      7.3     Indemnification

      For the purpose of this Section 7.3, the term “Registration Statement” shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1.

7.3.1 Indemnification by the Company

      The Company agrees to indemnify and hold harmless each of the Purchasers and each person, if any, who controls any Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations under this Agreement or under applicable law, and will reimburse each Purchaser and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use in the Registration Statement or the Prospectus, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5.2 or 7.2 of this Agreement respecting resale of the Securities, or (iii) the inaccuracy of any representations made by such Purchaser in this Agreement or (iv) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser before the pertinent sale or sales by the Purchaser.

7.3.2 Indemnification by the Purchaser

      Each Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of such Purchaser to comply with the covenants and agreements contained in Sections 5.2 or 7.2 of this Agreement respecting the sale of the Securities or (ii) the inaccuracy of any representation made by such Purchaser in this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein; provided, however, that the Purchaser shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which the Purchaser has delivered to the Company in writing a correction before the occurrence of the transaction from which such loss was incurred, and the Purchaser will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

7.3.3 Indemnification Procedure

      (a) Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 or to the extent it is not prejudiced as a result of such failure.

      (b) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

(i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action) or

(ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the provisions of this Section 7.3, the Purchaser shall not be liable for any indemnification obligation under this Agreement in excess of the amount of net proceeds actually received by the Purchaser from the sale of Securities pursuant to such registration statement.

7.3.4 Contribution

      If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement

(a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the placement of the Shares or

(b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

      The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company and each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.3.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7.3.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 7.3.4; provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 7.3 for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 7.3 are several and not joint.

      7.4     Termination of Conditions and Obligations

      The restrictions imposed by Section 5 (other than Section 5.2(a), (b) and (d)) or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular Securities upon the passage of two years from the date of original issuance thereof or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

      7.5     Information Available

      From the date of this Agreement through the date the Registration Statement covering the resale of Securities owned by any Purchaser is no longer effective, the Company will furnish to such Purchaser:

(a) as soon as practicable after available (but in the case of the Company’s Annual Report to Shareholders, within 90 days after the end of each fiscal year of the Company), one copy of:

(i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants);

(ii) if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10-K;

(iii) if not included in substance in its Quarterly Reports to Shareholders, its quarterly reports on Form 10-Q; and

(iv) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);

(b) upon the request of the Purchaser, a reasonable number of copies of the Prospectus to supply to any other party requiring the Prospectus.

      7.6     Rule 144 Information

      Until the earlier of (i) the date on which the Securities may be resold by the Purchasers without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the Securities have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect, the Company shall file all reports required to be filed by it under the Securities Act, the Rules and Regulations and the Exchange Act and shall take such further action to the extent required to enable the Purchasers to sell the Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

      7.7     Stock Option Matters and Prohibition on Toxics

      The Company shall, within thirty (30) days of the Closing Date, adopt such amendments to, with respect to (i), (ii) and (v) below, the Company’s stock option plans and By-laws, and, with respect to (iii) and (iv) below, the Company’s By-laws (together, the “Stock Option Plan and By-law Amendments”) to provide that, unless approved by a majority vote of the then-outstanding voting stock of the Company, the Company shall not:

(i) grant any stock option, including stock appreciation right, with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant;

(ii) reduce the exercise price of any stock option, including stock appreciation right, outstanding or to be granted in the future; cancel and re-grant options at a lower exercise price (including entering into any “6 month and 1 day” cancellation and re-grant scheme), whether or not the cancelled options are put back into the available pool for grant; replace underwater options with restricted stock in an exchange, buy-back or other scheme; or replace any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme;

(iii) sell or issue any security of the Company convertible, exercisable or exchangeable into shares of common stock of the Company, having a conversion, exercise or exchange price per share which is subject to downward adjustment (except for appropriate adjustments made to give effect to any stock splits, stock dividends or similar transactions); or

(iv) enter into (a) any equity line or similar agreement or arrangement; or (b) any agreement to sell common stock of the Company (or any security convertible, exercisable or exchangeable into shares of common stock (“Common Stock Equivalent”)) at a per share price (or, with respect to a Common Stock Equivalent, at a conversion, exercise or exchange price, as the case may be (“Equivalent Price”)) that is to be fixed or is subject to adjustment after the execution date of the agreement, whether or not based on any predetermined price-setting formula or calculation method. Notwithstanding the foregoing provisions of this Section 7.7, however, a price protection clause shall be permitted in an agreement for sale of common stock or Common Stock Equivalent, if such clause provides for an adjustment to the price per share of common stock or, with respect to a Common Stock Equivalent, to the Equivalent Price (provided that such price or Equivalent Price is fixed on or before the execution date of the agreement) (the “Fixed Price”) in the event that the Company, during the period beginning on the date of the agreement and ending no later than 90 days after the closing date of the transaction, sells shares of common stock or Common Stock Equivalent to another investor at a price or Equivalent Price, as the case may be, below the Fixed Price.

(v) amend or repeal any of the provisions relating to (i) to (iv) above.

      Upon the adoption of the Stock Option Plan and By-law Amendments, the Company shall promptly furnish a copy of such amendments to the Purchasers. The Company agrees that, prior to the adoption of the Stock Option Plan and By-law Amendments by all necessary corporate action of the Company as described above, the Company shall not conduct any of the actions specified in (i), (ii), (iii) or (iv) above of this

Section 7.7; provided, however, that nothing in this Section 7.7 shall preclude the operation of the provisions of this Agreement, including Section 2.2 hereof.

      7.8     Stockholder Approval

      The Company shall, as soon as practicable after the date of this Agreement, call a special meeting of its stockholders for the purpose of approving the transactions contemplated by this Agreement (the “Special Meeting”). The Company shall file proxy materials with the Securities and Exchange Commission, shall (subject to applicable fiduciary duties) recommend that stockholders vote to approve the transactions contemplated hereby at the Special Meeting and shall solicit proxies with respect to such approval. The Company shall exercise its best efforts to obtain such stockholder approval within 90 days of the date of this Agreement.

8.     Legal Fees and Other Transaction Expenses

      At the Closing, the Company agrees to pay a flat fee of $7,500 to the State of Wisconsin Investment Board for their legal and other transaction expenses (whether internal or external) arising in connection with the transactions contemplated by this Agreement.

9.     Brokers

      Each party to this Agreement agrees to indemnify and hold harmless each other party from and against any liability for fees, commissions or similar payments due to any broker, finder or other person or entity acting on its behalf in connection with the transactions contemplated hereby.

10.     Notices

      All notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be delivered as addressed as follows:

(a)	if to the Company, to:

Exabyte Corporation 1685 38th Street Boulder, Colorado 80301 Attention: Stephen F. Smith Facsimile: (303) 417-7164

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b) if to a Purchaser, at its address as set forth on the signature page to this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

      Such notice shall be deemed effectively given upon confirmation of receipt by facsimile, one business day after deposit with such overnight courier or three days after deposit of such registered or certified airmail with the U.S. Postal Service, as applicable.

11.     Modification; Amendment

      This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and each of the Purchasers; provided, however, that 75% in interest of the Purchasers may approve any modification or amendment relating to the Company’s post-closing obligations hereunder.

12.     Termination

      This Agreement may be terminated as to any Purchaser, at the option of such Purchaser, as to all of its obligations hereunder if the Initial Closing has not occurred on or before 30 days after the date of this

Agreement or as to its obligations to purchase Shares at the Subsequent Closing if the Subsequent Closing has not occurred on or before 120 days after the date of this Agreement.

13.     Headings

      The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

14.     Severability

      If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

15.     Governing Law; Jurisdiction

      This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware and the federal law of the United States of America. The parties hereto hereby submit to the jurisdiction of the courts of the State of Wisconsin, or of the United States of America sitting in the State of Wisconsin, over any action, suit, or proceeding arising out of or relating to this Agreement. Nothing herein shall affect the right of the Purchaser to serve process in any manner permitted by law or limit the right of the Purchaser to bring proceedings against the Company in the competent courts of any other jurisdiction or jurisdictions.

16.     No Conflicts of Interest

      The Company represents, warrants, and covenants that, to the best of its knowledge, no trustee or employee of the State of Wisconsin Investment Board identified on the attached list, either directly or indirectly (a) currently holds, except as may be specifically set forth below, a personal interest in the Company or any of its affiliates (together, the “Entity”) or the Entity’s property or securities, or (b) will, in connection with the investment made pursuant to this Agreement, receive (i) a personal interest in the Entity or the Entity’s property or securities or (ii) anything of substantial economic value for his or her private benefit from the Entity or anyone acting on its behalf. As to ownership of an interest in the Entity’s publicly traded securities, “knowledge” hereunder is based on an examination of record holders of the Entity’s securities and actual knowledge of the undersigned.

17.     Counterparts

      This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party to this Agreement and delivered to the other parties.

      IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

EXABYTE CORPORATION

By:	/s/ JUAN A. RODRIGUEZ

Name: Juan A. Rodriguez
Its: President & CEO

STATE OF WISCONSIN INVESTMENT BOARD

By:	/s/ JOHN F. NELSON

Name: John Nelson
Title: Investment Director

Address:	121 East Wilson Street

Madison, WI 53702
Facsimile: (608) 266-2436

MERITAGE PRIVATE EQUITY FUND, L.P.
MERITAGE PRIVATE EQUITY PARALLEL FUND, L.P.
MERITAGE ENTREPRENEURS FUND, L.P.

By	Meritage Investment Partners, LLC

General Partner

By:	/s/ JOHN R. GARRETT

Name: John R. Garrett
Title: Principal

Address:	1600 Wynkoop Street, Suite 300

Denver, Colorado 80202
Facsimile: (303) 352-2050

CRESTVIEW CAPITAL FUND, LP
CRESTVIEW CAPITAL FUND II, LP
CRESTVIEW CAPITAL OFFSHORE FUND, INC

By	Kingsport Capital Partners, LLC

General Partner

By:	/s/ STEWART R. FLINK

Name: Stewart R. Flink
Title: Managing Member

Address:	95 Revere Drive

Northbrook, Illinois
Facsimile: (847) 559 5807

VALLEY VENTURES II, L.P.

By	VV II Management, L.L.C.

General Partner

By:	/s/ JOCK M. HOLLIMAN

Name: Jock M. Holliman
Title: Managing Member

Address:	6720 N. Scottsdale Road, Suite 280

Scottsdale, Arizona 85253
Facsimile: (480) 661 6262

MILLENNIAL HOLDINGS LLC
THE MILLENNIAL FUND
TANKERSLEY FAMILY LIMITED PARTNERSHIP

By G. Jackson Tankersley, Jr.

By:	/s/ G. JACKSON TANKERSLEY, JR.

Name: G. Jackson Tankersley, Jr.
Title:

Address:	1600 Wynkoop Suite 300

Denver, CO 80202
Facsimile: (303) 352 2050

HEXAGON INVESTMENTS LLC
GRANDHAVEN LLC
LEGACY ENTERPRISES LLC
LABYRINTH ENTERPRISES LLC

By:	Hexagon Investments, Inc.

Manager

By:	/s/ BRIAN FLEISCHMANN

Name: Brian Fleischmann
Title: Vice President

Address:	Larimer Square

1407 Larimer Street, Suite 300
Denver, CO 80202
Facsimile: (303) 571 1221

ALLEN BUILDER

By:	/s/ ALLEN A. BUILDER

Name: Allen A. Builder
Title:

Address:	Builder Investment Group, Inc

5 Piedmont Center, Suite 700
Atlanta, GA 30305
Facsimile: (404) 237 3168

MARK ROSSI

By:	/s/ MARK ROSSI

Name: Mark Rossi
Title:

Address:	717 Fifth Avenue, Suite 1100

New York, NY 10022
Facsimile: (212) 826 6798

THE SAMA PARTNERSHIP

By	Alicia Sama Rodriguez

General Partner

By:	/s/ ALICIA S. RODRIGUEZ

Name: Alicia S. Rodriguez
Title:

Address:	2100 Gulf Boulevard, #1201

South Padre Island, TX 78597
Facsimile: (303) 417 7142

SCHEDULE A

PURCHASERS

	Purchased Shares

		Subsequent		Total
Name and Address	Initial Closing	Closing		Investment

Meritage Private Equity Fund, L.P.	$1,315,200	$876,800	(1)	$2,192,000
1600 Wynkoop Street, Suite 300
Denver, Colorado 80202
Meritage Private Equity Parallel Fund, L.P.	$160,800	$107,200	(1)	$268,000
1600 Wynkoop Street, Suite 300
Denver, Colorado 80202
Meritage Entrepreneurs Fund, L.P.	$24,000	$16,000	(1)	$40,000
1600 Wynkoop Street, Suite 300
Denver, Colorado 80202
State of Wisconsin Investment Board	$1,750,000	$0		$1,750,000
121 East Wilson Street
Madison, Wisconsin 53702
Valley Ventures II, L.P.	$74,000	$126,000		$200,000
6720 N. Scottsdale Road, Suite 280
Scottsdale, Arizona 85253
Millennial Holdings LLC	$0	$46,758		$46,758
The Millennial Fund	$0	$13,242		$13,242
Tankersley Family Limited Partnership	$0	$20,000		$20,000
1600 Wynkoop Street, Suite 300
Denver, Colorado 80202
Crestview Capital Fund, LP	$185,000	$315,000		$500,000
95 Revere Drive
Northbrook, Illinois 60062
Crestview Capital Fund II, LP	$185,000	$295,000		$480,000
95 Revere Drive
Northbrook, Illinois 60062
Crestview Capital Offshore Fund, Inc.	$0	$20,000		$20,000
95 Revere Drive
Northbrook, Illinois 60062
Hexagon Investments, LLC	$41,625	$70,875		$112,500
Larimer Square
1407 Larimer Street, Suite 300
Denver, CO 80202
Grandhaven, LLC	$83,250	$141,750		$225,000
Larimer Square
1407 Larimer Street, Suite 300
Denver, CO 80202
Legacy Enterprises, LLC	$24,975	$42,525		$67,500
Larimer Square
1407 Larimer Street, Suite 300
Denver, CO 80202
Labyrinth Enterprises, LLC	$16,650	$28,350		$45,000
Larimer Square
1407 Larimer Street, Suite 300
Denver, CO 80202

	Purchased Shares

		Subsequent	Total
Name and Address	Initial Closing	Closing	Investment

Allen Builder	$18,500	$31,500	$50,000
Builder Investment Group, Inc
5 Piedmont Center, Suite 700
Atlanta, GA 30305
Mark Rossi	$11,100	$18,900	$30,000
717 Fifth Avenue, Suite 1100
New York, NY 10022
The Sama Partnership	$0	$500,000	$500,000
2100 Gulf Boulevard #1201
South Padre Island, TX 78597
Totals:	$3,890,100	$2,669,900	$6,560,000

Note 1 Payable in the form the conversion of an outstanding bridge loan. The dollar amount of shares issued will be increased by the amount of accrued but unpaid interest on the note.

EXHIBIT B

FORM OF WARRANT

This Warrant was originally issued on [date] and has not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws. This Warrant may not be transferred in the absence of an effective registration statement under the Act (and other applicable securities laws) or an available exemption therefrom.

COMMON STOCK PURCHASE WARRANT

Date of Issuance:	Certificate No. W-

      For value received, Exabyte Corporation, a Delaware corporation (the “Company”), hereby grants to                     , or its transferees and assigns, the right to purchase from the Company a total of                     (                    ) shares of the Company’s Common Stock, $.001 par value (the “Warrant Shares”), at a price of $           per share (the “Exercise Price”). The Exercise Price and number of Warrant Shares (and the amount and kind of other securities) for which this Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is one of the stock purchase warrants (collectively, the “Warrants”) issued pursuant to Section 2.3 of the Series I Preferred Stock Purchase Agreement dated as of May 17, 2002 among the Company and the Purchasers signatory thereto.

      SECTION 1.     Exercise of Warrant.

      1A.     Exercise Period. The purchase rights represented by this Warrant may be exercised, in whole or in part, at any time and from time to time during the period (the “Exercise Period”) beginning on the Date of Issuance and ending on the tenth anniversary of the Date of Issuance or, if such day is not a business day, on the next succeeding business day. The Company will give the Registered Holder of this Warrant written notice of the expiration of the Exercise Period at least 30 days (but no more than 45 days) prior to the date of such expiration.

      1B.     Exercise Procedure.

(i) This Warrant shall be deemed to have been exercised when all of the following items have been delivered to the Company (the “Exercise Time”):

(a) a completed Exercise Agreement, as described in Section 1C below, executed by the person exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);

(b) this Warrant;

(c) if the Purchaser is not the registered holder of this Warrant reflected in the Company’s records maintained pursuant to Section 7 hereof (the “Registered Holder”), an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser; and

(d) either (x) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the “Aggregate Exercise Price”), (y) the surrender to the Company of shares of the Company’s Common Stock having a fair market value equal to the Aggregate Exercise Price, or (z) the delivery of a notice to the Company that the Purchaser is exercising the Warrant by authorizing the Company to reduce the number of Warrant Shares subject to the Warrant by that number of shares having an aggregate “spread” (i.e., the excess of fair market value over the Exercise Price) equal to the Aggregate Exercise Price. For purposes of this provision, “fair market value” shall mean, in the case of Common Stock, the average of the closing sales prices for the Common Stock on the principal national securities exchange on which the Common Stock is listed (or on the NASDAQ National Market System in the event that the Common Stock is not listed on a national securities exchange) for the 30 trading days preceding the date of exercise or, in the event that the Common Stock is not listed on a national securities exchange or quoted in the NASDAQ National Market System, the value of the Common Stock as determined in good faith by the Company’s board of directors.

(ii) Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within three business days after the date of the Exercise Time together with any cash payable in lieu of a fraction of a share pursuant to Section 8 hereof. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall deliver such new Warrant to the person designated for delivery in the Exercise Agreement concurrently with the delivery of certificates for Warrant Shares.

(iii) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Shares at the Exercise Time.

(iv) The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Registered Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares, except for any taxes or changes payable in connection with the issuance of Warrant Shares to any Person other than the Registered Holder.

(v) The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

(vi) The Company shall at all times reserve and keep available out of its authorized but unissued capital stock, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.

      SECTION 2.     Adjustment of Exercise Price and Number of Warrant Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price and the number of Warrant Shares or other securities obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

      2A.     Adjustment for Stock Splits and Combinations. If the Company at any time after the Date of Issuance effects a subdivision of the outstanding Warrant Shares, the Exercise Price in effect immediately prior to that subdivision shall be proportionately decreased. Conversely, if the Company any time after the Date of Issuance combines the outstanding Warrant Shares into a smaller number of shares, the Exercise Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this Section 2A shall become effective at the close of business on the date the subdivision or combination becomes effective.

      2B.     Adjustment for Stock Dividends and Distributions. If the Company at any time after the Date of Issuance makes, or fixes a record date for the determination of holders of Warrant Shares entitled to receive, a dividend or other distribution payable in additional Warrant Shares, in each such event the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction (1) the numerator of which is the total number of Warrant Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of Warrant Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Warrant Shares issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this Section 2B to reflect the actual payment of such dividend or distribution.

      2C.     Adjustments for Other Dividends and Distributions. If the Company at any time after the Date of Issuance makes, or fixes a record date for the determination of holders of Warrant Shares entitled to receive a dividend or other distribution (other than a dividend or distribution payable solely in Warrant Shares), in each such event provision shall be made so that the holder of this Warrant shall receive upon exercise hereof, in addition to the number of Warrant Shares receivable thereupon, the dividend or distribution which such holder would have received had such exercise occurred immediately prior to such event.

      2D.     Adjustment for Reclassification, Exchange and Substitution. If at any time after the Date of Issuance the Warrant Shares issuable upon exercise of this Warrant are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation provided for elsewhere in this Section 2), in any such event this Warrant shall thereafter represent the right to receive upon exercise hereof the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change with respect to the maximum number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.

      2E.     Reorganizations, Mergers or Consolidations. If at any time after the Date of Issuance the Warrant Shares are converted into other securities or property, whether pursuant to a reorganization, merger, consolidation or otherwise (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 2), as a part of such transaction, provision shall be made so that this Warrant shall thereafter represent the right to receive upon exercise hereof the number of shares of stock or other securities or property to which a holder of the maximum number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such transaction would have been entitled in connection with such transaction, subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 with respect to the rights of the holder of this Warrant after such transaction to the end that the provisions of this Section 2 (including adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent as practicable. The Company shall not be a party to any reorganization, merger or consolidation in which the Company is not the surviving entity unless the entity surviving such transaction assumes, by written instrument satisfactory to the holders of a majority of the outstanding Warrants, all of the Company’s obligations hereunder.

      2F.     Certificate of Adjustment. In each case of an adjustment or readjustment of the Exercise Price, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Registered Holder of this Warrant. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

      2G.     Adjustment of Number of Warrant Shares. Upon each adjustment of the Exercise Price hereunder, the number of Warrant Shares acquirable upon exercise of this Warrant shall be adjusted to equal the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

      2H.     Notices. The Company shall give written notice to the Registered Holder of this Warrant at least 15 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any transaction described in Section 2D or 2E hereof or any dissolution or liquidation of the Company.

      SECTION 3.     Warrant Transferable. This Warrant and the purchase rights represented hereby are transferable, in whole or in part, without charge to the Registered Holder upon surrender of this Warrant with a properly executed assignment (in the Form of Exhibit II hereto) at the principal office of the Company.

      SECTION 4.     Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender.

      SECTION 5.     Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

      SECTION 6.     Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior affirmative vote or written consent of the holders of Warrants representing not less than two-thirds of the Warrant Shares issuable upon exercise of all then-outstanding Warrants.

      SECTION 7.     Warrant Register. The Company shall maintain at its principal executive offices books for the registration of ownership and transfer of this Warrant. The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

      SECTION 8.     Fractions of Shares. The Company may, but shall not be required to, issue a fraction of a Warrant Share upon the exercise of this Warrant in whole or in part. As to any fraction of a share which the Company elects not to issue, the Company shall make a cash payment in respect of such fraction in an amount equal to the same fraction of the fair market value of a Warrant Share on the date of such exercise.

      SECTION 9.     Governing Law. This Warrant shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

* * * * *

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the date hereof.

EXABYTE CORPORATION

By:

Name:
Title:

Attest:

Secretary

EXHIBIT I

EXERCISE AGREEMENT

To:                                                    Dated:

      The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-                    ), hereby agrees to subscribe for the purchase of                      Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

      The undersigned requests that a certificate for such Warrant Shares be registered in the name of                     whose address is                     and whose social security number or other identifying number is                     , and that such certificate be delivered to                     whose address is                     . If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant evidencing the right to purchase the remaining balance of Warrant Shares for which this Warrant is exercisable be registered in the name of                     whose address is                     and whose social security number or other identifying number is                     , and that such certificate be delivered to                     whose address is                     .

Signature

Address

EXHIBIT II

ASSIGNMENT

      FOR VALUE RECEIVED,                     hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-                    ) with respect to the number of the Warrant Shares covered thereby set forth below, unto:

Names of Assignee	Address	No. of Warrant Shares

Dated:	Signature

Witness

May 29, 2002

To:	Purchasers of Series I Preferred Stock Listed at the End of This Letter

RE: Amendment No. 1 to Series I Preferred Stock Purchase Agreement

      This letter requests your agreement to amend the Series I Preferred Stock Purchase Agreement dated as of May 17, 2002 (the “Purchase Agreement”) by and among Exabyte Corporation (the “Company”), you and the other purchasers (“Purchasers”) named in the Purchase Agreement. Capitalized terms used in this letter shall have the meanings ascribed to them in the Purchase Agreement.

Need for Amendments

      We are requesting an amendment that we (i) register the Shares (which are the shares of Series I Preferred Stock) and the Warrants on a Form S-1 registration statement or any other registration form for which Exabyte is eligible and (ii) register the Conversion Stock and the Warrant Stock on a Form S-3 or Form S-1 registration statement or any other registration form for which Exabyte is eligible. This could result in the filing of more than one registration statement to register the securities for resale.

      Under Section 7.1(b) of the Purchase Agreement, the Company is required to file with the Securities and Exchange Commission, no later than 15 days after the Closing Date, “a Registration Statement on Form S-3” for the resale of the Shares, the Warrants, the Conversion Stock and the Warrant Stock. However, the Form S-3 rules permit us to register for resale only securities that are listed on a national securities exchange or a Nasdaq market. The Conversion Stock and the Warrant Stock (the common stock issuable upon conversion of the Series I Preferred or upon exercise of the springing Warrants) satisfy this requirement. However, the Series I Preferred and Warrants are not listed on Nasdaq and, therefore, cannot be registered for resale on a Form S-3. Thus, we cannot accomplish fully what is contemplated by the Stock Purchase Agreement.

      In addition, we are requesting that you agree to (1) a six-day extension of the time by which we are required to file the resale registration statement(s) for the Conversion Stock and Warrant Stock from June 1, 2002 (15 days after the Initial Closing) to the close of business on June 7, 2002, (2) a twenty-day extension of the time by which we were required to file the resale registration statement for the Series I Preferred and Warrants from June 1, 2002 to June 21, 2002, (3) correspondingly an extension of the date by which we are to have the registration statement for the Conversion Stock and Warrant Stock effective from 90 days to 96 days after the Initial Closing, and (4) correspondingly an extension of the date by which we are to have the registration statement(s) for the Series I Preferred and Warrants effective from 90 days to 110 days after the Initial Closing.

Reasons for the Proposed Amendments

      The reasons that we think you should approve the amendments are as follows:

•	We cannot register the Shares and the Warrants on a Form S-3 because the Shares and the Warrants are not listed on Nasdaq;

•	It will take Exabyte longer to prepare a registration statement on Form S-1 than on Form S-3 because the disclosure requirements are more extensive and the Company cannot incorporate information by reference to its other publicly filed documents; and

•	We have determined it is advisable under the securities laws to have a binding agreement for all of the Series I Preferred that we plan to sell before we file a registration statement on Form S-3 for the Conversion Stock and Warrant Stock.

Amendment

      We are requesting that you agree to amend Section 7.1 of the Purchase Agreement:

•	so that the Company’s obligation to file a resale registration statement with respect to the Shares and Warrants shall be on Form S-1 or any other form for which Exabyte is eligible;

•	so that the Company’s obligation to file a resale registration statement with respect to the Conversion Stock and the Warrant Stock shall be on Form S-3, Form S-1 or any other form for which Exabyte is eligible;

•	to extend the date by which we were required to file the resale registration statement for the Conversion Stock and Warrant Stock until the close of business on June 7, 2002 and correspondingly to extend the date by which we are to have the registration statement for the Conversion Stock and Warrant effective from 90 days to 96 days after the Closing Date as stated in Sections 7.1(b), 7.1(d) and 7.1.2; and

•	to extend the date by which we are required to file the resale registration statement(s) for the Shares and Warrants until the close of business on June 21, 2002 and correspondingly to extend the date by which we are to have such registration statement(s) effective from 90 days to 110 days after the Closing Date as stated in Sections 7.1(b), 7.1(d) and 7.1.2.

      All other provisions of the Purchase Agreement shall remain in full force and effect. This amendment to the Purchase Agreement will be effective upon approval by 75% in interest of the Purchasers.

      Please evidence your agreement to the amendment to the Purchase Agreement by signing below. We request that you return the signed copy of this letter to us in the enclosed self-addressed overnight courier envelope as soon as possible.

      Please feel free to contact us with any questions or comments you have concerning these matters.

Very truly yours,

EXABYTE CORPORATION

By:	/s/ STEPHEN F. SMITH

Name: Stephen F. Smith

Title:	Vice President, General Counsel

and Secretary

ACCEPTED AND AGREED:

STATE OF WISCONSIN INVESTMENT BOARD

By:	/s/ JOHN F. NELSON

Name: John F. Nelson
Title: Investment Director

Address:	121 East Wilson Street

Madison, WI 53702
Facsimile: (608) 266-2436

MERITAGE PRIVATE EQUITY FUND, L.P.
MERITAGE PRIVATE EQUITY PARALLEL FUND, L.P.
MERITAGE ENTREPRENEURS FUND, L.P.

By	Meritage Investment Partners, LLC

General Partner

By:	/s/ G. JACKSON TANKERSLEY, JR.

Name: G. Jackson Tankersley, Jr.
Title:

Address:	1600 Wynkoop Street, Suite 300

Denver, Colorado 80202
Facsimile: (303) 352-2050

CRESTVIEW CAPITAL FUND, LP
CRESTVIEW CAPITAL FUND II, LP
CRESTVIEW CAPITAL OFFSHORE FUND, INC.

By	Kingsport Capital Partners, LLC

General Partner

By:	/s/ STEWART R. FLINK

Name: Stewart R. Flink
Title: Managing Member

Address:	95 Revere Drive

Northbrook, Illinois
Facsimile: (847) 559 5807

VALLEY VENTURES II, L.P.

By	VV II Management, L.L.C.

General Partner

By:	/s/ JOCK M. HOLLIMAN

Name: Jock M. Holliman
Title: Managing Member

Address:	6720 N. Scottsdale Road, Suite 280

Scottsdale, Arizona 85253
Facsimile: (480) 661 6262

MILLENNIAL HOLDINGS LLC
THE MILLENNIAL FUND
TANKERSLEY FAMILY LIMITED PARTNERSHIP

By G. Jackson Tankersley, Jr.

By:	/s/ G. JACKSON TANKERSLEY, JR.

Name: G. Jackson Tankersley, Jr.
Title:

Address:	1600 Wynkoop Suite 300

Denver, CO 80202
Facsimile: (303) 352 2050

HEXAGON INVESTMENTS LLC
GRANDHAVEN LLC
LEGACY ENTERPRISES LLC
LABYRINTH ENTERPRISES LLC

By:	Hexagon Investments, Inc.

Manager

By:	/s/ BRIAN FLEISCHMANN

Name: Brian Fleischmann
Title: Vice President

Address:	Larimer Square

1407 Larimer Street, Suite 300
Denver, CO 80202
Facsimile: (303) 571 1221

ALLEN BUILDER

By:	/s/ ALLEN A. BUILDER

Name: Allen A. Builder
Title:

Address:	Builder Investment Group, Inc

5 Piedmont Center, Suite 700
Atlanta, GA 30305
Facsimile: (404) 237 3168

MARK ROSSI

By:	/s/ MARK ROSSI

Name: Mark Rossi
Title:

Address:	717 Fifth Avenue, Suite 1100

New York, NY 10022
Facsimile: (212) 826 6798

THE SAMA PARTNERSHIP

By	Alicia Sama Rodriguez

General Partner

By:	/s/ ALICIA S. RODRIGUEZ

Name: Alicia S. Rodriguez
Title:

Address:	2100 Gulf Boulevard, #1201

South Padre Island, TX 78597
Facsimile: (303) 417 7142

May 30, 2002

Exabyte Corporation

1685 38th Street
Boulder, CO 80301

     Re: Investment in Exabyte’s Series I Preferred Stock

Ladies and Gentlemen:

      This Letter shall confirm my agreement to purchase from you, and your agreement to sell to me, 1,200,000 shares of Exabyte’s Series I Preferred Stock (the “Series I Preferred”) for $1.00 per share with the same rights and subject to the same terms and conditions agreed to by the Purchasers under that certain Series I Preferred Stock Purchase Agreement, dated as of May 17, 2002, by and among Exabyte Corporation and certain Purchasers listed on Schedule A thereto (the “Agreement”). Capitalized terms used herein and not defined herein shall have the meanings set forth in the Agreement.

      In addition, this Letter and my obligation to purchase Series I Preferred shall become null and ineffective if prior to the Subsequent Closing Exabyte terminates me as President and Chief Executive Officer of Exabyte. This Letter and your and my obligations are subject to approval of this Letter as provided below by each of the Purchasers of Series I Preferred under the Agreement.

      You and I agree that I am an additional Purchaser under the Agreement. I agree to be bound by and subject to the terms, conditions, obligations and other agreements as a Purchaser under the Agreement. In addition, I have read and understand the representations and warranties of the Purchasers in the Agreement, and I hereby represent and warrant to you that each of such representations and warranties is true as of the date of this letter with respect to me and my investment in the Series I Preferred.

      You agree to sell to me the 1,200,000 shares of Series I Preferred for $1,200,000 in accordance with the terms, conditions, obligations and other agreements applicable to you under the Agreement as if I were an original signatory to the Agreement. I will purchase and you will sell to me all such shares at the Subsequent Closing.

Very truly yours,

By:	/s/ TOM WARD

Name: Tom Ward

Address:

Agreed and accepted:

EXABYTE CORPORATION

By:	/s/ CRAIG G. LAMBORN

Its: Vice President Finance

Approval by Purchasers

      The undersigned hereby:

•	approve of the addition of Tom Ward to the Agreement as provided above; and

•	agree that Tom Ward shall have all the rights and obligations applicable to a Purchaser, as the same are set forth in the Agreement.

ACCEPTED AND APPROVED:

STATE OF WISCONSIN INVESTMENT BOARD

By:	/s/ JOHN F. NELSON

Name: John Nelson
Title: Investment Director

Address:	121 East Wilson Street

Madison, WI 53702
Facsimile: (608) 266-2436

MERITAGE PRIVATE EQUITY FUND, L.P.
MERITAGE PRIVATE EQUITY PARALLEL FUND, L.P.
MERITAGE ENTREPRENEURS FUND, L.P.

By	Meritage Investment Partners, LLC

General Partner

By:	/s/ G. JACKSON TANKERSLEY, JR.

Name: Jack Tankersley
Title: Principal

Address:	1600 Wynkoop Street, Suite 300

Denver, Colorado 80202
Facsimile: (303) 352-2050

CRESTVIEW CAPITAL FUND, LP
CRESTVIEW CAPITAL FUND II, LP
CRESTVIEW CAPITAL OFFSHORE FUND, INC.

By	Kingsport Capital Partners, LLC

General Partner

By:	/s/ STEWART R. FLINK

Name: Stewart R. Flink
Title: Managing Member

Address:	95 Revere Drive

Northbrook, Illinois
Facsimile: (847) 559 5807

VALLEY VENTURES II, L.P.

By	VV II Management, L.L.C.

General Partner

By:	/s/ JOCK M. HOLLIMAN

Name: Jock M. Holliman
Title: Managing Member

Address:	6720 N. Scottsdale Road, Suite 280

Scottsdale, Arizona 85253
Facsimile: (480) 661 6262

MILLENNIAL HOLDINGS LLC
THE MILLENNIAL FUND
TANKERSLEY FAMILY LIMITED PARTNERSHIP

By G. Jackson Tankersley, Jr.

By:	/s/ G. JACKSON TANKERSLEY, JR.

Name: Jack Tankersley
Title: General Partner

Address:	1600 Wynkoop Suite 300

Denver, CO 80202
Facsimile: (303) 352 2050

HEXAGON INVESTMENTS LLC
GRANDHAVEN LLC
LEGACY ENTERPRISES LLC
LABYRINTH ENTERPRISES LLC

By:	Hexagon Investments, Inc.

Manager

By:	/s/ BRIAN FLEISCHMANN

Name: Brian Fleischmann
Title: Vice President

Address:	Larimer Square

1407 Larimer Street, Suite 300
Denver, CO 80202
Facsimile: (303) 571 1221

ALLEN BUILDER

By:	/s/ ALLEN A. BUILDER

Name: Allen A. Builder
Title:

Address:	Builder Investment Group, Inc

5 Piedmont Center, Suite 700
Atlanta, GA 30305
Facsimile: (404) 237 3168

MARK ROSSI

By:	/s/ MARK ROSSI

Name: Mark Rossi
Title:

Address:	717 Fifth Avenue, Suite 1100

New York, NY 10022
Facsimile: (212) 826 6798

THE SAMA PARTNERSHIP

By	Alicia Sama Rodriguez

General Partner

By:	/s/ ALICIA SAMA RODRIGUEZ

Name: Alicia Sama Rodriguez
Title:

Address:	2100 Gulf Boulevard, #1201

South Padre Island, TX 78597
Facsimile: (303) 417 7142

June 7, 2002

Exabyte Corporation

1685 38th Street
Boulder, CO 80301

Re:	Investment in Exabyte’s Series I Preferred Stock

Ladies and Gentlemen:

      This Letter shall confirm my agreement to purchase from you, and your agreement to sell to me, an additional *** shares of Exabyte’s Series I Preferred Stock (the “Series I Preferred”) for $1.00 per share with the same rights and subject to the same terms and conditions agreed to by the Purchasers under that certain Series I Preferred Stock Purchase Agreement, dated as of May 17, 2002, by and among Exabyte Corporation and certain Purchasers listed on Schedule A thereto (the “Agreement”). Capitalized terms used herein and not defined herein shall have the meanings set forth in the Agreement.

      This Letter and your and my obligations are subject to approval of this Letter as provided below by each of the Purchasers of Series I Preferred under the Agreement.

      I agree to be bound by and subject to the terms, conditions, obligations and other agreements that I am currently bound by as a Purchaser under the Agreement. In addition, I hereby represent and warrant to you that each of the representations and warranties of the Purchase Agreement is true as of the date of this letter with respect to me and my additional investment in the Series I Preferred.

      You agree to sell to me the additional *** shares of Series I Preferred for $*** in accordance with the terms, conditions, obligations and other agreements applicable to you under the Agreement as if these amounts were listed under the original Schedule A to the Agreement. I will purchase and you will sell to me all such shares at the Subsequent Closing.

Very truly yours,

INVESTOR

By:
Name:
Title:
Address:

Agreed and accepted:

EXABYTE CORPORATION

By:

Its:

***	Includes investments by the following Investors for the corresponding amounts:

Meritage Private Equity Fund, L.P.	$219,200
Meritage Private Equity Parallel Fund, L.P.	$26,800
Meritage Entrepreneurs Fund, L.P.	$4,000
Crestview Capital Fund, LP	$125,000
Crestview Capital Fund II, LP	$125,000
Tom Ward	$120,000
Mark Rossi	$20,000

Approval by Purchasers

      The undersigned hereby approves of the addition of the above-stated shares of Series I Preferred to be purchased by the above-named existing Purchaser at the Subsequent Closing pursuant to the Agreement.

ACCEPTED AND APPROVED:

STATE OF WISCONSIN INVESTMENT BOARD

By:

Name:
Title:

Address:	121 East Wilson Street

Madison, WI 53702
Facsimile: (608) 266-2436

MERITAGE PRIVATE EQUITY FUND, L.P.
MERITAGE PRIVATE EQUITY PARALLEL FUND, L.P.
MERITAGE ENTREPRENEURS FUND, L.P.

By	Meritage Investment Partners, LLC

General Partner

By:

Name:
Title:

Address:	1600 Wynkoop Street, Suite 300

Denver, Colorado 80202
Facsimile: (303) 352-2050

CRESTVIEW CAPITAL FUND, LP
CRESTVIEW CAPITAL FUND II, LP
CRESTVIEW CAPITAL OFFSHORE FUND, INC.

By	Kingsport Capital Partners, LLC

General Partner

By:

Name:
Title:

Address:	95 Revere Drive

Northbrook, Illinois
Facsimile: (847) 559 5807

VALLEY VENTURES II, L.P.

By	VV II Management, L.L.C.

General Partner

By:

Name:
Title:

Address:	6720 N. Scottsdale Road, Suite 280

Scottsdale, Arizona 85253
Facsimile: (480) 661 6262

MILLENNIAL HOLDINGS LLC
THE MILLENNIAL FUND
TANKERSLEY FAMILY LIMITED PARTNERSHIP

By G. Jackson Tankersley, Jr.

By:

Name:
Title:

Address:	1600 Wynkoop Suite 300

Denver, CO 80202
Facsimile: (303) 352 2050

HEXAGON INVESTMENTS LLC
GRANDHAVEN LLC
LEGACY ENTERPRISES LLC
LABYRINTH ENTERPRISES LLC

By:	Hexagon Investments, Inc.

Manager

By:

Name:
Title:

Address:	Larimer Square

1407 Larimer Street, Suite 300
Denver, CO 80202
Facsimile: (303) 571 1221

ALLEN BUILDER

By:

Name:
Title:

Address:	Builder Investment Group, Inc

5 Piedmont Center, Suite 700
Atlanta, GA 30305
Facsimile: (404) 237 3168

MARK ROSSI

By:

Name:
Title:

Address:	717 Fifth Avenue, Suite 1100

New York, NY 10022
Facsimile: (212) 826-6798

THE SAMA PARTNERSHIP

By	Alicia Sama Rodriguez

General Partner

By:

Name:
Title:

Address:	2100 Gulf Boulevard, #1201

South Padre Island, TX 78597
Facsimile: (303) 417-7142

TOM WARD

By:

Name:
Title:

Address:	2300 75th Street

Boulder, CO 80301
Facsimile: (303) 417-7900

APPENDIX C

CERTIFICATE OF DESIGNATION

OF
POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS,
LIMITATIONS AND RESTRICTIONS
OF
SERIES I CONVERTIBLE PREFERRED STOCK
OF
EXABYTE CORPORATION

      1. Designation of Series I Preferred. Exabyte Corporation, a Delaware corporation (the “Corporation”), hereby certifies that Ten Million (10,000,000) of authorized shares of Preferred Stock are hereby designated “Series I Preferred Stock” (the “Series I Preferred”). The rights, preferences, privileges, restrictions and other matters relating to the Series I Preferred are as follows:

      2. Dividend Rights.

      (a) Preferential Dividends. Holders of the outstanding shares of Series I Preferred (the “Holders”), in preference to the holders of the Corporation’s Series G Preferred Stock, Series H Preferred Stock and Common Stock and any other stock of the Corporation that is not by its terms expressly senior to in right of payment to the Series I Preferred (collectively, “Junior Stock”), will be entitled to receive, when, as and if declared by the Board of Directors, out of legally available funds, dividends on the Series I Preferred in an amount per share (the “Dividend Payment Amount”) calculated at a compound annual rate of twelve percent (12.0%) of the Original Series I Issue Price (the “Dividend Rate”), payable in cash on a quarterly basis commencing June 30, 2002 and on each September 30, December 31, March 31 and June 30 thereafter that any shares of Series I Preferred remain outstanding (each, a “Dividend Payment Date”). All dividends will be cumulative, whether or not declared, from the Original Series I Issue Date and will be payable quarterly in arrears with respect to shares outstanding on each Dividend Payment Date to Holders of record on the 15th day of the month in which such Dividend Payment Date occurs. If the full Dividend Payment Amount is not declared and paid on any Dividend Payment Date, then the unpaid portion shall accumulate and shall thereafter accrue dividends at the Dividend Rate. Notwithstanding the foregoing, commencing on the earlier of January 1, 2007 or the date of a Change in Control (as defined below), the Dividend Rate will increase to fifteen percent (15.0%) per annum.

      (b) Participation Rights. After payment of all preferential dividends (including all arrearages of preferential dividends) to the holders of the Series I Preferred as provided in Section 2(a), dividends may be declared and paid upon shares of Common Stock or any other Junior Stock in any fiscal year of the Corporation, but only if dividends are also concurrently declared and paid on the Series I Preferred in an amount per share equal to: (a) in the case of a dividend declared on the Common Stock, the product of the Series I Conversion Rate and the amount per share declared on each such share of Common Stock, (b) in the case of a dividend declared on junior preferred stock convertible into Common Stock, the amount determined by dividing (i) the product of the Series I Conversion Rate and the aggregate amount of the dividend declared and paid on all outstanding shares of such junior preferred stock, (ii) by the number of shares of Common Stock which such outstanding shares of junior preferred stock are convertible into as of the record date for such dividend, and (c) in the case of junior preferred stock that is not convertible into Common Stock, in an amount determined by the Board of Directors in good faith such that the holders of Series I Preferred receive an equivalent dividend in such circumstances. The record date for any such dividend shall be the same record date as set for holders of Common Stock or junior preferred stock, as the case may be. The foregoing provisions shall not restrict the payment of dividends on the Common Stock or the Corporation’s Series G Preferred Stock payable solely in shares of Common Stock for which an adjustment to the Series I Conversion Price is provided pursuant to Section 7 below.

      (c) Participation with Common. If any dividend or other distribution payable in property other than cash is declared on the Common Stock (excluding any dividend or other distribution for which adjustment to the Conversion Price is provided by Section 7), each holder of Series I Preferred on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution of such dividend or other distribution the same property that such holder would have received if on such record date such holder was the holder of record of the number (including for purposes of this Section 2 any fraction) of shares of Common Stock into which the shares of Series I Preferred then held by such holder are convertible.

      (d) Limits upon Dividends. Without otherwise limiting the dividend rights set forth in this Section 2 or elsewhere in this Certificate, the Corporation shall not declare or pay any cash dividends for so long as it is prohibited from doing so under any agreements governing the Corporation’s indebtedness for borrowed money, whether now existing or hereafter incurred.

      3. Voting Rights. Except as otherwise provided herein or as required by law, the Series I Preferred shall vote with the shares of the Common Stock of the Corporation (and not as a separate class) at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each share of Series I Preferred shall be entitled to a number of votes determined by dividing the Original Series I Issue Price by the greater of (x) the Series I Conversion Price or (y) the closing price of the Common Stock in the NASDAQ National Market System on the Original Series I Issue Date. Such voting rights shall be appropriately adjusted for any stock splits, stock dividends or similar transactions affecting the Common Stock after the Original Series I Issue Date. Upon the conversion of any Series I Preferred into Common Stock pursuant to Section 6, the Common Stock so issued shall be voting Common Stock as set forth in Article Fourth of the Restated Certificate of Incorporation, as amended to date.

      4. Liquidation Rights.

      (a) Liquidation Value. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of Series I Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each then-outstanding share of Series I Preferred equal to the sum of (i) two times the Original Series I Issue Price ($2.00) plus (ii) all accrued but unpaid dividends thereon (the “Series I Liquidation Value”). Notwithstanding the foregoing, the Series I Liquidation Value shall increase to $3.00 per share on the earlier of January 1, 2007 or the date of a Change in Control; provided, however, that in the case of a Change in Control occurring prior to May 17, 2004, such step-up shall not be effective until 30 days following the date of such Change in Control.

      (b) Proportionate Payments. If, upon any liquidation, dissolution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series I Preferred, then such assets shall be distributed among the holders of Series I Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

      (c) Participation Rights. After the payment of the full liquidation preference of the Series I Preferred as set forth in Section 4(a) above and after the payment of the full liquidation preference of all shares of Junior Stock having a preference on liquidation over the Common Stock, the remaining funds and other assets of the Corporation legally available for distribution, if any, shall be distributed pro rata among the holders of the Common Stock and the Series I Preferred on an as-converted basis.

      5. Redemption Rights.

      (a) Optional Redemptions. Commencing on the earlier of the first anniversary of the Original Series I Issue Date or the date of a Change in Control, the Corporation shall have the right but not the obligation to redeem some or all shares of the then-outstanding Series I Preferred at a price per share equal to the Series I Liquidation Value. Notwithstanding the foregoing, the Corporation shall not redeem any shares of Series I Preferred prior to the receipt of stockholder approval of the transactions contemplated by the Series I Purchase Agreement.

      (b) Redemption Payments. For each share of Series I Preferred to be redeemed hereunder, the Corporation shall be obligated on the Scheduled Redemption Date (as defined below) to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such share) an amount in cash equal to the Series I Liquidation Value.

      (c) Notice of Redemption. The Corporation shall mail written notice of each redemption of Series I Preferred to each record holder thereof not more than 60 nor less than 30 days prior to the date fixed for such purpose (the “Scheduled Redemption Date”). The holders of Series I Preferred to be redeemed shall in any event have the right to convert their shares into Common Stock at any time prior to the close of business on the Scheduled Redemption Date. In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed shares.

      (d) Determination of Number of Shares to be Redeemed. The number of shares of Series I Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of shares determined by multiplying the total number of shares of Series I Preferred to be redeemed by a fraction, the numerator of which shall be the total number of shares of Series I Preferred then held by such holder and the denominator of which shall be the total number of shares of Series I Preferred then outstanding.

      6. Conversion Rights.

      The holders of the Series I Preferred shall have the following rights with respect to the conversion of the Series I Preferred into shares of Common Stock:

      (a) Optional Conversion. Subject to and in compliance with the provisions of this Section 6, any shares of Series I Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series I Preferred shall be entitled upon conversion shall be the product obtained by multiplying the “Series I Conversion Rate” then in effect (determined as provided in Section 6(c)) by the number of shares of Series I Preferred being converted.

      (b) Mandatory Conversion. All outstanding shares of Series I Preferred shall be automatically converted into Common Stock at the then-effective Series I Conversion Rate at the close of business on the date on which all of the following conditions have been satisfied: (x) the closing sales price of the Common Stock on the NASDAQ National Market System has been at $4.00 or more per share (as appropriately adjusted for stock splits, stock dividends or similar transactions affecting the Common Stock after the Original Series I Issue Date) for a period of 30 consecutive trading days and the average daily trading volume of the Common Stock has exceeded 100,000 shares (as appropriately adjusted for stock splits, stock dividends or similar transactions affecting the Common Stock after the Original Series I Issue Date) during such period, (y) resales of the Common Stock issuable upon conversion of the Series I Preferred are covered by an effective registration statement filed with the Securities and Exchange Commission at all times during such period of 30 consecutive trading days, and (z) all outstanding shares of the Corporation’s Series G Preferred Stock and Series H Preferred Stock are previously or simultaneously converted into Common Stock in accordance with their respective terms. The Corporation shall give written notice of such mandatory conversion to each holder of Series I Preferred within three business days after such event.

      (c) Series I Conversion Rate. The conversion rate in effect at any time for conversion of the Series I Preferred (the “Series I Conversion Rate”) shall be the quotient obtained by dividing the Original Series I Issue Price by the “Series I Conversion Price” calculated as provided in Section 6(d).

      (d) Conversion Price. The conversion price for the Series I Preferred (the “Series I Conversion Price”) shall initially be $.5965, as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series I Preferred. Such initial Series I Conversion Price shall be adjusted from time to time in accordance with Section 7. All references to the Series I Conversion Price herein shall mean the Series I Conversion Price as so adjusted.

      (e) Mechanics of Conversion.

(i) Optional Conversion. Each holder of Series I Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 6 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series I Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series I Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled together with dividends thereon in accordance with Section 6(d)(ii) below. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Series I Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(ii) Mandatory Conversion. Upon the occurrence of the events specified in Section 6(b) above, the outstanding shares of Series I Preferred shall be converted into Common Stock automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series I Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon surrender by any holder of the certificates formerly representing shares of Series I Preferred at the office of the Corporation or any transfer agent for the Series I Preferred, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series I Preferred surrendered were convertible on the date on which such automatic conversion occurred. Until surrendered as provided above, each certificate formerly representing shares of Series I Preferred shall be deemed for all corporate purposes to represent the number of shares of Common Stock resulting from such automatic conversion.

(iii) Dividends. Upon conversion of any shares of Series I Preferred (the “Converted Shares”), any accrued but unpaid dividends on the Converted Shares (including prorated dividends for the current quarter) shall be paid in cash or, at the option of the Holder, in shares of Common Stock determined by dividing the aggregate amount of accrued but unpaid dividends by the Conversion Price then in effect.

      (f) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series I Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series I Preferred by a holder thereof shall be aggregated for purposes of determination whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock’s fair market value (as determined by the Board) on the date of conversion.

      (g) Conversion Limitation. Notwithstanding anything to the contrary herein, in no event shall the number of shares of Common Stock issued upon conversion of the Series I Preferred be equal to or greater than 20% of the outstanding number of shares of Common Stock or 20% of the combined voting power of the Corporation, in each case determined as of the Original Series I Issue Date, until the Corporation has received stockholder approval for the issuance of Common Stock upon conversion of the Series I Preferred in excess of such limitations. Such limitation shall be appropriately adjusted for any stock splits, stock dividends or similar transactions affecting the Common Stock after the Original Series I Issue Date.

      7. Adjustments to Conversion Price.

      (a) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Series I Issue Date effect a subdivision of the outstanding Common Stock, the Series I Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Series I Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Series I Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

      (b) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Original Series I Issue Date makes, or fixes a record date for the determination of holders of Common Stock or other securities of the Corporation entitled to receive, a divided or other distribution payable in additional shares of Common Stock, in each such event the Series I Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series I Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series I Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series I Conversion Price shall be adjusted pursuant to this Section 7(b) to reflect the actual payment of such dividend or distribution.

      (c) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Series I Issue Date, the Common Stock issuable upon the conversion of the Series I Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 7), in any such event each holder of Series I Preferred shall have the right thereafter (i) to convert such stock into the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series I Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof, and (ii) unless such dividends are paid in cash prior to conversion, to elect to receive as dividends the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock issuable as dividends on such shares of Series I Preferred immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7(c) with respect to the rights of the holders of the Series I Preferred after the recapitalization, reclassification or otherwise to the end that the provisions of this Section 7(c) (including adjustment of the Series I Conversion Price then in effect and the number of shares issuable upon conversion of the Series I Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

      (d) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Original Series I Issue Date, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 7) or a consolidation or merger of the Company with or into another corporation or business entity (other than a consolidation or merger (i) with a subsidiary in which the Company is the surviving corporation or (ii) which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), as a part of such transaction, provision shall be made so that the holders of the Series I Preferred shall thereafter be entitled (1) to receive upon conversion of the Series I Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of the maximum number of shares of Common Stock deliverable upon conversion would have been entitled in connection with such transaction, subject to adjustment in respect of such stock or securities by the terms thereof, and (2) unless such dividends are paid in cash prior to conversion, to elect to receive as dividends the number of shares of stock or other securities or property of the Corporation to which a holder of the maximum number of shares of Common Stock issuable as dividends on such shares of Series I Preferred would have been entitled in connection with such transaction, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of Series I Preferred after the transaction to the end that the provisions of this Section 7(d) (including adjustment of the Series I Conversion Price and the number of shares issuable upon conversion of the Series I Preferred) shall be applicable after that event and be as nearly equivalent as practicable. In case of a consolidation or merger, the surviving or successor corporation or other entity shall duly execute and deliver to each Holder of the Series I Preferred a supplement hereto acknowledging such corporation’s or entity’s obligations under this Section 7(d). The foregoing provisions of this Section 7(d) shall similarly apply to successive reclassifications, capital reorganizations and other changes, consolidations or mergers.

      (e) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series I Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series I Preferred, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series I Preferred at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Series I Conversion Price at the time in effect, (3) the number of additional shares of Common Stock issued or sold or deemed to have been issued or sold, and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series I Preferred. The Company shall provide each Holder of the Series I Preferred with not less than 10 days prior written notice of any event, other than an Acquisition or Asset Transfer, resulting in an adjustment under Section 7. With respect to a proposed Acquisition or Asset Transfer, the Holders of the Series I Preferred shall be given sufficient notice of such event so that they will have a minimum of 30 days to consider whether or not to consent to such proposed Acquisition or Asset Transfer pursuant to Section 8.

      (f) Determination of Shares. For purposes of determining the adjusted Series I Conversion Price, the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

      8. Protective Provisions. In addition to any other rights provided by law or in the Restated Certificate of Incorporation, so long as any shares of Series I Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than two-thirds of the outstanding shares of the Series I Preferred Stock (the “Required Holders”), which consent in each case shall not be unreasonably withheld or delayed (provided that the Holders are given not less than 30 days to consider such proposed actions), take any of the following actions:

(i) any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series I Preferred that adversely affects such rights, preferences, privileges or powers of the Series I Preferred;

(ii) any action that authorizes, creates or issues shares of any class of stock having preferences superior to the Series I Preferred;

(iii) any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to the preference of the Series I Preferred Stock;

(iv) any amendment of the Company’s Restated Certificate of Incorporation that adversely affects the rights of the Series I Preferred;

(v) the declaration or payment of a dividend on the Common Stock or other Junior Securities other than a dividend on the Common Stock or the Series G Preferred Stock payable solely in shares of Common Stock; or

(vi) any Acquisition or Asset Transfer.

      9. Certain Definitions.

      “Acquisition” means any merger, consolidation, business combination, reorganization or recapitalization of the Corporation (including, without limitation, pursuant to a tender offer) in any single transaction or series of related transactions in any such case in which the stockholders of the Corporation immediately prior to such transaction own capital stock representing less than fifty percent (50%) of the Corporation’s voting power immediately after such transaction, or any transaction or series of related transactions in which capital stock representing in excess of fifty percent (50%) of the Corporation’s voting power is transferred.

      “Asset Transfer” means any sale, lease or other disposition of all or substantially all of the assets of the Corporation.

      “Change in Control” means either (i) the acquisition by any person or “group” (as defined in regulations of the Securities and Exchange Commission), other than stockholders of the Corporation on the Original Series I Issue Date and affiliates of such stockholders, of voting securities of the Corporation representing a majority of the combined ordinary voting power of all outstanding voting securities of the Corporation, or (ii) the recomposition of the Corporation’s Board of Directors such that a majority of the Board is comprised of persons other than (x) members of the Board on the Original Series I Issue Date or persons whose nomination or election to the Board was approved by a majority of such directors (“Continuing Directors”), (y) designees or nominees of entities that were stockholders of the Corporation on the Original Series I Issue Date or (z) other persons whose nomination or election to the Board was approved by a majority of the Continuing Directors then in office.

      “Common Stock” means the Company’s authorized common stock, $.001 par value per share.

      “Original Series I Issue Date” means May 17, 2002.

      “Original Series I Issue Price” means One Dollar ($1.00) per share.

      “Series I Purchase Agreement” means the Series I Preferred Stock Purchase Agreement dated May 17, 2002 among the Corporation and the various purchasers of Series I Preferred, as amended from time to time.

      “Subsidiary” means any corporation of which the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

      10. Amendment and Waiver.

      No amendment, modification or waiver of any of the terms or provisions of the Series I Preferred shall be binding or effective without the prior affirmative vote or written consent of the Required Holders. Any amendment, modification or waiver of any of the terms or provisions of the Series I Preferred by the Required Holders, whether prospective or retroactively effective, shall be binding upon all holders of Series I Preferred Stock.

      11. General Provisions.

      (a) Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of the Series I Preferred. Upon the surrender of any certificate representing Series I Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver

(at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

      (b) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series I Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

      (c) Reservation of Common Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series I Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series I Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series I Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

      (d) Notices. Any notice required by the provisions of this Certificate of Designation shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

      (e) Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series I Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series I Preferred so converted were registered.

      (f) No Dilution or Impairment. The Corporation shall not amend its Restated Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

      (g) Status of Converted Stock. In the event that any shares of Series I Preferred shall be redeemed pursuant to Section 5 or converted pursuant to Section 6, the shares so converted shall resume the status of authorized, undesignated, and unissued shares of Preferred Stock.

 * * * *

APPENDIX D

May 17, 2002

Special Committee of The Board of Directors

Exabyte Corporation
1685 38th Street
Boulder, CO 80301

Gentlemen:

      You have requested our opinion (“Opinion”) as to the fairness, from a financial point of view, to Exabyte Corporation (the “Company” or “Exabyte”) of the consideration to be received by the Company in connection with a $6.56 million investment in the Company’s Series I Preferred Stock (the “Transaction”). This opinion is pursuant to the Stock Purchase Agreement (“Agreement”) dated as of May 17, 2002 by and among Mertiage Private Equity and other investors (collectively referred to herein as “Investors”) and the Company.

      McDonald Investments, Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings , secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes and rendering opinions of the type set forth herein. McDonald Investments will not receive compensation related to the successful completion of the Transaction.

      In connection with rendering the Opinion, we have, among other things:

(i) reviewed and analyzed the Agreement, including the exhibits and schedules thereto;

(ii) reviewed and analyzed the Company’s 10-K report filed with the SEC for the fiscal year ended December 29, 2001;

(iii) reviewed and analyzed the Company’s press release detailing operating results for the first quarter ended March 31, 2002;

(iv) reviewed and analyzed the 2002 financial budget provided by the Company’s management;

(v) interviewed members of the Company’s management and members of the Board of Directors who are familiar with the operations and capabilities of the Company;

(vi) reviewed and analyzed certain terms and conditions of the contemplated Transaction, including but not limited to the purchase price and terms of the offer;

(vii) reviewed and analyzed publicly available data on companies deemed comparable to the Company;

(viii) compared the business profile, financial strength, financial performance, potential growth, size and risk of the Company to that of comparable companies;

(ix) reviewed and analyzed publicly available data on precedent merger transactions, where the Company was deemed to be comparable to the target companies by size or industry;

(x) compared the business profile, financial strength, financial performance, potential growth and risk of the Company to that of information publicly available on precedent merger transaction target companies;

(xi) reviewed and analyzed publicly available data on Private Investment in Public Equity (“PIPE”) transactions, where the amount of investment, industry, financial characteristics and securities offered were deemed comparable to that of the Transaction;

(xii) reviewed and analyzed certain publicly available information concerning the trading of, and the trading market for, the Company’s Common Stock;

(xiii) interviewed the Company’s management and board of directors regarding their efforts to seek alternative sources of debt and equity capital other than that which is contemplated in the Transaction;

(xiv) reviewed independent studies on equity market size discounts and control premiums; and

(xv) performed such additional review and analysis as McDonald deemed appropriate.

      We also have taken into account the financial and liquidity issues facing Exabyte, including the Company’s financial budget and the potential adverse financial and operational consequences to the Company if it does not consummate the Transaction.

      In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us or publicly available and have assumed and relied upon the representations and warranties of the Company in the Agreement. We have not been engaged to, and have not independently attempted to, verify any of such information. We have also relied upon the management of the Company as to the reasonableness and achievability of the financial and operating budget (and the assumptions and basis therefor) provided to us and, with your consent, we have assumed that such projections, reflect the best currently available estimates and judgments of management of the Company. We have not been engaged to assess the reasonableness of achieving such projections or the assumptions on which they were based. In addition, we have not conducted a physical inspection or appraisal of any of the assets, properties or facilities of the Company. Furthermore, we have assumed that the Transaction will be completed on a timely basis and in accordance with its terms and pursuant to the Agreement.

      It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof and does not address any matters subsequent to such date. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the consideration to be received by the Company pursuant to the Transaction and does not address the Company’s underlying business decision to effect the Transaction. It should be noted that although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm our opinion.

      We have acted as financial advisor to the special committee of the board of directors (“Special Committee”) of the Company and will receive a fee for our services. We were not engaged to, and did not, participate in the negotiation or structuring of the Transaction and, consequently, we have assumed that the terms of the Transaction are the most beneficial terms, from the Company’s perspective, that could under the circumstances be negotiated with the Investors. Additionally, you have advised us that there were no alternative transactions or business strategies available to the Company other than the Transaction and therefore our Opinion does not compare the relative merits of the Transaction with any other transaction or business strategy. Nor does our opinion address the Company’s capital structure, ability to satisfy its obligations or solvency either prior to or after the Transaction. Further, we have expressed no opinion as to the price or trading range at which the shares of the Company will trade in the future.

      In the ordinary course of our business, we may actively trade securities of Exabyte for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

      It is understood that this letter is for the information of the Company’s board of directors only and may not be used for any other purpose without our prior written consent, provided, however, that McDonald hereby consents to the inclusion of this opinion in any registration statement or proxy statement used in connection with the Transaction so long as the opinion is included in its entirety in such registration statement or proxy statement.

      Based on our analysis of the foregoing, the assumptions described above and upon such other factors we deem relevant, it is our opinion that, as of the date hereof, the Transaction is fair to the Company from a financial point of view.

Very truly yours,

/s/ MCDONALD INVESTMENTS INC.

McDonald Investments Inc.

APPENDIX E

EXABYTE CORPORATION

NONSTATUTORY STOCK OPTION
AGREEMENT

Tom Ward, Optionee:

      Exabyte Corporation (the “Corporation”) has this day granted to you, the Optionee named above, an option to purchase shares of the common stock of the Corporation (“Common Stock”). This option is not intended to qualify as and will not be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

      The terms and conditions of Options granted pursuant to this Nonstatutory Stock Option Agreement are as follows:

1. Definitions. As used herein, the following definitions shall apply:

      (a) “Act” shall mean the Securities Act of 1933, as amended.

      (b) “Affiliate” shall mean any Parent or Subsidiary, whether now or hereafter existing.

      (c) “Board” shall mean the Board of Directors of the Corporation.

      (d) “Continuous Status as an Employee or Director” shall mean the absence of any interruption or termination of service as an Employee or Director, as applicable. Continuous Status as an Employee or Director shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Plan Administrator.

      (e) “Date of Grant” shall mean the date that the stockholders of the Corporation approve this Nonstatutory Stock Option Agreement.

      (f) “Director” shall mean a member of the Board of Directors.

      (g) “Employee” shall mean any person employed by the Corporation or by any Affiliate of the Corporation. The payment of a director’s fee by the Corporation shall not be sufficient to constitute “employment” by the Corporation.

      (h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

      (i) “Fair Market Value” shall mean, as of any date, the value of the Common Stock of the Corporation determined as follows:

(1) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on (i) the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable, or (ii) if the day of determination is not a trading day, then the trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable.

(2) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

      (j) “Nonstatutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

      (k) “Option” shall mean a Stock Option granted pursuant to this Nonstatutory Stock Option Agreement.

      (l) “Optioned Stock” shall mean the Stock subject to an Option.

      (m) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

      (n) “Share” shall mean a share of the Stock, as adjusted in accordance with Section 7 of this Nonstatutory Stock Option Agreement.

      (o) “Stock” shall mean the Common Stock of the Corporation.

      (p) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

2. Administration of Nonstatutory Stock Option Agreement.

      (a) Plan Administrator. The Nonqualified Stock Option Agreement shall be administered by the Board, unless and until such time as the Board delegates the administration of the Nonqualified Stock Option Agreement to a committee, which shall be appointed by and shall serve at the pleasure of the Board (the “Plan Administrator”). The Plan Administrator shall consist of a committee of two or more directors of the Company, all of whom qualify as “non-employee directors” within the meaning of Rule 16b-3, promulgated by the Securities Exchange Commission under the Exchange Act, together with any successor rule, as in effect from time to time. The Plan Administrator shall consist of a committee of two or more directors of the Company, all of whom qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time. The Board may from time to time remove members from or add members to any such committee; fill vacancies on the committee, howsoever caused; and otherwise increase or decrease the number of members of such committee, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Nonqualified Stock Option Agreement and to satisfy such conditions of Rule 16b-3 or Section 162(m) of the Code as then in effect.

      (b) Powers of the Plan Administrator. Subject to the provisions of this Nonstatutory Stock Option Agreement, the Plan Administrator shall have the authority, in its discretion: (i) to grant this Nonstatutory Stock Option; (ii) to determine the exercise price per share of this Option, which exercise price shall be determined in accordance with Section 4 of this Nonstatutory Stock Option Agreement; (iii) to determine the number of Shares to be represented by this Option; (iv) to interpret this Nonstatutory Stock Option Agreement; (iv) to determine the terms and provisions of this Nonstatutory Stock Option Agreement and, with the consent of the holder thereof, modify, terminate or amend the Option provided, however, that the Plan Administrator shall not have the power to lower the Option price except pursuant to the terms of Section 7 of this Nonstatutory Stock Option Agreement; (v) to accelerate or defer (with the consent of the Optionee) the exercise date of this Option; (vi) to authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of this Option; and (vii) to make all other determinations deemed necessary or advisable for the administration of this Nonstatutory Stock Option Agreement.

3. Shares Subject to this Nonstatutory Stock Option Agreement. The total number of shares subject to and reserved under this Nonstatutory Stock Option Agreement is 7,000,000 shares of Stock of $0.001 par value of the Corporation. Subject to adjustment under Section 7, no individual shall be eligible to be granted Options covering more than 7,000,000 shares of Stock during any calendar year. As the Board shall determine in its discretion, the Shares may be in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Corporation.

4. Prices for Options.

      (a) Generally. The per share exercise price for the Shares to be issued pursuant to exercise of the Options granted hereunder shall be the Fair Market Value on the date such Options are approved by the stockholders of the Corporation. Unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of the Stockholders, neither the Board nor the Plan Administrator shall reduce the exercise price of the Option.

      (b) Payment. Payment of the exercise price per share is due in full in cash (including check) upon exercise of all or any part of each installment which has become exercisable by Optionee. Notwithstanding the foregoing, this Option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Corporation prior to the issuance of Common Stock.

5. Option Provisions.

      This Nonstatutory Stock Option Agreement is subject to the approval of the Corporation’s stockholders. Options granted hereunder are granted in consideration for the Optionee’s future services as President and/or Chief Executive Officer. No other office shall be eligible for Options under this plan. Notwithstanding the foregoing, this Nonstatutory Stock Option Agreement is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on Optionee’s part to continue in the employ of the Corporation, or of the Corporation to continue Optionee’s employment with the Corporation.

      (a) Exercise of Option.

(i) The shares subject to the Nonstatutory Stock Option, as set forth in Section 3 above, shall vest as follows:

(1) 3,000,000 shares shall vest at the rate of 2% (or 60,000 shares) as of the 3rd day of each month following June 3, 2002, until December 30, 2005, at which time any remaining unvested options pursuant to this subsection (1) will be deemed to be fully vested. Notwithstanding anything in this subsection (1), vesting on these 3,000,000 shares will cease immediately upon the termination of Optionee’s Continuous Status as an Employee or Director for any reason.

(2) 4,000,000 shares shall fully vest as to 100% of the shares herein on June 5, 2007, provided however, that vesting on these 4,000,000 shares will cease immediately upon the termination of Optionee’s Continuous Status as an Employee or Director for any reason. Notwithstanding anything in this subsection (2), vesting of these 4,000,000 shares shall accelerate as follows:

•	at such time as the Corporation’s stock price, as listed and reported on the Nasdaq National Market, meets or exceeds a closing sale price of $2.00 for thirty (30) consecutive trading days, 25% of the shares set forth in this subsection (2) shall immediately vest, so long as Optionee is employed by the Corporation at such time;

•	at such time as the Corporation’s stock price meets or exceeds a closing sale price of $4.00 for thirty (30) consecutive trading days, 25% of the shares set forth in this subsection (2) shall immediately vest, so long as Optionee is employed by the Corporation at such time;

•	at such time as the Corporation’s stock price meets or exceeds a closing sale price of $5.00 for thirty (30) consecutive trading days, 25% of the shares set forth in this subsection (2) shall immediately vest, so long as Optionee is employed by the Corporation at such time; and

•	at such time as the Corporation’s stock price meets or exceeds a closing sale price of $6.00 for thirty (30) consecutive trading days, 25% of the shares set forth in this subsection (2) shall immediately vest, so long as Optionee is employed by the Corporation at such time.

(ii) This Option may not be exercised for a fraction of a Share.

(iii) This Option shall be deemed to be exercised when written notice of such exercise has been given to the Corporation in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Corporation. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 4 of this Nonstatutory Stock Option Agreement. Until the issuance (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation) of the Stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights of a Stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock certificate is issued, except as provided in Section 7 of this Nonstatutory Stock Option Agreement.

(iv) Exercise of this Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of this Nonstatutory Stock Option Agreement and for sale under the Option, by the number of Shares as to which the Option is exercised.

(v) Except as otherwise specifically provided herein, this Option may not be exercised at any time unless the holder thereof shall have maintained Continuous Status as an Employee or Director of the Corporation or of one or more of its Affiliates, from the date of commencement of this Option, as set forth in Section (b)(i) below, to the date of its exercise.

(vi) This Option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Corporation) together with the exercise price to the Secretary of the Corporation, or to such other person as the Corporation may designate, during regular business hours, together with such additional documents as the Corporation may then require pursuant to this Nonstatutory Stock Option Agreement.

(vii) Notwithstanding anything to the contrary contained herein, this Option may not be exercised unless the shares issuable upon exercise of the Option are then registered under the Act, or, if such shares are not then so registered, the Corporation has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

(viii) Optionee will notify the Corporation in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of this Option that occurs within two (2) years after the date of grant or within one (1) year after such shares of Common Stock are transferred upon exercise of the Option.

      (b) Termination of Employment.

(i) Unless sooner terminated as set forth below or in this Nonstatutory Stock Option Agreement, this Option terminates on June 9, 2012. This option shall terminate prior to the expiration of its term as follows: ninety (90) days after the termination of employment with the Corporation or an affiliate of the Corporation for any reason or for no reason unless:

(1) such termination of employment is due to Optionee’s permanent and total disability (within the meaning of Section 422A(c)(7) of the Code), in which event the Option shall terminate on the earlier of the termination date set forth above or six (6) months following such termination of employment; or

(2) such termination of employment is due to Optionee’s death, in which event the Option shall terminate on the earlier of the termination date set forth above or six (6) months after Optionee’s death; or

(3) during any part of such ninety (90) day period the option is not exercisable solely because of the condition set forth in Section 5(a)(vii) above, in which event the Option shall not terminate until the earlier of the termination date set forth above or until it shall have been exercisable for an aggregate period of ninety (90) days after the termination of employment; or

(4) exercise of the Option within ninety (90) days after termination of Optionee’s employment with the Corporation or with an affiliate would result in liability under Section 16(b) of the Securities Exchange Act of 1934, in which case the option will terminate on the earlier of (i) the termination date set forth above; (ii) the tenth (10th) day after the last date upon which exercise would result in such liability; or (iii) six (6) months and ten (10) days after the termination of Optionee’s employment with the Corporation or an affiliate. However, this option may be exercised following termination of employment only as to that number of shares which are exercisable on the date of termination of employment under the provisions of Paragraph 5(a)(i) above.

(ii) So long as the Optionee shall maintain Continuous Status as an Employee or Director, his Option shall not be affected by any change of duties or position. To the extent that the Optionee was not entitled to exercise his Option at the time of his termination, or insofar as he does not exercise such

Option to the extent he was entitled within the time specified herein, the Option shall itself terminate at the time of such termination.

(iii) Notwithstanding any provision in this Nonstatutory Stock Option Agreement to the contrary, this Option shall terminate no later than the original expiration date set forth in Section 5(b)(i) above.

6. Non-Transferability of Option. This Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

7. Adjustments Upon Changes in Capitalization or Merger.

      (a) Proportional Adjustments. Subject to any required action by the Stockholders of the Corporation, the number of Shares and price per Share covered by this Option, , shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, the payment of a stock dividend with respect to the stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation; provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to this Option.

      (b) Reorganization. In the event of the proposed dissolution or liquidation of the Corporation, or in the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation, at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume this Nonstatutory Stock Option Agreement or shall substitute similar Options for those outstanding under this Nonstatutory Stock Option Agreement; (ii) this Option shall continue in full force and effect; or (iii) this Option, provided the Optionee is then performing services as an Employee or Director, will become fully exercisable with respect to all of the Shares subject to the Option prior to the consummation of such proposed action at such time as the Board in its discretion may determine and the Option terminated if not exercised prior to such event. The Board may also in its discretion require that all of the Shares purchased pursuant to the foregoing clause (iii) which would not otherwise be purchasable at such time except by operation of such clause (iii) shall be subject to a repurchase right of the Corporation (or its successor) which repurchase right shall expire at the same (or earlier) times and to the same (or greater) extent as such Shares would have become purchasable under the Option had the Option not become fully exercisable pursuant to clause (iii). For this purpose, the Board may require that the Optionee and the Corporation (or its successor) execute an agreement (in such form as determined by the Board) with respect to such Shares to reflect the Corporation’s (or its successor’s) repurchase right. If this Option is to be assumed or substituted, then such Option shall be appropriately adjusted to apply to the kind, class and number of securities or other property which would have been issuable to the Optionee in the consummation of such transaction had the Option been exercised immediately prior to such transaction and appropriate adjustments shall also be made to the price payable per share, provided that the aggregate Option price payable thereunder shall remain the same.

8. Effectiveness of Nonstatutory Stock Option Agreement. The Option granted pursuant to this Nonstatutory Stock Option Agreement shall become effective on the date approved by the stockholders of the Corporation. Such date shall serve as the Date of Grant of the Option granted hereunder.

9. No Employee Contract. This Nonstatutory Stock Option Agreement shall not confer upon the Optionee any right with respect to employment or the continuation of employment by or the rendition of consulting or director services to the Corporation or any Affiliate of the Corporation, nor shall it interfere in any way with his right or the Corporation’s or its Affiliates’, or the Stockholders’ right to terminate his employment or services as a director at any time.

10. Withholding.

      (a) The Corporation may require Optionee to enter an arrangement providing for the payment by Optionee to the Corporation of any tax withholding obligation of the Corporation arising by reason of (1) the exercise of this Option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise.

      (b) Optionee will notify the Corporation in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of this Option that occurs within two (2) years after the Date of Grant or within one (1) year after such shares of Common stock are transferred upon exercise of this Option.

11. Termination and Amendment of Nonstatutory Stock Option Agreement.

      (a) Termination. This Nonstatutory Stock Option Agreement shall terminate on June 2, 2012.

      (b) Amendment. Except as provided in Section 7(a) relating to adjustments upon changes in Stock, no amendment shall be effective unless approved by the stockholders of the Corporation with respect to the stockholder approval required by Section 4(a) or otherwise to the extent stockholder approval is necessary to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, or to satisfy any Nasdaq or securities exchange listing requirements. The Board may, in its sole discretion, submit any other amendment to this Nonstatutory Stock Option Agreement for stockholder approval, including, but not limited to amendments to this Nonstatutory Stock Option Agreement intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

      (c) It is expressly contemplated that the Plan Administrator may amend this Nonstatutory Stock Option Agreement in any respect the Plan Administrator deems necessary or advisable to provide the Optionee with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder and/or to bring this Nonstatutory Stock Option Agreement into compliance therewith.

      (d) Rights and obligations under this Option granted hereunder shall not be altered or impaired by any amendment of this Nonstatutory Stock Option Agreement unless: (i) the Corporation requests the consent of the person to whom the Option was granted; and (ii) such person consents in writing.

12. Issuance of Shares.

      (a) The Corporation shall not be required to issue Shares pursuant to the exercise of this Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any Stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance; provided, however, that this provision shall not require the Corporation to register under the Securities Act of 1933, as amended, either this Nonstatutory Stock Option Agreement, any Option or any Stock issued or issuable pursuant to such Option.

      (b) As a condition to the exercise of this Option, the Corporation may impose various conditions, including a requirement that the Optionee represent and warrant, at the time of any such exercise, that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

13. Reservation of Shares. The Corporation, during the term of this Nonstatutory Stock Option Agreement, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Nonstatutory Stock Option Agreement. The inability of the Corporation to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Corporation of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14. Notice. Any notices provided for in this Nonstatutory Stock Option Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Corporation to Optionee, five (5) days after deposit in the United States mail, postage prepaid, addressed to Optionee at the address specified below or at such other address as Optionee hereafter designate by written notice to the Corporation.

15. Entire Understanding. This Nonstatutory Stock Option Agreement sets forth the entire understanding between the undersigned Optionee and the Corporation and its affiliates regarding the acquisition of the shares listed herein.

      Dated this 3rd day of June, 2002.

Very truly yours,

By	Thomas E. Pardun

Chairman, Compensation Committee of the
Board of Directors of Exabyte Corporation

The undersigned:

      (a) Acknowledges receipt of the foregoing option and the understanding that all rights and liabilities with respect to this option are set forth in this Nonstatutory Stock Option Agreement; and

      (b) Agrees to the terms of this Nonstatutory Stock Option Agreement;

      (c) Acknowledges receipt of the most recent copy of the Annual Report and Proxy Statement.

Optionee

Address:

EXABYTE CORPORATION
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398

Vote by Telephone	Vote by Internet

It’s fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683)	It’s fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:	Follow these four easy steps:

1.	Read the accompany Proxy Statement and Proxy Card	1.	Read the accompany Proxy Statement and Proxy Card

2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683)	2.	Go to the Website http://www.eproxyvote.com/exbt

3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name	3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.	Follow the recorded instructions	4.	Follow the recorded instructions.

Your vote is important! Call 1-877-PRX-VOTE anytime!	Your vote is important! Go to http://www.eproxyvote.com/exbt anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

[X] Please mark votes as in this example.

The Board RECOMMENDS A VOTE FOR Proposals 1, 2, 3 and 4. Unless a contrary direction is indicated, this proxy will be voted FOR Proposals 1, 2, 3 and 4 as more specifically described in the accompany Proxy Statement. If specific instructions are indicated, this proxy will be voted in accordance with those instructions.

1. To ratify and approve the Series I Preferred Stock Purchase Agreement, the issuance of the Series I preferred and related matters	4. To amend Exabyte’s Restated Certificate of Incorporation to provide a mandatory conversion provision for both our Series G and Series H preferred stock.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.	To remove Section 4.6 of Exabyte’s By-laws.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3. To approve the grant of stock options to Tom Ward, our newly appointed President, Chief Executive Officer and Director, and the plan for the options. FOR AGAINST ABSTAIN [ ] [ ] [ ]	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]
Please sign exactly as your name appears on this card. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorney-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
Signature: Date:	Signature: Date:

PROXY

EXABYTE CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 30, 2002.

     The undersigned hereby appoints Craig G. Lamborn and Stephen F. Smith, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Exabyte Corporation (the “Company”) which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company’s principal executive offices, 1685 38th Street, Boulder, Colorado 80301 on Tuesday, July 30, 2002 at 9 a.m., and at any and all continuations, postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     On the reverse side of this card are instructions on how to grant your proxy by telephone or over the Internet, as permitted by Delaware law. The named proxies are authorized to vote your shares as if you mailed in your completed proxy card.

SEE REVERSE SIDE	CONTINUED ON REVERSE SIDE	SEE REVERSE SIDE